As Filed with the Securities and Exchange Commission on April 27, 2018

Registration No. 333-209445

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 4 TO FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GLOBAL MACRO TRUST
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6221 (Primary Standard Industrial Classification Code Number)	36-7362830 (I.R.S. Employer Identification Number)

c/o Millburn Ridgefield Corporation
411 West Putnam Avenue
Greenwich, Connecticut 06830
203/625-7554
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

George E. Crapple

Millburn Ridgefield Corporation

411 West Putnam Avenue

Greenwich, Connecticut 06830

203/625-7554
(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:
James B. Biery
Daniel F. Spies
Sidley Austin LLP
One South Dearborn Street
Chicago, Illinois 60603

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

GLOBAL MACRO TRUST

$132,955,393
Units of Beneficial Interest

The Trust

Global Macro Trust is a Delaware statutory trust organized to seek profit opportunities in global fixed-income instruments, currencies, stock indices and commodities.

The primary objective of the Trust is substantial appreciation of its assets over time.

An investment in the Trust may provide valuable diversification to a traditional portfolio of stocks and bonds.

The Managing Owner

Millburn Ridgefield Corporation, a professional futures trading advisor, is the Managing Owner and trading advisor of the Trust.

The Units

The Selling Agents are now offering the Trust’s Units in three Series, including Series 3 Units, Series 4 Units and Series 5 Units. Series 3 Units and Series 4 Units are offered at their Net Asset Value as of the beginning of each month. As of March 31, 2018, the Net Asset Value of a Series 3 Unit that sold for $1,180.91 as of September 1, 2009, when Series 3 Units were first issued, was $1,534.68. As of March 31, 2018, the Net Asset Value of a Series 4 Unit that sold for $1,315.33 as of November 1, 2010, when Series 4 Units were first issued, was $1,890.66. Series 5 Units, which sold for $1,500 as of April 1, 2018 when Series 5 Units were first issued, will be sold at their Net Asset Value as of the beginning of each month.

Series 3 Units are available to investors participating in a registered investment adviser’s asset-based fee or fixed fee advisory program through which an investment adviser recommends a portfolio allocation to the Trust. Series 4 Units are available to employees and former employees of the Managing Owner.

The Selling Agents and brokers will use their best efforts to sell the Units but are not required to sell any specific number or dollar amount of Units of any Series.

If the total amount of Units offered pursuant to this Prospectus is sold, the proceeds to the Trust will be $132,955,393.

There is no scheduled termination date for the offering of Units. No escrow account will be used in connection with this offering.

The minimum initial investment is $5,000; $2,000 for employee benefit plans and IRAs.

The Risks

These are speculative securities. Read this Prospectus before you decide to invest. See “ The Risks You Face ” beginning on page 12.

•	The Trust is speculative. You may lose all or substantially all of your investment in the Trust. Past performance is not necessarily indicative of future results.

•	The Trust is leveraged. The Trust acquires positions with an aggregate face amount of as much as eight to ten times or more of its total equity. Leverage magnifies the impact of both profit and loss.

•	The performance of the Trust is expected to be volatile. In the last five years, monthly returns for the Series 1 Units, adjusted to reflect the cost/fee structure of the Series 5 Units, the highest fee paying Units currently offered, ranged from up 7.87% to down 8.11%.

•	The Trust charges high fees. You will sustain losses if the Trust is unable to generate sufficient trading profits and interest income to offset its fees and expenses.

•	The Units are not liquid. No secondary market exists for the Units and you may redeem Units only as of a month-end. Additionally, there are restrictions on transferring Units in the Trust.

•	A lack of liquidity in the markets in which the Trust trades could make it impossible for the Trust to realize profits or limit losses.

•	A substantial portion of the trades executed for the Trust takes place on foreign exchanges. No United States (“U.S.”) regulatory authority or exchange has the power to compel the enforcement of the rules of a foreign board of trade or any applicable foreign laws.

To purchase Units, you will be required to represent and warrant, among other things, that you have received a copy of this Prospectus and that you satisfy the minimum net worth and income standards for a resident of your state to invest in the Trust. You are encouraged to discuss your investment decision with your financial, tax and legal advisors.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

This Prospectus is in two parts: a Disclosure Document and a Statement of Additional Information. These parts are bound together and may not be distributed separately.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

The date of this Prospectus is [ ].

COMMODITY FUTURES TRADING COMMISSION
RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGES 44 TO 47 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 9.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 12 TO 19.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

SWAPS TRANSACTIONS, LIKE OTHER FINANCIAL TRANSACTIONS, INVOLVE A VARIETY OF SIGNIFICANT RISKS. THE SPECIFIC RISKS PRESENTED BY A PARTICULAR SWAP TRANSACTION NECESSARILY DEPEND UPON THE TERMS OF THE TRANSACTION AND YOUR CIRCUMSTANCES. IN GENERAL, HOWEVER, ALL SWAPS TRANSACTIONS INVOLVE SOME COMBINATION OF MARKET RISK, CREDIT RISK, COUNTERPARTY CREDIT RISK, FUNDING RISK, LIQUIDITY RISK, AND OPERATIONAL RISK.

HIGHLY CUSTOMIZED SWAPS TRANSACTIONS IN PARTICULAR MAY INCREASE LIQUIDITY RISK, WHICH MAY RESULT IN A SUSPENSION OF REDEMPTIONS. HIGHLY LEVERAGED TRANSACTIONS MAY EXPERIENCE SUBSTANTIAL GAINS OR LOSSES IN VALUE AS A RESULT OF RELATIVELY SMALL CHANGES IN THE VALUE OR LEVEL OF AN UNDERLYING OR RELATED MARKET FACTOR.

IN EVALUATING THE RISKS AND CONTRACTUAL OBLIGATIONS ASSOCIATED WITH A PARTICULAR SWAP TRANSACTION, IT IS IMPORTANT TO CONSIDER THAT A SWAP TRANSACTION MAY BE MODIFIED OR TERMINATED ONLY BY MUTUAL CONSENT OF THE ORIGINAL PARTIES AND SUBJECT TO AGREEMENT ON INDIVIDUALLY NEGOTIATED TERMS. THEREFORE, IT MAY NOT BE POSSIBLE FOR THE COMMODITY POOL OPERATOR TO MODIFY, TERMINATE, OR OFFSET THE POOL’S OBLIGATIONS OR THE POOL’S EXPOSURE TO THE RISKS ASSOCIATED WITH A TRANSACTION PRIOR TO ITS SCHEDULED TERMINATION DATE.

Please see the important Privacy Policy on page 93.

This Prospectus does not include all of the information or exhibits in the Trust’s Registration Statement. You can read and copy the entire Registration Statement at the Public Reference Facilities maintained by the SEC in Washington, D.C.

The Trust files quarterly and annual reports with the SEC. You can read and copy these reports at the SEC Public Reference Facilities in Washington, D.C. at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-202-942-8090, or toll free at 1-800-SEC-0330, for further information.

The Trust’s filings are posted on the SEC website at http://www.sec.gov.

MILLBURN RIDGEFIELD CORPORATION
411 West Putnam Avenue
Greenwich, Connecticut 06830
(203) 625-7554
MANAGING OWNER

GLOBAL MACRO TRUST
TABLE OF CONTENTS

Part One
Disclosure Document
Summary	5
The Risks You Face	12
You Could Lose Your Entire Investment in the Trust	12
Past Performance Is Not Necessarily Indicative of Future Results	12
The Trust Is a Highly Leveraged Investment	12
The Performance of the Trust Will Be Volatile	12
The Trust’s Expenses Will Cause Losses Unless Offset by Profits and Interest Income	12
An Investment in the Trust Is Not Liquid	12
The Timing of Your Investment and Redemption Decisions Will Affect the Profitability of Your Investment	12
The Managing Owner Alone Directs the Trust’s Trading	12
The Managing Owner Is Primarily a Technical Trader and May Not Always Analyze Economic Factors External to Market Price	12
Lack of Price Trends May Cause Losses; There Have Been Sustained Periods With Insufficient Price Trends That Prevented the Trust From Trading Profitably. The Managing Owner Expects That There May Be Similar Periods in the Future	13
Lack of Market Liquidity Could Make It Impossible for the Trust to Realize Profits or Limit Losses	13
Speculative Position Limits May Alter Investment Decisions for the Trust	13
The Managing Owner’s Trading Systems Have Been Developed Over Time and Are Subject to Change	13
The Managing Owner May Manage Accounts for Other Clients of the Managing Owner and Its Affiliates	13
Trading on Foreign Exchanges Presents Greater Risk Than Trading on U.S. Exchanges	14
The Managing Owner Anticipates the Trust’s Performance to Be Non-Correlated to Stocks and Bonds, Not Negatively Correlated	14
The Trust May Be Subject to Profit Shares Despite Certain Units Having Declined in Value	14
The Managing Owner’s Increased Equity Under Management Could Lead to Lower Returns for Investors	15
Increased Competition Among Trend-Following Traders Could Reduce the Managing Owner’s Profitability	15
The Trust is Subject to Conflicts of Interest	15
The Managing Owner Has Not Established Formal Procedures to Resolve Conflicts of Interest	15
You Will Be Taxed Each Year on Your Share of Trust Profits	15
You Will Be Taxed on the Trust’s Interest Income Even if the Trust Suffers Trading Losses	16
No Deduction for “Investment Advisory Fees”	16
The IRS Could Audit Both the Trust and Individual Unitholders	16
Accounting for Uncertain Tax Positions	16
The Bankruptcy of a Clearing Broker or Currency Dealer Could Cause Losses	16
The Trust Is Not Regulated as an Investment Company or Mutual Fund	16
Certain Special Considerations Related to Forward and Spot Trading	17
Regulation of Swap Trading Is Evolving and May Involve Counterparty Risk	17
Forwards, Swaps and Other Derivatives Are Subject to Varying CFTC Regulation	17
Trading in Options Requires an Assessment of Market Volatility as Well as Direction	18
Inaccurate or Incomplete Third-Party Data Could Affect Trust Profitability	18
The Failure of Computer Systems Could Result in Losses for the Trust	18
Investment Factors	19
Performance Of The Trust	22
Quantitative And Qualitative Disclosures About Market Risk	33
The Managing Owner	36
Use Of Proceeds	43
Charges	44
Redemptions; Net Asset Value	47
The Clearing Brokers and Swap Dealers	48
Conflicts Of Interest	77
The Trust And The Trustee	78
Federal Income Tax Aspects	80
Purchases By Employee Benefit Plans	83
Plan Of Distribution	85
Legal Matters	92
Experts	93
Reports	93
Privacy Policy	93
Part Two
Statement Of Additional Information
The Futures, Forward and Spot Markets	94
Supplemental Performance Information	96
Index to Financial Statements	F-1
Exhibit A—Fifth Amended and Restated Declaration of Trust and Trust Agreement	TA-1
Exhibit B—Subscription Requirements	SR-1
Exhibit C—Subscription Agreement	SA-1

The execution copy of the Subscription Agreement accompanies this Prospectus.

GLOBAL MACRO TRUST

SUMMARY

General

Global Macro Trust seeks profit opportunities in global fixed-income instruments, currencies, stock indices and various commodity products. Millburn Ridgefield Corporation, a Delaware corporation operating in Greenwich, Connecticut, serves as the Trust’s Managing Owner and trading advisor. The Managing Owner uses its proprietary quantitative, systematic trading method to trade in futures, forward and spot contracts, and may trade in swap and options contracts, for the Trust. In addition, positions held by the Trust may be either long, that is, contracts to buy, or short, that is, contracts to sell. The ability to take both long and short positions provides the Trust with the flexibility to capitalize on opportunities in both rising and falling markets.

The Trust began trading July 1, 2002.

The date of this Prospectus is [ ].

Overview

The Managing Owner trades the Trust’s assets in the markets that make up the Managing Owner’s Diversified Portfolio and uses the same trading strategies it uses in trading the Diversified Portfolio. The Diversified Portfolio itself is not a distinct trading strategy. Rather, it is a grouping of separate futures, forward and swap markets, featuring a variety of global fixed-income instruments, currencies, stock indices, agricultural commodities, energy products and precious and industrial metals, to which the Managing Owner applies its trading method.

The Trust’s primary objective is to achieve substantial capital appreciation over time with controlled volatility. The Trust also offers investors the advantages of limited liability in a leveraged trading vehicle and the convenience of professional management.

The performance of the Trust is not dependent upon any single nation’s economy or currency. On the contrary, periods of economic uncertainty can augment the profit potential of the Trust by increasing the likelihood of significant movements in global interest and exchange rates, and stock and commodity prices.

Additionally, because the Trust can take short positions as easily as long positions, the Trust is as likely to be profitable or unprofitable in falling markets as in rising markets.

If the Trust is successful, of which there can be no assurance, it can provide valuable diversification to traditional portfolios of stocks and bonds due to the Trust’s performance being generally unrelated to the general stock and bond markets. The Trust may also incur losses.

Approximately 90% or more of the Trust’s assets are invested in U.S. Treasury securities and other highly rated and liquid instruments, some of which will be deposited as collateral or margin in connection with the Trust’s trading. Accordingly, in addition to its potential to profit from its trading, the Trust earns interest on approximately 90% or more of its assets.

The principal office of the Trust is located at the office of the Managing Owner: 411 West Putnam Avenue, Greenwich, Connecticut 06830 (telephone: (203) 625-7554).

The Offering — Series of Units

The Trust’s selling agents (the “Selling Agents”) are currently offering the Trust’s Units in three Series — Series 3 Units, Series 4 Units and Series 5 Units. The only differences between the Units of each Series are the applicable fees and expenses described below. Otherwise, the Units of each Series are identical to the Units of the other Series and share pro rata in the profits and losses of the Trust.

Previously offered Series 1 Units and Series 2 Units are no longer being offered by the Trust, and as of August 31, 2017, all Series 2 Units issued by the Trust have been redeemed.

Units of all Series are referred to collectively in this Prospectus as “Units,” and holders of Units are referred to collectively in this Prospectus as “Unitholders.”

Series 3 and Series 4 Units are offered at the Net Asset Value per Unit of such Series as of the first business day of each calendar month.

Series 3 Units are available only to investors participating in a registered investment adviser’s asset-based fee or fixed fee advisory program through which an investment adviser recommends a portfolio allocation to the Trust.

Series 4 Units are available only to employees and former employees of the Managing Owner and its affiliates who purchase their Units through The Millburn Corporation 401(k) and Profit Sharing Plan.

Series 5 Units, which sold for $1,500 as of April 1, 2018 when Series 5 Units were first issued, will be sold at their Net Asset Value as of the beginning of each month.

The Managing Owner may, from time to time, also permit intra-month closings.

The Net Asset Value per Unit of a Series is determined by dividing the Trust’s assets attributable to that Series minus its liabilities attributable to that Series by the number of Units of that Series outstanding on the date the calculation is being performed. A Series’ Net Assets in aggregate are the Trust’s assets attributable to that Series minus its liabilities attributable to that Series. The Trust’s Net Assets in aggregate are its total assets minus its total liabilities.

The minimum investment in the Trust is $5,000; $2,000 for trustees or custodians of eligible employee benefit plans and individual retirement accounts (“IRAs”). Units will be sold in fractions calculated to three decimal places.

To subscribe, you must complete and sign the Subscription Agreement Signature Page which accompanies this Prospectus and deliver it to your Selling Agent or broker. See Exhibit B — Subscription Requirements and Exhibit C — Subscription Agreement. You should review this entire Prospectus carefully before deciding whether to invest in the Units.

Major Risks of the Trust

The Trust is speculative. You may lose all or substantially all of your investment in the Trust.

The past performance of the Trust and the Managing Owner’s Diversified Portfolio are not necessarily indicative of the future results of the Trust.

The Trust is leveraged. The Trust acquires positions with an aggregate face amount of as much as eight to ten times or more of its total equity. Leverage magnifies the impact of both profit and loss.

The performance of the Trust is expected to be volatile. In the last five years, monthly returns for the Series 1 Units, adjusted to reflect the cost/fee structure of the Series 5 Units, the highest fee paying Units currently offered, have ranged from up 7.87% to down 8.11%.

To be profitable, the Trust’s fees and expenses must be offset by trading profits and interest income.

The Units are not liquid. No secondary market exists for the Units, and the Units may be redeemed only as of a month-end.

Investment Considerations

The Managing Owner has been managing client funds in the futures and forward markets for over 40 years. As of April 1, 2018, the Managing Owner was directing the trading of $6.0 billion of client and proprietary capital in the futures and forward markets; and had $6.2 billion total assets under management. Of these amounts, the Managing Owner was managing approximately $3.5 billion pursuant to the Diversified Portfolio, the trading portfolio traded on behalf of the Trust, including assets of accounts trading the Diversified Portfolio at lower target volatilities (as reduced to reflect a uniform target volatility) and the balance of which is attributable to other trading portfolios managed by the Managing Owner.

As of April 1, 2018, the net asset value of the Managing Owner’s interest in the Trust equaled $3.5 million. As of April 1, 2018, the investments of the Managing Owner, its principals, affiliates, employees and former employees and their family members in accounts managed pursuant to the Diversified Portfolio exceeded $74 million.

The Managing Owner makes trading decisions pursuant to its investment and trading methods, which include technical trend analysis and certain non-traditional technical systems ( i.e., systems falling outside of traditional technical trend analysis). The Managing Owner may, however, from time to time, exercise discretion with respect to its technical trend analysis to adjust position sizes and will, over time, change the markets represented in the Diversified Portfolio. The Managing Owner’s trend-following trading approach seeks to identify and profit from sustained market trends while limiting losses in trendless markets.

The Managing Owner has the ability to shift capital readily among different international economies and markets. As of April 1, 2018, the composition of the Managing Owner’s Diversified Portfolio, as well as the Trust, was approximately as follows:

As illustrated by the correlation matrix below, the returns of the Trust from July 2002 through March 2018 have not been significantly correlated with traditional portfolio components such as stocks and bonds.

Trust(1)
Trust(1)	1.00
S&P 500	(0.03)
NASDAQ	(0.02)
MSCI World	0.01
Bonds	0.20
Hedge Funds	0.20

(1)	Reflecting the cost/fee structure applicable to the Series 5 Units, the highest fee paying Units currently offered. Statistically, investments with a correlation of 1.00 make or lose money at the same time, and investments with a correlation of -1.00 always move in the opposite direction. See “Supplemental Performance Information” and the notes thereto in Part Two of this Prospectus.

An investment in the Trust can, but only if the Trust itself is successful, improve the reward/risk profile of a traditional portfolio of stocks and bonds.

Redemptions

You may redeem your Units as of the end of any calendar month, upon 10 days’ prior written notice to the Managing Owner.

Charges

The Trust’s expenses must be offset by trading gains and interest income to avoid depletion of the Trust’s assets.

Series 3 Units. The Trust will pay the Managing Owner a management fee of 1.75% per year of the Trust’s Net Assets attributable to Series 3 Units (“Series 3 Management Fee”). Series 3 Units will also be charged for their pro rata share of the Trust’s actual trade execution and clearing costs, including electronic platform trading costs, estimated at approximately 0.30% of the Trust’s average month-end Net Assets per year attributable to the Series 3 Units.

If the Series 3 Units in the aggregate earn net trading profits for any year in excess of the highest amount of net trading profits earned in all previous years, the Trust will allocate 20% of those “new” net trading profits to the Managing Owner as the Managing Owner’s Series 3 Profit Share (as defined below).

Series 4 Units. Series 4 Units will be charged for their pro rata share of the Trust’s actual trade execution and clearing costs, including electronic platform trading costs, estimated at approximately 0.30% of the Trust’s average month-end Net Assets per year attributable to the Series 4 Units.

Series 5 Units. The Trust will pay the Managing Owner a management fee of 2.50% per year of the Trust’s Net Assets attributable to Series 5 Units (the “Series 5 Management Fee”). From this amount and subject to the applicable cap on Selling Agent compensation as described below, the Managing Owner will pay up to 0.75% per year of the Trust’s Net Assets attributable to Series 5 Units to the Selling Agents.

If the Series 5 Units in the aggregate earn net trading profits for any year in excess of the highest amount of net trading profits earned in all previous years, the Trust will allocate 20% of those “new” net trading profits to the Managing Owner as the Managing Owner’s Series 5 Profit Share (as defined below).

Series 5 Units will also be charged for their pro rata share of the Trust’s actual trade execution and clearing costs, including electronic platform trading costs, estimated at approximately 0.30% of the Trust’s average month-end Net Assets per year attributable to the Series 5 Units.

To the extent set forth in the Subscription Agreement and subject to the applicable cap on Selling Agent compensation, an investor acquiring Series 5 Units through certain Selling Agents may be required to pay to such Selling Agents an upfront selling commission of up to 3% of the amount intended to be invested in Series 5 Units. Any such upfront selling commission will be deducted by the Selling Agent directly from the investor’s investment account maintained by the Selling Agent and will not be considered in calculating the Series 5 Profit Share described below.

In this Prospectus, the Series 3 Management Fee and the Series 5 Management Fee are collectively referred to as “Management Fees.”

The Trust pays its own offering costs, including, without limitation: costs associated with the offering and sale of the Units (such as printing and postage costs associated with producing and distributing this Prospectus and related sales literature to the Selling Agents, as well as payments to administrators for processing subscription agreements); professional fees and expenses (including legal and accounting) in connection with the update of the Trust’s offering documents, constitutional documents and other relevant documents; communication expenses with respect to investor services and all expenses relating to Unitholder meetings, if any; and costs of preparing, printing, filing, registering and distributing this Prospectus as well as financial and other reports, forms, proxies and similar documents. Ongoing offering costs will not exceed 1% of the gross offering proceeds of the Units sold pursuant to this Prospectus.

The Trust also pays its own operating costs, including, but not limited to: (i) the Management Fees payable to the Managing Owner (ii) direct and indirect investment expenses (such as, but not limited to, brokerage commissions and other transaction-execution costs; dealer spreads, give-up fees; NFA fees; exchange-related fees, externally incurred costs of establishing and utilizing electronic trading, computer, software and systems connections directly or indirectly with the Trust’s brokers and counterparties or with third parties to facilitate electronic trading with the Trust’s brokers and counterparties; costs relating to the use of trading algorithms; clearing fees; valuation and portfolio pricing; interest charges; custodial fees and charges and financing charges; and applicable withholding and other taxes); (iii) all expenses related to the purchase, sale, transmittal or custody of trading assets and related items; (iv) costs and expenses associated with or deriving from obtaining and maintaining exchange memberships and credit ratings; (v) any taxes and duties payable in any jurisdiction in connection with the Trust’s operations; (vi) compliance costs of regulatory and governmental inquiries, subpoenas and proceedings (in each case, to the extent involving the Trust or the Managing Owner in its capacity as managing owner, CPO or CTA of the Trust); (vii) costs associated with possible reorganizations or restructurings of the Trust; and (viii) costs of any litigation or investigation involving Trust activities and any indemnification payments, if any; (ix) legal, financial and tax accounting, auditing and other professional fees and expenses, including consulting and appraisal fees and expenses pertaining to the Trust; (x) administrative expenses (including, if applicable, the fees and out-of-pocket expenses of an administrator unaffiliated with the Managing Owner (and its agents) which the Managing Owner may select for the Trust); (xi) establishing computer and systems connectivity with administrators and other third-party service providers; (xii) paying agency, transfer agency, accounting verification (if any) and/or investor registrar services and the costs of middle-office and back-office support as provided by the Managing Owner or administrators, as applicable; (xiii) due diligence expenses, including due diligence relating to anti-money laundering, know your customer and other inquiries; (xiv) costs of maintaining the services of Wilmington Trust Company (the “Trustee”) and CACEIS (USA) Inc. (the “Verification Agent”) in Delaware or in any other applicable jurisdiction (viii) legal, compliance, tax, accounting and audit costs, fees and expenses (including interest charges) relating to the Trust’s regulatory and self-regulatory filings, registrations, memberships and reporting (including, but not limited to, expenses incurred in connection with complying with applicable U.S. reporting obligations, such as those required by the SEC, the CFTC or other regional counterparts, as well as out-of-pocket costs of preparing regulatory filings related to the Trust or the Managing Owner with respect to the Trust); (xv) the costs and fees attributable to any third-party proxy voting or class actions service or consultant; (xvi) the Trust’s insurance costs, including without limitations, errors and omissions insurance and directors and officers insurance, if any; and any other operating or administrative expenses related to accounting, research, third-party consultants, and reporting.

The Managing Owner expects that the operating costs listed above, but excluding those expenses relating to the Management Fees and trade execution and clearing costs (each as described separately in “Charges” below), assuming Trust assets of $200,000,000, and, when aggregated with ongoing offering costs described above, are not expected to exceed 0.60% of the Trust’s average annual Net Assets.

The Trust itself could be subject to taxes or could incur extraordinary charges incidental to its trading, but the Managing Owner believes that neither situation is likely. There are no other charges borne by investors or the Trust.

The Managing Owner paid, without reimbursement, the Trust’s initial organizational costs. You will not bear any part of those costs.

The Managing Owner will pay any Selling Agent compensation due in connection with the sale of Series 3 Units from its own funds but not to exceed 9.5% of the gross offering proceeds from the sale of the Series 3 Units. In addition to any upfront selling commissions paid directly to Selling Agents by Series 5 Unitholders and the installment selling commissions paid to Selling Agents by the Managing Owner from the Series 5 Management Fee, the Managing Owner will pay, from its own funds, any other compensation due to Selling Agents or wholesalers in connection with the sale of Series 5 Units. Cumulative compensation to Selling Agents with respect to the Series 5 Units will not exceed 9.5% of the gross offering proceeds from the sale of the Series 5 Units. Once the maximum threshold is reached with respect to a Series 5 Unit, the Selling Agent to which any selling compensation was payable will receive no future payment of such compensation, and the up to 0.75% amount that would otherwise be paid to the Selling Agent for that Series 5 Unit will instead be rebated to the Trust for the benefit of all Series 5 Unitholders.

Series 4 Units are not subject to any sales charges.

Please refer to “Charges” for a more detailed discussion of the expenses applicable to the Trust and the “Selling Agent Compensation Table” and “Items of Compensation Chart” for a more detailed discussion of the compensation paid to Selling Agents.

Breakeven Tables

The following Breakeven Tables indicate the approximate amount of trading profit the Trust must earn with respect to a Series of Units, during the first twelve months after a Unit is sold, to offset the costs applicable to that Series of Units.

Series 3

ROUTINE EXPENSES	Percentage Return Required First Twelve Months of Investment	Dollar Return Required ($5,000 Initial Investment) First Twelve Months of Investment

Management Fee	1.75%	$87.50
Trade Execution and Clearing Costs*	0.30%	$15.00
Administrative and Offering Expenses*	0.60%	$30.00
Profit Share*	0.00%	$0.00
Less Interest Income*	(1.61)%	$(80.50)
Twelve-month “breakeven”	1.04%	$52.00

*	See Notes to Breakeven Tables below.

Series 5

ROUTINE EXPENSES	Percentage Return Required First Twelve Months of Investment	Dollar Return Required ($5,000 Initial Investment*) First Twelve Months of Investment

Management Fee	2.50%	$125.00
Trade Execution and Clearing Costs*	0.30%	$15.00
Administrative and Offering Expenses*	0.60%	$30.00
Profit Share*	0.00%	$0.00
Less Interest Income*	(1.61)%	$(80.50)
Twelve-month “breakeven”	1.79%	$89.50

*	See Notes to Breakeven Tables below.

Notes to Breakeven Tables. *Estimated. Administrative and offering expenses in aggregate are estimated at 0.60% of the Trust’s average annual Net Assets. Management Fees and Trade Execution and Clearing Costs, including electronic platform trading costs and ongoing offering and administrative expenses must be offset by trading profits before a Profit Share is allocated to the Managing Owner. Accordingly, the Profit Share is shown as $0.00 because none would be payable at the “break-even” point equal to the initial amount invested in the Trust. Interest income is assumed to be 90% of the 91-day Treasury bill rate determined as of April 16, 2018.

Series 5 Units sold through certain Selling Agents may additionally be subject to an upfront selling commission of up to 3% of the intended investment amount, with any such selling commission to be deducted directly by the Selling Agent from the investor’s account maintained with such Selling Agent. For example, assuming an upfront selling commission of 3%, in addition to a subscription amount of $5,000 to be delivered to the Trust, the Selling Agent would deduct $150 from the investor’s account maintained with the Selling Agent. In order to offset these upfront selling commissions, the Trust would need to earn, in addition to the breakeven amount set forth in the Series 5 Breakeven Table, trading profits and interest income equal to the amount of such upfront selling commissions plus the Profit Share realized on such trading profits.

The Breakeven Tables assume an investment with a constant $5,000 Net Asset Value and a breakeven year. See “Charges.”

Series 4 Units. Employees and former employees of the Managing Owner and its affiliates may purchase Series 4 Units through The Millburn Corporation 401(k) and Profit Sharing Plan. Assuming a $2,000 investment, estimated trade execution and clearing costs at 0.30% per annum ($6.00), estimated administrative and offering expenses at 0.60% per annum ($12.00) and estimated interest income at 1.61% per annum (less $32.20), no trading profit would need to be earned by the Trust to offset such costs, assuming a constant $2,000 Net Asset Value and a breakeven year. Series 4 Units are not subject to a Profit Share. See “Charges.”

Federal Income Tax Aspects

The Trust will be treated as a partnership for federal income tax purposes. Thus, you will be taxed each year on your share of the Trust’s income whether or not you redeem Units from the Trust or receive distributions from the Trust.

40% of any trading profits on certain U.S. exchange-traded futures contracts and certain foreign currency forward contracts are taxed as short-term capital gains at ordinary income rates (unless offset by capital losses), while 60% of any such trading profits are taxed as long-term capital gains at a lower maximum rate for individuals. 100% of any trading profits from certain bank forward contracts or foreign currency futures contracts traded on a non-U.S. exchange are “marked-to-market” at the end of each year and taxed as short-term capital gains at ordinary income rates (unless offset by capital losses). The Trust’s trading gains from other contracts will be primarily short-term capital gains. This tax treatment applies regardless of how long an investor holds Units. Interest income is taxed at ordinary income rates.

Capital losses on the Units may be deducted against capital gains. However, capital losses in excess of capital gains may only be deducted by a non-corporate taxpayer against ordinary income to the extent of $3,000 per year. Consequently, you could pay tax on the Trust’s interest income even though you have lost money on your Units.

The Futures, Forward and Swap Markets

Futures contracts are generally traded on exchanges and call for the future delivery of various commodities or are settled in cash.

Forward currency contracts and swap contracts are generally traded off-exchange through banks or dealers.

Futures, forward and swap trading is a “zero-sum,” risk transfer economic activity. For every gain realized by a futures, forward or swap trader, there is an equal and offsetting loss suffered by another. In this respect, an investment in the Trust is different from other securities investments where one expects consistent yields, in the case of bonds, or participation in overall economic growth as in the case of stocks.

Is the Trust a Suitable Investment for You?

You should consider investing in the Trust if you are interested in its potential to produce returns that are generally unrelated to those of stocks and bonds and you are prepared to risk significant losses.

The Trust is a diversification opportunity for an investment portfolio, not a complete investment program.

You should consider an investment in the Trust to be a 3 to 5 year commitment.

To invest, you must, at a minimum, have either (i) a net worth of at least $250,000, exclusive of home, furnishings and automobiles, or (ii) a net worth, similarly calculated, of at least $70,000 and an annual gross income of at least $70,000. A number of States in which the Units are offered impose higher suitability standards. These standards are regulatory minimums only, and just because you meet the standard does not necessarily mean the Units are a suitable investment for you.

You should not invest more than 10% of your net worth (exclusive of home, furnishings and automobiles) in the Trust.

These are speculative securities. You may lose all or substantially all of your investment in the Trust.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Organizational Chart

Delegation of Duties
Wilmington Trust Company
Milburn Ridgefield Corporation
Trustee
Managing Owner Interest
Selling Agreements
Selling Agents
Global Macro Trust
Customer Agreements
FCMs and Foreign Exchange Dealers
Global Futures and Forward Markets

None of the entities indicated in this organizational chart, other than the Trust, are related to the Managing Owner. See “Conflicts of Interest.” Descriptions of the dealings between the Managing Owner and the Trust are set forth under “Charges.”

The Risks You Face

Set forth below are the principal risks associated with an investment in the Trust. You should consider these risks when making your investment decision.

You Could Lose Your Entire Investment in the Trust

An investment in the Trust is a speculative investment. You will be relying on the Managing Owner to trade profitably for the Trust and profitability is not assured. You could lose all or substantially all of your investment in the Trust.

Past Performance Is Not Necessarily Indicative of Future Results

The Trust began trading July 1, 2002 and has traded in both rising and falling markets. Nevertheless, the past performance of the Trust is not necessarily indicative of the Trust’s future results, and the Trust may sustain losses in the future under market conditions in which it achieved gains in the past.

The Trust Is a Highly Leveraged Investment

The Trust acquires positions with an aggregate face value of as much as eight to ten times or more of its total equity. Consequently, small adverse movements in the prices of the Trust’s open positions can cause significant losses.

The Performance of the Trust Will Be Volatile

The Managing Owner expects that the performance of the Trust will be volatile. The Trust may suffer sudden and substantial losses from time to time and the day-to-day value of the Units will be variable and uncertain. The Net Asset Value per Unit may change materially between the date on which you subscribe for Units and the date the Units are issued or the date you request a redemption and the month-end redemption date. In the last five years, monthly returns for the Series 1 Units, adjusted to reflect the cost/fee structure of the Series 5 Units, the highest fee paying Units currently offered, have ranged from up 7.87% to down 8.11%.

The Trust’s Expenses Will Cause Losses Unless Offset by Profits and Interest Income

The Trust pays annual expenses of up to approximately 2.65%, 0.90% and 3.40% of its average month-end Net Assets attributable to Series 3 Units, Series 4 Units and Series 5 Units, respectively. The Trust must earn trading profits and interest income allocable to each Series at least equal to these expenses to avoid losses. To the extent the Trust’s Net Assets decline, fixed costs of the Trust will constitute a greater percentage of the Trust’s Net Assets.

Series 5 Units sold through certain Selling Agents may be subject to upfront selling commissions paid directly to the Selling Agents by investors. To offset these upfront selling commissions, the Trust would need to earn, in addition to the amount described above, trading profits and interest income equal to the amount of any such upfront selling commission plus the Profit Share realized on such trading profits.

An Investment in the Trust Is Not Liquid

There is no secondary market for the Units. You may redeem your Units only as of the close of business on the last day of a calendar month, and you must give the Trust at least 10 days’ prior written notice of your intent to redeem.

The Timing of Your Investment and Redemption Decisions Will Affect the Profitability of Your Investment

The Managing Owner expects that a majority of the Trust’s trades will result in small profits only or in losses. The majority of any profits earned by the Trust will most likely come from a small number of trades each year. Accordingly, you will not know when is a good time to invest in the Trust or to redeem your Units, and the timing of your investment and redemption decisions will affect the amount of profit or loss you experience as an investor in the Trust.

The Managing Owner Alone Directs the Trust’s Trading

The Trust is a single-advisor fund. The use of a single advisor trading one program involves a greater risk of loss than the diversified, multi-advisor approach employed by many futures funds. In addition, if the management services of the Managing Owner were to become unavailable for any reason, the Trust would terminate. Furthermore, were the Managing Owner to lose the services of its key principals, the Managing Owner could decide to dissolve the Trust, subject to Unitholder approval, possibly causing it to realize losses.

The Managing Owner Is Primarily a Technical Trader and May Not Always Analyze Economic Factors External to Market Price

The Managing Owner’s systematic strategies are developed on the basis of, among other factors, a statistical analysis of market prices. Consequently, any factor external to the market itself that dominates prices may cause major losses to these strategies. For example, a pending political or economic event may be very likely to cause a major price movement, but certain of the Managing Owner’s traditional strategies may continue to maintain positions indicated by its trading method that would incur major losses if the event proved to be adverse.

The Managing Owner’s systematic strategies retain certain discretionary aspects. Decisions, for example, to adjust the size of the positions indicated by the systematic strategies, which contracts to trade and method of order entry require judgmental input from the Managing Owner’s principals. Additionally, the Managing Owner may determine not to enter a new position indicated by its strategies if the Managing Owner determines prevailing market conditions to be unusual, for example, significantly more volatile than the expected volatility factored into the design of the strategies. The Managing Owner does, however, exit positions when its trading strategies indicate that it should do so. Discretionary decision-making may result in the Managing Owner making unprofitable trades when a more wholly systematic approach would not have done so.

Lack of Price Trends May Cause Losses; There Have Been Sustained Periods With Insufficient Price Trends That Prevented the Trust From Trading Profitably. The Managing Owner Expects That There May Be Similar Periods in the Future

The Trust is less likely to trade profitably when there are no major price trends in at least some of the markets it trades. Moreover, the price trends must be of a type the Managing Owner’s systems are designed to identify. In the past there have been sustained periods with few trending markets where gains from trading those markets were insufficient to offset losses from trades in non-trending markets. The Managing Owner expects that there may be similar periods in the future.

Markets in which prices move rapidly and then reverse and then do so again may cause losses. In such “whipsaw” market conditions, the Managing Owner may establish positions for the Trust on the basis of incorrectly identifying the rapid movement or the reversal as a trend.

Lack of Market Liquidity Could Make It Impossible for the Trust to Realize Profits or Limit Losses

In illiquid markets, the Trust could be unable to close out positions to limit losses or to take positions in order to follow trends. There are too many different factors that can contribute to market illiquidity to predict when or where illiquid markets may occur.

Unexpected market illiquidity has caused major losses for some traders in recent years in such market sectors as emerging markets and mortgage-backed securities. There can be no assurance that the same will not happen in the markets traded by the Trust. In addition, the large size of the positions the Trust may take increases the risk of illiquidity by both making its positions more difficult to liquidate and increasing the losses incurred while trying to do so.

U.S. commodity exchanges impose limits on the amount the price of some, but not all, futures contracts may change on a single day. Once a futures contract has reached its daily limit, it may be impossible for the Trust to liquidate a position in that contract, if the market has moved adversely to the Trust, until the limit is either raised by the exchange or the contract begins to trade away from the limit price.

Speculative Position Limits May Alter Investment Decisions for the Trust

The Commodity Futures Trading Commission (the “CFTC”) has established limits on the maximum net long or net short positions which any person may hold or control in certain futures contracts. The CFTC has also proposed, but not yet adopted, additional position limit rules covering energy, metals and agricultural derivative contracts. All accounts controlled by the Managing Owner, including the account of the Trust, are likely to be combined for speculative position limit purposes. The Managing Owner could be required to liquidate positions it holds for the Trust, or may not be able to fully implement trading instructions generated by its trading models, in order to comply with such limits. Any such liquidation or limited implementation could result in substantial costs to the Trust. It is as yet unclear whether the rules will have an adverse effect on the Trust.

The Managing Owner’s Trading Systems Have Been Developed Over Time and Are Subject to Change

In executing its trading method, the Managing Owner uses combinations of trading systems to generate buy and sell signals in the various markets traded. The Managing Owner has developed, modified, retained and discarded numerous systems over more than 40 years. Consequently, some of the trading systems and combinations of systems currently being used to trade accounts pursuant to the Diversified Portfolio, as the Trust is so traded, are not identical to those used 1, 5, 10, 15, 20 or more years ago.

The Managing Owner May Manage Accounts for Other Clients of the Managing Owner and Its Affiliates

The Managing Owner manages futures and forward accounts other than the Trust, including accounts in which the Managing Owner and its current and former principals and employees and their family members have significant investments. The Managing Owner and its affiliates may manage additional accounts in the future. It is possible that such accounts may be in competition with the Trust for the same or similar positions in the futures, forward and spot markets. The Managing Owner intends generally to use similar trading methods for the Trust and all other systematic accounts the Managing Owner and its affiliates manage. The Managing Owner will not knowingly or deliberately use systems for any account that are inferior to systems employed for any other account or favor any account over any other account.

In addition, the Managing Owner employs a neutral allocation system such that the portfolio of market positions, or portfolio, pursuant to which an account is traded will be allocated positions in financial instruments on a fair and equitable basis in comparison to the other portfolios offered by the Managing Owner. Certain portfolios, however, may receive larger allocations of positions on account of the specialized nature of such portfolios. For example, a portfolio concentrated in the commodities markets may receive a larger portion of commodity based financial instruments than the allocations received by portfolios trading a more diverse set of markets. Further, some portfolios, as traded on behalf of certain client accounts, may or may not be allocated positions in financial instruments, or may be allocated such positions at a reduced rate because of instructions received by a client and/or the size or nature of the client account. For example, if trading in certain markets constitutes a de minimis portion of the trading performed on behalf of a large account, the Managing Owner may decide not to trade in such markets on behalf of that account even though such market would otherwise be traded in the portfolio applicable to such account. As a result, certain portfolios and accounts may receive increased allocations to the detriment of other portfolios and accounts. No assurance is given that the results of the Trust’s trading will be similar to that of other accounts concurrently managed by the Managing Owner or its affiliates.

Trading on Foreign Exchanges Presents Greater Risk Than Trading on U.S. Exchanges

The Trust will trade on commodity exchanges outside the U.S. Trading on foreign exchanges is not regulated by any U.S. governmental agency and may involve certain risks that do not arise when trading on U.S. exchanges. For example, some foreign exchanges are “principals’ markets” in which performance is the responsibility only of the individual member with whom the Trust has traded, not of the exchange or a clearing facility. In such cases, the Trust will be subject to a risk that the member with whom the Trust has traded is unable or unwilling to perform its obligations under the transaction. Additionally, an adverse change in the exchange rate between the U.S. dollar and the currency in which a non-U.S. futures contract is denominated would reduce the profit or increase the loss on a trade in that contract.

Trading on foreign exchanges also presents risks of loss due to: (1) the possible imposition of exchange controls, which could make it difficult or impossible for the Trust to repatriate some or all of its assets held by non-U.S. counterparties; (2) possible government confiscation of assets; (3) taxation; (4) possible government disruptions, which could result in market closures and thus an inability to exit positions and repatriate Trust assets for sustained periods of time, or even permanently; and (5) limited rights in the event of the bankruptcy or insolvency of a foreign broker or exchange resulting in a different and possibly less favorable distribution of the bankrupt’s assets than would occur in the U.S.

The Managing Owner Anticipates the Trust’s Performance to Be Non-Correlated to Stocks and Bonds, Not Negatively Correlated

The performance of the Trust has been generally non-correlated to the performance of the stock and bond markets, as represented by the S&P 500 Stock Index and the Barclays Long-Term Treasury Index. Non-correlation means that there is no statistically valid relationship between two asset classes and should not be confused with negative correlation, where the performance of two asset classes would be opposite. Because of this non-correlation, you should not expect the Trust to be automatically profitable during unfavorable periods for the stock and/or bond markets, or vice versa.

If the Trust does not perform in a manner non-correlated with the general financial markets or does not perform successfully, you will obtain little or no diversification benefits by investing in the Units and the Trust may have no gains to offset your losses from other investments.

The Trust May Be Subject to Profit Shares Despite Certain Units Having Declined in Value

Investors will purchase Units at different times and will, accordingly, recognize different amounts of profit and loss on their investments. Profit Shares are accrued, or the accruals are reversed to reflect losses, on a monthly basis so that Units are not sold with an embedded Profit Share liability. However, Series 3 Profit Shares and Series 5 Profit Shares are each ultimately calculated on the basis of the net trading profits, if any, recognized by the Series 3 Units as a whole and the Series 5 Units as a whole, respectively, and not on the profits recognized by any particular Unit or Units. Consequently, the Managing Owner may still be allocated a Profit Share even though certain Units have lost value since the date they were purchased.

Conversely, Units purchased at a Net Asset Value reduced by accrued Profit Shares will benefit from any reversal of such accruals, and the benefit of such reversals to Units outstanding at the time of such purchase will be diluted. Similarly, Units may incur losses generating a loss carryforward for purposes of calculating subsequent Profit Shares. The benefit of any such loss carryforward will, in the case of Series 3 Units and Series 5 Units be diluted by the sale of additional Series 3 Units and Series 5 Units, respectively.

Further, with respect to Series 5 Units subject to upfront selling commissions, Profit Shares may be payable even though the trading profits attributable to such Series 5 Units do not fully offset the costs of the upfront selling commissions charged directly by a Selling Agent.

The Managing Owner’s Increased Equity Under Management Could Lead to Lower Returns for Investors

The Managing Owner has not agreed to limit the amount of money it may manage and is actively seeking additional accounts. The more money the Managing Owner manages, the more difficult it may become for the Managing Owner to trade profitably for the Trust because of the difficulty of trading larger positions without negatively affecting prices and performance.

Increased Competition Among Trend-Following Traders Could Reduce the Managing Owner’s Profitability

A substantial number CTAs use technical trading systems, particularly trend-following systems, that may be similar to a portion of the Managing Owner’s systems. As the amount of money under the management of such systems increases, competition for the same positions increases, making the positions more costly and more difficult to acquire.

The Trust is Subject to Conflicts of Interest

The Trust is subject to numerous actual and potential conflicts of interest, including: (1) the compensation that the Selling Agents receive gives them an incentive to promote the sale of Units as well as to discourage redemptions; (2) the brokerage commissions that Selling Agents receive if they also serve as clearing brokers for the Trust gives an additional incentive to promote the sale of Units as well as to discourage redemptions; (3) the Managing Owner has significant financial incentives both to promote the sale of the Units and to discourage their redemption; and (4) the Managing Owner of the Trust will not select any other trading advisor even if doing so would be in the best interests of the Trust. See “Conflicts of Interest.”

The Managing Owner Has Not Established Formal Procedures to Resolve Conflicts of Interest

Because the Managing Owner has not established any formal procedures for resolving conflicts of interest, you will be dependent on the good faith of the parties with conflicts to resolve the conflicts equitably. The Managing Owner cannot assure that conflicts of interest will not result in losses for the Trust.

You Will Be Taxed Each Year on Your Share of Trust Profits

If you are an individual or entity subject to U.S. taxes ( e.g., not a tax-exempt entity such as an IRA or pension plan), you will be taxed on your share of Trust income or gain each year, whether or not you redeem Units or receive distributions from the Trust.

Because a substantial portion of the Trust’s open positions are “marked-to-market” at the end of each year, some of your tax liability will be based on unrealized gains which the Trust may, in fact, never realize.

40% of any trading profits on certain U.S. exchange-traded futures contracts and certain foreign currency forward contracts are taxed as short-term capital gains at ordinary income rates (unless offset by capital losses), while 60% of any such trading profits are taxed as long-term capital gains at a lower maximum rate for individuals. 100% of any trading profits from certain bank forward contracts or foreign currency futures contracts traded on a non-U.S. exchange are “marked-to-market” at the end of each year and taxed as short-term capital gains at ordinary income rates (unless offset by capital losses). These rates apply regardless of how long the Trust holds a contract, or an investor his or her Units.

Due to the different tax rates for long-term and short-term capital gains and limitations on the deductibility of capital losses, and depending on the tax character of income and loss you receive on other investments in your portfolio, it is possible for you to have a pre-tax economic gain on your investment in the Trust but an after-tax loss.

All performance information included in this Prospectus is presented on a pre-tax basis; the investors who experienced such performance had to pay the related taxes from other sources.

Over time, the compounding effects of the annual taxation of the Trust’s income are material to the economic consequences of investing in the Trust. For example, a 10% compound annual rate of return over five years would result in an initial $10,000 investment compounding to $16,105. However, if one factors in a 30% tax rate each year, the result would be $14,025.

You Will Be Taxed on the Trust’s Interest Income Even if the Trust Suffers Trading Losses

Losses on the Trust’s trading are almost exclusively capital losses. Non-corporate investors may use net capital losses to offset up to $3,000 of ordinary income each year. So, for example, if your share of the Trust’s trading ( i.e., capital) loss was $10,000 in a given fiscal year and your share of interest income was $5,000, you would incur a net loss in the Net Asset Value of your Units equal to $5,000, but would nevertheless recognize taxable income of $2,000.

No Deduction for “Investment Advisory Fees”

The Managing Owner does not intend to treat the ordinary expenses of the Trust as “investment advisory fees” for federal income tax purposes. The Managing Owner believes that this is the position adopted by virtually all U.S. futures fund sponsors. However, were the ordinary expenses of the Trust characterized as “investment advisory fees,” non-corporate taxpayers would be unable to deduct those expenses, would pay increased taxes in respect of an investment in the Trust and could actually recognize taxable income despite having incurred a financial loss.

The IRS Could Audit Both the Trust and Individual Unitholders

The Internal Revenue Service (the “IRS”) could audit the Trust’s tax returns and require the Trust to adjust such returns. If an audit results in an adjustment, you could be audited and required to pay additional taxes, plus interest and possibly penalties.

Absent an election by the Trust under rules to be finalized by the IRS, the Trust will be required to determine and pay any imputed underpayment of tax (including interest and penalties) resulting from an adjustment of the Trust’s items of income, gain, loss, deduction or credit at the Trust level without the benefit of Unitholder-level tax items that could otherwise reduce tax due on any adjustment and, where the adjustment reallocates any such item from one Unitholder to another, without the benefit of any decrease in any item of income or gain (or increase in any item of deduction, loss or credit). Absent this election, the cost of such imputed underpayment (including interest and penalties) will be borne by Unitholders in the year of adjustment, without any Trust or Unitholder-level tax deduction or credit for the Trust’s payments, rather than by those who were Unitholders in the taxable year to which the adjustment relates.

Accounting for Uncertain Tax Positions

Financial Accounting Standards Board Accounting Standards Codification Topic No. 740, “Income Taxes” (“ASC 740,” in part formerly known as “FIN 48”), provides guidance on the recognition of uncertain tax positions. ASC 740 prescribes the minimum recognition threshold that a tax position is required to meet before being recognized in an entity’s financial statements. It also provides guidance on recognition, measurement, classification, interest and penalties with respect to tax positions. A prospective investor should be aware that, among other things, ASC 740 could have a material adverse effect on the periodic calculations of the Net Assets of the Trust, including reducing the Net Assets of the Trust to reflect reserves for income or other taxes, such as foreign withholding taxes, that may be payable by the Trust. This could cause benefits or detriments to certain Unitholders, depending upon the timing of their subscriptions and withdrawals from the Trust.

The Bankruptcy of a Clearing Broker or Currency Dealer Could Cause Losses

The Managing Owner must assess the credit-worthiness of the clearing brokers and foreign currency counterparties it selects for the Trust. If one of the Trust’s clearing brokers or foreign currency counterparties becomes bankrupt, the Trust will be limited to recovering none or only its pro rata share, of all available customer funds segregated by the clearing broker or counterparty. In some jurisdictions, the Trust may only be an unsecured creditor of its broker in the event of bankruptcy or administration of such brokers. The Managing Owner attempts to mitigate this risk by selecting only well capitalized, major financial institutions as clearing brokers and foreign currency counterparties, but there can be no assurance that even a well capitalized, major institution will not become bankrupt, and recent events have demonstrated that even major financial institutions of the type with which the Trust may deal in the financial markets can and do fail.

The Trust Is Not Regulated as an Investment Company or Mutual Fund

Although the Managing Owner is subject to regulation by the CFTC and the Trust itself is subject to reporting requirements and other regulation applicable to public companies in the U.S., the Trust is not an investment company or mutual fund registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Accordingly, investors in the Trust are not accorded the protections of such legislation.

Certain Special Considerations Related to Forward and Spot Trading

The Trust will conduct all or substantially all of its currency forward and related options trading in lightly regulated markets rather than on futures exchanges or through “retail” foreign exchange markets that are subject to more rigorous regulation of the CFTC or other regulatory bodies. In such markets, a counterparty may not settle a transaction with the Trust in accordance with its terms because the counterparty is either unwilling or unable to do so (for example, because of a credit or liquidity problem affecting the counterparty), potentially resulting in significant loss. In addition, counterparties generally have the right to terminate trades under a number of circumstances, including, for example, declines in the Trust’s Net Assets and certain “key person” events. Any premature termination of the Trust’s currency forward trades could result in material losses for the Trust, as the Trust may be unable to quickly re-establish those trades and may only be able to do so at disadvantageous prices.

Trust funds on deposit with the currency forward and spot counterparties with which the Trust trades are not protected by the same segregation requirements imposed on CFTC-regulated commodity brokers in respect of customer funds deposited with them. Although the Trust deals only with major financial institutions as currency forward and spot counterparties, the insolvency or bankruptcy of a currency forward or spot counterparty could subject the Trust to the loss of its entire deposit with such counterparty. The forward and spot markets are well established. However, it is impossible to predict how, given certain unusual market scenarios, the evolving regulatory environment for these markets might affect the Trust, and the events underlying the bankruptcies of various counterparties have underscored, among other things, the risks of maintaining capital at unregulated entities. Further, as demonstrated by the insolvency and liquidation of MF Global Inc., customer funds held by a broker in bankruptcy may not be distributed promptly and may be subject to a lengthy claims process. Commodity broker bankruptcies are not insured by any governmental agency, and investors would not have the benefit of any protection such as that afforded customers of bankrupt securities broker-dealers by the Securities Investors Protection Corporation.

Various national governments have expressed concern regarding the disruptive effects of speculative trading in the currency markets and the need to regulate the “derivatives” markets in general. Future regulatory changes may limit the Trust’s ability to trade in certain markets. Furthermore, the inter-bank currency markets may in the future become subject to increased regulation under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Reform Act”), a development which may entail increased costs and result in burdensome requirements. The imposition of credit controls by governmental authorities or the implementation of regulations pursuant to the Reform Act might limit such forward trading to less than that which the Managing Owner would otherwise recommend, to the possible detriment of the Trust.

Regulation of Swap Trading Is Evolving and May Involve Counterparty Risk

The Trust may engage in trading commodity swaps. Swaps involve many of the same risks as those described above with respect to forward contracts. Many swap contracts are not currently required to be cleared by a centralized clearinghouse; rather, banks and dealers act as principals in much of the swap market. As a result, the Trust may be subject to the risk of the inability or refusal to perform with respect to such contracts on the part of the counterparties with which the Trust trades. The Managing Owner intends to enter into swaps on behalf of the Trust only with highly creditworthy banks and dealers, but there can be no assurance that even highly creditworthy banks and dealers will have the ability to, or will not refuse to, perform with respect to such contracts. Regulation of the swap market is evolving, both in the U.S. and internationally. The CFTC has, for example, adopted various regulations which may restrict the Trust’s ability to utilize swaps or may make swap contracts more costly to trade with respect to certain non-security based swaps. Finally, swaps may be illiquid and participants in the swap market are not required to make continuous markets in the swap contracts they trade.

Forwards, Swaps and Other Derivatives Are Subject to Varying CFTC Regulation

The Reform Act mandates that a substantial portion of over-the-counter (“OTC”) derivatives must be executed in regulated markets and be submitted for clearing to regulated clearinghouses, subject to margin requirements. The CFTC has broad discretion to impose margin requirements on non-cleared OTC derivatives. OTC derivative dealers also are required to post margin to the clearinghouses through which they clear their customers’ trades instead of using such margin in their operations, as was widely permitted before the Reform Act. This has increased and will continue to increase the dealers’ costs, which costs are generally passed through to other market participants in the form of new and higher fees, including clearing account maintenance fees, and less favorable dealer marks.

The CFTC also requires certain derivative transactions that were previously executed on a bi-lateral basis in the OTC markets to be executed through a regulated futures exchange or swap execution facility. Such requirements may make it more difficult and costly for investment funds, including the Trust, to enter into highly tailored or customized transactions.

OTC derivative dealers are required to register with the CFTC and will ultimately be required to register with the SEC. Registration and the attendant regulatory requirements further increase the overall costs for OTC derivative dealers, which may be passed along to market participants as market changes continue to be implemented.

Although the Reform Act requires many OTC derivative transactions previously entered into on a principal-to-principal basis to be submitted for clearing by a regulated clearinghouse, certain of the derivatives that may be traded by the Trust may remain principal-to-principal or OTC contracts between the Trust and third parties entered into privately. The risk of counterparty nonperformance can be significant in the case of these OTC instruments, and “bid-ask” spreads may be unusually wide in these heretofore substantially unregulated markets. While the Reform Act is intended in part to reduce these risks, its success in this respect may not be evident for some time after the Reform Act is fully implemented. To the extent not mitigated by implementation of the Reform Act, if at all, the risks posed by such instruments and techniques, which can be extremely complex and may involve leveraging of the Trust’s assets, include: (1) credit risks (the exposure to the possibility of loss resulting from a counterparty’s failure to meet its financial obligations); (2) market risk (adverse movements in the price of a financial asset or commodity); (3) legal risks (the characterization of a transaction or a party’s legal capacity to enter into it could render the financial contract unenforceable, and the insolvency or bankruptcy of a counterparty could preempt otherwise enforceable contract rights); (4) operational risk (inadequate controls, deficient procedures, human error, system failure or fraud); (5) documentation risk (exposure to losses resulting from inadequate documentation); (6) liquidity risk (exposure to losses created by inability to prematurely terminate the derivative); (7) systemic risk (the risk that financial difficulties in one institution or a major market disruption will cause uncontrollable financial harm to the financial system); (8) concentration risk (exposure to losses from the concentration of closely related risks such as exposure to a particular industry or exposure linked to a particular entity); and (9) settlement risk (the risk faced when one party to a transaction has performed its obligations under a contract but has not yet received value from its counterparty).

Trading in Options Requires an Assessment of Market Volatility as Well as Direction

The Managing Owner may trade futures and forward options on behalf of the Trust. Although successful options trading requires many of the same skills as successful futures and forward trading, the risks involved are somewhat different. For example, the assessment of near-term market volatility — which is directly reflected in the price of outstanding options — can be of much greater significance in trading options than it is in many long-term futures strategies. The use of options can be extremely expensive if market volatility is incorrectly predicted.

Inaccurate or Incomplete Third-Party Data Could Affect Trust Profitability

The strategies of the Managing Owner are dependent to a significant degree on the receipt of timely and accurate market data from third parties including, but not limited to, exchanges and clearing houses, futures commission merchants, prime brokers and other market counterparties and service providers. The receipt of inaccurate data or the failure to receive data in a timely manner could disrupt the Trust’s trading and cause the Trust to experience significant trading losses or miss opportunities for profitable trading.

The Failure of Computer Systems Could Result in Losses for the Trust

The Managing Owner relies heavily on computer hardware and software, online services and other computer-related or electronic technology and equipment to facilitate the Trust’s investment activities and may trade financial instruments through electronic trading or order routing systems. Electronic trading exposes the Trust to the risk of system or component failure. Should events beyond the Managing Owner’s control cause a disruption in the operation of any technology or equipment, the Trust’s investment program may be severely impaired, causing it to experience substantial losses or other adverse effects.

Additionally, the computer systems, networks and devices used by the Managing Owner, the Trust and service providers that carry out routine business operations employ a variety of protections designed to prevent damage or interruption from computer viruses, network failures, computer and telecommunication failures, infiltration by unauthorized persons and security breaches. Cybersecurity breaches can include unauthorized access to systems, networks or devices; infection from computer viruses or other malicious software code; and attacks that shut down, disable, slow or otherwise disrupt operations, business processes or website access and/or functionality.

Despite the various protections utilized to protect against cybersecurity threats, systems, networks and/or devices potentially can be breached. Such cybersecurity breaches may cause disruptions and impact business operations, potentially resulting in financial losses to the Trust and Unitholders; interference with the Managing Owner’s ability to calculate the value of an investment; impediments to trading; the inability of the Trust and its service providers to transact business; violations of applicable privacy and other laws; regulatory fines, penalties, reputational damage, reimbursement or other compensation costs or additional compliance costs; as well as the inadvertent release of confidential information.

Similar adverse consequences could result from cybersecurity breaches affecting counterparties with which the Trust engages in transactions; governmental and other regulatory authorities; exchange and other financial market operators, banks, brokers, dealers, insurance companies and other financial institutions; and other parties. In addition, substantial costs may be incurred by these entities in order to prevent any cybersecurity breaches in the future.

Investment Factors

Although there can be no assurance that the Managing Owner will trade successfully on behalf of the Trust or that the Trust will avoid substantial losses, if the Trust is successful, an investment in the Trust offers investors the following potential advantages.

Access to the Diversified Portfolio

The Trust offers you access to the Managing Owner’s oldest and most successful trading portfolio. The Managing Owner has been managing investment funds pursuant to its Diversified Portfolio since February 1977. The composite compound annual return for the Diversified Portfolio from February 1977 through March 2018, adjusted to reflect the cost/fee structure of the Series 5 Units, the highest fee paying Units currently offered, is approximately 15%. Past performance is not, however, necessarily indicative of future results.

Millburn Ridgefield Corporation

The Managing Owner and its principals have extensive experience in designing, sponsoring, marketing and administering futures funds. The Managing Owner, together with its predecessors, is one of the longest operating of all futures money managers and was a pioneer in developing systematic trading technologies. The Managing Owner’s trading experience, together with its predecessors, spans more than 40 years. The Trust provides you the opportunity to place capital under the management of a trading advisor with one of the longest continuous trading records of any active manager.

Investment Diversification

If you are not prepared to spend substantial time trading in the futures, forward, spot and swap markets, you may nevertheless participate through investing in the Trust. An investment in the Trust can provide valuable diversification to a traditional portfolio of stocks and bonds. The Managing Owner believes that the profit potential of the Trust does not depend upon favorable general economic conditions and that the Trust is just as likely to be profitable or unprofitable during periods of declining stock and bond markets as at any other time.

Allocating a small portion of your investment portfolio to a managed futures investment, such as the Trust, can potentially enhance the performance of the portfolio. Modern portfolio theory suggests that a diverse portfolio with positively performing assets that have little or no correlation with each other should have higher returns and lower risk, as measured by variability of returns, than a less diversified portfolio: the Nobel Prize for Economics in 1990 was awarded to Dr. Harry Markowitz for demonstrating that the total return can increase, and/or risks can be reduced, when portfolios have positively performing asset categories that are essentially non-correlated.

Historically, managed futures investments have had very little correlation to the stock and bond markets. Non-correlated performance is not, however, negatively correlated performance. Non-correlation means only that the performance of managed futures likely has no relation to the performance of stocks and bonds. The performance of the Trust has exhibited a substantial degree of non-correlation with the general equity and debt markets.

Non-correlation will not provide diversification advantages beyond, perhaps, lowering a portfolio’s overall volatility unless the non-correlated assets are performing positively. There can be no assurance that the Trust will perform positively or avoid losses.

Market Diversification

The Trust trades in more than 90 markets, though not necessarily in all markets at all times.

The diversification of the Trust permits investors to participate in markets that would otherwise not be included in their portfolios, thereby both potentially diversifying risk and increasing profit opportunities.

The markets traded by the Trust change from time to time. Currently these markets include:

Currencies

U.S. $ Crosses
Australian Dollar	Mexican Peso
Brazilian Real	New Zealand Dollar
British Pound	Norwegian Krone
Canadian Dollar Chilean Peso	Polish Zloty Russian Ruble
Colombian Peso	Singapore Dollar
Euro Currency	South African Rand
Indian Rupee	Swedish Krona
Israeli Shekel	Swiss Franc
Japanese Yen	Turkish Lira
Korean Won

Non-U.S. $ Crosses
Euro-Norwegian Krone Euro-Polish Zloty	Euro-Swedish Krona Euro-Turkish Lira

Interest Rates
Australian Treasury 3-yr and 10-yr Bonds Canadian Government Bond Euro Bobl Euro Bund Euro Buxl Euro Dollar	Italian 10-yr Bond Japanese Government Bonds Sterling Rates US Treasury 2-yr Note US Treasury 5-yr Note US Treasury 10-yr Note
Euro Schatz	US Treasury 30-yr Bond
French 10-yr Bond Gilts	US Ultra Bond
Stock Indices

All Shares (South Africa)

Amsterdam (Netherlands)

CAC 40 (France)

CBOE VIX (U.S.)

China A50 (China)

DAX (Germany)

DJ Euro Stoxx 50 (Euro Zone)

E-Mini NASDAQ 100(U.S.)

E-Mini S&P 500 (U.S.)

FTSE (United Kingdom)

H-Shares (Hong Kong)

Hang Seng (Hong Kong)

IBEX 35 (Spain)

KOSPI (Korea)

Mini DJIA (U.S.)

Mini Russell 2000 (U.S.)

Mini MSCI EAFE

Mini MSCI Emerging Market

S&P Midcap 400 (U.S.)

S&P TSE 60 (Canada)

SIMEX Nifty (India)

SIMEX Nikkei (Japan)

SIMEX (Singapore)

SIMEX Taiwan (Taiwan)
SPI 200 (Australia)

TOPIX (Japan)

VStoxx Mini (Euro Zone)

Energy
Brent Crude Oil	Heating Oil London Gas Oil Natural Gas
Crude Oil
Gasoline RBOB

Agricultural Commodities

Cocoa	Soy Meal
Coffee	Soybean
Corn	Soybean Oil
Cotton	Sugar
Kansas City Wheat	Wheat

Metals

Copper	London Nickel
Gold	London Zinc
London Aluminum	Platinum (NYMEX)
London Copper	Silver
London Lead

Livestock

Lean Hogs	Live Cattle

Opportunity to Profit in Rising as Well as in Declining Markets

The Trust may realize positive or negative returns in both rising and declining markets as the Trust’s trading positions may be established on either the long or the short side of a market. Unlike short selling in the securities markets, establishing short positions in futures or forwards or through swaps in anticipation of a drop in price can be accomplished without additional restrictions or special margin requirements.

It is potentially advantageous for investors to own investments that can appreciate during a period of generally declining prices, financial disruption or economic instability.

Investors must realize, however, that the Trust is not specifically designed to appreciate in declining markets. Rather, it is designed to perform independent of the direction of stocks and bonds and the general economy. The Trust’s capital traded pursuant to the Managing Owner’s trend-following trading systems will only increase in value to the extent that such systems are able to identify market trends and the Trust is able to trade those trends profitably.

Interest on Trust Assets

The Trust will receive all of the interest income earned on its assets. Approximately 90% of the Trust’s assets are invested in deposit accounts, short-term money market funds and U.S. Treasury bills or notes. The interest earned on the Trust’s assets can offset a portion, though it may not offset all, of its routine costs. Given historically low interest rates on U.S. Treasury bills and notes, any interest earned by the Trust may be nominal. In addition, the Trust’s interest income is subject to the risk of trading losses.

Small Minimum Investment

The Managing Owner typically manages individual accounts only of substantial size — $5,000,000 or more. You may gain access to the Managing Owner for a minimum investment of only $5,000; $2,000 in the case of trustees or custodians of eligible employee benefit plans and IRAs.

Limited Liability

If you open an individual futures account, you will be generally liable for all losses incurred in the account, and may lose substantially more than you committed to the account. However, as an investor in the Trust, you cannot lose more than your investment plus undistributed profits.

Administrative Convenience

The Managing Owner is responsible for all aspects of the Trust’s operation. You will receive monthly unaudited and annual audited financial reports as well as information necessary for you to complete your federal income tax returns. The approximate daily Net Asset Value per Unit is available by calling representatives of the Managing Owner at (203) 625–7554 (ask for Investor Services).

Performance Of The Trust

GLOBAL MACRO TRUST
(Reflecting Series 1 Unit Expenses)
(January 1, 2013 – March 31, 2018)

Type of Pool: Single-Advisor/Publicly-Offered/No Principal Protection
Inception of Trust Trading: July 2002
Inception of Series 1 Trading: July 2002
Total Net Asset Value of the Trust: $192,532,725
Total Net Asset Value of Series 1: $155,464,5861
Largest % Monthly Drawdown: (8.40)% (05/13)
Worst Peak-to-Valley Drawdown: (32.38)% (04/11-01/14)
Aggregate Trust Subscriptions from Inception: $1,459,505,418
Aggregate Series 1 Subscriptions from Inception: $1,381,707,8602

Month	2018	2017	2016	2015	2014	2013
January	(2.52)%	(0.74)%	5.50%	1.14%	(2.85)%	1.11%
February	(6.36)%	2.86%	3.19%	(0.02)%	4.07%	(1.17)%
March	2.16%	0.77%	(0.37)%	4.35%	(0.49)%	1.49%
April		1.15%	(3.04)%	(4.05)%	2.79%	2.19%
May		(1.08)%	1.06%	(1.34)%	2.79%	(8.40)%
June		(5.29)%	7.51%	(3.43)%	1.74%	(3.85)%
July		0.33%	1.04%	5.48%	(1.38)%	(0.30)%
August		4.26%	(1.96)%	(3.92)%	2.64%	(2.68)%
September		(2.19)%	0.90%	3.36%	0.27%	0.76%
October		3.68%	(3.70)%	(2.98)%	2.36%	1.92%
November		(0.94)%	(1.46)%	3.81%	1.57%	0.53%
December		(0.58)%	1.08%	0.10%	(1.48)%	(1.77)%
Compound Rate of Return	(6.75)%	1.85%	9.55%	1.87%	12.44%	(10.19)%
	(3 mos.)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

“Largest % Monthly Drawdown” is the largest negative monthly rate of return experienced by Series 1.

“Worst Peak-to-Valley Drawdown” is the greatest percentage decline in Net Asset Value of a Series 1 Unit without such Net Asset Value being subsequently equaled or exceeded during the period shown. For example, if the value of a Unit dropped by 1% in each of January and February, rose 1% in March and dropped again by 2% in April, a “peak-to-valley drawdown” would be still continuing at the end of April in the amount of approximately (3)%, whereas if the value of the Unit had risen by approximately 2% or more in March, the drawdown would have ended as of the end of February at the (2)% level.

Monthly Rate of Return for the Trust is the actual monthly rate of return recognized by an initial $1,000 investment for Series 1 Units which are subject to (i) a 7% annual brokerage fee (“Series 1 Brokerage Fees”), paid as a monthly fee of 0.5833 of 1% of the Trust’s month-end Net Assets attributable to Series 1 Units before accruals for unpaid Series 1 Brokerage Fees or applicable Profit Shares and (ii) an annual Profit Share equal to 20% of any New Trading Profit attributable to Series 1 Units, excluding interest income and after reduction for Series 1 Brokerage Fees and ongoing offering and administrative costs. The Managing Owner, and not the Trust, pays with respect to the Series 1 Units all the routine costs of executing and clearing the Trust’s trades and all selling commissions due to the applicable Selling Agents.

The performance information for Series 1 Units is calculated on an accrual basis in accordance with generally accepted accounting principles and is provided to disclose the performance of the Series of Units issued by the Trust, prior to the date of this Prospectus, that bears the highest level of fees and expenses of any Series of Units. Series 1 Units are no longer being offered for investment.

1 Includes net asset value of Managing Owner interest of $3,545,353.

2 Includes Managing Owner subscriptions from inception of $5,812,500.

GLOBAL MACRO TRUST
(Reflecting Series 3 Unit Expenses)
(January 1, 2013 – March 31, 2018)

Type of Pool: Single-Advisor/Publicly-Offered/No Principal Protection
Inception of Trust Trading: July 2002
Inception of Series 3 Trading: September 2009
Total Net Asset Value of the Trust: $192,532,725
Total Net Asset Value of Series 3: $30,384,211
Largest % Monthly Drawdown: (8.07)% (05/13)
Worst Peak-to-Valley Drawdown: (22.72)% (04/11-08/13)
Aggregate Trust Subscriptions from Inception: $1,459,505,418
Aggregate Series 3 Subscriptions from Inception: $71,991,762

Month	2018	2017	2016	2015	2014	2013
January	(2.15)%	(0.38)%	4.72%	1.21%	(2.49)%	1.50%
February	(6.01)%	2.69%	2.89%	0.28%	4.46%	(0.81)%
March	2.55%	0.92%	0.00%	3.80%	(0.11)%	1.87%
April		1.23%	(2.19)%	(2.99)%	3.18%	2.57%
May		(0.57)%	1.16%	(0.78)%	3.18%	(8.07)%
June		(4.18)%	6.42%	(2.78)%	2.12%	(3.49)%
July		0.70%	1.17%	5.03%	(1.01)%	0.08%
August		3.79%	(1.31)%	(2.88)%	3.03%	(2.32)%
September		(1.47)%	1.05%	3.00%	0.64%	1.13%
October		3.29%	(2.74)%	(2.11)%	2.22%	2.30%
November		(0.44)%	(0.88)%	3.37%	1.56%	0.91%
December		(0.15)%	1.19%	0.38%	(0.90)%	(1.41)%
Compound Rate of Return	(5.68)%	5.31%	11.67%	5.19%	16.80%	(6.09)%
	(3 mos.)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

“Largest % Monthly Drawdown” is the largest negative monthly rate of return experienced by Series 3.

“Worst Peak-to-Valley Drawdown” is the greatest percentage decline in Net Asset Value of a Series 3 Unit without such Net Asset Value being subsequently equaled or exceeded during the period shown. For example, if the value of a Unit dropped by 1% in each of January and February, rose 1% in March and dropped again by 2% in April, a “peak-to-valley drawdown” would be still continuing at the end of April in the amount of approximately (3)%, whereas if the value of the Unit had risen by approximately 2% or more in March, the drawdown would have ended as of the end of February at the (2)% level.

Monthly Rate of Return for the Trust is the actual monthly rate of return recognized by an initial $1,000 investment in a Series 3 Unit.

Performance information is calculated on an accrual basis in accordance with generally accepted accounting principles.

GLOBAL MACRO TRUST
(Reflecting Series 4 Unit Expenses)
(January 1, 2013 – March 31, 2018)

Type of Pool: Single-Advisor/Publicly-Offered/No Principal Protection
Inception of Trust Trading: July 2002
Inception of Series 4 Trading: November 2010
Total Net Asset Value of the Trust: $192,532,725
Total Net Asset Value of Series 4: $6,683,928
Largest % Monthly Drawdown: (7.92)% (5/13)
Worst Peak-to-Valley Drawdown: (19.86)% (4/11-08/13)
Aggregate Trust Subscriptions from Inception: $1,459,505,418
Aggregate Series 4 Subscriptions from Inception: $5,441,266

Month	2018	2017	2016	2015	2014	2013
January	(2.01)%	(0.21)%	6.07%	1.68%	(2.32)%	1.67%
February	(5.87)%	3.41%	3.74%	0.51%	4.63%	(0.64)%
March	2.70%	1.31%	0.16%	4.90%	0.05%	2.04%
April		1.69%	(2.53)%	(3.54)%	3.35%	2.74%
May		(0.56%)	1.60%	(0.81)%	3.35%	(7.92)%
June		(4.79%)	8.08%	(2.92)%	2.30%	(3.33)%
July		0.87%	1.58%	6.05%	(0.84)%	0.25%
August		4.81%	(1.43)%	(3.42)%	3.20%	(2.16)%
September		(1.67)%	1.44%	3.92%	0.81%	1.30%
October		4.23%	(3.18)%	(2.46)%	2.89%	2.47%
November		(0.42)%	(0.93)%	4.37%	2.12%	1.08%
December		(0.06)%	1.62%	0.63%	(0.96)%	(1.25)%
Compound Rate of Return	(5.27)%	8.53%	16.78%	8.59%	19.93%	(4.19)%
	(3 mos.)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

“Largest % Monthly Drawdown” is the largest negative monthly rate of return experienced by Series 4.

“Worst Peak-to-Valley Drawdown” is the greatest percentage decline in Net Asset Value of a Series 4 Unit without such Net Asset Value being subsequently equaled or exceeded during the period shown. For example, if the value of a Unit dropped by 1% in each of January and February, rose 1% in March and dropped again by 2% in April, a “peak-to-valley drawdown” would be still continuing at the end of April in the amount of approximately (3)%, whereas if the value of the Unit had risen by approximately 2% or more in March, the drawdown would have ended as of the end of February at the (2)% level.

Monthly Rate of Return for the Trust is the actual monthly rate of return recognized by an initial $1,000 investment in a Series 4 Unit.

Performance information is calculated on an accrual basis in accordance with generally accepted accounting principles.

Selected Financial Information

The Selected Financial Information for the years ended December 31, 2017, 2016, 2015, 2014 and 2013 is taken from the audited financial statements of the Trust.

	December 31, 2017	December 31, 2016	December 31, 2015	December 31, 2014	December 31, 2013
Income Statement Data
Investment income:
Interest income	1,749,536	$941,571	$477,084	$289,332	$640,996
Expenses:
Total expenses	13,739,445	$14,104,948	$14,324,410	$17,054,873	$26,300,358
Net investment loss	(11,989,909)	$(13,163,377)	$(13,847,326)	$(16,765,541)	$(25,659,362)
Realized and unrealized gains (losses):
Net realized gain (losses) on closed positions:
Futures and forward currency contracts	25,845,691	$34,149,842	$17,999,224	$54,277,805	$(16,102,920)
Foreign exchange translation	511,894	$(300,159)	$(580,900)	$71,870	$(279,960)
Net change in unrealized:
Futures and forward currency contracts	(8,095,337)	$805,212	$2,370,350	$(5,408,170)	$2,167,110
Foreign exchange translation	422,183	$(67,379)	$166,256	$(253,319)	$24,611
Net gains (losses) from U.S. Treasury notes:
Realized	(4,782)	$—	$6,863	$7,946	$21,695
Net change in unrealized	(141,582)	$60,019	$(176,627)	$(30,279)	$(74,728)
Total net realized and unrealized gains (losses)*	$18,538,067	$34,647,535	$19,785,166	$48,665,853	$(14,244,192)
Net income (loss) before Profit Share to Managing Owner	$6,548,158	$21,484,158	$5,937,840	$31,900,312	$(39,903,554)
Less profit share to Managing Owner	$308,026	$551,582	$228,356	$119,598	$—
Net income (loss) after Profit Share to Managing Owner	$6,240,132	$20,932,576	$5,709,484	$31,780,714	$(39,903,554)
Net income (loss) after profit share to Managing Owner per Series 1 Unit	$22.18	$104.24	$20.02	$118.61	$(108.10)
Net income (loss) after profit share to Managing Owner per Series 2 Unit**	$60.16	$156.98	$64.92	$184.35	$(75.35)
Net income (loss) after profit share to Managing Owner per Series 3 Unit	$81.99	$161.47	$68.28	$189.23	$(73.04)
Net income (loss) after profit share to Managing Owner per Series 4 Unit	$156.87	$264.30	$124.51	$240.96	$(52.90)

Balance Sheet Data
Total Assets	$223,750,484	$230,758,101	$214,222,832	$246,891,692	$306,334,381
Total Liabilities	$11,904,920	$7,593,373	$5,376,876	$6,302,486	$18,096,652
Total Trust Capital	$211,845,564	$223,164,728	$208,845,956	$240,589,206	$288,237,729
Net Asset Value per Series 1 Unit	$1,218.29	$1,196.11	$1,091.87	$1,071.85	$953.24
Net Asset Value per Series 2 Unit**	$—	$1,522.28	$1,365.30	$1,300.38	$1,116.03
Net Asset Value per Series 3 Unit	$1,627.18	$1,545.19	$1,383.72	$1,315,44	$1,126.21
Net Asset Value per Series 4 Unit	$1,995.85	$1,838.98	$1,574.68	$1,450.17	$1,209.21

* From trading of futures, forward, and swap contracts, foreign exchange transactions and U.S. Treasury obligations.

** Series 1 Units and Series 2 Units are no longer available for investment, and, as of August 31, 2017, all of the Series 2 Units issued by the Trust have been redeemed.

Selected Quarterly Financial Data

The following summarized quarterly financial information presents the results of operations for the three month periods ended March 31, June 30, September 30 and December 31, 2017 and 2016. This information has not been audited.

	Fourth Quarter 2017	Third Quarter 2017	Second Quarter 2017	First Quarter 2017

Interest Income:	$548,745	$460,756	$406,890	$333,145
Net Realized and Unrealized Gains (Losses) :	$8,159,865	$8,372,214	$(8,178,886)	$10,184,874
Expenses*:	$3,701,980	$3,421,899	$3,224,764	$3,698,828
Net Income (Loss):	$5,006,630	$5,411,071	$(10,996,760)	$6,819,191
Increase (Decrease) in Net Asset Value per Series 1 Unit:	$25.19	$26.98	$(64.47)	$34.48
Increase (Decrease) in Net Asset Value per Series 2 Unit**:	$0.00	$68.25	$(56.63)	$48.54
Increase (Decrease) in Net Asset Value per Series 3 Unit	$42.59	$45.93	$(56.66)	$50.13
Increase (Decrease) in Net Asset Value per Series 4 Unit:	$71.84	$73.07	$(71.60)	$83.56

	Fourth Quarter 2016	Third Quarter 2016	Second Quarter 2016	First Quarter 2016

Interest Income:	$310,094	$268,884	$194,382	$168,211
Net Realized and Unrealized Gains (Losses) :	$(5,901,959)	$3,740,409	$15,259,938	$21,549,147
Expenses*:	$3,344,116	$3,703,243	$3,712,798	$3,896,373
Net Income (Loss):	$(8,935,981)	$306,050	$11,741,522	$17,820,985
Increase (Decrease) in Net Asset Value per Series 1 Unit:	$(50.92)	$(0.59)	$63.25	$92.50
Increase (Decrease) in Net Asset Value per Series 2 Unit**:	$(38.98)	$13.39	$77.21	$105.36
Increase (Decrease) in Net Asset Value per Series 3 Unit	$(38.86)	$14.03	$79.07	$107.23
Increase (Decrease) in Net Asset Value per Series 4 Unit:	$(47.70)	$29.08	$112.04	$160.88

*	Expenses are inclusive of accruals and reversals of accruals of profit share to the Managing Owner.

**	Series 1 Units and Series 2 Units are no longer available for investment, and, as of August 31, 2017, all of the Series 2 Units issued by the Trust have been redeemed.

There were no extraordinary, unusual or infrequently occurring items recognized in any quarter reported above, and the Trust has not disposed of any segments of its business.

Managing Owner’s Discussion and Analysis of Financial Condition and Results of Operations

Results of Operations

General

The Trust’s success depends on the Managing Owner’s ability to recognize and capitalize on trends and other profit opportunities in different sectors of the global capital and commodity markets. The Managing Owner seeks to achieve this goal by developing and selecting trading systems to be used in each market traded and allocating portfolio risk among those markets. The Managing Owner’s trading methods do not generally aim to predict price movements, nor do they always rely on fundamental economic supply or demand analysis or on macroeconomic assessments of the relative strengths of different national economies or economic sectors. Instead, the systems generally apply proprietary computer models to analyzing price, price derivatives, fundamental and other quantitative data, and from this data attempt to determine whether market prices are trending or other types of non-trend or non-traditional opportunities exist.

The Managing Owner’s investment and trading decisions for the Trust are not determined by discretionary analysis of fundamental supply and demand factors, general economic factors or anticipated world events, but by systematic trading systems that seek to model price behavior using price, price derivatives, fundamental and other quantitative data as inputs, as well as the money management principles developed by the Managing Owner and its affiliates. The Managing Owner deploys a variety of trading systems, some of which involve quantitative trend analysis. The profitability of any trading system involving quantitative trend analysis depends upon the occurrence in the future of significant sustained price moves in at least some of the markets traded. Without such sustained price moves in at least some of the markets traded, the Managing Owner’s trend analysis systems are unlikely to produce profits. Similarly, during periods when market behavior is unsuitable for other types of models, such models are unlikely to produce profits.

If the Managing Owner’s trend-following models identify a trend, they signal positions which follow it. When these models identify the trend as having ended or reversed, these positions are either closed out or reversed. Due to their trend-following character, the Managing Owner’s trend-following systems do not predict either the commencement or the end of a price movement. Rather, their objective is to identify a trend early enough to profit from it and to detect its end or reversal in time to close out the Trust’s positions while retaining most of the profits made from following the trend.

In analyzing the performance of the Managing Owner’s trend-following systems, economic conditions, political events, weather factors, etc., are not directly relevant because the Managing Owner uses only market data in developing these systems. However, these factors may be relevant in analyzing the performance of the Managing Owner’s non-traditional models.

The performance summary set forth below is an outline description of how the Trust performed in the past trading in a wide variety of markets. The Trust’s futures and currency forward contract prices are marked-to-market every trading day, and the Trust’s trading accounts are credited or debited with its daily gains or losses. Accordingly, there is no material economic distinction between realized gains or losses on closed positions and unrealized gains or losses on open positions. The Trust’s past performance is not necessarily indicative of how it will perform in the future.

Performance Summary

2017

During 2017, the Trust achieved net realized and unrealized gains of $18,538,067 from its trading operations (including foreign exchange transactions and translations). Brokerage and custodial fees of $12,462,252, management fees of $541,502, administrative expenses of $1,440,217 and custody fees of $40,692 were paid or accrued. The Trust allocated $308,026 in profit share to the New Profits Memo Account for the benefit of the Managing Owner. Interest income of $1,749,536 and Managing Owner commission rebate to Unitholders of $745,218 partially offset the Trust expenses resulting in a net income after profit share to the Managing Owner of $6,240,132.

An analysis of the trading gain (loss) by sector is as follows:

Sector	% Gain (Loss)
Currencies	(5.28)%
Energies	(1.27)%
Grains	(1.01)%
Interest rates	(0.83)%
Livestock	(0.17)%
Metals	(0.25)%
Softs	0.23%
Stock indices	16.82%
Total	8.24%

The Trust was profitable for the year primarily due to gains from long equity futures positions. Trading of soft, tropical commodities was fractionally profitable as well. On the other hand, losses were sustained from trading currency forwards and, to a lesser extent, energy, interest rate, metal, and agricultural commodity futures.

The Trust’s long equity futures positions produced broad-based gains largely on account of broadening and deepening global growth, increasing corporate profits, broadly accommodative global monetary policies, less extreme than feared election outcomes in Europe, signs that China is addressing its debt problems, and the passage of a business friendly tax plan in the U.S. These positive influences far outweighed the negative effects of North Korea’s belligerence, several terrorist attacks in Europe and the U.S., President Trump’s persistent threat to global free trade and the post-WWII international order, and several measured actions by major central banks to scale back the level of policy accommodation. Long positions in U.S., European, Canadian, Australian and Asian equity futures were profitable, as was a short VIX trade. Meanwhile, a long South African stock futures trade was slightly unprofitable due, in part, to political uncertainties, and a long Indian equity futures position produced a small loss largely due to the short term negative impacts from the implementation of the general sales tax and the reductions to currency in circulation.

The U.S. dollar, which had risen sharply into early 2017, declined markedly in an erratic saw-toothed pattern during the first 9 months of 2017, driving the Bloomberg U.S. dollar index to a nearly 33 month low on September 8th, down about 11% from the highs reached early in the year. Thereafter, trading was volatile but range-bound. As the year began, the U.S. dollar was underpinned by three factors: U.S. growth that was stronger than growth abroad; U.S. politics that seemed more certain than politics in Europe; and a U.S. Federal Reserve (the “Fed”) that was reducing monetary policy accommodation while authorities overseas were still engaged in monetary easing. However, as the year progressed these dollar supports eroded. Growth in Europe and Asia accelerated while growth in the U.S. remained modest. The difficult reality of governing diminished the election euphoria for the Trump administration and politics in the U.S. grew more toxic while the political outlook in Europe improved significantly as elections, particularly in the Netherlands and France, produced more moderate outcomes than feared. Finally, the European Central Bank (“ECB”), Bank of England, People’s Bank of China (“PBOC”), and Bank of Canada, among others, shifted toward a less accommodative policy stance. In this environment, U.S. dollar trades against a number of currencies including the Aussie dollar, New Zealand dollar, Canadian dollar, British pound, Japanese yen, euro, Swiss franc, Norwegian krone, Swedish krona, Polish zloty, Singapore dollar, Korean won, South African rand, and the Columbian and Chilean pesos were unprofitable. On the other hand, short U.S. dollar trades against the Indian rupee, Mexican peso, Russian ruble and Brazilian real posted small gains, as did a long dollar trade against the Turkish lira.

Interest rates were volatile throughout 2017 as central banks indicated with both words and actions that the time was at hand for 10 years of extraordinarily easy monetary policy to come to an end. The Fed increased official interest rates three times; the Bank of Canada raised rates twice; the Bank of England increased rates once; the ECB decided to scale back its QE purchase program beginning in January 2018; and the PBOC moved to scale back economy-wide leverage in China. Hence, even though numerous domestic political uncertainties, geopolitical tensions and terrorist events produced periodic flights of safety into government securities during 2017, interest rates did tend to rise during the second half of the year. Consequently, losses were sustained on long positions in German, British, Australian, Canadian and U.S. 2-, 5-, and 10-year notes and bonds. A long position in short-term sterling rates was unprofitable as well. While long positions in French, Italian, Japanese and U.S. bonds were profitable for the year, those gains were reduced over the last third of the year. Meanwhile, a short Eurodollar futures trade late in the year was fractionally profitable.

Energy prices displayed sharp swings within a broad range during 2017, falling to low points during the first half of the year and climbing sharply thereafter. In this unsettled environment, losses trading WTI crude, RBOB gasoline and natural gas outpaced the gains from long Brent crude, heating oil and London gas oil trades late in the year.

Trading of gold and aluminum were unprofitable. But, late in the year, strong global growth, increased demand from the nascent battery and electric vehicle industries, and the shutdown of some metal production capacity in China due to pollution concerns led to rising prices of industrial metals, allowing long positions in copper and zinc to provide partially offsetting gains. Short silver and platinum trades further reduced losses sustained from trading in this sector.

Trading of soybeans and soybean meal produced losses, especially in the May-September period. These losses were partially offset by profits from short corn and wheat positions during the August-October time frame, which occurred in the wake of reports that drought conditions early in the year had little impact on yields, bumper U.S. harvests of corn and soybeans were expected, and Russia was expecting record wheat and corn harvests.

Short coffee and sugar trades were profitable as ample inventories and production weighed on prices.

2016

During 2016, the Trust achieved net realized and unrealized gains of $34,647,535 from its trading operations (including foreign exchange transactions and translations). Brokerage and custodial fees of $13,188,987, management fees of $460,718, administrative expenses of $1,192,572 and custody fees of $40,333 were paid or accrued. The Trust allocated $551,582 in profit share to the New Profits Memo Account for the benefit of the Managing Owner. Interest income of $941,571 and Managing Owner commission rebate to Unitholders of $777,662 partially offset the Trust expenses resulting in a net income after profit share to the Managing Owner of $20,932,576.

An analysis of the trading gain (loss) by sector is as follows:

Sector	% Gain (Loss)
Currencies	4.00%
Energies	(2.86)%
Grains	1.41%
Interest rates	7.54%
Livestock	0.11%
Metals	(0.45)%
Softs	(0.32)%
Stock indices	7.99%
Total	17.42%

The Trust was profitable for the year due to gains from trading financial markets—equity futures, interest rate futures, and currency forwards. Trading of commodity futures—especially energy— was unprofitable.

Recurring concerns about global growth that International Monetary Fund Managing Director Christine Lagarde described early in the year as “…too low, too fragile and facing increased risks to its durability…”; persistently low inflation; accommodative monetary policy worldwide, especially during the first three quarters of the year that saw easing moves by the Bank of Japan, the ECB, the PBOC, and Bank of England; and periodic flight to safety demand due to political developments and/or terrorist related events in China, Brazil, the U.K., Turkey, Belgium, France, Germany, Italy, the Middle East and the U.S. among others generated strong demand for government securities for much of 2016. Later, evidence that global growth and inflation were picking up; the prospect that the Trump administration’s fiscal, regulatory, trade and immigration initiatives could lead to bigger deficits, more growth and more inflation; and the Fed’s ¼% interest rate increase in December—after a year of on again-off again rhetoric—pushed interest rates up sharply from their summer lows. On balance, long positions in German, French, British, and Japanese note, bond and short-term interest rate futures were highly profitable. U.S. interest rate futures’ trading was fractionally profitable overall, although gains on long positions through July were largely offset by losses over the last five months of the year. Losses on long positions in Italian bond futures during the Banca Monte dei Paschi de Siena crisis late in the year outdistanced gains that had accrued earlier.

Against the background of broadly accommodative monetary policy worldwide; with actual growth improving modestly beginning in late summer; and with expected growth boosted by a surge in “animal spirits” due to the Trump administration’s plans, equity markets generally advanced during the year. Thus, despite some sharp broad based selloffs—in January-February on China and oil price concerns, in June around Brexit, and in October-November around the U.S. election—long positions in U.S., U.K., Canadian, Australian, German, French and Taiwanese equity futures were profitable, especially late in the year. A short VIX trade was also quite profitable. Short positions in Chinese, Hong Kong, Singaporean and Korean futures were profitable during the January decline. Short positions in Japanese equity futures registered gains in February and long positions were profitable at yearend. Finally, short positions in Spanish equity futures were profitable during the January and June selloffs, and a long trade posted a gain during the fourth quarter.

Foreign exchange rates were volatile during the year. The U.S. dollar opened 2016 on a strong note given a search for safety, declining oil prices and the Fed’s “relatively hawkish” policy position. Thereafter, through mid-year, the U.S. dollar weakened in volatile trading reflecting the Fed’s feckless delays in raising official interest rates that were underscored in June when Fed Chair Janet Yellen cited real concerns that the “temporary headwinds” that had blunted the Fed’s rate rise program might actually reflect Lawrence Summer’s “secular stagnation” rather than just passing concerns. However, following the surprise decision of the British electorate to leave the European Union, a flight to safety and quality prompted an upward U-turn for the U.S. dollar. After trading sideways for the remainder of the summer, the U.S. dollar moved higher from late September through yearend to a 14-year high as U.S. economic data improved, as the Trump triumph boosted sentiment and as the Fed finally decided to raise rates after a one year hiatus. A long U.S. dollar trade against the British pound was profitable, particularly given the surprise “Brexit” vote. A long U.S. position versus the Mexican peso was profitable in spite of several interest rate hikes by the Bank of Mexico. Long U.S. dollar positions relative to the currencies of Canada, Switzerland, the Czech Republic, Sweden, the Euro, Japan, Korea and Singapore posted gains, especially late in the year. The ousting of the Rousseff government in Brazil led to gains on a long real position against the U.S. dollar. Rising metal prices and high interest rates led to profits on long New Zealand dollar and South African rand trades against the U.S. unit. Trading versus the Turkish lira and Russian ruble was also profitable. On the other hand, trading the U.S. dollar against the currencies of Australia, Chile, Israel, Norway and Poland was unprofitable, as was Euro non-U.S. dollar cross rate trading.

With the International Energy Agency suggesting that the “…world could drown in [oil] oversupply…” ; with crude oil production at or near record levels in many countries— e.g. Saudi Arabia, Russia, the U.S., Iraq; with Iranian exports ramping up; and with global demand still sluggish, crude prices slumped to about $27 per barrel in January. Then, reports that Saudi Arabia, Russia and a number of other producers were discussing plans for a production freeze and would meet in Doha in April sparked an oil price rebound to about $40/barrel. Subsequently, WTI crude traded in a wide range between $40 and $50 per barrel until early December, with prices dropping whenever the reality of excess production and high inventories dominated the discussion, and prices spiking higher whenever the Organization of the Petroleum Exporting Countries (“OPEC”) threat reemerged. Then, on November 30, OPEC announced an agreement to cut group production by a larger than expected 1.2 million barrels a day and non- OPEC producers, led by Russia, followed in early December with a 600,000 barrel per day reduction. As a result crude prices, which had fallen sharply from early October to late November, spiked upward by 9–10%. In this environment, trading of Brent and WTI crude oil, RBOB gasoline, London gas oil, heating oil and natural gas were each unprofitable.

Industrial metals price volatility during the year reflected uncertain economic developments, especially in China, as well as U.S. dollar and energy prices volatility. Trading of copper, aluminum, lead, nickel, palladium, platinum and silver were each marginally unprofitable. One the other hand, a long gold trade in February, a short gold trade in May, and a long zinc position produced partially offsetting gains.

Long positions in soybeans and soybean meal were profitable during the second quarter as bad weather in Brazil and Argentina underpinned prices for most of the period. With corn inventories at 30-year highs and with worldwide grain production expected to increase 10% this year, short corn and wheat positions were profitable, particularly in June, July and August. Trading of soybean oil was slightly unprofitable.

Trading of soft and tropical commodities was fractionally unprofitable.

2015

During 2015, the Trust achieved net realized and unrealized gains of $19,785,166 from its trading operations (including foreign exchange transactions and translations). Brokerage and custodial fees of $13,566,738, management fees of $385,131, administrative expenses of $1,140,008 and custody fees of $50,353 were paid or accrued. The Trust allocated $228,356 in profit share to the New Profits Memo Account for the benefit of the Managing Owner. Interest income of $477,084 and Managing Owner commission rebate to unitholders of $817,820 partially offset the Trust expenses resulting in a net income after profit share to the Managing Owner of $5,709,484.

An analysis of the trading gain (loss) by sector is as follows:

Sector	% Gain (Loss)
Currencies	0.08%
Energies	4.62%
Grains	(1.16)%
Interest rates	3.41%
Livestock	0.05%
Metals	2.57%
Softs	0.36%
Stock indices	(0.47)%
Total	9.46%

The Trust was profitable for the year largely due to gains from long interest rate futures positions, and short energy and metal future trades. Trading of stock index and agricultural commodity futures were unprofitable, while currency trading was flat as gains from trading the U.S. dollar were offset by losses from non-dollar cross rate trading.

Vacillating growth, inflation, monetary policy and political prospects worldwide led to volatile trading conditions in most markets throughout 2015. Uneven growth against the background of stubborn, below target price and wage inflation in the United States produced on again-off again Fed rate hike discussions that were only resolved in December. The quantitative easing, or QE, program of the ECB—started in the first quarter—seemed to put a floor under European growth, although the recovery has been sluggish and targeted inflation remains a distant hope. China’s policy makers continued to struggle with the transition away from export and manufacturing led growth to expansion driven by consumption and domestic demand; and from controlled to market based equity, foreign exchange and fixed income prices. Hence, even as the PBOC instituted numerous easing actions—including 6 official interest rate cuts in the past year—growth continued to ratchet lower. Finally, in Japan both growth and inflation continue to straddle the zero line. These large country problems spilled into smaller developed countries and into emerging markets as shrinking global trade hurt growth and as capital outflows pressured exchange rates and commodity producers. Throughout the year, markets were unsettled periodically by elections, politicking and political corruption that threatened the prevailing political structures in regions and countries such as: Europe (Greece, Turkey, Spain, Portugal, France, U.K., and Poland), South America (Brazil, Argentina, and Venezuela), South Africa, Asia (China, Malaysia, Thailand, Indonesia, Taiwan, Singapore, and Australia), Canada and the United States. Moreover, markets participants had to price in geopolitical ructions and terrorism that involved Syria, Iran, Iraq, Saudi Arabia, Yemen, Russia, Turkey, Ukraine, France and the United States.

Although energy prices were supported during the first half of 2015 by some apparent stabilization of the worldwide growth outlook amid aggressive easing of monetary policy from the ECB, PBOC and Bank of Japan, energy prices plunged again during the July-December period. The unrelenting production emanating especially from Saudi Arabia, Russia, the U.S., Iraq, and prospectively from Iran, and historically high inventories drove crude prices to 11 year lows. U.S. natural gas prices plunged to 17 year lows in response to ample supplies and to especially warm fall and winter weather. As a result, short positions in Brent crude, WTI crude, heating oil and London gas oil and natural gas were highly profitable.

Industrial metals prices followed a similar path to energy prices, stabilizing or rising early in the year before falling sharply thereafter. A lack of growth acceleration in the developed world; the persistent slowdown in China’s manufacturing and real estate sectors; and constrained growth in emerging markets, especially weighed down by the Russian and Brazilian recessions, crimped demand for metals. Also, supplies of industrial metals were abundant, although there were some successful efforts by international companies and China to close some mines and reduce production that did restrain the price declines. Short positions in copper, aluminum, nickel, zinc and palladium were profitable.

Long positions in U.S. note, bond and short term interest rate futures were profitable, especially early in the year when growth disappointed and the Fed dragged its feet on raising official rates, and again during late summer when Chinese stocks collapsed and the Fed delayed once more. At other times, particularly in the fourth quarter when the Fed finally did raise official rates, long positions were unprofitable and the gains for 2015 were reduced. A long position in Canadian bonds was profitable as the energy collapse and lack of inflation underpinned demand. Long positions in Japanese bonds and British note and short-rate futures were fractionally profitable as well. For much of the year, long positions in Continental—German, French and Italian—interest rate futures were profitable as the ECB’s implementation of QE spurred demand. However, interest rates, after reaching extraordinarily low levels, spiked higher in late spring amid signs that growth was accelerating and that the Greek crisis was deteriorating, leading to losses on long positions. Again in December, after the ECB’s extension of QE was viewed by market participants as inadequate, interest rates spiked higher, bringing losses. Overall, therefore, trading of Continental interest rate futures was only slightly profitable for 2015.

Against an uncertain economic and political background, trading of equity futures produced a fractional loss overall and was volatile throughout the year, especially during the Chinese stock collapse in June through August. Long positions in U.S. and Canadian stock index futures, and trading of Korean, Japanese, Taiwanese and South African equity futures registered losses. On the other hand, long positions in European equity futures were profitable in the wake of the ECB’s QE program. Also, long positions in Chinese and Hong Kong futures were profitable in the first half of the year, while short trades showed gains in the second half. A short VIX trade was profitable too.

The U.S. dollar, which was buffeted by a multitude of economic and political concerns, strengthened during the year although the path was uneven. Long U.S. dollar positions versus the Euro and Yen were profitable as the ECB introduced QE in the first quarter and as the Bank of Japan added to its accommodation. Later in the year, as emerging economies and commodity producing countries came under pressure, long U.S. dollar trades against the currencies of Canada, Russia, Mexico, Brazil, Colombia, Turkey and New Zealand generated gains. On the other hand, a long U.S. dollar/short Swiss franc trade sustained a large loss when the Swiss National Bank unexpectedly ended the franc’s peg to the euro and the franc soared by 15% on January 15. Trading the dollar against the currencies of Australia, Chile, Korea, India, Poland, the Czech Republic, Sweden and South Africa also produced losses. Finally, non-dollar cross rate trading was unprofitable largely due to trading the euro against a variety of currencies.

Trading of agricultural commodities was fractionally unprofitable. Trading of corn and wheat produced losses, especially during June and July when prices, after having drifted lower under the weight of large inventories and solid crop reports, spiked higher on spurious reports that China was aggressively buying grains and on a revised USDA forecast suggesting a less favorable crop outlook. Prices subsequently receded but positions had swung from short to long and losses were sustained on both sides. Trading of cotton was fractionally unprofitable. A short coffee trade was profitable as large supplies weighed on prices and a long sugar trade produced a gain late in the year, as did short livestock trades.

Liquidity and Capital Resources

Units may be offered for sale as of the beginning, and may be redeemed as of the end, of each month.

The amount of capital raised for the Trust should not have a significant impact on its operations, as the Trust has no significant capital expenditure or working capital requirements other than for monies to pay trading losses, brokerage commissions and charges. Within broad ranges of capitalization, the Managing Owner’s trading positions should increase or decrease in approximate proportion to the size of the Trust.

The Trust raises additional capital only through the sale of Units and capital is increased through trading profits (if any). The Trust does not engage in borrowing.

The Trust trades futures, forward and spot contracts, and may trade swap and options contracts, on interest rates, commodities, currencies, metals, energy and stock indices. Risk arises from changes in the value of these contracts (market risk) and the potential inability of counterparties or brokers to perform under the terms of their contracts (credit risk). Market risk is generally to be measured by the face amount of the futures positions acquired and the volatility of the markets traded. The credit risk from counterparty non-performance associated with these instruments is the net unrealized gain, if any, on these positions plus the value of the margin or collateral held by the counterparty. The risks associated with exchange-traded contracts are generally perceived to be less than those associated with OTC transactions, because exchanges typically (but not universally) provide clearinghouse arrangements in which the collective credit (in some cases limited in amount, in some cases not) of the members of the exchange is pledged to support the financial integrity of the exchange. In most OTC transactions, on the other hand, traders must rely solely on the credit of their respective individual counterparties. Margins which may be subject to loss in the event of a default, are generally required in exchange trading, and counterparties may require margin or collateral in the OTC markets.

The Managing Owner has procedures in place to control market risk, although there can be no assurance that they will, in fact, succeed in doing so. These procedures primarily focus on: (1) real time monitoring of open positions; (2) diversifying positions among various markets; (3) limiting the assets committed as margin or collateral, generally within a range of 5% to 35% of an account’s net assets at exchange, though the amount may at any time be substantially higher; and (4) prohibiting pyramiding – that is, using unrealized profits in a particular market as margin for additional positions in the same market. The Trust controls credit risk by dealing exclusively with large, well capitalized financial institutions as brokers and counterparties.

The financial instruments traded by the Trust contain varying degrees of off-balance sheet risk whereby changes in the market values of the futures, forward and spot contracts or the Trust’s satisfaction of the obligations may exceed the amount recognized in the Statement of Financial Condition of the Trust.

Due to the nature of the Trust’s business, substantially all its assets are represented by cash, cash equivalents and U.S. government obligations, while the Trust maintains its market exposure through open futures, forward and spot contract positions.

The Trust’s futures contracts are settled by offset and are cleared by the exchange clearinghouse function. Open futures positions are marked to market each trading day and the Trust’s trading accounts are debited or credited accordingly. Options on futures contracts are settled either by offset or by exercise. If an option on a future is exercised, the Trust is assigned a position in the underlying future which is then settled by offset. The Trust’s spot and forward currency transactions conducted in the interbank market are settled by netting offsetting positions or payment obligations and by cash payments.

The value of the Trust’s cash and financial instruments is not materially affected by inflation. Changes in interest rates, which are often associated with inflation, could cause the value of certain of the Trust’s debt securities to decline, but only to a limited extent. More important, changes in interest rates could cause periods of strong up or down market price trends, during which the Trust’s profit potential generally increases. However, inflation can also give rise to markets which have numerous short price trends followed by rapid reversals, markets in which the Trust is likely to suffer losses.

The Trust’s assets are generally held as cash or cash equivalents, including short-term U.S. government obligations, which are used to margin the Trust’s futures and forward currency positions and withdrawn, as necessary, to pay redemptions and expenses. Other than potential market-imposed limitations on liquidity, due, for example, to limited open interest in certain futures markets or to daily price fluctuation limits, which are inherent in the Trust’s futures and forward trading, the Trust’s assets are highly liquid and are expected to remain so. During 2017, the Trust experienced no meaningful periods of illiquidity in any of the numerous markets traded by the Managing Owner.

Critical Accounting Estimates

The Trust records its transactions in futures, forward and spot currency contracts, including related income and expenses, on a trade date basis. Open futures contracts traded on an exchange are valued at fair value, which is based on the closing settlement price on the exchange where the futures contract is traded by the Trust on the day with respect to which Net Assets are being determined. Open swap contracts are recorded at fair value based on the closing settlement price for equivalent or similar futures positions that are traded on an exchange on the day with respect to which Net Assets are being determined. Open forward currency contracts are recorded at fair value, based on pricing models that consider the current market prices (“Spot Prices”) plus the time value of money (“Forward Points”) and contractual prices of the underlying financial instruments. The Spot Prices and Forward Points for open forward currency contracts are generally based on the 3:00 P.M. New York time prices provided by widely used quotation service providers on the day with respect to which Net Assets are being determined. The Forward Points from the quotation service providers are generally in periods of one month, two months, three months and six months forward while the contractual forward delivery dates for the foreign currency contracts traded by the Trust may be in between these periods.

The Managing Owner’s policy is to calculate the Forward Points for each contract being valued by determining the number of days from the date the forward currency contract is being valued to its maturity date and then using straight-line interpolation to calculate the valuation of Forward Points for the applicable forward currency contract. The Managing Owner will also compare the calculated price to the forward currency prices provided by dealers to determine whether the calculated price is fair and reasonable.

The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions, such as accrual of expenses, that affect the amounts and disclosures reported in the financial statements. Based on the nature of the business and operations of the Trust, the Managing Owner believes that the estimates utilized in preparing the Trust’s financial statements are appropriate and reasonable, however actual results could differ from these estimates. The estimates used do not provide a range of possible results that would require the exercise of subjective judgment. The Managing Owner further believes that, based on the nature of the business and operations of the Trust, no other reasonable assumptions relating to the application of the Trust’s critical accounting estimates other than those currently used would likely result in materially different amounts from those reported.

Off-Balance Sheet Arrangements

The Trust does not engage in off-balance sheet arrangements with other entities.

Contractual Obligations

The Trust does not enter into any contractual obligations or commercial commitments to make future payments of a type that would be typical for an operating company or that would affect its liquidity or capital resources. The Trust’s sole business is trading futures, forward and spot currency contracts, both long (contracts to buy) and short (contracts to sell). The Trust may also engage in trading swaps. All such contracts are settled by offset, not delivery. Substantially all such contacts are for settlement within four months of the trade date and substantially all such contracts are held by the Trust for less than four months before being offset or rolled over into new contracts with similar maturities. The Trust’s Financial Statements present a Condensed Schedule of Investments setting forth net unrealized appreciation (depreciation) of the Trust’s open future and forward currency contracts, both long and short, at December 31, 2017 and December 31, 2016.

Quantitative And Qualitative Disclosures About Market Risk

Introduction

Past Results Are Not Necessarily Indicative of Future Performance

The Trust is a speculative commodity pool. Unlike an operating company, the risk of market sensitive instruments is integral, not incidental, to the Trust’s main line of business.

Market movements result in frequent changes in the fair market value of the Trust’s open positions and, consequently, in its earnings and cash flow. The Trust’s market risk is influenced by a wide variety of factors, including the level and volatility of interest rates, exchange rates, equity price levels, the market value of financial instruments and contracts, the diversification effects among the Trust’s open positions and the liquidity of the markets in which it trades.

The Trust can rapidly acquire and/or liquidate both long and short positions in a wide range of different markets. Consequently, it is not possible to predict how a particular future market scenario will affect performance, and the Trust’s past performance is not necessarily indicative of its future results.

Value at Risk is a measure of the maximum amount which the Trust could reasonably be expected to lose in a given market sector. However, the inherent uncertainty of the Trust’s speculative trading and the recurrence in the markets traded by the Trust of market movements far exceeding expectations could result in actual trading or non-trading losses far beyond the indicated Value at Risk or the Trust’s experience to date ( i.e., “risk of ruin”). In light of the foregoing as well as the risks and uncertainties intrinsic to all future projections, the inclusion of the quantification included in this section should not be considered to constitute any assurance or representation that the Trust’s losses in any market sector will be limited to Value at Risk or by the Trust’s attempts to manage its market risk.

Materiality, as used in this section “Quantitative and Qualitative Disclosures About Market Risk,” is based on an assessment of reasonably possible market movements and the potential losses caused by such movements, taking into account the leverage, optionality and multiplier features of the Trust’s market sensitive instruments.

Quantifying the Trust’s Trading Value at Risk

Quantitative Forward-Looking Statements

The following quantitative disclosures regarding the Trust’s market risk exposures contain “forward-looking statements” within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). All quantitative disclosures in this section are deemed to be forward-looking statements for purposes of the safe harbor, except for statements of historical fact.

The Trust’s risk exposure in the various market sectors traded by the Managing Owner is quantified below in terms of Value at Risk. Due to the Trust’s mark-to-market accounting, any loss in the fair value of the Trust’s open positions is directly reflected in the Trust’s earnings (realized or unrealized) and cash flow (at least in the case of exchange-traded contracts in which profits and losses on open positions are settled daily through variation margin).

Exchange maintenance margin requirements have been used by the Trust as the measure of its Value at Risk. Maintenance margin requirements are set by exchanges to equal or exceed 95–99% of the maximum one day losses in the fair value of any given contract incurred during the time period over which historical price fluctuations are researched for purposes of establishing margin levels. The maintenance margin levels are established by dealers and exchanges using historical price studies as well as an assessment of current market volatility (including the implied volatility of the options on a given futures contract) and economic fundamentals to provide a probabilistic estimate of the maximum expected near-term one day price fluctuation.

The Trust calculates Value at Risk for forward currency contracts that are not exchange traded using exchange maintenance margin requirements for equivalent or similar futures positions as the measure of Value at Risk.

In quantifying the Trust’s Value at Risk, 100% positive correlation in the different positions held in each market risk category has been assumed. Consequently, the margin requirements applicable to the open contracts have simply been aggregated to determine each trading category’s aggregate Value at Risk. The diversification effects resulting from the fact that the Trust’s positions are rarely, if ever, 100% positively correlated have not been reflected.

The Trust’s Trading Value at Risk in Different Market Sectors

The following tables indicate the average, highest and lowest amounts of trading Value at Risk associated with the Trust’s open positions by market category for the fiscal years ended December 31, 2017 and 2016. During fiscal year 2017 and fiscal year 2016, the Trust’s average total capitalization was approximately $221 million and $226 million, respectively.

Fiscal Year 2017
Market Sector	Average Value at Risk	% of Average Capitalization	Highest Value At Risk	Lowest Value At Risk

Currencies	$6.8	3.1%	$8.0	$5.0
Energies	$2.5	1.1%	$3.4	$1.3
Grains	$1.2	0.5%	$1.7	$0.8
Interest Rates	$6.7	3.0%	$7.8	$5.9
Livestock	$0.1	0.0%	$0.1	$0.0
Metals	$1.3	0.6%	$2.4	$0.8
Softs	$0.4	0.2%	$0.5	$0.3
Stock Indices	$11.2	5.2%	$13.3	$9.0

Total	$30.2	13.7%

Fiscal Year 2016
Market Sector	Average Value at Risk	% of Average Capitalization	Highest Value At Risk	Lowest Value At Risk

Currencies	$6.9	3.1%	$8.9	$5.8
Energies	$1.3	0.6%	$1.7	$1.2
Grains	$1.2	0.5%	$1.6	$0.6
Interest Rates	$6.2	2.7%	$8.9	$4.2
Livestock	$0.1	0.0%	$0.2	$0.0
Metals	$1.6	0.7%	$2.3	$1.0
Softs	$0.2	0.1%	$0.3	$0.2
Stock Indices	$9.4	4.2%	$13.2	$6.4

Total	$26.9	11.9%

Average, highest and lowest Value at Risk amounts relate to the quarter-end amounts during the fiscal year. Average capitalization is the average of the Trust’s approximate capitalization at the end of each month during the fiscal years 2017 and 2016. Dollar amounts represent millions of dollars.

Material Limitations on Value at Risk as an Assessment of Market Risk

The face value of the market sector instruments held by the Trust is typically many times the applicable maintenance margin requirement (maintenance margin requirements generally range between approximately 1% and 10% of contract face value) as well as many times the capitalization of the Trust. The magnitude of the Trust’s open positions creates a “risk of ruin” not typically found in most other investment vehicles. Because of the size of its positions, certain market conditions — unusual, but historically recurring from time to time — could cause the Trust to incur severe losses over a short period of time. The foregoing Value at Risk table — as well as the past performance of the Trust — give no indication of this “risk of ruin.”

Non-Trading Risk

The Trust has non-trading market risk on its foreign cash balances not needed for margin. However, these balances (as well as any market risk they represent) are immaterial.

The Trust also has non-trading cash flow risk as a result of holding a substantial portion (approximately 90%) of its assets in U.S. Treasury notes and other short-term debt instruments (as well as any market risk they represent) for margin and cash management purposes. Although the Managing Owner does not anticipate that, even in the case of major interest rate movements, the Trust would sustain a material mark-to-market loss on its securities positions, if short-term interest rates decline so will the Trust’s cash management income. The Trust also maintains a portion (approximately between 5% and 10%) of its assets in cash and in a U.S. government securities and related instruments money market fund. These cash balances are also subject (as well as any market risk they represent) to cash flow risk, which is not material.

Qualitative Disclosures Regarding Primary Trading Risk Exposures

The following qualitative disclosures regarding the Trust’s market risk exposures—except for (i) those disclosures that are statements of historical fact and (ii) the descriptions of how the Managing Owner manages the Trust’s primary market risk exposures—constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The Trust’s primary market risk exposures as well as the strategies used and to be used by the Managing Owner for managing such exposures are subject to numerous uncertainties, contingencies and risks, any one of which could cause the actual results of the Trust’s risk controls to differ materially from the objectives of such strategies. Government interventions, defaults and expropriations, illiquid markets, the emergence of dominant fundamental factors, political upheavals, changes in historical price relationships, an influx of new market participants, increased regulation and many other factors could result in material losses as well as in material changes to the risk exposures and the risk management strategies of the Trust. There can be no assurance that the Trust’s current market exposure and/or risk management strategies will not change materially or that any such strategies will be effective in either the short- or long-term. Investors must be prepared to lose all or substantially all of their investment in the Trust.

The following were the primary trading risk exposures of the Trust as of December 31, 2017, by market sector (see page 20 for a complete list of futures, forward and spot contracts traded).

Financial Instruments. Interest rate movements directly affect the price of the sovereign bond futures positions held by the Trust and indirectly the value of its stock index and currency positions. Interest rate movements in one country as well as relative interest rate movements between countries may materially impact the Trust’s profitability. The Trust’s primary interest rate exposure is to interest rate fluctuations in countries or regions including Australia, Canada, Japan, Switzerland, the U.K., the U.S. and the Eurozone. However, the Trust also may take positions in futures contracts on the government debt of other nations. The Managing Owner anticipates that interest rates in these industrialized countries or areas, both long-term and short-term, will remain the primary interest rate market exposure of the Trust for the foreseeable future.

Currencies. Exchange rate risk is a principal market exposure of the Trust. The Trust’s currency exposure is to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. The fluctuations are influenced by interest rate changes as well as political and general economic conditions. The Trust trades in a large number of currencies, including cross-rates — e.g., positions between two currencies other than the U.S. dollar.

Stock Indices. The Trust’s equity exposure, through stock index futures, is to equity price risk in the major industrialized countries as well as other countries.

Metals. The Trust’s metals market exposure is to fluctuations in the price of aluminum, copper, gold, lead, nickel, palladium, platinum, silver, tin and zinc.

Agricultural. The Trust’s primary commodities exposure is to agricultural price movements, which are often directly affected by severe or unexpected weather conditions as well as supply and demand factors.

Energy. The Trust’s primary energy market exposure is to gas and oil price movements, often resulting from political developments in the Middle East and economic conditions worldwide. Energy prices are volatile and substantial profits and losses have been and are expected to continue to be experienced in this market.

Qualitative Disclosures Regarding Non-Trading Risk Exposure

The following were the non-trading risk exposures of the Trust as of December 31, 2017.

Foreign Currency Balances. The Trust’s primary foreign currency balances are in Australian Dollars, British Pounds, Canadian Dollars, Euros, Japanese Yen, Korean Won, Malaysian Ringgit, Swiss Francs and Thai Bhat. To the extent possible, the Trust controls the non-trading risk of these balances by regularly converting these balances back into U.S. dollars (no less frequently than twice a month).

Securities Positions. The Trust’s only market exposure in instruments held other than for trading is in its securities portfolio. The Trust holds only cash or interest-bearing, credit risk-free, short-term paper — typically U.S. Treasury instruments with durations no longer than 1 year. Violent fluctuations in prevailing interest rates could cause immaterial mark-to-market losses on the Trust’s securities, although substantially all of these short-term instruments are held to maturity.

Qualitative Disclosures Regarding Means of Managing Risk Exposure

The Managing Owner attempts to control risk through the systematic application of its trading method, which includes a multi-system approach to price trend recognition, an analysis of market volatility, the application of certain money management principles, which may be revised from time to time, and adjusting leverage or portfolio size. In addition, the Managing Owner limits its trading to markets which it believes are sufficiently liquid in respect of the amount of trading it contemplates conducting.

The goal of the Managing Owner’s research has been to develop and select a mix of systems in each market and to allocate risk across a wide array of markets, so as to contain overall portfolio risk within a targeted range while allowing exposure to profitable trend opportunities. Over more than 40 years, the Managing Owner has developed hundreds of trading systems. These trading systems generate buy or sell decisions in a particular market based on the direction of price movements in the market, some non-price information or a combination of both.

Of course, systems can be materially different — better in some periods and worse in others. The main distinguishing features are: the time frame over which systems work (intra-day to long-term); the granularity of data fed into them (tick data to daily, weekly or monthly frequencies); type (market or economic statistics); source (cash, futures or option markets-generated data or government and industry generated statistical information), and the objective of the system (profiting from momentum, mean reversion, trading ranges or volatility). No single approach will work all the time. Therefore, the Managing Owner’s objective is to have several approaches operating simultaneously.

When arriving at the portfolio allocation, the Managing Owner generally seeks maximum diversification subject to liquidity and sector concentration constraints, and each market is traded using a diversified (but generally not optimized for each particular market) set of trading systems. The markets traded and allocations are reviewed at least monthly, although changes may occur more or less frequently. The following factors, among others, are considered in constructing a universe of markets to trade for the Trust: profitability, liquidity of markets, professional judgment, desired diversification, transaction costs, exchange regulations and depth of market. The current allocation to any market in the Trust’s portfolio does not exceed 3% of total market exposure, measured by risk allocation.

Risk is a function of both price level and price volatility. The Managing Owner sizes the position in each market taking into account its measurement of risk based on price level and volatility in that market. Market exposure is then managed by the position-sizing models which measure the risk in the portfolio’s position in each market. In the event the model determines that the risk has changed beyond an acceptable threshold, it will signal a change in the position — a decrease in position size when risk increases and an increase in position size when risk decreases. The Managing Owner’s position-sizing models maintain overall portfolio risk and distribution of risk across markets within designated ranges. The position-sizing model manages the position traded by each of the (directional) trading systems discussed above. A secondary benefit of the position-sizing model can be timely profit taking. Because markets tend to become more volatile after a profitable trend has been long underway, the position-sizing model often signals position reductions before trend reversals.

In addition, the Managing Owner’s risk management focuses on money management principles applicable to the portfolio as a whole rather than to individual markets. The first principle is portfolio diversification, which attempts to improve the quality of profits by reducing volatility.

Additional money management principles applicable to the portfolio as a whole include: (1) limiting the assets committed as margin or collateral, generally within a range of 5% to 35% of an account’s net assets, though the amount may at any time be higher or lower and (2) prohibiting pyramiding — that is, using unrealized profits in a particular market as margin for additional positions solely in the same market.

Another important risk management function is the careful control of leverage or total portfolio exposure. Leverage levels are determined by simulating the entire portfolio — all markets, all systems, all risk control models, the exact weightings of the markets in the portfolio and the proposed level of leverage — over the past five or ten years to determine the portfolio’s simulated risk and return characteristics as well as the worst case experienced by the portfolio in the simulation period. The worst case, or peak-to-trough drawdown, is measured from a daily high in portfolio assets to the subsequent daily low whether that occurs days, weeks or months after the daily high. If the Managing Owner considers the drawdown too severe or the portfolio’s simulated volatility too high, it reduces the leverage or total portfolio exposure. There are, however, no restrictions on the amount of leverage the Trust may use at any given time.

The Managing Owner

Millburn Ridgefield Corporation

The Managing Owner, Millburn Ridgefield Corporation, is a Delaware corporation operating in Greenwich, Connecticut, organized in May 1982 to manage discretionary accounts in futures and forward markets. It is the corporate successor to a futures trading and advisory organization that has been continuously managing assets in the currency and futures markets using quantitative, systematic techniques since 1971. As of April 1, 2018, the Managing Owner, together with its affiliates, was managing approximately $6.1 billion in commodity and financial futures, currencies and other alternative strategies in non-proprietary accounts.

The value of the Managing Owner’s investment in the Trust as of April 1, 2018 was $3,545,353. As of the same date, the aggregate value of the Managing Owner’s principals’ and their family members’ investments in the Trust was $1,672,592.

Background and Management

The Managing Owner has been registered with the CFTC as a CPO since July 1, 1982 and as a CTA since September 13, 1984 and has been a member of the National Futures Association (“NFA”) since July 1, 1982. The Managing Owner registered with the CFTC as a “swap member” effective December 26, 2012. The Managing Owner is the successor to the trading advisory and CPO functions of Millburn Partners and CommInVest Research Limited Partnership (“CommInVest”), each of which served as the general partners of various commodity pools and both of which are or were affiliates of The Millburn Corporation. The Millburn Corporation, an affiliate of the Managing Owner operating in New York, performs certain administrative and operating functions for the Managing Owner, including research, trade order entry, technology, operations, marketing, accounting, tax, legal, compliance, human resources and administration services. The Millburn Corporation is compensated by the Managing Owner out of the Managing Owner’s own funds and neither the Trust nor any Unitholder bears any additional costs as a result of the arrangement between The Millburn Corporation and the Managing Owner. Millburn International, LLC was formed on November 18, 2010, and Millburn Asia, LLC (together with Millburn International, LLC, “Millburn International Group”) was formed on November 3, 2014. Millburn International Group and their subsidiaries provide information regarding the Managing Owner and its strategies and certain investor services on behalf of the Managing Owner in connection with the Managing Owner’s international activities. ShareInVest Research L.P. (“ShareInVest”), a former affiliate of the Managing Owner, managed U.S. small capitalization growth stock hedge funds and ceased operations as of December 31, 2007. The registration of the Managing Owner with the CFTC must not be taken as an indication that such agency has recommended or approved either the Managing Owner or the Trust.

The core of the Managing Owner’s business centers on its Systematic Futures & Currency Investment Process (the “Investment Process”). The Investment Process is overseen by the Managing Owner’s Investment Committee, which comprises the Managing Owner’s senior principals. The Investment Process is supported by employees of The Millburn Corporation who are responsible for research, data management, system implementation, trade order entry and market intelligence. The Investment Process includes, among other functions, system design, modeling and the Managing Owner’s risk management processes. This Investment Process is responsible for deploying portfolio risk across markets, strategies and models.

The Managing Owner was among the first systematic money managers to begin building a comprehensive in-house computerized database of cleaned and time-stamped pricing and market-related data pertaining to instruments traded by its funds. This database has been enhanced and updated continuously since its introduction in 1975, but includes data from several decades before that time. Over the years, with advancements in software and storage technology, the database has been expanded to include terabytes of tick and other data. The Managing Owner and The Millburn Corporation utilize third-party software packages to collect this data efficiently and have developed several proprietary software tools that they believe enhance their ability to filter the data and generate simulations, trading signals and new trading models. Data robustness is supported by multiple data feeds from independent third-party vendors and by the continuous back up and redundancy of data between the two different geographical locations and a backup site with independent generators.

Other key components of the Managing Owner’s Investment Process include trade execution and market intelligence. Currently, most of the Managing Owner’s trades in the futures markets are executed electronically. The Managing Owner believes electronic trading has been instrumental in making the trading operation more efficient and cost effective. The Millburn Corporation’s experienced trading team provides meaningful feedback to the research team which is critical in the monitoring of markets ( e.g., liquidity, credit, sovereign issues), the development of trading algorithms and/or utilization of brokers’ trading algorithms.

The Millburn Corporation’s back office infrastructure supports the Managing Owner’s Investment Process. The infrastructure consists of legal, compliance, fund accounting, tax, technology, marketing, human resources and administrative departments. The Managing Owner and The Millburn Corporation have a strong focus on internal controls and risk management to ensure that all accounts are reconciled in a timely manner. Portfolios are priced using independent pricing sources, assets are safeguarded at independent counterparties and the Managing Owner and The Millburn Corporation strive to maintain adequate separation of duties among employees. A suite of risk management tools is used to monitor various items such as counterparty credit risk, liquidity in the markets traded, targeted risk levels, margin and performance attribution.

In addition to the back office infrastructure provided by The Millburn Corporation, the Trust has engaged CACEIS (USA) Inc., a third-party asset servicing provider (the “Verification Agent”), to, among other things, independently price the Trust’s portfolio, or verify the Managing Owner’s valuations, verify the existence of assets, cash balances and counterparty balances, calculate counterparty exposures, verify the Managing Owner’s calculation of fees and allocations, verify the Managing Owner’s calculation of Net Assets and provide monthly reports related to the foregoing. The agreement between the Trust and the Verification Agent may be terminated by either party for cause or upon 90 days notice. The Trust reimburses the Verification Agent for expenses that the Verification Agent incurs on the Trust’s behalf and pays the Verification Agent a monthly fee in arrears equal to the higher of: (1) 1/12 of 0.004% of the month-end Net Assets of the Trust and (2) $2,500. Such expenses and fees are considered a part of the routine legal, accounting, administrative, printing and similar costs associated with the Trust’s day-to-day operations, which in addition to ongoing offering costs, are not expected to exceed 0.60 of 1% of the Trust’s average month-end Net Assets in any given year, assuming Trust assets of $200,000,000.

Communication between the Managing Owner and the Trust’s investors is maintained primarily by the investor services department, which provides investors with insight into the trading methodology, current market conditions and performance of their investments.

The background of each of the principals and senior officers of the Managing Owner and its affiliates who perform services on the Managing Owner’s behalf is set forth below. The principals of the Managing Owner responsible for investment decisions and/or business operations on behalf of the Trust are Barry Goodman, Grant N. Smith, Gregg R. Buckbinder, Harvey Beker and George E. Crapple.

Barry A. Goodman, age 60.  Mr. Goodman is Co-Chief Executive Officer and Executive Director of Trading of the Managing Owner and The Millburn Corporation, and serves as a member of the Managing Owner’s Investment Committee. Mr. Goodman plays an integral role in business and product development, and in the strategic direction of the firm as a whole. Mr. Goodman joined the Managing Owner and The Millburn Corporation (including its affiliate, Millburn Partners) in November 1982 as Assistant Director of Trading and most recently thereafter served as Executive Vice President of the Managing Owner and The Millburn Corporation until November 1, 2015. His responsibilities include overseeing the firm’s trading operations and managing its trading relationships, as well as the design and implementation of trading systems. From September 1980 through October 1982, he was a commodity trader at the brokerage firm of E. F. Hutton & Co., Inc. (“E.F. Hutton”). At E.F. Hutton, he also designed and maintained various technical indicators and coordinated research projects pertaining to the futures markets. Mr. Goodman graduated magna cum laude from Harpur College of the State University of New York in 1979 with a B.A. in economics. Mr. Goodman has also served as President and a Director of each entity in Millburn International Group since inception. Mr. Goodman became listed as a Principal and registered as an Associated Person and a Swap Associated Person of the Managing Owner effective December 19, 1991, May 23, 1989 and January 14, 2013, respectively. He also became listed as a Principal and registered as an Associated Person and a Swap Associated Person of The Millburn Corporation effective June 20, 1995, April 5, 1989, and March 8, 2013, respectively. He became a partner in ShareInVest in January 1994. Mr. Goodman was a listed Principal of ShareInVest, effective May 19, 1999 until February 25, 2007.

Grant N. Smith, age 66. Mr. Smith is Co-Chief Executive Officer and Chief Investment Officer of the Managing Owner and The Millburn Corporation, and serves as a member of the Managing Owner’s Investment Committee. He is responsible for the design, testing and implementation of quantitative trading strategies, as well as for planning and overseeing the computerized decision-support systems of the firm. He received a B.S. degree from the Massachusetts Institute of Technology (“MIT”) in 1974 and an M.S. degree from MIT in 1975. While at MIT, he held several teaching and research positions in the computer science field and participated in various projects relating to database management. He joined the predecessor entity to The Millburn Corporation in June 1975, and has been continuously associated with the Managing Owner, The Millburn Corporation and their affiliates since that time. Mr. Smith served as the Executive Vice President of the Managing Owner and The Millburn Corporation until November 1, 2015 as the Director of Research of both entities until May 31, 2016. He has also served as a Director of each entity in Millburn International Group since inception, where he, along with the other Directors of each of those entities, is responsible for its overall management. Mr. Smith became listed as a Principal and registered as an Associated Person and a Swap Associated Person of the Managing Owner, effective December 19, 1991, April 15, 2009, and March 8, 2013, respectively. He became listed as a Principal and registered as an Associated Person and a Swap Associated Person of The Millburn Corporation effective June 20, 1995, May 21, 1992, and March 8, 2013, respectively. Mr. Smith also became a partner in ShareInVest in January 1994. He also was listed as a Principal of ShareInVest, effective May 19, 1999 until February 25, 2007.

Gregg R. Buckbinder, age 59. Mr. Buckbinder is President and Chief Operating Officer of the Managing Owner and The Millburn Corporation and also serves as Chief Financial Officer of the Managing Owner. He joined the Managing Owner and The Millburn Corporation in January 1998 from Odyssey Partners, L.P., an investment management firm, where he was responsible for the operation, administration and accounting of the firm’s merchant banking and managed account businesses from July 1990 through December 1997. Mr. Buckbinder was employed by Tucker Anthony, a securities broker and dealer, from June 1985 to July 1990 where he was First Vice President and Controller, and from August 1983 to June 1984 where he designed and implemented various operations and accounting systems. He was with the public accounting firm of Ernst & Whinney from June 1984 to June 1985 as a manager in the tax department and from September 1980 to August 1983 as a senior auditor, with an emphasis on clients in the financial services business. Mr. Buckbinder graduated cum laude from Pace University (“Pace”) in 1980 with a B.B.A. in accounting and received an M.S. in taxation from Pace in 1988. He is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants. Mr. Buckbinder served as Senior Vice President of the Managing Owner and The Millburn Corporation until November 1, 2015, and has also served as Senior Vice President, Chief Operating Officer and a Director of each entity in Millburn International Group since inception. Mr. Buckbinder became listed as a Principal of the Managing Owner effective February 5, 1999. He became listed as a Principal of The Millburn Corporation effective March 23, 1998. Mr. Buckbinder became a partner in ShareInVest in January 2000. He was also listed as a Principal of ShareInVest effective February 28, 2001 until February 25, 2007.

Harvey Beker, age 64. Mr. Beker is Co-Chairman of the Managing Owner and serves as a member of the Managing Owner’s Investment Committee. He received a Bachelor of Arts degree in economics from New York University (“NYU”) in 1974 and a Master of Business Administration degree in finance from NYU in 1975. From June 1975 to July 1977, Mr. Beker was employed by the investment bank Loeb Rhoades, Inc. where he developed and traded silver arbitrage strategies. From July 1977 to June 1978, Mr. Beker was a futures trader at the commodities and securities brokerage firm of Clayton Brokerage Co. of St. Louis. Mr. Beker has been employed by The Millburn Corporation since June 1978. He initially served as the Director of Operations for its affiliate, Millburn Partners, and most recently thereafter served as Co-Chief Executive Officer of the Managing Owner and Chairman and Chief Executive Officer of The Millburn Corporation until November 1, 2015. During his tenure at the Managing Owner (including its affiliates, Millburn Partners and CommInVest), he has been instrumental in the development of the research, trading and operations areas. Mr. Beker became a principal of the firm in June 1982, and a partner in the predecessor to ShareInVest in April 1982. Mr. Beker became registered as an Associated Person and a Swap Associated Person of the Managing Owner effective November 25, 1986 and March 8, 2013, respectively. Additionally, he was listed as a Principal and registered as an Associated Person and a Swap Associated Person of The Millburn Corporation effective February 8, 1984, May 23, 1989, and March 8, 2013, respectively, until November 1, 2015. He was also listed as a Principal and registered as an Associated Person of ShareInVest effective February 20, 1986 until February 25, 2007. Mr. Beker has also served as Co-Chairman of each entity in Millburn International Group since inception.

George E. Crapple, age 74. Mr. Crapple is Co-Chairman of the Managing Owner and serves as a member of the Managing Owner’s Investment Committee. In 1966, he graduated with honors from the University of Wisconsin where his field of concentration was economics and he was elected to Phi Beta Kappa. In 1969, he graduated from Harvard Law School, magna cum laude, where he was an editor of the Harvard Law Review. He was a lawyer with the law firm of Sidley Austin LLP, Chicago, Illinois, from June 1969 until April 1, 1983, as a partner since July 1975, specializing in commodities, securities, corporate and tax law. He was first associated with the Managing Owner in June 1976 and joined the Managing Owner and The Millburn Corporation (including its affiliates, Millburn Partners and CommInVest) on April 1, 1983 on a full-time basis. Mr. Crapple ceased his employment with The Millburn Corporation effective May 31, 2011 and his position as Co-Chief Executive Officer of the Managing Owner as of November 1, 2015. He became a partner in ShareInVest in April 1984. Mr. Crapple is a past Director, Member of the Executive Committee, Chairman of the Appeals Committee and a former Chairman of the Eastern Regional Business Conduct Committee of the NFA, past Chairman of the hedge fund industry group, the Managed Funds Association (the “MFA”), a former member of the Global Markets Advisory Committee of the CFTC and a former member of the board of directors of the Futures Industry Association. Mr. Crapple has also served as the Co-Chairman of each entity in Millburn International Group since inception. Mr. Crapple became listed as a Principal and registered as an Associated Person and Swap Associated Person of the Managing Owner effective September 13, 1984, April 2, 1988 and December 26, 2012, respectively. Additionally, he was listed as a Principal and registered as an Associated Person of The Millburn Corporation effective April 9, 1981 and May 23, 1989, respectively, until May 31, 2011. He was also listed as a Principal and registered as an Associated Person of ShareInVest effective February 20, 1986 until February 25, 2007.

Michael W. Carter, age 48. Mr. Carter is a Vice President, Director of Operations of The Millburn Corporation and Principal Accounting Officer of the Managing Owner. He is responsible for overseeing operations and accounting for the firm’s commodity pools. Prior to his promotion to Director of Operations in January 2011 and Principal Accounting Officer effective May 2014, Mr. Carter held the positions of Fund Controller (February 2001 until February 2011) and Senior Accountant (March 2000 until February 2001) with The Millburn Corporation. He graduated from Rutgers, The State University of New Jersey – Newark in May 1997 with a B.S. in Accounting. Prior to joining the Managing Owner and its affiliates, he was employed with the accounting firm Rothstein Kass & Company, P.C., as a fund accountant from March 1997 until September 1997 and as a staff auditor from September 1997 until June 1999, and then an equity analyst covering restaurants with the brokerage firm of Sidoti & Company, LLC, which conducts independent small-cap equity research for institutional investors, from June 1999 until February 2000. He is a Certified Public Accountant. Mr. Carter became listed as Principal of the Managing Owner and The Millburn Corporation effective April 22, 2014 and July 1, 2014, respectively.

Steven M. Felsenthal, age 48.  Mr. Felsenthal is General Counsel and Chief Compliance Officer of the Managing Owner and The Millburn Corporation. Prior to joining the Managing Owner and its affiliates in January 2004, Mr. Felsenthal was a senior associate in the investment management group at the law firm of Schulte Roth & Zabel LLP (September 1999 to January 2004), where he represented and advised hedge funds, registered investment companies, investment advisers, broker-dealers and banks in connection with all facets of their asset management businesses, and a member of the tax department of the law firm of Kramer, Levin, Naftalis & Frankel LLP (October 1996 to September 1999). He graduated cum laude from Yeshiva University in 1991 with a B.A. in political science, and order of the coif from Fordham University School of Law in 1996, where he also served as an editor of the Fordham Environmental Law Journal. Mr. Felsenthal received an LL.M degree in taxation from NYU School of Law in 2001 and has written and been quoted in numerous published articles, and frequently speaks at conferences, on various topics related to investment management. Mr. Felsenthal is a member of the New York State Bar (since August 1997), a member of the NFA’s Compliance and Risk Committee (since May 2014), a member of MFA’s CTA, CPO and Futures Committee, serving as Chair (since April 2018) and Vice Chair (February 2017 to April 2018), a former member of the Steering Committee of the MFA’s Chief Compliance Officer Forum (June 2014 to December 2015), former Chairman of the MFA’s CPO/CTA Advisory Committee (November 2006 to June 2010) and former Co-Chairman of the Steering Committee of MFA’s CPO/CTA Forum (June 2010 to January 2013), is currently a member of the Editorial Boards of the Journal of Securities Operations & Custody (formerly known as the Journal of Securities Law, Regulation and Compliance) (since February 2007) and the Journal of Financial Compliance (since August 2017) and a regular lecturer for the Regulatory Compliance Association’s Chief Compliance Officer University (since May 2009). Mr. Felsenthal has also served as General Counsel, Chief Compliance Officer and Secretary of each entity in Millburn International Group since inception. Mr. Felsenthal became listed as a Principal of the Managing Owner and The Millburn Corporation effective June 24, 2004. Mr. Felsenthal also served as General Counsel and Chief Compliance Officer of ShareInVest.

Mark B. Fitzsimmons, age 70. Mr. Fitzsimmons is a Senior Vice President of the Managing Owner and served in the same capacity at The Millburn Corporation until December 31, 2011. His responsibilities mainly involve business development. He joined the Managing Owner and its affiliates in January 1990 from the brokerage firm of Morgan Stanley & Co. Incorporated, a global financial services firm, where he was a Principal and Manager of institutional foreign exchange sales and was involved in strategic trading for the firm from October 1987 until January 1990. From September 1977 to October 1987, he was with the financial institution Chemical Bank New York Corporation (“Chemical”), first as a Senior Economist in Chemical’s Foreign Exchange Advisory Service and later as a Vice-President and Manager of Chemical’s Corporate Trading Group. While at Chemical he also traded both foreign exchange and fixed income products. From September 1973 to September 1977, Mr. Fitzsimmons was employed by the Federal Reserve Bank of New York, dividing his time between the International Research Department and the Foreign Exchange Department. He graduated summa cum laude from the University of Bridgeport, Connecticut in 1970 with a B.S. degree in economics. His graduate work was done at the University of Virginia, where he received a certificate of candidacy for a Ph.D. in economics in 1973. Mr. Fitzsimmons became listed as a Principal and registered as an Associated Person and a Swap Associated Person of the Managing Owner effective July 2, 1993, April 15, 2009, and March 8, 2013, respectively. Mr. Fitzsimmons was a listed Principal and registered Associated Person of The Millburn Corporation effective June 20, 1995 until December 31, 2011 and October 12, 1992 until December 31, 2011, respectively. Mr. Fitzsimmons was a partner in ShareInVest beginning in January 2000. He was also a listed Principal of ShareInVest effective May 19, 1999 until February 25, 2007.

The Managing Owner shares with its affiliates a staff of over 50, including the above-named individuals.

Past performance of the Units is set forth on pages 22–24 hereof.

Trading Strategies in General

Futures and forward traders may generally be classified as either systematic or discretionary. A systematic trader will generally rely to some degree on judgmental decisions concerning, for example, which markets to follow and trade, when to liquidate a position in a contract that is about to expire and how heavy a weighting a particular market should have in a portfolio. However, although these judgmental decisions may have a substantial effect on a systematic trading advisor’s performance, the trader relies primarily on trading programs or models that generate trading signals. The systems used to generate trading signals themselves may be changed from time to time, but the trading instructions generated by the systems are followed without significant additional analysis or interpretation. Discretionary traders on the other hand — while they may use market charts, computer programs and compilations of quantifiable information to assist them in making investment decisions — make investment decisions primarily on the basis of their own judgment and trading instinct, not on the basis of trading signals generated by any program or model.

The Managing Owner is a systematic trader with respect to its futures and forward trading.

In addition to being distinguished from one another on the basis of whether they are systematic or discretionary traders, futures trading advisors are also distinguished as relying on either technical or fundamental analysis, or on a combination of the two.

Technical analysis is not based on the anticipated supply and demand of a particular commodity, currency or financial instrument. Instead, it is based on the theory that the study of the markets themselves will provide a means of anticipating the external factors that affect the supply and demand for a particular commodity, currency or financial instrument in order to predict future prices. Technical analysis operates on the theory that market prices at any given point in time reflect all known factors affecting supply and demand for a particular commodity, currency or financial instrument.

Fundamental analysis, in contrast, is based on the study of factors external to the trading markets that affect the supply and demand of a particular commodity, currency or financial instrument in an attempt to predict future prices. Such factors might include the economy of a particular country, government policies, domestic and foreign political and economic events, and changing trade prospects. Fundamental analysis theorizes that by monitoring relevant supply and demand factors for a particular commodity, currency or financial instrument, a state of current or potential disequilibrium of market conditions may be identified that has yet to be reflected in the price level of that instrument. Fundamental analysis assumes that the markets are imperfect, that information is not instantaneously assimilated or disseminated and that econometric models can be constructed that generate equilibrium prices that may indicate that current prices are inconsistent with underlying economic conditions and will, accordingly, change in the future.

The Managing Owner employs some models that analyze only technical data, but a majority of its models analyze both technical and fundamental data simultaneously. Each model type is systematic in nature.

The Managing Owner’s Trading Strategy

Multiple Trading Systems

The Managing Owner makes its systematically-based investment and trading decisions pursuant to its investment and trading methods, which may include technical trend analysis, certain non-traditional technical systems ( i.e., systems falling outside of traditional technical trend analysis), and money management principles, each of which may be revised from time to time. The objective of the Managing Owner’s investment and trading methods is to consider multiple data inputs, or “factors,” in order to arrive at relatively near-term return forecasts for each traded instrument, and take appropriate, risk-managed positions. These factors include price data, but also a range of price derivative and non-price data. The Managing Owner’s approach employs models that analyze data inputs over a time spectrum from several minutes to multiple years.

Trades generated by quantitative models may be profitable or unprofitable. The Managing Owner’s objective is to have the profits from its profitable trades exceed the losses from its unprofitable trades. During periods in which market behavior differs significantly from that analyzed to build models, substantial losses are possible, and even likely.

The Managing Owner is engaged in an ongoing research effort to improve its trading methods and to apply its quantitative analytic expertise to new financial products.

Successful systematic futures and forward trading depends on several elements. Two of the main factors are the development and selection of the trading systems used in each market, and the allocation of portfolio risk among the markets available for trading.

Market environments change over time, and particular systems may perform well in one environment but poorly in another. Likewise, market sectors and individual markets go through periods where systematic trading is very profitable and other periods where no system is able to generate any profits.

The goal of the Managing Owner’s research has been to develop and select a mix of systems in each market and to allocate risk across a wide array of markets, so as to contain overall portfolio risk within a targeted range, while allowing exposure to profitable opportunities.

Over more than 40 years, the Managing Owner and its predecessor entities have developed hundreds of trading systems. These trading systems generate buy or sell decisions in a particular market based on the analysis of price movements in the market, some non-price information or a combination of both.

Of course, systems can be materially different — better in some periods and worse in others. The main distinguishing features are: the time frame over which systems work (intra-day to long-term); the granularity of data fed into them (tick data to daily, weekly or monthly frequencies); type (market or economic statistics); source (cash, futures, forward or option markets-generated data or government and industry generated statistical information), and the objective of the system (profiting from momentum, mean reversion, trading ranges or volatility). No single approach will work all the time. Therefore, the Managing Owner’s objective is to have several approaches and several data inputs operating in conjunction with one another.

When arriving at the portfolio allocation, the Managing Owner generally seeks maximum diversification subject to liquidity and sector concentration constraints, and each market is traded using a diversified set of trading systems, which may be optimized for groups of markets, sectors or specific markets. The markets traded and allocations are reviewed at least monthly, although changes may occur more or less frequently. The following factors, among others, are considered in constructing a universe of markets to trade for the Trust: profitability, liquidity of markets, professional judgment, desired diversification, transaction costs, exchange regulations and depth of market. The current allocation to any market in the Trust’s portfolio does not exceed 3% of total market exposure, measured by risk allocation.

Risk Management

Risk is a function of both price level and price volatility. For example, for any given level of volatility, a 100,000 barrel crude oil position is worth more and is, therefore, probably more risky with oil at $90 per barrel than with oil at $50 per barrel. Similarly, oil would be more risky if prices are moving in a 5% daily range than if prices are moving in a 1% daily range. The Managing Owner sizes the position in each market taking into account its measurement of risk based on price level and volatility in that market. Market exposure is then managed by the position-sizing models which measure the risk in the portfolio’s position in each market. In the event the model determines that the risk has changed beyond an acceptable threshold, it will signal a change in the position — a decrease in position size when risk increases and an increase in position size when risk decreases. The Managing Owner’s position-sizing models maintain overall portfolio risk and distribution of risk across markets within designated ranges. The position-sizing model manages the position traded by each of the (directional) trading systems discussed above.

In addition, the Managing Owner’s risk management processes focus on money management principles applicable to the portfolio as a whole rather than to individual markets. The first principle is portfolio diversification, which attempts to improve the quality of profits by reducing volatility.

Additional money management principles applicable to the portfolio as a whole include: (1) limiting the assets committed as margin or collateral, generally within a range of 5% to 35% of an account’s net assets, though the amount may at any time be higher or lower and (2) prohibiting pyramiding — that is, using unrealized profits in a particular market as margin for additional positions solely in the same market.

Another important risk management function is the careful control of leverage or total portfolio exposure. Leverage levels are determined by simulating the entire portfolio — all markets, all systems, all risk control models, the exact weightings of the markets in the portfolio and the proposed level of leverage — over the past five or ten years to determine the portfolio’s simulated risk and return characteristics as well as the worst case experienced by the portfolio in the simulation period. The worst case, or peak-to-trough drawdown, is measured from a daily high in portfolio assets to the subsequent daily low whether that occurs days, weeks or months after the daily high. If the Managing Owner considers the drawdown too severe or the portfolio’s simulated volatility too high, it reduces the leverage or total portfolio exposure. There are, however, no restrictions on the amount of leverage the Trust may use at any given time.

Decisions whether to trade a particular market require the exercise of judgment. The decision not to trade certain markets for certain periods, or to reduce the size of a position in a particular market, may result at times in missing significant profit opportunities.

The Managing Owner employs discretion in the execution of trades where The Millburn Corporation’s trader expertise plays a role in timing of orders and, from time to time, the Managing Owner may adjust the size of a position, long or short, in any given market indicated by its systematic trading strategies. This exercise of discretion (other than in trade execution) generally occurs only in response to unusual market conditions that may not have been factored into the design of the trading systems and is generally intended to reduce risk exposure. Decisions to make such adjustments also require the exercise of judgment and may include consideration of the volatility of the particular market; the pattern of price movements, both inter-day and intra-day; open interest; volume of trading; changes in spread relationships between various forward contracts; and overall portfolio balance and risk exposure.

With respect to the execution of trades, the Managing Owner and The Millburn Corporation employees responsible for trade order entry may rely to an extent upon the judgment of others, including dealers and bank traders. No assurance is given that it will be possible to execute trades regularly at or near the desired buy or sell point.

The trading method, systems and money management principles utilized by the Managing Owner are proprietary and confidential. The foregoing description is general and is not intended to be complete.

Use Of Proceeds

The entire proceeds of this offering of the Units will be used by the Trust to engage in its trading activities and as reserves to support that trading.

The Trust will deposit its assets in cash with the Trust’s clearing brokers and other futures clearing brokers to be used as margin, in accounts established in the name of the Trust at major U.S. banks and with its foreign exchange counterparties. The assets deposited as margin with the clearing brokers will be held in “customer segregated funds accounts” or “foreign futures and foreign options secured amount accounts,” as required by the Commodity Exchange Act, as amended (the “CEA”) and CFTC regulations. In general, the Managing Owner expects that approximately 3% to 13% of the Trust’s assets will be held in customer segregated funds and approximately 3% to 13% will be held in foreign futures and options secured amount accounts. Assets held in customer segregated funds accounts and foreign futures and options secured amount accounts will be held in cash or in U.S. Treasury instruments approved by the CFTC for the investment of customer segregated funds. In general, the Managing Owner expects that approximately 70% to 85% of the Trust’s assets will be held in bank, U.S. government securities and related instrument money market fund or custody accounts opened in the Trust’s name, although the actual level may vary from time to time. Assets held in these accounts will be held primarily in interest-bearing deposits or in U.S. Treasury instruments and/or Government Agency and related instruments. However, any interest actually earned may be nominal as a result of the historically low interest rates currently available.

The Trust will trade in the forward currency and may trade in swap markets. The Trust will deposit assets with its currency forward and swap counterparties in order to initiate and maintain its currency forward and swap contracts, primarily with Morgan Stanley & Co. LLC and Deutsche Bank AG, the latter of which serves as the Trust’s prime broker in connection with the Trust’s foreign currency forward contract transactions. Such assets will be held in U.S. Treasury instruments or in cash, for which the Trust will receive an interest credit at short-term rates. The foreign exchange and swap counterparties may receive a benefit as a result of the deposit of such cash in the form of a reduction in their outstanding overnight borrowings, despite such cash belonging to the Trust, not the counterparties. Approximately 3% to 12% of the Trust’s assets will be held, in the Trust’s name, in cash or U.S. Treasury instruments in accounts in the U.S., with foreign exchange and swap counterparties. These accounts may not be subject to the segregation regulations of the CFTC and thus may offer less protection than segregated funds accounts in the event of the bankruptcy of a foreign exchange or swap counterparty.

On an ongoing basis, the Managing Owner anticipates that the Trust will be able to earn interest on approximately 90% of its daily Net Assets. The Managing Owner will not receive any interest income earned on the approximately 10% of the Trust’s Net Assets which do not earn interest for the Trust.

Under current margin requirements, the Managing Owner expects the Trust’s average margin to equity ratio, including collateral held by foreign exchange and swap counterparties, to be approximately 5% to 35% of the Trust’s assets. However, margin requirements vary from time to time, and the Trust is not limited in the amount of leverage it may use at any one time.

The Managing Owner does not anticipate making any distributions of Trust profits.

The Trust will not lend any of its assets to any person or entity other than through permitted securities investments. The Managing Owner will not commingle the property of the Trust with the property of any other person or entity in violation of law.

Charges

The Managing Owner believes that you should consider the charges to which the Trust is subject when making your investment decision.

Charges Paid by the Trust

Recipient	Nature of Payment	Amount of Payment

The Managing Owner	Management Fee

Series 3 Units: 1.75% annually, paid as a monthly fee of 0.14583 of 1% of the Trust’s month-end Net Assets attributable to Series 3 Units and Series 5 Units, respectively, before accruals for unpaid Series 3 Management Fees or Series 3 Profit Shares.

During 2017, the Trust incurred $541,360 in Series 3 Management Fees that were paid and accrued to the Managing Owner.

Series 5 Units: 2.50% annually, paid as a monthly fee of 0.20833 of 1% of the Trust’s month-end Net Assets attributable to Series 5 Units, before accruals for unpaid Series 5 Management Fees or Series 5 Profit Shares. Subject to the applicable cap on Selling Agent compensation, the Managing Owner will, in turn, pay a portion of this amount to the Selling Agents in connection with the sale of Series 5 Units.

Executing, Clearing Brokers and Others	Round-Turn Brokerage, Electronic Trading Platform and Other Execution Fees	Actual costs of executing and clearing the Trust’s futures trades and actual electronic platform trading costs attributable to Series 3 Units, Series 4 Units and Series 5 Units, estimated at approximately 0.30% of the Trust’s average month-end Net Assets per year attributable to the Series 3 Units, Series 4 Units and Series 5 Units. During 2017, the Trust incurred $90,324 in round-turn brokerage and electronic trading platform and other execution fees attributable to the Series 3 Units and Series 4 Units.

Forward and Swap Counterparties/Prime Brokers	“Bid-ask” Spreads, Prime Brokerage Fees	“Bid-ask” spreads are not actually fees but are dealer profit margins incorporated into forward and swap contract pricing. They are, therefore, unquantifiable. The Trust, and not the Managing Owner, may pay, depending upon whether the trade is executed at the prime broker or away from the prime broker, approximately $6-$7 in prime brokerage fees per $1 million of currency forward contracts facilitated on behalf of the Trust attributable to the Series 3 Units, Series 4 Units and Series 5 Units, estimated at approximately 0.01% of the Trust’s average month-end Net Assets per year attributable to the Series 3 Units, Series 4 Units and Series 5 Units. During 2017, approximately 91% of the Trust’s currency forward contracts were not subject to such prime brokerage fee.

The Managing Owner	Annual Profit Share

Series 3 Units and Series 5 Units: 20% of any aggregate New Trading Profit attributable to Series 3 Units and Series 5 Units, respectively, excluding interest income and after reduction for Management Fees, executing and clearing costs and ongoing offering and administrative costs.

During 2017, the Trust allocated $307,932 in Profit Share attributable to Series 3 Units to the Managing Owner.

Others	Trustee fees, legal, accounting, printing, postage and other offering and administrative costs	As incurred; not expected to exceed 0.60 of 1% of average month-end Net Assets annually. During 2017, the Trust incurred $1,440,217 in administrative expenses.

	Extraordinary charges	Actual payments to third parties; expected to be negligible.

Management Fees — Series 3 Units

The Trust will pay the Managing Owner an annual management fee equal to 1.75% of the average month-end Net Assets attributable to the Series 3 Units after reduction for expenses but before reduction for any accrued but unpaid Series 3 Management Fees or Series 3 Profit Shares.

Management Fees —Series 5 Units

The Trust will pay the Managing Owner an annual management fee equal to 2.50% of the average month-end Net Assets attributable to the Series 5 Units after reduction for expenses but before reduction for any accrued but unpaid Series 5 Management Fees or Series 5 Profit Shares. From this amount, the Managing Owner will pay up to 0.75% per year of the average month-end Net Assets attributable to Series 5 Units to the Selling Agents in respect of the Series 5 Units sold by such Selling Agents. The maximum amount of such Selling Agent compensation, in addition to upfront selling commissions and any other compensation paid to such Selling Agents as set forth in the “Selling Agent Compensation Table” and “Items of Compensation Chart” below, will not exceed 9.50% of the gross offering proceeds of the Series 5 Units sold pursuant to this Prospectus. Once the maximum threshold is reached with respect to a Series 5 Unit, the broker serving as Selling Agent for such Series 5 Unit will receive no further selling compensation and the up to 0.75% amount that would otherwise be paid to the Selling Agent for that Series 5 Unit will instead be rebated to the Trust for the benefit of all Series 5 Unitholders.

Upfront Selling Commissions — Series 5 Units

To the extent set forth in a Unitholder’s Subscription Agreement, a Series 5 Unitholder introduced by certain Selling Agents may be required to pay an upfront selling commission of up to 3% of the subscription amount for the applicable Series 5 Units.

Round-Turn Brokerage Fees

The Trust, not the Managing Owner, will pay the actual costs of executing and clearing the Trust’s futures trades attributable to Series 3 Units, Series 4 Units and Series 5 Units, estimated at approximately 0.30% of the Trust’s average month-end Net Assets per year attributable to the Series 3 Units, Series 4 Units and Series 5 Units. The costs of executing and clearing the Trust’s futures trades attributable to Series 3 Units, Series 4 Units and Series 5 Units will be borne by the Series 3 Units, Series 4 Units and Series 5 Units, respectively, not by the Trust as a whole.

The costs of executing and clearing the Trust’s futures trades include brokerage commissions paid to the clearing brokers and electronic trading platform fees, as both are described below, and NFA transaction fees of $0.04 per round-turn trade of a futures contract and $0.02 for each trade of a commodity option executed on a U.S. exchange.

The Managing Owner has negotiated brokerage rates with the clearing brokers ranging from approximately $1.00 to approximately $8.00 per round-turn trade, including all related exchange and regulatory fees. Commissions on some foreign exchanges are somewhat higher. Electronic trading platform fees for futures range from $0.15 to $0.25 per contract, depending upon the futures trading volume. At these rates, and including the foreign currency prime broker fees described below, the Managing Owner estimates the Trust’s aggregate execution and clearing costs borne by the Series 3 Units, Series 4 Units and Series 5 Units will be approximately 0.30% of average month-end Net Assets attributable to the Series 3 Units, Series 4 Units and Series 5 Units per year. The Managing Owner does not receive any portion of the commissions paid to the clearing brokers.

“Bid-Ask” Spreads

Currency dealers trade with a spread between the price at which they are prepared to buy or sell a particular currency. These “bid-ask” spreads are not actually fees but, rather, represent a profit margin to the dealer for making a market in the currency. The Managing Owner cannot quantify the amount of dealer profit that is embedded in a price quoted by a dealer, but the Managing Owner believes that the Trust will effect its currency transactions at prevailing market prices. Because the Trust will buy currency at the offer price and sell it at the bid price, the Trust, not the Managing Owner, will pay the dealer spreads. Dealer profit from the Trust’s currency trading may, over time, be substantial. Moreover, if the Trust trades swaps, banks and other dealers charge a “spread” between “bid” and “ask” prices, reflecting their profit on the transaction. The Trust, and not the Managing Owner, may pay, depending upon whether the trade is executed at the prime broker or away from the prime broker, approximately $6-$7 in prime brokerage fees per $1 million of currency forward contracts facilitated on behalf of the Trust attributable to the Series 3 Units, Series 4 Units and Series 5 Units, such prime brokerage fees to be an expense borne by the Series 3 Units, Series 4 Units and Series 5 Units. Prime brokerage fees borne by the Series 3 Units, Series 4 Units and Series 5 Units are estimated at approximately 0.01% of the Trust’s average month-end Net Assets per year attributable to the Series 3 Units, Series 4 Units and Series 5 Units. During 2017, approximately 91% of the Trust’s currency forward contracts were not subject to such prime brokerage fee.

20% Profit Share Based on “High Water Mark” New Trading Profit

The Trust pays the Managing Owner a Profit Share attributed to the Series 3 Units and Series 5 Units, respectively, equal to 20% of any cumulative New Trading Profit recognized, in the aggregate, by the Series 3 Units and Series 5 Units as of the end of each calendar year (respectively, the “Series 3 Profit Share” and “Series 5 Profit Share” and each, a “Profit Share”). New Trading Profit is any cumulative Trading Profit in excess of the highest level — the “High Water Mark”— of cumulative Trading Profit as of any previous calendar year-end. Trading Profit includes (1) realized trading profit (loss) plus or minus (2) the change in unrealized trading profit (loss) on open positions as of the previous calendar year-end. New Trading Profit in respect of Series 3 Units is calculated after payment of the monthly Series 3 Management Fee, execution and clearing costs and ongoing offering and administrative expenses. New Trading Profit in respect of Series 5 Units is calculated after payment of the monthly Series 5 Management Fee, execution and clearing costs and ongoing offering and administrative expenses, and, for the avoidance of doubt, does not take into consideration any upfront selling commissions which will be deducted by the applicable Selling Agent directly from the intended subscription amount for Series 5 Units. For purposes of determining the Unit Net Asset Value and for allocating Profit Shares in respect of Units redeemed as of a date other than December 31, the Profit Share is accrued, and the accruals are reversed to reflect losses, on a monthly basis. Trading Profit does not include interest earned on the Trust’s assets. Profit Shares previously paid do not reduce New Trading Profit. That is, the Managing Owner does not have to “earn back” its Profit Shares in order to produce New Trading Profit.

For example, assume that at the end of the first year of trading the Series 5 Units had, after payment of monthly Series 5 Management Fee, execution and clearing costs and ongoing offering and administrative costs, a realized profit of $50,000 on its closed positions and an unrealized profit of $150,000 on open positions. Series 5 Trading Profit would equal $200,000 and 20%, or $40,000, would be allocated as a Series 5 Profit Share. Assume that during the second calendar year, again after payment of monthly Series 5 Management Fee, execution and clearing costs and ongoing offering and administrative costs, the Series 5 Units had realized profits of $60,000 and a decrease in the unrealized profits on its open positions of $50,000. Cumulative Series 5 New Trading Profit would have increased to $210,000 ($200,000 + $60,000 -$50,000), and 20% of $10,000, or $2,000, would be allocated as a Series 5 Profit Share. Now assume that during the third year, again after payment of monthly Series 5 Management Fee, execution and clearing costs and ongoing offering and administrative costs, the Series 5 Units incurred realized losses of $150,000 and a decrease in the unrealized profit on its open positions of $100,000. Series 5 Trading Profit would have decreased as of the end of such year to $(40,000) ($210,000 - $150,000 - $100,000), and no Series 5 Profit Share would be paid. The Managing Owner would retain the $42,000 already paid as Series 5 Profit Shares but would not receive additional Series 5 Profit Shares until cumulative Series 5 New Trading Profit exceeded $210,000 as of a year-end.

Redemption of Units will result in a proportional decrease in any loss carryforward — since the last calendar year-end as of which a Profit Share was paid — as of the date of redemption. Redemption of Units at a time when there is accrued New Trading Profit will result in a proportional Profit Share allocation to the Managing Owner.

Series 4 Units, which are available only to employees and former employees of the Managing Owner and its affiliates who purchase their Units through The Millburn Corporation 401(k) and Profit Sharing Plan, are not subject to the Managing Owner’s Profit Share.

Offering Expenses

The Trust pays its own offering costs, including, without limitation: costs associated with the offering and sale of the Units (such as printing and postage costs associated with producing and distributing this Prospectus and related sales literature to the Selling Agents, as well as payments to administrators for processing subscription agreements); professional fees and expenses (including legal and accounting) in connection with the update of the Trust’s offering documents, constitutional documents and other relevant documents; communication expenses with respect to investor services and all expenses relating to Unitholder meetings, if any; and costs of preparing, printing, filing, registering and distributing this Prospectus as well as financial and other reports, forms, proxies and similar documents. The Managing Owner may pay certain of these costs and, if so, will be reimbursed without interest by the Trust. Under certain circumstances, for example, where such costs are unexpectedly high, the Managing Owner may, but is not obligated to do so, waive a portion of such reimbursement. The offering costs of the Trust will not exceed 1% of the gross offering proceeds of the Units. When added to selling compensation discussed herein, the “organizational and offering expenses” of the Trust, as defined by Rule 2310 of the Financial Industry Regulatory Authority, Inc. (“FINRA”), will not exceed 11% of the gross offering proceeds of the Units.

Operating Expenses

The Trust also pays its own operating costs, including, but not limited to: (i) the Management Fee payable to the Managing Owner (ii) direct and indirect investment expenses (such as, but not limited to, brokerage commissions and other transaction-execution costs; dealer spreads, give-up fees; NFA fees; exchange-related fees, externally incurred costs of establishing and utilizing electronic trading, computer, software and systems connections directly or indirectly with the Trust’s brokers and counterparties or with third parties to facilitate electronic trading with the Trust’s brokers and counterparties; costs relating to the use of trading algorithms; clearing fees; valuation and portfolio pricing; interest charges; custodial fees and charges and financing charges; and applicable withholding and other taxes); (iii) all expenses related to the purchase, sale, transmittal or custody of trading assets and related items; (iv) costs and expenses associated with or deriving from obtaining and maintaining exchange memberships and credit ratings; (v) any taxes and duties payable in any jurisdiction in connection with the Trust’s operations; (vi) compliance costs of regulatory and governmental inquiries, subpoenas and proceedings (in each case, to the extent involving the Trust or the Managing Owner in its capacity as managing owner, CPO or CTA of the Trust); (vii) costs associated with possible reorganizations or restructurings of the Trust; and (viii) costs of any litigation or investigation involving Trust activities and any indemnification payments, if any; (ix) legal, financial and tax accounting, auditing and other professional fees and expenses, including consulting and appraisal fees and expenses pertaining to the Trust; (x) administrative expenses (including, if applicable, the fees and out-of-pocket expenses of an administrator unaffiliated with the Managing Owner (and its agents) which the Managing Owner may select for the Trust); (xi) establishing computer and systems connectivity with administrators and other third-party service providers; (xii) paying agency, transfer agency, accounting verification (if any) and/or investor registrar services and the costs of middle-office and back-office support as provided by the Managing Owner or administrators, as applicable; (xiii) due diligence expenses, including due diligence relating to anti-money laundering, know your customer and other inquiries; (xiv) costs of maintaining the Trustee’s and Verification Agent’s services in Delaware or in any other applicable jurisdiction (viii) legal, compliance, tax, accounting and audit costs, fees and expenses (including interest charges) relating to the Trust’s regulatory and self-regulatory filings, registrations, memberships and reporting (including, but not limited to, expenses incurred in connection with complying with applicable U.S. reporting obligations, such as those required by the SEC, the CFTC or other regional counterparts, as well as out-of-pocket costs of preparing regulatory filings related to the Trust or the Managing Owner with respect to the Trust); (xv) the costs and fees attributable to any third-party proxy voting or class actions service or consultant; (xvi) the Trust’s insurance costs, including without limitations, errors and omissions insurance and directors and officers insurance, if any; and any other operating or administrative expenses related to accounting, research, third-party consultants, and reporting.

The Managing Owner estimates such costs, excluding those expenses relating to the Management Fee and trade execution and clearing costs (each as described herein), assuming Trust assets of $200,000,000, and, when aggregated with the offering costs described above, are not expected to exceed 0.60 of 1% of the Trust’s average annual Net Assets in any given year. The Managing Owner may pay certain of these costs and, if so, will be reimbursed without interest by the Trust. Under certain circumstances, for example, where such costs are unexpectedly high, the Managing Owner may, but is not obligated to do so, waive a portion of such reimbursement.

Extraordinary Expenses

The Trust is responsible for the taxes, if any, imposed on the Trust itself. The Trust is required to pay any extraordinary charges incidental to its trading, for example, insurance or delivery expenses. The Managing Owner expects that any such charges will be negligible.

Charges Paid by the Managing Owner

Selling Commissions

The Managing Owner will pay, from its own funds, the Selling Agent’s installment selling commissions or compensation (excluding any upfront selling commissions to be paid directly by investors with respect to Series 5 Units) in connection with the sale and distribution of the Series 3 Units and Series 5 Units.

Redemptions; Net Asset Value

Redemption Procedure

The Trust is intended as a medium- to long-term investment, which the Managing Owner construes to mean at least a 3–5 year period. However, you may redeem Units as of the close of business on the last day of any calendar month. You must give at least 10 days’ prior written notice to the Managing Owner of your intent to redeem.

The Managing Owner may declare additional redemption dates upon notice to the Unitholders and may, in unusual circumstances, permit certain, or all, Unitholders to redeem as of dates other than month-end.

Unitholders may redeem any whole number of Units.

Fractional Units may be redeemed only upon redemption of a Unitholder’s entire remaining interest in the Trust.

A form of Request for Redemption is attached to the Fifth Amended and Restated Declaration of Trust and Trust Agreement (the “Declaration of Trust”) as an Annex.

All requests for redemption will be honored and payment will be made within 15 business days of the month-end redemption date. The Managing Owner will make arrangements with Selling Agents who so request to pay redemptions through crediting Unitholders’ customer securities accounts with such Selling Agents. In the unlikely event a market disruption that results in the closing of financial markets in the U.S. or abroad makes it impossible or impracticable to value the Units or liquidate Trust assets, redemptions may be suspended or payment of redemption proceeds may be delayed. Unitholders will be notified by telephone or first-class mail if redemptions are suspended or if redemption payments will be delayed due to such a market disruption.

Investments by the Managing Owner, other than its required investment in the Trust, may be redeemed on the same terms as the Units.

Net Asset Value

Net Assets are determined in accordance with generally accepted accounting principles of the U.S. and include unrealized profits as well as unrealized losses on open commodity positions. Net Assets include the sum of all cash, U.S. Treasury instruments or other fixed-income instruments, valued at market, the liquidating value, or cost of liquidation, of all futures, forward and options positions and the fair market value of all other assets of the Trust, less all liabilities of the Trust, including accrued liabilities, irrespective of whether such liabilities, such as Profit Shares, may, in fact, never be paid. If a contract cannot be liquidated on a day with respect to which Net Assets are being determined, the settlement price on the next day on which the contract can be liquidated will be the basis for determining the liquidating value of such contract, or such day, or such other value as the Managing Owner may deem fair and reasonable.

The Net Asset Value of a Unit of a particular Series refers to the Net Assets allocated to the aggregate capital accounts of the Units of such Series divided by the number of outstanding Units of such Series.

The Clearing Brokers AND SWAP DEALERS

The Trust utilizes the services of various clearing and executing brokers in connection with its futures trading. The Managing Owner currently clears trades through SG Americas Securities, LLC and Deutsche Bank Securities Inc., but may execute or clear some or all of the Trust’s trades through other brokerage firms or cease utilizing the services of one or more of the foregoing without notice to the Unitholders (the “Clearing Brokers”). The Managing Owner may execute or clear trades through brokerage firms which are also Selling Agents.

The Trust’s prime broker for purposes of trading in the forward currency and swap markets is currently Deutsche Bank AG. The Managing Owner clears such trades with Deutsche Bank AG and Morgan Stanley & Co. LLC. The Managing Owner may trade in the currency forward or swap markets through other dealers or cease utilizing the services of one or more of the foregoing without notice to the Unitholders.

The Customer Agreements among the clearing brokers, the Managing Owner and the Trust generally provide that the clearing brokers will not be liable to the Trust except for gross negligence, willful misconduct or bad faith and, in the case of trades executed as well as cleared by the clearing brokers, for errors in such execution.

SG Americas Securities, LLC (“SGAS”) is a wholly owned subsidiary of SG Americas Securities Holdings, LLC (“SGASH”), which is a wholly owned subsidiary of Société Générale (“SG”), a French bank. Effective January 2, 2015, Newedge USA, LLC (“NUSA”) merged with and into SGAS, with SGAS being the surviving entity. Effective on such date, all rights, receivables, assets, and liabilities of legacy NUSA were assumed by SGAS by operation of law.

In July 2013, NUSA settled, without admitting or denying the allegations, a matter brought by FINRA, on its behalf and on behalf of NYSE/NYSE ARCA, BATS and NASDAQ exchanges, involving rules and regulations pertaining to supervision of equities direct market access and sponsored access business, Regulation SHO, and books and records retention. In connection with this matter, NUSA paid a fine of $9,500,000. In addition, NUSA agreed to retain an independent consultant to review its policies, systems, procedures and training relating to these areas and to implement the recommendation of such consultant based on its review and written reports. The matter did not relate to NUSA’s futures activities.

In February 2015, SGAS, as successor to NUSA, settled, without admitting or denying the allegations, a matter brought by CME Group alleging that, on multiple occasions between 2010 and 2012, NUSA employees executed certain customers’ orders as EFRPs, instead of on CME Group’s GLOBEX platform. The settlement also included allegations that the EFRPs were non bona fide and/or were inadequately documented. In connection with this matter, SGAS paid a fine of $1,700,000.

In October 2015, SGAS, as successor to NUSA, settled, without admitting or denying the allegations, a matter brought by ICE Futures U.S. that was based on alleged failures by NUSA to report an open interest in three energy futures contracts in accordance with the rules of the exchange over a period of approximately twenty-two business days in May and June 2014. In connection with this matter, SGAS paid a fine of $100,000.

In October 2015, SGAS, as successor to NUSA, settled, without admitting or denying the allegations, a matter brought by FINRA, for failing to report short interest positions and failure to establish and maintain a supervisory system that was reasonably designed to achieve compliance with the applicable laws and regulations concerning short interest reporting. In connection with this matter, SGAS paid a fine of $120,000.

In December 2015, SGAS, as successor to NUSA, settled a matter brought by the Chicago Board of Options Exchange alleging that, during 2010 and 2011, NUSA failed to report, or accurately report, “reportable positions” on its large option position report in violation of Exchange Rule 4.2. In connection with this matter, SGAS paid a fine of $650,000.

On December 22, 2015, the SEC instituted public administrative and cease-and-desist proceedings pursuant to Sections 15(b)(4) and 21C of the Exchange Act against SGAS, and pursuant to Section 8A of the Securities Act, Sections 15(b)(6) and 21C of the Exchange Act, and Section 9(b) of the Investment Company Act against Yimin Ge (“Ge”). From October 2011 to June 2013, Ge, then a trader at SGAS, a registered broker-dealer, engaged in a series of unlawful prearranged purchases of fixed-income securities and sales back to two different registered investment advisers, Morgan Stanley Investment Management Inc. (“MSIM”) and “Firm A”. Because each relevant purchase from MSIM and Firm A was recorded in SGAS’s books and records without any reference to the resale or reoffer arrangement, SGAS’s books and records were inaccurate pursuant to the SEC’s order. Accordingly, the SEC’s order found that SGAS willfully violated and Ge willfully aided and abetted and caused SGAS’s violations of Section 17(a) of the Exchange Act and Rule 17a-3(a)(2) thereunder. Furthermore, SGAS failed reasonably to supervise Ge within the meaning of Section 15(b)(4)(E) of the Exchange Act by failing to prevent and detect Ge’s violations with respect to the unlawful parking arrangement with Huang. In anticipation of the institution of these proceedings, SGAS submitted an offer of settlement which the SEC accepted. Solely for the purpose of these proceedings and any other proceedings brought by or on behalf of the SEC, or to which SEC is a party, and without admitting or denying the findings herein, except as to the SEC’s jurisdiction over SGAS and the subject matter of these proceedings, which are admitted, and except as provided therein, SGAS consented to the entry of the SEC’s order instituting administrative and cease-and-desist proceedings pursuant to Section 8A of the Securities Act, Sections 15(b) and 21C of the Exchange Act, and Section 9(b) of the Investment Company Act, making findings, and imposing remedial sanctions and a cease-and-desist order. SGAS additionally agreed to pay disgorgement, representing profits gained as a result of the conduct described herein of $198,338 and prejudgment interest of $12,755 as well as a civil money penalty in the amount of $800,000 to the SEC for transfer to the general fund of the U.S. Treasury in accordance with Exchange Act Section 21F(g)(3).

In June 2016, SGAS, as successor to NUSA, settled, without admitting or denying the allegations, a matter brought by the Chicago Board of Trade (“CBOT”) alleging that on six days between November 2013 and January 2014, three traders for Newedge (one employed by Newedge and two by its Canadian affiliate) entered into separate transactions with third parties prior to consummating the block trade with the counterparty, in violation of CBOT Rules 432.W and 526. The settlement included a fine in the amount of $100,000 and a disgorgement of profits in the amount of $19,502.50.

On September 28, 2016, the CFTC issued an order filing and simultaneously settling charges against SGAS, as successor to NUSA, a CFTC-registered futures commission merchant, for participating in unlawful wash trades and for failing to diligently supervise over a three and a half year period. The CFTC order found that NUSA executed and confirmed the execution of, and reported to the Chicago Mercantile Exchange (“CME”) and CBOT, numerous non-bona fide exchange of futures for physical transactions (“ EFPs”) in agricultural and soft commodities, throughout the period from June 2010 through at least January 2014, for and on behalf of its clients that are, are of the character of, or are commonly known as wash sales, in prohibition of Section 4c(a) of the CEA. According to the CFTC order, the EFP trades that NUSA executed and confirmed were for the same contract, quantity, and same or similar price with the buyer and seller for each EFP under the same common control and ownership. The CFTC found that the trades were executed under circumstances where certain NUSA account representatives either knew that clients desired to net out futures positions across commonly owned and controlled accounts through the use of EFPs, or else failed to inquire why clients were routinely on both sides of the EFPs. Accordingly, the transactions constituted illegal “wash sales” within the meaning of Section 4c(a) of the CEA. Moreover, the order states that because the EFPs were not done in accordance with the written rules of the CME and CBOT, they were not bona fide EFPs, and, therefore, NUSA caused prices to be reported, registered, or recorded that were not true and bona fide prices, also in violation of Section 4c(a) of the CEA. The CFTC found that by accepting and transmitting EFP orders that were not executed openly and competitively pursuant to exchange rules, but in a manner that avoided market risk and price competition that legitimate, competitive trading entails, NUSA executed noncompetitive trades for customers in violation of CFTC Regulation 1.38(a). The CFTC also found that during the relevant period, NUSA failed to supervise diligently its employees’ handling of the transactions at issue and lacked adequate policies and procedures designed to detect and deter the execution of wash EFP trades, in violation of CFTC Regulation 166.3. The CFTC order required SGAS to pay a $750,000 civil monetary penalty and comply with an undertaking to improve its internal controls and procedures in order to detect and prevent the execution, clearing and reporting to an exchange of EFPs.

In April 2017, SGAS settled, without admitting or denying the allegations, a matter brought by the Chicago Board of Options Exchange for failing to report, or accurately report, “reportable positions” on its large option position report in violation of Exchange Rules 4.2 and 4.13. In connection with this matter, SGAS paid a fine of $100,000.

In April 2017, SGAS settled, without admitting or denying the findings, a matter brought by FINRA for failing to establish and maintain a supervisory system reasonably designed to ensure that customers of a recently acquired firm were sent account statements, notified of availability of statements on its customer portal, agreed to receive statements and confirmations electronically, and were sent confirmations which contained all of the required information. The settlement included payment of a fine in the amount of $100,000.

In re: Commodity Exchange, Inc., Gold Futures and Options Trading Litigation (filed March 10, 2014, and thereafter, U.S. District Court of the Southern District of New York (the “SDNY”)) are consolidated putative class actions filed by multiple individuals claiming financial injury stemming from the participation of SG (with four other financial institutions) in the process for setting the daily price of gold in London. Plaintiffs claim that the participating financial institutions manipulated the process and thereby caused them losses. SGAS is named as a defendant in four of the pending litigations. SGAS is defending against these actions.

In re: Treasury Securities Auction Antitrust Litigation is a consolidation of individually filed litigations alleging collusion in the market for U.S. treasuries. Plaintiffs allege that SGAS, and the other primary dealers, which are also named as defendants, used electronic chat rooms to exchange customer information, coordinate trading, and increase bid-ask spreads in the when-issued market. They further allege that chat rooms were used to rig Treasury auctions to decrease the price of Treasuries. SGAS is defending against the case.

The Official Committee of Unsecured Creditors of Tribune Company, et al. v. Dennis J. Fitzsimmons, et al.; Deutsche Bank Trust Company Americas, et al. v. Adaly Opportunity Fund TD Securities Inc., et al.; and Williams A. Niese, et al. v. AllianceBernstein L.P., et al. are lawsuits arising from the bankruptcy of the Tribune Company, which was the subject of a leveraged buyout in 2007. The suits generally allege that the LBO left the company overleveraged, thus leading to its bankruptcy, and seek to recover payments made to holders of Tribune shares under various federal and state law theories of liability. The Deutsche Bank Trust Company Americas, et al. v. Adaly Opportunity Fund TD Securities Inc., et al. and Williams A. Niese, et al. v. AllianceBernstein L.P., et al. lawsuits have been dismissed, but remain subject to potential appeal. SGAS is defending against the cases.

AC Scout Trading, LLC v. SG Americas Securities, LLC and Newedge USA, LLC is a FINRA arbitration filed by a former Newedge customer alleging claims of fraud, breach of FINRA rules, breach of contract, breach of implied covenant of good faith and fair dealing, and negligence. The allegations involve losses incurred in connection with a position in tin futures contracts traded in the London Metal Exchange (“LME”). SGAS is defending against the case.

Vega Opportunity Fund LLC v. Newedge USA, LLC is a FINRA arbitration filed by a former Newedge customer alleging claims of fraud, deceptive trade practices, breach of fiduciary duty, breach of contract, and violation of Illinois Securities Law. Newedge is alleged to be responsible for capital losses due to false representations of risk management by Newedge. SGAS is defending against the case.

Julius di Filippo and David Caron v. The Bank of Nova Scotia, et al. is a putative class action lawsuit filed in the Ontario Superior Court of Justice alleging conspiracy to manipulate the price of gold and gold-related investment instruments. SGAS is defending against the case.

SGAS has also been named in purported class and individual actions in connection with its role in underwriting various debt and equity securities offerings. Currently pending matters relate to the offerings of TerraForm Global; Alibaba Group Holdings Limited; Cnova N.V.; Plains All American Pipeline, L.P. and Plains GP Holdings, L.P.; and Match Group, Inc. In addition, claims against SGAS in two other matters, which relate to securities offerings of Lehman Brothers Holdings, Inc. and Bank of America Corp., have now been dismissed, but remain subject to potential appeal. Claims in all these cases are asserted under the Securities Act and/or state law against SGAS in its role as a member of the underwriting syndicate, and are based upon purported misstatements or omissions by the issuers in the offering documents. SGAS is defending against the cases.

SGAS, along with other financial institutions, has been named as a defendant in several putative class actions alleging violations of U.S. antitrust laws and the CEA in connection with its activities as a U.S. primary dealer, buying and selling U.S. Treasury securities. The cases have been consolidated in the U.S. District Court in Manhattan. SGAS’s time to respond to the complaints has not yet been set.

A portion of the Trust’s futures transactions are cleared through Deutsche Bank Securities Inc. (“DBSI”). DBSI has its main business office located at 60 Wall Street, New York, New York 10005, U.S.A., and is an indirect wholly owned subsidiary of Deutsche Bank AG which serves as the Trust’s prime broker in the forward currency and swap markets. DBSI is registered with the CFTC as a futures commission merchant and is a member of the NFA in such capacity. DBSI is also a U.S.-registered broker-dealer. Deutsche Bank AG and its subsidiaries and affiliates, including DBSI (collectively, “Deutsche Bank”), are, in the ordinary course of their business, the subject of litigation, and regulatory examinations, inquiries and investigations.

On December 22, 2014, the CFTC issued an order filing and simultaneously settling charges against DBSI for failing to properly invest customer segregated funds, failing to prepare and file accurate financial reports, failing to maintain required books and records, and for related supervisory failures. None of the violations resulted in any customer losses. The CFTC’s order found that that, for the period June 18, 2012 through August 15, 2012, DBSI failed to accurately compute the amount of customer funds on deposit. As a result of these miscalculations, DBSI’s investment of customer funds in certain money market mutual funds during that period exceeded the 50% asset-backed concentration limit for such investments in violation of CFTC Regulation 1.25. The order also found that on at least six occasions between June 2011 and March 2013, DBSI failed to file accurate financial statements with the CFTC in a timely manner in violation of CFTC Regulation 1.10(B). According to the order, DBSI did not have automated processes in place designed to ensure accuracy of DBSI’s financial reporting. Consequently, DBSI filed six amended financial and operational combined uniform single (focus) reports as a result of the errors. The CFTC order further found that DBSI failed to create and maintain complete and systematic records, such as order tickets, for a number of block trades it executed at various times throughout October 1, 2009 and March 16, 2012 in violation of CFTC Regulation 1.35(A). The CFTC order found that each of these violations was a result of DBSI’s failure to maintain adequate controls and systems, reflecting a lack of supervision over its business as a CFTC registrant in violation of CFTC Regulation 166.3. The order recognized DBSI’s cooperation and corrective action it undertook after its deficiencies were discovered. DBSI and the CFTC have entered into a settlement agreement whereby DBSI, without admitting or denying any of the findings conclusions therein, consented to the entry of the order instituting proceedings under 6(c) and 6(d) of the CEA, to cease and desist from violations the CFTC regulations set forth in the settlement agreement, and to pay a civil monetary penalty in the amount of $3,000,000.

On May 26, 2015, the SEC issued a cease and desist order in a settled administrative proceeding against Deutsche Bank AG. The matter related to the manner in which Deutsche Bank valued “gap risk” associated with certain Leveraged Super Senior (“LSS”) synthetic CDO positions during the fourth quarter of 2008 and the first quarter of 2009, which was the height of the financial crisis. Gap risk is the risk that the present value of a trade could exceed the value of posted collateral. During the two quarters at issue, Deutsche Bank did not adjust its value of the LSS trades to account for gap risk, essentially assigning a zero value for gap risk. The SEC found that although there was no standard industry model to value gap risk and the valuation of these instruments was complex, Deutsche Bank did not reasonably adjust the value of the LSS trades for gap risk during these periods, resulting in misstatements of its financial statements for the two quarters at issue. The SEC also found that Deutsche Bank failed to maintain adequate systems and controls over the valuation process. The SEC found violations of Sections 13(a) (requirement to file accurate periodic reports with the SEC), 13(b)(2)(A) (requirement to maintain accurate books and records), and 13(b)(2)(B) (requirement to maintain reasonable internal accounting controls) of the Exchange Act. Deutsche Bank paid a $55 million penalty, for which it had previously recorded a provision, and neither admitted nor denied the findings.

On September 30, 2015, the CFTC issued an order filing and simultaneously settling charges against Deutsche Bank AG for failing to properly report its swaps transactions from in or about January 2013 until July 2015 (the “Relevant Period”). The CFTC order also found that Deutsche Bank AG did not diligently address and correct the reporting errors until Deutsche Bank AG was notified of the CFTC’s investigation, and failed to have an adequate swaps supervisory system governing its swaps reporting requirements. The order required Deutsche Bank AG to pay a $2.5 million civil monetary penalty and comply with undertakings to improve its internal controls to ensure the accuracy and integrity of its swaps reporting. According to the CFTC order, during the Relevant Period, Deutsche Bank failed to properly report cancellations of swap transactions in all asset classes, which in the aggregate included between tens of thousands and hundreds of thousands of reporting violations and errors and omissions in its swap reporting. Deutsche Bank was aware of problems relating to its cancellation messages since its reporting obligations began on December 31, 2012, but failed to provide timely notice to its swap data repository (“SDR”) and did not diligently investigate, address and remediate the problems until it was notified of the CFTC’s Division of Enforcement’s investigation in June 2014. The CFTC further found that Deutsche Bank’s reporting failures resulted in part due to deficiencies with its swaps supervisory system. Deutsche Bank AG did not have an adequate system to supervise all activities related to compliance with the swaps reporting requirements until at least sometime between April and July of 2014 – well after its reporting obligations went into effect, according to the order.

DBSI has been responding to requests for information from the SEC concerning whether a former research analyst made statements inconsistent with his published research, in violation of applicable rules and regulations, and whether DBSI’s policies and procedures were adequate. On February 17, 2016, the SEC announced a settlement with the former research analyst based on a violation of Rule 501 of Regulation AC of the Exchange Act. DBSI is fully cooperating with the investigation.

On August 18, 2016, the CFTC filed a civil complaint in the SDNY, charging Deutsche Bank AG with failing to report any swap data for multiple asset classes for five days; submitting incomplete and untimely swap data; failing to supervise its employees responsible for swap data reporting; having an inadequate Business Continuity and Disaster Recovery Plan; and violating a prior CFTC order. As alleged in the CFTC’s complaint, on April 16, 2016, Deutsche Bank’s swap data reporting system experienced a systems outage that prevented Deutsche Bank AG from reporting any swap data for multiple asset classes for approximately five days. Deutsche Bank AG’s subsequent efforts to end the system outage repeatedly exacerbated existing reporting problems and often led to the discovery or creation of new reporting problems, many of which violate a CFTC order entered in September 2015. For example, the complaint alleges that Deutsche Bank AG’s swap data reported before and after the system outage revealed persistent problems with the integrity of certain data fields, including numerous invalid legal entity identifiers (“LEIs”). The complaint further alleges that a number of these reporting problems persist through August 18, 2016, affecting market data that is made available to the public, as well as data that is used by the CFTC to evaluate systemic risk throughout the swaps markets. The complaint also alleges that the system outage and the subsequent reporting problems transpired at least in part because Deutsche Bank AG failed to have an adequate Business Continuity and Disaster Recovery Plan and other appropriate supervisory systems in place. In addition, the CFTC and Deutsche Bank AG filed a joint motion seeking the appointment of a monitor to ensure Deutsche Bank AG’s compliance with its reporting responsibilities under the CEA and CFTC regulations. Specifically, the monitor will assess and make recommendations regarding Deutsche Bank AG’s swap data reporting activities, including, but not limited to, its policies, procedures, infrastructure, and systems. In addition, the CFTC seeks the imposition of a civil monetary penalty and a permanent injunction.

On October 12, 2016, the SEC issued a cease and desist order in a settled administrative proceeding against DBSI for its (1) failure to establish, maintain and enforce policies and procedures reasonably designed to prevent the misuse of material, nonpublic information generated by DBSI’s equity research analysts, in violation of Section 15(g) of the Exchange Act, from at least January 12, 2012 through December 2014 (2) publication of a research report that was falsely certified as accurately reflecting the lead analyst’s view regarding the covered company, in violation of Rule 501 of regulation analyst certification (“Regulation AC”), and (3) failure to preserve and furnish promptly to the SEC staff certain electronic communications relating to DBSI’s business as a broker and dealer, in violation of Section 17(A) of the Exchange Act and Rule 17A-4 thereunder. Pursuant to the order, the SEC found that as a result of DBSI’s conduct, DBSI had willfully violated Sections 15(g) and 17(a) of the Exchange Act and Rule 17A-4 thereunder and Rule 501 of Regulation AC. In connection with the settlement, DBSI was censured and ordered to pay a civil money penalty in the amount of $9,500,000.

On December 16, 2016, the SEC, the New York Attorney General’s office (“NYAG”) and FINRA announced settlements with DBSI relating to DBSI’s electronic order routing, its alternative trading system (“ATS” or “Dark Pool”), SuperX and related disclosures. The SEC and NYAG settlements primarily involve a first-generation order routing algorithm used by DBSI prior to 2014, while the FINRA settlement primarily involves disclosure concerning the functionality available to customers utilizing SuperX. DBSI admitted to the allegation made by the SEC and NYAG, but neither admitted nor denied FINRA’s allegations. In connection with the resolution of all three matters, DBSI agreed to pay a total of $40.3 million.

On February 1, 2018, the CFTC issued an order filing and settling charges against DBSI for attempted manipulation of the ISDAFIX benchmark and requiring DBSI to pay a $70 million civil monetary penalty. The order finds that over a five-year period, beginning in at least January 2007 and continuing through May 2012, DBSI made false reports and through the acts of multiple traders attempted to manipulate the U.S. Dollar International Swaps and Derivatives Association Fix (“USD ISDAFIX”), a leading global benchmark referenced in a range of interest rate products, to benefit its derivatives positions, including positions involving cash-settled options on interest rate swaps. In addition to paying the civil monetary penalty, DBSI agreed to remedial undertakings, including maintaining systems and controls reasonably designed to prevent potential manipulation of interest rate swaps benchmarks.

On February 12, 2018, the SEC instituted public administrative proceedings against DBSI and its registered representative. These proceedings arise out of the failure of DBSI and its registered representative reasonably to supervise DBSI traders, and for DBSI reasonably to supervise DBSI salespeople, to prevent and detect violations of the antifraud provisions of the federal securities laws in connection with DBSI’s secondary market transactions in non-agency commercial mortgage-backed securities (“CMBS”). These transactions took place between 2001 and 2015, when traders on the DBSI CMBS Secondary Trading Desk and CMBS sales personnel made false and misleading statements to customers in an effort to increase the difference between DBSI’s purchase price and sales price and, thereby, increase DBSI’s profit. DBSI failed to establish and/or implement policies and procedures reasonably designed to prevent and detect traders and salespeople from making false and misleading statements to customers. Based on the conduct described, those CMBS salespeople and CMBS desk traders, including those traders under the representative’s direct supervision, who were involved in the conduct described above violated Section 17(a) of the Securities Act and Section 10(b) of the Exchange Act and Rule 10b-5(b) thereunder. As a result of the conduct, DBSI failed reasonably to supervise the traders on the CMBS desk and the CMBS salespeople, all of whom were subject to DBSI’s supervision within the meaning of Section 15(b)(4)(E) of the Exchange Act, with a view to preventing and detecting violations of the antifraud provisions of the federal securities laws arising from the false and misleading statements. In anticipation of the administrative proceedings, DBSI and its registered representative entered into a settlement with the SEC whereby DBSI will pay to affected customers an aggregate amount of $3,729,743, representing profits that it earned on the trades in CMBS that are subject to the order and including disgorgement of $1,476,245 and prejudgment interest of $123,741. DBSI additionally paid a civil monetary penalty of $750,000 on February 16, 2018.

On March 18, 2014, a civil judgment was entered in the Middle District of Florida against DBSI, and in favor of Amegy Bank (“Amegy”). Amegy alleged that DBSI converted Amegy’s collateral when a private client, through DBSI, sold securities the client had pledged to Amegy as collateral for a loan. On August 10, 2015, the Eleventh Circuit Court of Appeals affirmed the judgment. DBSI filed a petition for re-hearing en banc on August 31, 2015. The court denied DBSI’s petition on October 20, 2015. On November 13, 2015, DBSI received a release from judgment after payment to Amegy.

DBSI has been named in a FINRA arbitration complaint filed by Robert Stiller, former CEO, President and Chairman of Green Mountain Coffee Roasters (“GMCR”) alleging that GMCR stock was wrongfully liquidated from his Margin Accounts. Stiller makes several claims including breach of contract and duty of good faith and seeks monetary damages of no less than $300 million. On January 14, 2016, DBSI settled the Stiller arbitration for $7,250,000. DBSI has also been named in a similar FINRA arbitration complaint filed by William Davis, former member of the Board of Directors of GMCR. Davis also alleged that GMCR stock was wrongfully liquidated from his Margin Accounts, asserted similar claims and sought monetary damages of no less than $38 million. On November 22, 2016, DBSI settled the Davis arbitration.

On January 12, 2018, the Fire & Police Pension Association of Colorado filed a putative class action lawsuit in the SDNY relating to the Canadian Dealer Offered Rate (“CDOR”), a Canadian dollar-denominated interest rate benchmark, against numerous financial institutions including DBSI, Deutsche Bank AG, and affiliate Deutsche Bank Securities Limited. The complaint alleges that the defendants, members of the panel of banks on whose submissions CDOR was calculated and their affiliates, suppressed their CDOR submissions from at latest August 9, 2007 through at earliest June 30, 2014 in order to benefit their positions in CDOR-referencing financial instruments. The complaint asserts claims under the Sherman Act, Commodity Exchange Act, and the Racketeer Influenced and Corrupt Organizations Act, as well as state common law contract and unjust enrichment claims.

DBSI has been named as a respondent in 14 arbitrations filed by investors in the Glanmore Property Fund (“Glanmore”), a managed fund that invests in high-yield U.K. commercial real estate, alleging that DBSI misrepresented the nature and risks of Glanmore when shares were sold, and further failed to conduct adequate due diligence concerning the valuation of the fund’s portfolio. DBSI acquired Glanmore’s fund manager in 2006. All of the arbitrations have been resolved.

Deutsche Bank has been named as defendant in numerous civil litigations in various roles as issuer or underwriter in RMBS offerings. These cases include purported class action suits, actions by individual purchasers of securities, and actions by insurance companies that guaranteed payments of principal and interest for particular tranches of securities offerings. Although the allegations vary by lawsuit, these cases generally allege that the RMBS offering documents contained material misrepresentations and omissions, including with regard to the underwriting standards pursuant to which the underlying mortgage loans were issued, or assert that various representations or warranties relating to the loans were breached at the time of origination.

Deutsche Bank has been named as a defendant in a civil action brought by the Commonwealth of Virginia asserting claims for fraud and breach of the Virginia Fraud Against Taxpayers Act as a result of purchases by the Virginia Retirement System (“VRS”) of RMBS issued or underwritten by Deutsche Bank. This matter was settled in the fourth quarter of 2015.

Deutsche Bank is a defendant in putative class actions relating to its role, along with other financial institutions, as underwriter of RMBS issued by IndyMac MBS, Inc. On September 8, 2014, Deutsche Bank, certain other financial institution defendants and lead plaintiffs executed a stipulation to settle the action. On September 30, 2014, the court issued an order certifying the class for settlement and approving notice to the class. On February 23, 2015, the court issued an order approving the settlement and dismissing the action. Under the settlement, all settling defendants paid a total of $340 million. On March 25, 2015, Pacific Investment Management Company, LLC filed a notice of appeal of the court’s February 23, 2015 order, but withdrew the appeal on June 11, 2015.

Deutsche Bank is a defendant in putative class action relating to its role, along with other financial institutions, as underwriter of RMBS issued by Novastar Mortgage Corporation. No specific damages are alleged in the complaint. The lawsuit was brought by plaintiffs representing a class of investors who purchased certificates in those offerings. The parties reached a settlement-in-principle to resolve the matter for a total of $165 million, a portion of which will be paid by Deutsche Bank. The settlement is subject to final court approval. On August 30, 2017, FHFA/Freddie Mac filed an objection to the settlement.

On April 17, 2013, Bank of America announced that it had reached a settlement in principle to dismiss various class action claims, which include the class action claims brought against underwriters, including Deutsche Bank, relating to RMBS issued by Countrywide Financial Corporation. The settlement in principle which is subject to final court approval does not require any payment by underwriters, including Deutsche Bank.

On December 19, 2014, a stipulation was filed dismissing with prejudice claims brought against Deutsche Bank by Massachusetts Mutual Life Insurance DBSI relating to two offerings issued by entities affiliated with Countrywide Financial Corporation (“Countrywide”). Deutsche Bank’s understanding is that the dismissal with respect to these offerings was pursuant to a confidential settlement agreement to which Deutsche Bank was not a party. Deutsche Bank was a defendant in separate litigation brought by Mass Mutual Life Insurance Company relating to certificates not issued by entities affiliated with Countrywide. On July 22, 2015, Deutsche Bank and Mass Mutual Life Insurance Company entered into a settlement agreement to resolve all pending claims against Deutsche Bank. On August 11, 2015, Deutsche Bank paid the settlement amount, and on August 15, 2015, the court dismissed the actions.

Deutsche Bank currently is a defendant in various non-class action lawsuits and arbitrations by alleged purchasers of, and counterparties involved in transactions relating to, RMBS, and their affiliates, including: (1) the Federal Deposit Insurance Corporation (“FDIC”) as receiver for: (a) Colonial Bank (alleging no less than $189 million in damages in the aggregate against all defendants), (b) Guaranty Bank (alleging no less than $901 million in damages in the aggregate against all defendants), and (c) Citizens National Bank and Strategic Capital Bank (alleging no less than $66 million in damages in the aggregate against all defendants); (2) the Federal Home Loan Bank of Boston; (3) Phoenix Light SF Limited (as purported assignee of claims of special purpose vehicles created and/or managed by former WestLB AG); and (4) Royal Park Investments (as purported assignee of claims of a special-purpose vehicle created to acquire certain assets of Fortis Bank. Unless otherwise indicated, the complaints in these matters did not specify the damages sought.

On or about June 6, 2016, the actions brought by the FDIC, as receiver for Franklin Bank, Guaranty Bank and Colonial Bank, against Deutsche Bank in connection with its role as underwriter of RMBS issued by entities affiliated with Countrywide were dismissed in connection with a settlement reached between the FDIC and Deutsche Bank and other financial institutions who also were sued as underwriters.

Deutsche Bank remains as a defendant in three actions brought by the FDIC relating to other RMBS offerings. In separate actions brought by the FDIC as receiver for Colonial Bank and Guaranty Bank, the appellate courts have reinstated claims previously dismissed on statute of limitations grounds. In the case concerning Guaranty Bank, petitions for rehearing and certiorari to the U.S. Supreme Court were denied, fact discovery is almost complete and expert work is ongoing. Also, on September 14, 2017, the court granted in part Deutsche Bank’s motion for summary judgment regarding the proper method of calculating pre-judgment interest. In the case concerning Colonial Bank, petitions for rehearing and certiorari to the U.S. Supreme Court were denied, and on June 21, 2017, the FDIC filed a second amended complaint, which defendants moved to dismiss on September 7, 2017. On June 21, 2017, the FDIC filed a second amended complaint. In the case concerning Citizens National Bank and Strategic Capital Bank, petitions for rehearing and certiorari to the U.S. Supreme Court were denied, and on July 31, 2017, the FDIC filed a second amended complaint, which defendants moved to dismiss on September 14, 2017.

On November 3, 2016, Deutsche Bank reached a settlement to resolve claims brought by the Federal Home Loan Bank of San Francisco on two resecuritizations of RMBS certificates for an amount not material to Deutsche Bank. Following this settlement and two other previous partial settlements of claims, Deutsche Bank remained a defendant with respect to one RMBS offering, for which Deutsche Bank, as an underwriter, was provided contractual indemnification. On January 23, 2017, a settlement agreement was executed to resolve the claims relating to that RMBS offering, and the matter has been dismissed. On March 27, 2017, plaintiff filed a notice of dismissal on its remaining claims.

Deutsche Bank and Monarch Alternative Capital LP and certain of its advisory clients and managed investments vehicles reached an agreement on December 18, 2014 to propose a settlement agreement to HSBC to resolve litigation relating to three RMBS trusts. After receiving approval from a majority of certificate holders, on July 13, 2015, HSBC executed the settlement agreements, and on July 27, 2015, the actions were dismissed. A substantial portion of the settlement funds paid by Deutsche Bank was reimbursed by a non-party to the litigation. The net economic impact of the settlements was not material to Deutsche Bank.

Residential Funding Company has brought a repurchase action against Deutsche Bank for breaches of representations and warranties on loans sold to Residential Funding Company and for indemnification for losses incurred as a result of RMBS-related claims and actions asserted against Residential Funding Company. The complaint did not specify the amount of damages sought. On June 20, 2016, the parties executed a confidential settlement agreement, and on June 24, 2016, the court dismissed the case with prejudice.

Deutsche Bank was a defendant in a civil action brought by Texas County & District Retirement System alleging fraud and other common law claims in connection with Texas County & District Retirement System’s purchase of four RMBS bonds underwritten by Deutsche Bank. On November 18, 2015, Deutsche Bank and Texas County & District Retirement System reached an agreement to settle the latter’s claims against Deutsche Bank. On December 3, 2015, the district court entered an order dismissing the action with prejudice.

Deutsche Bank was named as a defendant in a civil action brought by the Charles Schwab Corporation seeking rescission of its purchase of a single Countrywide-issued RMBS certificate. In the fourth quarter of 2015, Bank of America, which indemnified Deutsche Bank in the case, reached an agreement to settle the action with respect to the single certificate at issue for Deutsche Bank. On March 16, 2016, the court finalized the dismissal with prejudice of Deutsche Bank Securities Inc. as a defendant.

Deutsche Bank was named as a defendant in a FINRA arbitration brought by the Knights of Columbus (“Knights”) alleging fraud, negligence, violation of state securities law, and violations of industry rules and practice in connection with six third-party offerings underwritten by Deutsche Bank. On February 22, 2016, Deutsche Bank and Knights executed an agreement to settle the matter.

On February 18, 2016, Deutsche Bank and Amherst Advisory & Management LLC (“Amherst”) executed settlement agreements to resolve breach of contract actions relating to five RMBS trusts. On June 30, 2016, the parties executed settlement agreements, amending and restating the agreements the parties signed on February 18, 2016. Following an August 2016 vote by the certificate holders in favor of the settlement, the trustee accepted the settlement agreements and dismissed the actions. On October 17, 2016, the parties filed stipulations of discontinuance with prejudice, which were so-ordered by the court on October 18 and October 19, 2016, thereby resolving the five actions. A portion of the settlement funds paid by Deutsche Bank was reimbursed by a non-party to the litigations.

On February 3, 2016, Lehman Brothers Holding, Inc. instituted an adversary proceeding in U.S. Bankruptcy Court for the Southern District of New York against, among others, MortgageIT, Inc. (“MortgageIT”) and Deutsche Bank AG, as alleged successor to MortgageIT, asserting breaches of representations and warranties set forth in certain 2003 and 2004 loan purchase agreements concerning 63 mortgage loans that MortgageIT sold to Lehman, which Lehman in turn sold to the Federal National Mortgage Association (“Fannie Mae”) and the Federal Home Loan Mortgage Corporation (“Freddie Mac”). The complaint seeks indemnification for losses incurred by Lehman in connection with settlements entered into with Fannie Mae and Freddie Mac as part of the Lehman bankruptcy proceedings to resolve claims concerning those loans. On January 31, 2018, the parties reached a settlement to resolve the litigation. On February 6, 2018, the court ordered a voluntary stipulation of dismissal.

On April 20, 2011, the Federal Home Loan Bank of Boston filed a complaint against dozens of entities, including Deutsche Bank, alleging a variety of claims under the Massachusetts Uniform Securities Act and various other Massachusetts statutory and common laws. The complaint did not specify the amount of damages sought. On October 16, 2015, the parties signed a settlement agreement to resolve the matter. On October 27, 2015, the Federal Home Loan Bank of Boston filed a stipulation of voluntary dismissal with prejudice.

On September 22, 2015, Deutsche Bank and the Federal Home Loan Bank of Des Moines, as successor to the Federal Home Loan Bank of Seattle, executed a settlement agreement resolving all claims related to the single bond at issue. On October 12, 2015, the court entered the parties’ stipulation dismissing the matter.

Pursuant to a confidential settlement agreement dated January 15, 2015, John Hancock Life Insurance Company (U.S.A.) and affiliates agreed to dismiss with prejudice the action they had filed against Deutsche Bank.

On October 1, 2014, the district court entered an order dismissing with prejudice claims brought against Deutsche Bank by Triaxx Prime CDO 2006–1 Ltd., Triaxx Prime CDO 2006–1 LLC, Triaxx Prime CDO 2006–2 Ltd., Triaxx Prime CDO 2006–2 LLC, Triaxx Prime CDO 2007–1 Ltd. and Triaxx Prime CDO 2007–1 LLC. Deutsche Bank’s understanding is that the dismissal was pursuant to a confidential settlement between the plaintiffs and certain defendants affiliated with Countrywide Securities Corporation. Deutsche Bank did not contribute to the settlement.

Deutsche Bank is a defendant in an action brought by Royal Park Investments (as purported assignee of claims of a special-purpose vehicle created to acquire certain assets of Fortis Bank) alleging common law claims related to the purchase of RMBS. The complaint did not specify the amount of damages sought. On April 17, 2017, the court dismissed the complaint, and on February 13, 2018, Royal Park filed its appeal.

In June 2014, HSBC, as trustee, brought an action in New York state court against Deutsche Bank to revive a prior action, alleging that Deutsche Bank failed to repurchase mortgage loans in the ACE Securities Corp. 2006-SL2 RMBS offering. The revival action was stayed during the pendency of an appeal of the dismissal of a separate action wherein HSBC, as trustee, brought an action against Deutsche Bank alleging breaches of representations and warranties made by Deutsche Bank concerning the mortgage loans in the same offering. On March 29, 2016, the court dismissed the revival action, and on April 29, 2016, plaintiff filed a notice of appeal. The plaintiff’s appeal has been adjourned in light of a case pending in the New York Court of Appeals involving similar legal issues.

Deutsche Bank is a defendant in eight separate civil lawsuits brought by various groups of investors concerning its role as trustee of certain RMBS trusts. The actions generally allege claims for breach of contract, breach of fiduciary duty, breach of the duty to avoid conflicts of interest, negligence and/or violations of the Trust Indenture Act of 1939, based on the trustees’ alleged failure to perform adequately certain obligations and/or duties as trustee for the trusts. The eight actions include two putative class actions brought by a group of investors, including funds managed by BlackRock Advisors, LLC, PIMCO-Advisors, L.P., and others (the “BlackRock Class Actions”), one putative class action brought by Royal Park Investments SA/NV, and five individual lawsuits. One of the BlackRock Class Actions is pending in the SDNY in relation to 62 trusts, which allegedly suffered total realized collateral losses of $9.8 billion, although the complaint does not specify a damage amount. On January 23, 2017, the SDNY granted in part and denied in part the trustees’s motion to dismiss. At a February 2, 2017 conference, the SDNY dismissed plaintiffs’ representations and warranties claims as to 21 trusts whose originators or sponsors had entered bankruptcy. The only claims that remain are for violation of the Trust Indenture Act of 1939 as to some trusts, and breach of contract. On March 27, 2017, the trustees filed an answer to the complaint. On January 26, 2018, BlackRock filed a motion for class certification. Discovery is ongoing. The second BlackRock Class Action is pending in the Superior Court of California in relation to 465 trusts, which allegedly suffered total realized collateral losses of $75.7 billion, although the complaint does not specify a damage amount. The trustees filed a demurrer seeking to dismiss the tort claims asserted by plaintiffs and a motion to strike certain elements of the breach of contract claim, and on October 18, 2016, the court sustained the trustees’ demurrer, dismissing the tort claims, but denied the motion to strike. On December 19, 2016, the trustees filed an answer to the complaint. Discovery is ongoing in that action. The putative class action brought by Royal Park Investments SA/NV is pending in the SDNY and concerns ten trusts, which allegedly suffered total realized collateral losses of more than $3.1 billion, although the complaint does not specify a damage amount. Royal Park filed a renewed motion for class certification on May 1, 2017, and the motion is pending. Discovery is ongoing. On August 4, 2017, Royal Park filed a separate, additional class action complaint against the trustee in the same court asserting claims for breach of contract, unjust enrichment, conversion, breach of trust, equitable accounting and declaratory and injunctive relief arising out of the payment from trust funds of the trustee’s legal fees and expenses in the other, ongoing Royal Park litigation. On October 10, 2017, the trustee filed a motion to dismiss that complaint.

The four individual lawsuits include actions by (a) the National Credit Union Administration Board (“NCUA”), as an investor in 97 trusts, which allegedly suffered total realized collateral losses of U.S.$ 17.2 billion, although the complaint does not specify a damage amount; (b) certain CDOs (collectively, “Phoenix Light”) that hold RMBS certificates issued by 43 RMBS trusts, and seeking “hundreds of millions of dollars in damages”; (c) Commerzbank AG, as an investor in 50 RMBS trusts, seeking recovery for alleged “hundreds of millions of dollars in losses;” and (d) IKB International, S.A. in Liquidation and IKB Deutsche Industriebank AG (collectively, “IKB”), as an investor in 30 RMBS trusts, seeking more than $268 million of damages. In the NCUA case, the trustee’s motion to dismiss for failure to state a claim is pending and discovery is stayed. In the Phoenix Light case, the plaintiffs filed an amended complaint on September 27, 2017, and the trustees filed an answer to the complaint on November 30, 2017, and the trustees filed an answer to the complaint on January 29, 2018; discovery is ongoing. In the Commerzbank case, the plaintiff filed an amended complaint on November 30, 2017, and the trustees filed an answer to the complaint on January 29, 2018; discovery is ongoing. In the IKB case, the court heard oral argument on the trustee’s motion to dismiss on May 3, 2017, but has not yet issued a decision. On June 20, 2017, the IKB plaintiffs stipulated to the dismissal with prejudice of all claims asserted against Deutsche Bank concerning four trusts. Discovery is ongoing.

On December 20, 2013, Deutsche Bank announced that it reached an agreement to resolve its residential mortgage-backed securities litigation with the Federal Housing Finance Agency (“FHFA”) as conservator for Fannie Mae and Freddie Mac. As part of the agreement, Deutsche Bank paid $1.9 billion of which DBSI paid $887 million. The settlement included dismissal of claims brought against Deutsche Bank in the SDNY relating to approximately $14.3 billion of RMBS purchased by the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation (the “GSEs”) that were issued, sponsored and/or underwritten by Deutsche Bank and an agreement to resolve claims brought by or at the direction of the FHFA and/or the GSEs seeking the repurchase of mortgage loans contained in RMBS purchased by the GSEs. The settlement did not resolve two matters brought by the FHFA against Deutsche Bank as underwriter of RMBS issued by Countrywide and Societe Generale and/or their affiliates. As underwriter, Deutsche Bank received a customary agreement of indemnity from Countrywide and Societe Generale and/or their affiliates. On February 27, 2014, the FHFA and Societe Generale announced that they reached a settlement of the action concerning RMBS issued by Societe Generale. The settlement included a release of the claims asserted against all defendants in that action, including Deutsche Bank. The settlement did not require any payment by Deutsche Bank.

On July 16, 2012, the Fourth Judicial District for the State of Minnesota dismissed Deutsche Bank from a litigation brought by Moneygram Payment Systems, Inc. (“Moneygram”) relating to investments in RMBS, collateralized debt obligations and credit-linked notes. The court further denied Moneygram’s motion for reconsideration, and Moneygram has filed an appeal. On January 11, 2013, Moneygram filed a summons with notice in the Civil Branch of the Supreme Court of the State of New York (the “N.Y. Supreme Court”) seeking to assert claims similar to those dismissed in Minnesota. On June 17, 2013, Moneygram filed an amended summons with notice and complaint in the N.Y. Supreme Court. On July 22, 2013, the Minnesota Court of Appeals affirmed the dismissal of Deutsche Bank AG, but reversed the dismissal of DBSI. On October 15, 2013, the Minnesota Supreme Court denied DBSI’s petition for review of the Minnesota Court of Appeal’s decision reversing the district court’s dismissal of claims against DBSI. The Court of Appeals issued its judgment on October 28, 2013. On January 31, 2014, DBSI filed a petition for writ of certiorari with the U.S. Supreme Court to seek review of Minnesota Court of Appeals decision finding specific personal jurisdiction over DBSI.

Pursuant to terms of settlement agreements, litigations filed by Allstate Insurance Company, Cambridge Place Investments Management Inc., Dexia SA/NV, Stichting Pensionfonds ABP, West Virginia Investment Management Board, The Union Central Life Insurance Company, Teachers Insurance and Annuity Association of America and the Western and Southern Life Insurance Co. were dismissed. The financial terms of each of these settlements are confidential and not material to DBSI.

From 2005 through 2008, as part of Deutsche Bank’s U.S. residential mortgage loan business, Deutsche Bank sold approximately $84 billion of private label securities and $71 billion of loans through whole loan sales, including to U.S. government-sponsored entities such as the Federal Home Loan Mortgage Corporation and the Federal National Mortgage Association. Deutsche Bank has been presented with demands to repurchase loans from or to indemnify purchasers, investors or financial insurers with respect to losses allegedly caused by material breaches of representations and warranties. Deutsche Bank’s general practice is to process valid repurchase demands that are presented in compliance with contractual rights. As of September 30, 2014, Deutsche Bank has approximately $4.5 billion of outstanding mortgage repurchase demands (based on original principal balance of the loans). These demands consist primarily of demands made in respect of private label securitizations by the trustees or servicers thereof. Against these outstanding demands, Deutsche Bank recorded provisions of $514 million as of September 30, 2014. As of September 30, 2014, Deutsche Bank has completed repurchases, obtained agreements to rescind and otherwise settled claims on loans with an original principal balance of approximately $5.0 billion. In connection with those repurchases, agreements and settlements, Deutsche Bank has obtained releases for potential claims on approximately $66.0 billion of loans sold by Deutsche Bank as described above.

On November 17, 2014, pursuant to confidential settlement agreements executed on November 6, 2014, Assured Guaranty Municipal Corporation dismissed with prejudice the action it had filed against Deutsche Bank and Deutsche Bank dismissed with prejudice the third-party claims it had filed in that action against Greenpoint Mortgage Funding, Inc.

Deutsche Bank, along with certain affiliates, have received subpoenas and requests for information from certain regulators and government entities, including members of the Residential Mortgage-Backed Securities Working Group of the U.S. Financial Fraud Enforcement Task Force, concerning its activities regarding the origination, purchase, securitization, sale, valuation and/or trading of mortgage loans, RMBS, CMBS, CDOs, other asset-backed securities and credit derivatives. Deutsche Bank is cooperating fully in response to those subpoenas and requests for information. On January 17, 2017, Deutsche Bank executed a settlement with the U.S. Department of Justice (the “DOJ”) to resolve potential claims related to its RMBS business conducted from 2005 to 2007. Under the settlement, Deutsche Bank paid a civil monetary penalty of $3.1 billion and agreed to provide $4.1 billion in consumer relief.

In September 2016, Deutsche Bank received administrative subpoenas from the Maryland Attorney General seeking information concerning Deutsche Bank’s RMBS and CDO businesses from 2002 to 2009. On June 1, 2017, Deutsche Bank and the Maryland Attorney General reached a settlement to resolve the matter for $15 million in cash and $80 million in consumer relief (to be allocated from the overall $4.1 billion consumer relief obligation agreed to as part of Deutsche Bank’s settlement with the DOJ).

Deutsche Bank AG and DBSI, including a division of the DBSI, have been named as defendants in twenty-three actions, including two putative class actions, asserting various claims under the federal securities laws and state common law arising out of the sale of auction rate securities (“ARS”). All of those actions have been resolved or dismissed with prejudice.

Deutsche Bank AG and certain of its affiliates and officers, including DBSI, were the subject of a consolidated putative class action, filed in the SDNY, asserting claims under the federal securities laws on behalf of persons who purchased certain trust preferred securities issued by Deutsche Bank AG and its affiliates between October 2006 and May 2008. In a series of opinions, the court dismissed all claims as to four of the six offerings at issue, but allowed certain alleged omissions claims relating to the November 2007 and February 2008 offerings to proceed. On November 17, 2016, plaintiffs moved for class certification as to the November 2007 offering. On January 20, 2017, plaintiffs amended their motion for class certification to include the February 2008 offering and seek to add an additional individual as a proposed class representative. On February 10, 2017, the SDNY (i) ordered that plaintiffs on the November 2007 offering provide proof that they either sold at a loss or held to redemption, and otherwise stayed all proceedings with respect to the November 2007 offering, and (ii) stayed all proceedings with respect to the February 2008 offering pending a decision by the Supreme Court of the United States in California Public Employees’ Retirement System v. ANZ Securities in which the Supreme Court is expected to consider whether the filing of a putative class action serves to toll the three-year time limitation in Section 13 of the Securities Act with respect to the claims of putative class members. On June 26, 2017, the Supreme Court issued its opinion, holding that the three year provision in Section 13 is a statute of repose and is not subject to equitable tolling. On October 16, 2017, the court struck plaintiffs’ motion for class action certification, holding that claims by the additional individual proposed as a class representative were barred by the statute of repose. The court also ruled that the original plaintiffs had standing to prosecute claims on both the November 2007 and February 2008 offerings. Class action certification and merits discovery is ongoing. On February 21, 2018, defendants moved for an order denying class certification as to both offerings.

On December 8, 2014, the DOJ filed a civil complaint against, among others, DBSI and Deutsche Bank, alleging that Deutsche Bank owes more than $190 million in taxes, penalties, and interest relating to two transactions that occurred between March and May 2000. The DOJ’s case arises out of Deutsche Bank’s March 2000 acquisition of Charter Corp. (“Charter”) and its subsequent sale in May 2000 of Charter to an unrelated entity called BMY Statutory Trust. Charter’s primary asset, both at the time of purchase by Deutsche Bank and sale to BMY Statutory Trust, was Meyers Squibb Company (“BMY”) stock. When the BMY stock was sold by the BMY Statutory Trust, the BMY Statutory Trust offset its gain with a loss from an unrelated transaction. The IRS subsequently disallowed the loss on audit exposing the BMY gain to taxation. The IRS assessed additional tax, penalties and interest against the BMY Statutory Trust, which were not paid. Relying on certain theories, including fraudulent conveyance, the DOJ sought to recoup from Deutsche Bank the taxes, plus penalties and interest, owed by BMY Statutory Trust. Deutsche Bank and the DOJ agreed to a final settlement of the case, and the court dismissed the case with prejudice on January 4, 2017. Under the terms of the settlement, Deutsche Bank paid $95 million.

On July 1, 2013, the European Commission (the “EC”) issued a Statement of Objections (the “SO”) against Deutsche Bank, including DBSI, Markit Group Limited (“Markit”), ISDA, and twelve other banks alleging anti-competitive conduct under Article 101 of the Treaty on the Functioning of the European Union (“TFEU”) and Article 53 of the European Economic Area Agreement (the “EEA Agreement”). The SO sets forth preliminary conclusions of the EC that (i) attempts by certain entities to engage in exchange trading of unfunded credit derivatives were foreclosed by improper collective action in the period from 2006 through 2009, and (ii) the conduct of Markit, ISDA, Deutsche Bank and the twelve other banks constituted a single and continuous infringement of Article 101 of the TFEU and Article 53 of the EEA Agreement. On December 4, 2015, the EC announced the closure without action of its investigation of Deutsche Bank and the twelve other banks. On July 20, 2016, the EC settled its investigation against Markit and ISDA.

In addition, a multi-district civil class action is currently pending in the SDNY against Deutsche Bank, including DBSI, and numerous other CDS dealer banks, as well as Markit and ISDA. Plaintiffs filed a second consolidated amended class action complaint on April 11, 2014 alleging that the banks conspired with Markit and ISDA to prevent the establishment of exchange traded CDS, with the effect of raising prices for OTC CDS transactions. Plaintiffs seek to represent a class of individuals and entities located in the United States or abroad who, during a period from January 1, 2008 through December 31, 2013, directly purchased CDS from or directly sold CDS to the dealer defendants in the United States. On September 30, 2015, Deutsche Bank executed a settlement agreement to resolve the matter for $120 million, which was approved by the court on April 15, 2016.

Deutsche Bank has received requests for information from certain regulatory and law enforcement agencies globally who are investigating trading in, and various other aspects of, the foreign exchange market. Deutsche Bank is cooperating with these investigations. Relatedly, Deutsche Bank has conducted its own internal global review of foreign exchange trading and other aspects of its foreign exchange business.

On October 19, 2016, the CFTC, Division of Enforcement issued a letter (“CFTC Letter”) notifying Deutsche Bank that the CFTC “is not taking any further action at this time and has closed the investigation of Deutsche Bank regarding foreign exchange. As is customary, the CFTC Letter states that the CFTC “maintains the discretion to decide to reopen the investigation at any time in the future.” The CFTC Letter has no binding impact on other regulatory and law enforcement agency investigations regarding Deutsche Bank’s foreign exchange trading and practices, which remain pending.

On December 7, 2016, it was announced that Deutsche Bank has reached an agreement with CADE, the Brazilian antitrust enforcement agency, to settle an investigation into conduct in the foreign exchange market by a former Brazil-based Deutsche Bank trader. As part of that settlement, Deutsche Bank paid a fine of BRL 51 million and agreed to continue to comply with CADE’s administrative process until it is concluded. This resolves CADE’s administrative process as it relates to Deutsche Bank, subject to Deutsche Bank’s continued compliance with the settlement terms.

On February 13, 2017, the DOJ, Criminal Division, Fraud Section, issued a letter (“DOJ Letter”) notifying Deutsche Bank that the DOJ has closed its criminal inquiry “concerning possible violations of federal criminal law in connection with the foreign exchange markets.” As is customary, the DOJ Letter states that the DOJ may reopen its inquiry if it obtains additional information or evidence regarding the inquiry. The DOJ Letter has no binding impact on other regulatory and law enforcement agency investigations regarding Deutsche Bank’s foreign exchange trading and practices, which remain pending.

On April 20, 2017, it was announced that Deutsche Bank AG, DB USA Corporation and Deutsche Bank AG New York Branch reached an agreement with the Board of Governors of the Federal Reserve System to settle an investigation into Deutsche Bank’s foreign exchange trading and practices. Under the terms of the settlement, Deutsche Bank entered into a cease-and-desist order, and agreed to pay a civil monetary penalty of $137 million. In addition, the Fed ordered Deutsche Bank to “continue to implement additional improvements in its oversight, internal controls, compliance, risk management and audit programs” for its foreign exchange business and other similar products, and to periodically report to the Fed on its progress.

Additionally, there are currently four U.S. putative class actions pending against Deutsche Bank. The first pending action is a consolidated action brought on behalf of a putative class of over-the-counter traders and a putative class of central-exchange traders, who are domiciled in or traded in the United States or its territories, and alleges illegal agreements to restrain competition with respect to and to manipulate both benchmark rates and spot rates, particularly the spreads quoted on those spot rates; the complaint further alleges that those supposed conspiracies, in turn, resulted in artificial prices on centralized exchanges for foreign exchange futures and options. On September 29, 2017, plaintiffs filed a motion seeking preliminary approval of a settlement with Deutsche Bank in the amount of $190 million, which the court preliminarily approved on the same day. A final fairness hearing for all settlements in this action, including Deutsche Bank’s, is currently scheduled for May 23, 2018. A second action tracks the allegations in the consolidated action and asserts that such purported conduct gave rise to, and resulted in a breach of defendants’ fiduciary duties under ERISA. On August 24, 2016, the court granted defendants’ motion to dismiss. Plaintiffs in that action have filed a notice of appeal in the U.S. Court of Appeals for the Second Circuit, which is pending. The third putative class action was filed in the same court on December 21, 2015, by Axiom Investment Advisors, LLC alleging that Deutsche Bank rejected FX orders placed over electronic trading platforms through the application of a function referred to as “Last Look” and that these orders were later filled at prices less favorable to putative class members. Plaintiffs have asserted claims for breach of contract, quasi-contractual claims, and claims under New York statutory law. On February 13, 2017, Deutsche Bank’s motion to dismiss was granted in part and denied in part. Plaintiffs filed a motion for class certification on January 15, 2018, which Deutsche Bank will oppose. This matter remains pending. The fourth putative class action (the “Indirect Purchasers” action), which was filed on September 26, 2016, amended on March 24, 2017, and later consolidated with a similar action that was filed on April 28, 2017, tracks the allegations in the consolidated action and asserts that such purported conduct injured “indirect purchasers” of FX instruments. These claims are brought pursuant to the Sherman Act and various states’ consumer protection statutes. Deutsche Bank’s motion to dismiss this action is pending. Discovery has not yet commenced in the Indirect Purchasers action.

Deutsche Bank also has been named as a defendant in multiple putative class actions brought in the SDNY alleging antitrust and CEA claims relating to the alleged manipulation of foreign exchange rates. The complaints in the class actions do not specify the damages sought. On January 28, 2015, the federal judge overseeing the class actions granted the motion to dismiss with prejudice in two actions involving non-U.S. plaintiffs while denying the motion to dismiss in one action involving U.S. plaintiffs then pending. Additional actions have been filed since the judge’s January 28, 2015 order. There are now four actions pending. The pending consolidated action is brought on behalf of a putative class of over-the-counter traders and a putative class of central exchange traders, who are domiciled in or traded in the United States or its territories, and alleges illegal agreements to restrain competition with respect to and to manipulate both benchmark rates and spot rates, particularly the spreads quoted on those spot rates; the complaint further alleges that those supposed conspiracies, in turn, resulted in artificial prices on centralized exchanges for foreign exchange futures and options. A second action tracks the allegations in the consolidated action and asserts that such purported conduct gave rise to, and resulted in a breach of, defendants’ fiduciary duties under ERISA. The third putative class action was filed in the same court on December 21, 2015, by Axiom Investment Advisors, LLC alleging that Deutsche Bank rejected FX orders placed over electronic trading platforms through the application of a function referred to as “Last Look” and that these orders were later filled at prices less favorable to putative class members. Plaintiff has asserted claims for breach of contract, quasi-contractual claims, and claims under New York statutory law. Filed on September 26, 2016, amended on March 24, 2017, and later consolidated with a similar action that was filed on April 28, 2017, the fourth putative class action (the “Indirect Purchasers” action) tracks the allegations in the consolidated action and asserts that such purported conduct injured “indirect purchasers” of FX instruments. These claims are brought pursuant to the Sherman Act and various states’ consumer protection statutes.

On August 24, 2016, the SDNY granted defendants’ motion to dismiss the ERISA action. Plaintiffs in that action filed an appellate brief in the United States Court of Appeals for the Second Circuit on January 9, 2017. On February 13, 2017, the SDNY granted in part and denied in part Deutsche Bank’s motion to dismiss the Last Look action. Plaintiffs in the Indirect Purchasers action filed an amended complaint on March 24, 2017. Deutsche Bank intends to move to dismiss this action. Discovery has commenced in the consolidated and Last Look actions. Discovery has not yet commenced in the Indirect Purchasers actions.

Deutsche Bank has also been named as a defendant in two Canadian class proceedings brought in the provinces of Ontario and Quebec. Filed on September 10, 2015, these class actions assert factual allegations similar to those made in the consolidated action in the United States and seek damages pursuant to the Canadian Competition Act as well as other causes of action.

On September 12, 2010, Deutsche Bank announced the decision to make a voluntary takeover offer for the acquisition of all shares in Deutsche Postbank AG. On October 7, 2010, Deutsche Bank AG published the official offer document. In its takeover offer, Deutsche Bank offered Postbank shareholders consideration of € 25 for each Postbank share. The takeover offer was accepted for a total of approximately 48.2 million Postbank shares.

In November 2010, a former shareholder of Postbank, Effecten-Spiegel AG, which had accepted the takeover offer, brought a claim against Deutsche Bank alleging that the offer price was too low and was not determined in accordance with the applicable law of the Federal Republic of Germany. The plaintiff alleges that Deutsche Bank had been obliged to make a mandatory takeover offer for all shares in Deutsche Postbank AG, at the latest, in 2009. The plaintiff avers that, at the latest in 2009, the voting rights of Deutsche Post AG in Deutsche Postbank AG had to be attributed to Deutsche Bank AG pursuant to Section 30 of the German Takeover Act. Based thereon, the plaintiff alleges that the consideration offered by Deutsche Bank AG for the shares in Deutsche Postbank AG in the 2010 voluntary takeover offer needed to be raised to € 57.25 per share.

The Cologne District Court dismissed the claim in 2011 and the Cologne appellate court dismissed the appeal in 2012. The Federal Court set aside the Cologne appellate court’s judgment and referred the case back to the appellate court. In its judgment, the Federal Court stated that the appellate court had not sufficiently considered the plaintiff’s allegation that Deutsche Bank AG and Deutsche Post AG “acted in concert” in 2009.

Starting in 2014, additional former shareholders of Postbank, who accepted the 2010 tender offer, brought similar claims as Effecten-Spiegel AG against Deutsche Bank which are pending with the Cologne District Court and the Higher Regional Court of Cologne, respectively. On October 20. 2017, the Cologne District Court handed down a decision granting the claims in a total of 14 cases which were combined in one proceeding. The Cologne District Court took the view that Deutsche Bank was obliged to make a mandatory takeover offer already in 2008 so that the appropriate consideration to be offered in the takeover offer should have been €57.25 per share. Taking the consideration paid into account, the additional consideration per share owed to shareholders which have accepted the takeover offer would thus amount to €32.25. Deutsche Bank appealed this decision and the appeal has been assigned to the 13th Senate of the Higher Regional Court of Cologne, which also is hearing the appeal of Effecten-Spiegel AG.

On November 8, 2017, a hearing took place before the Higher Regional Court of Cologne in the Effecten-Spiegel case. In that hearing, the Higher Regional Court indicated that it disagreed with the conclusions of the Cologne District Court and took the preliminary view that Deutsche Bank was not obliged to make a mandatory takeover offer in 2008 or 2009. Initially the Higher Regional Court resolved to announce a decision on December 13, 2017. However, this was postponed to February 2018 because the plaintiff challenged the three members of the 13th Senate of the Higher Regional Court of Cologne for alleged prejudice. The challenge was rejected by the Higher Regional Court of Cologne at the end of January 2018. In February 2018, the court granted a motion by Effecten-Spiegel AG to re-open the hearing and scheduled a further hearing for June 29, 2018.

The claims for payment against Deutsche Bank in relation to these matters total almost €700 million (excluding interest). In February 2018, a law firm representing some plaintiffs in the above-mentioned civil actions also filed a criminal complaint with the public prosecutor in Frankfurt am Main against certain Deutsche Bank personnel alleging that they engaged in fraudulent conduct in connection with the takeover offer.

Deutsche Bank has been served with a material number of additional lawsuits filed against Deutsche Bank shortly before the end of the year 2017 and these claims are now pending with the District Court of Cologne. Some of the new plaintiffs allege that the consideration offered by Deutsche Bank AG for the shares in Postbank in the 2010 voluntary takeover should be raised to €64.25 per share.

In September 2015, former shareholders of Deutsche Postbank AG filed in the Cologne District Court shareholder actions against Deutsche Postbank AG to set aside the squeeze-out resolution taken in the shareholders meeting of Deutsche Postbank AG in August 2015. Among other things, the plaintiffs allege that Deutsche Bank AG was subject to a suspension of voting rights with respect to its shares in Postbank based on the allegation that Deutsche Bank AG failed to make a mandatory takeover offer at a higher price in 2009. The squeeze out is final and the proceeding itself has no reversal effect, but may result in damage payments. The claimants in this proceeding refer to legal arguments similar to those asserted in the Effecten-Spiegel proceeding described above. In a decision on October 20, 2017, the Cologne District Court declared the squeeze-out resolution to be void. The court, however, did not rely on a suspension of voting rights due to an alleged failure of Deutsche Bank to make a mandatory takeover offer, but argued that Postbank violated information rights of Postbank shareholder in Postbank’s shareholders meeting in August 2015. Postbank has appealed this decision.

The legal question whether Deutsche Bank had been obliged to make a mandatory takeover offer for all Postbank shares prior to its 2010 voluntary takeover may also impact two pending appraisal proceedings (Spruchverfahren). These proceedings were initiated by former Postbank shareholders with the aim to increase the cash compensation offered in connection with the squeeze-out of Postbank shareholders in 2015 and the cash compensation offered and annual guaranteed dividend paid in connection with the execution of a domination and profit and loss transfer agreement (Beherrschungs- und Gewinnabfuhrungsvertrag) between DB Finanz-Holding AG (now DB Beteiligungs-Holding GmbH) and Postbank in 2012. The Cologne District Court issued resolutions indicating that it is inclined to consider a potential obligation of Deutsche Bank to make a mandatory takeover offer for Postbank at an offer price of €57.25 when determining the adequate cash compensation in the appraisal proceedings. The cash compensation paid in connection with the domination and profit and loss transfer agreement was €25.18 and was accepted for approximately 0.5 million shares. The squeeze-out compensation paid ill 2015 was €35.05 and approximately 7 million shares were squeezed-out.

Deutsche Bank has received requests for information from certain regulatory authorities related to high frequency trading and the operation of Deutsche Bank’s alternative trading system, SuperX. Deutsche Bank is cooperating with these requests.

DBSI, along with numerous other securities firms and individuals, has been named as an underwriter defendant in a consolidated class action lawsuit pending in SDNY relating to certain debt and equity securities issued by MF Global Holdings Ltd. The lawsuit alleges material misstatements and omissions in a registration statement and prospectuses. On November 25, 2014, DBSI and certain other settling underwriter defendants executed a Stipulation and Agreement of Settlement and Dismissal with the lead plaintiffs in the Class Action (the Class Action Settlement). On December 12, 2014, the Court preliminarily approved the Class Action Settlement and scheduled a final approval hearing for June 26, 2015. Following a hearing on that date, the court entered a judgment granting final approval to the Class Action Settlement. On November 25, 2014, DBSI also executed a Settlement Agreement and General Release in AG Oncon, et al. v. Corzine et al. (the “AG Oncon Action”). The AG Oncon Action, which was consolidated with the class action for pretrial purposes, was an individual action that asserted claims against DBSI that were substantially similar to those asserted in the Class Action. On January 5, 2015, in accordance with the Settlement Agreement and General Release in the AG Oncon Action, the court entered a judgment dismissing with prejudice all claims against DBSI and certain other settling underwriter defendants.

DBSI has been named as a respondent in 27 arbitrations seeking damages allegedly sustained from investments in the Aravali Fund (“Aravali”), a third-party hedge fund sold by DBSI to retail clients. Aravali used a high degree of leverage in investing in municipal bonds to generate return and income, leverage that led to the collapse of the fund when the municipal bond market suffered a decline in the fall of 2008. All 27 of the arbitrations have concluded or have been resolved and have been dismissed with prejudice. One additional Aravali claim recently was resolved prior to the commencement of an arbitration.

Deutsche Bank AG and DBSI, and current and/or former employees, have collectively been named as defendants in a number of legal proceedings brought by customers in various tax-oriented transactions that Deutsche Bank participated in between 1999 and 2002 and that are generally the subject of a non-prosecution agreement Deutsche Bank entered into with the DOJ in 2010. Deutsche Bank provided financial products and services to these customers, who were advised by various accounting, legal and financial advisory professionals. The customers claimed tax benefits as a result of these transactions, and the IRS has rejected those claims. In these legal proceedings, the customers allege that the professional advisors, together with Deutsche Bank, improperly misled the customers into believing that the claimed tax benefits would be upheld by the IRS. The legal proceedings are pending in state and federal courts, and claims against Deutsche Bank are alleged under both U.S. state and federal law. Numerous legal proceedings have been resolved and dismissed with prejudice with respect to Deutsche Bank. A number of other legal proceedings have been filed and remain pending against Deutsche Bank and are currently at various pre-trial stages, including discovery. Deutsche Bank has received and resolved a number of unfiled claims as well.

DBSI has been named as a respondent in sixteen arbitrations and a defendant in one litigation seeking damages for losses sustained through a put spread options investment strategy directed by an independent registered investment advisor, Themis Asset Strategies LLC (“Themis”), whose principal Derek Clark was a client advisor at the DBSI from 2002–2005. Claimants include direct clients of Themis, for whom DBSI performed execution and custody services, and customers of DBSI, who participated in the trading program through DBSI’s referral program. The litigation plaintiff is a non-customer whose trades were executed through the DBSI’s options desk and delivered to another firm. The put spread options strategy experienced a severe decline during the market turmoil of October 2008, and DBSI discontinued its referral arrangement with Themis in November 2008. The litigation and one of the arbitrations is pending and the other fifteen arbitrations have been resolved or dismissed with prejudice.

DBSI, along with numerous other securities firms and individuals, has been named as a defendant in a consolidated class action lawsuit pending in the SDNY relating to certain debt and equity securities issued by MF Global Holdings Ltd. The lawsuit alleges material misstatements and omissions in a registration statement and prospectuses. This litigation is in discovery.

In January 2009, the City of Milan (the “City”) issued civil proceedings in the District Court of Milan against Deutsche Bank and three other banks (together the “Banks”) in relation to a 2005 bond issue by the City (the “Bond”) and a related swap transaction which was subsequently restructured several times between 2005 and 2007 (the “Swap”) (the Bond and Swap together, the “Milan Transaction”). The City sought damages and/or other remedies on the grounds of alleged fraudulent and deceitful acts and alleged breach of advisory obligations. During March 2012, the City and the Banks agreed to discharge all existing civil claims between them in respect of the Milan Transaction, with no admission of liability by the Banks. While some aspects of the Swap remain in place between Deutsche Bank and the City, others were terminated as part of the civil settlement. As a further condition of the civil settlement, the sums seized from the Banks by the Milan Prosecutor (in the case of Deutsche Bank, €25 million) have been returned by the Prosecutor to the Banks. Deutsche Bank also received a small interest payment in respect of the seized sum.

Deutsche Bank AG and DBSI regularly act in the capacity of underwriter and sales agent for debt and equity securities of corporate issuers and are from time to time named as defendants in litigation commenced by investors relating to those securities. Deutsche Bank AG and DBSI, along with numerous other financial institutions, have been sued in the SDNY in various actions in their capacity as underwriters and sales agents for debt and equity securities issued by American International Group, Inc. (“AIG”) between 2006 and 2008. The consolidated complaint alleges, among other things, that the offering documents failed to reveal that AIG had substantial exposure to losses due to credit default swaps, that AIG’s real estate assets were overvalued, and that AIG’s financial statements did not conform to US GAAP. On March 20, 2015, the court approved a settlement, funded by AIG, and releasing Deutsche Bank AG and DBSI from all claims.

DBSI, along with numerous other financial institutions, was named as a defendant in two putative class action lawsuits pending in the SDNY relating to alleged misstatements and omissions in the securities filings of Vivint Solar Inc. (“Vivint”) in connection with Vivint’s October 1, 2014 IPO, which actions were subsequently consolidated. DBSI acted as one of several underwriters for the IPO. On May 6, 2015, defendants moved to dismiss the Second Amended Consolidated Complaint. On December 10, 2015, the court granted defendants’ motion to dismiss, with prejudice. On January 5, 2016, the lead plaintiff filed a notice of appeal. The underwriters, including DBSI, received a customary indemnification agreement from Vivint as issuer in connection with the IPO.

DBSI, along with numerous other financial institutions, has been named as a defendant in a putative consolidated class action lawsuit pending in the U.S. District Court for the District of New Jersey relating to alleged misstatements and omissions in the offering documents issued by Valeant Pharmaceuticals International, Inc. (“Valeant”) in connection with Valeant’s issuance of senior notes in January 2015 and March 2015 (the “Note Offerings”), as well as Valeant’s secondary offering of common stock in March 2015 (the “Stock Offering”). DBSI acted as one of several initial purchasers of the Note Offerings and as one of several underwriters of the Stock Offering. Jointly with the other bank defendants, DBSI filed a motion to dismiss the consolidated complaint on September 13, 2016. On April 28, 2017, the court partially granted and partially denied the motion to dismiss the U.S. action; the claims relating to the Note Offering were dismissed, but the claims related to the Stock Offering were allowed to proceed. On November 29, 2017, the matter was stayed until conclusion of a related criminal trial of two individuals (one of whom was employed by Valeant). That trial is scheduled to begin in April 2018. DBSI, along with the other financial institutions, has also been named as a defendant in a class action lawsuit pending in the Superior Court of Quebec asserting a statutory claim against DBSI for misrepresentations in primary market disclosures. On August 29, 2017, the Quebec Court authorized the plaintiffs to pursue their claims by way of class action. On November 30, 2017, the Quebec Court of Appeal dismissed defendants’ motions for leave to appeal the lower court’s ruling that certified the matter as a class action. Accordingly, the matter will now proceed to discovery as a class action. On January 2, 2018, several pension funds filed an additional suit in the District of New Jersey against Valeant Pharmaceuticals and other defendants, including DBSI. The complaint asserts negligent misrepresentation claims against DBSI and another financial institution stemming from their involvement as initial purchasers of the March 2015 Valeant Note Offering. On February 23, 2018, DBSI, jointly with the other defendants in the action, filed a motion to dismiss the complaint. On January 4, 2018, a hedge fund and related entities filed a suit in the SDNY against Valeant Pharmaceuticals and other defendants, including DBSI. The complaint asserts claims under Sections 11 and 12 of the Securities Act against DBSI and other financial institutions stemming from their involvement as underwriters of the March 2015 Valeant Stock Offering. On March 6, 2018, DBSI, jointly with the other defendants in the action, filed a motion to dismiss certain claims in the complaint. In connection with its role as an initial purchaser in the Note Offerings and an underwriter in the Stock Offering, DBSI received a customary indemnification agreement from Valeant as issuer.

DBSI and one of its former employees are named as defendants in a lawsuit brought by Insurative Premium Finance (Jersey) Limited (“Insurative”) in the U.S. District Court for the District of Massachusetts arising from the former employee’s alleged involvement in a fraudulent scheme involving the purchase of premium life insurance policies by clients of DBSI. Insurative alleges that it was contracted to provide the financing for the life insurance policies and that it suffered lost profits when the clients terminated the financing arrangement. This litigation has been settled.

Deutsche Bank and certain of its officers have been named as defendants in a putative class action pending in the SDNY brought on behalf of all persons who acquired Deutsche Bank ordinary shares between January 3, 2007 and January 16, 2009 (the “class period”). In an amended complaint, plaintiff alleges that during the class period, the value of Deutsche Bank’s securities was inflated due to alleged misstatements or omissions on Deutsche Bank’s part regarding the potential exposure to Deutsche Bank arising out of the MortgageIT acquisition, and regarding the potential exposure arising from Deutsche Bank’s RMBS and CDO portfolio during the class period. By decision dated March 27, 2013, the court largely denied the motion to dismiss as to Deutsche Bank and all but one of the individual defendants. The court dismissed all claims by class members who acquired shares outside the United States. Deutsche Bank is defending against this action.

Deutsche Bank is involved in legal proceedings with respect to a hydropower project in Albania. On the other side are two Italian companies, BEG SpA and Hydro Srl. BEG is Deutsche Bank’s joint venture partner with respect to the project; Hydro is the joint venture vehicle (owned 55 % by BEG and 45 % by Deutsche Bank). The dispute centers around whether Deutsche Bank has an obligation to fund construction of the project in full. Deutsche Bank’s position is that its sole funding obligation with respect to the project was to provide an equity injection of up to €35 million, which obligation it has fulfilled.

Initially, Deutsche Bank was defendant in an arbitration claim from Hydro in Italy for damages of €411 million for alleged failure to finance the construction of the project (“Rome 1”). In November 2011, the arbitration panel ruled that there was evidence of some (unspecified) further financing commitment on Deutsche Bank’s part, and issued an award of approximately €29 million against Deutsche Bank. Deutsche Bank appealed to the Court of Appeal in Rome for the award to be set aside. The Court affirmed the award in July 2013. Deutsche Bank is considering an appeal to the Italian Supreme Court.

In June 2012, Kaupthing hf, an Icelandic stock corporation, acting through its winding-up committee, issued Icelandic law clawback claims for approximately € 509 million (plus interest calculated on a damages rate basis and penalty rate basis) against Deutsche Bank in both Iceland and England. The claims relate to leveraged credit linked notes (“CLNs”), referencing Kaupthing, issued by Deutsche Bank to two British Virgin Island special purpose vehicles (“SPVs”) in 2008. The SPVs were ultimately owned by high net worth individuals. Kaupthing claims to have funded the SPVs and alleges that Deutsche Bank was or should have been aware that Kaupthing itself was economically exposed in the transactions. Kaupthing claims that the transactions are voidable by Kaupthing on a number of alternative grounds, including the ground that the transactions were improper because one of the alleged purposes of the transactions was to allow Kaupthing to influence the market in its own CDS (credit default swap) spreads and thereby its listed bonds. Additionally, in November 2012, an English law claim (with allegations similar to those featured in the Icelandic law claims) was commenced by Kaupthing against Deutsche Bank in London (together with the Icelandic proceedings, the “Kaupthing Proceedings”). Deutsche Bank filed a defense in the Icelandic proceedings in late February 2013. In February 2014, proceedings in England were stayed pending final determination of the Icelandic proceedings. Additionally, in December 2014, the SPVs and their joint liquidators served Deutsche Bank with substantively similar claims arising out of the CLN transactions against Deutsche Bank and other defendants in England (the “SPV Proceedings”). The SPVs claimed approximately € 509 million (plus costs, as well as interest), although the amount of that interest claim was less than in Iceland. Deutsche Bank has now reached a settlement of the Kaupthing and SPV Proceedings which has been paid in the first quarter of 2017.

The public prosecutor’s office in Munich (Staatsanwaltschaft München I) has conducted and is currently conducting criminal investigations in connection with the Kirch case with regard to former Management Board members as well as the current Management Board members Jürgen Fitschen and Dr. Stephan Leithner. The Kirch case involved several civil proceedings between Deutsche Bank AG and Dr. Leo Kirch as well as media companies controlled by him. The key issue was whether an interview given by Dr. Rolf Breuer, then Spokesman of Deutsche Bank’s Management Board, in 2002 with Bloomberg television, during which Dr. Rolf Breuer commented on Dr. Kirch’s (and his companies’) inability to obtain financing, caused the insolvency of the Kirch companies. In February 2014, Deutsche Bank and the Kirch heirs reached a comprehensive settlement, which has ended all legal disputes between them.

The allegations of the public prosecutor are that the relevant former Management Board members failed to correct in a timely manner factual statements made by Deutsche Bank’s litigation counsel in submissions filed in one of the civil cases between Kirch and Deutsche Bank AG before the Munich Higher Regional Court and the Federal Court of Justice, after allegedly having become aware that such statements were not correct, and/or made incorrect statements in such proceedings, respectively.

On April 25, 2016, following the trial before the Munich District Court regarding the main investigation involving Juergen Fitschen and four other former Management Board members, the Munich District Court acquitted all of the accused, as well as Deutsche Bank AG, which was a secondary participant in such proceedings. On April 26, 2016, the public prosecutor filed an appeal. An appeal is limited to a review of legal errors rather than facts. On October 18, 2016, a few weeks after the written judgment was served, the public prosecutor provided notice that it will uphold its appeal only with respect to former Management Board members Juergen Fitschen, Dr. Rolf Breuer and Dr. Josef Ackermann and that it will withdraw its appeal with respect to former Management Board members Dr. Clemens Boersig and Dr. Tessen von Heydebreck for whom the acquittal thereby becomes binding. On January 24, 2018, the Attorney General’s office applied to convene an oral hearing before the Federal Supreme Court to decide about the Munich public prosecutor’s appeal.

The other investigations by the public prosecutor (which also deal with attempted litigation fraud in the Kirch civil proceedings) are ongoing. Deutsche Bank is fully cooperating with the Munich public prosecutor’s office.

Following the decline of the Korea Composite Stock Price Index 200 (“KOSPI 200”) in the closing auction on November 11, 2010 by approximately 2.7%, the Korean Financial Supervisory Service (“FSS”) commenced an investigation and expressed concerns that the fall in the KOSPI 200 was attributable to a sale by Deutsche Bank of a basket of stocks, worth approximately €1.6 billion, that was held as part of an index arbitrage position on the KOSPI 200. On February 23, 2011, the Korean Financial Services Commission, which oversees the work of the FSS, reviewed the FSS’ findings and recommendations and resolved to take the following action: (i) to file a criminal complaint to the Korean Prosecutor’s Office for alleged market manipulation against five employees of the Deutsche Bank group and Deutsche Bank’s subsidiary Deutsche Securities Korea Co. (“DSK”) for vicarious liability; and (ii) to impose a suspension of six months, commencing April 1, 2011 and ending September 30, 2011, of DSK’s business for proprietary trading of cash equities and listed derivatives and DMA (direct market access) cash equities trading, and the requirement that DSK suspend the employment of one named employee for six months. There was an exemption to the business suspension which permitted DSK to continue acting as liquidity provider for existing derivatives linked securities. On August 19, 2011, the Korean Prosecutor’s Office announced its decision to indict DSK and four employees of the Deutsche Bank group on charges of spot/futures linked market manipulation. The criminal trial commenced in January 2012. On January 25, 2016, the Seoul Central District Court rendered a guilty verdict against a DSK trader and a guilty verdict against DSK. A criminal fine of KRW 1.5 billion (less than €2.0 million) was imposed on DSK. The Court also ordered forfeiture of the profits generated on the underlying trading activity. The Deutsche Bank group disgorged the profits on the underlying trading activity in 2011. The criminal trial verdict has been appealed by both the prosecutor and the defendants.

In addition, a number of civil actions have been filed in Korean courts against Deutsche Bank and DSK by certain parties who allege they incurred losses as a consequence of the fall in the KOSPI 200 on November 11, 2010. First instance court decisions were rendered against Deutsche Bank and DSK in some of these cases starting in the fourth quarter of 2015. The outstanding known claims have an aggregate claim amount of approximately € 50 million (at present exchange rates).

Following the bankruptcy of the Italian company Parmalat, prosecutors in Parma conducted a criminal investigation against various bank employees, including employees of Deutsche bank, and brought charges of fraudulent bankruptcy against a number of Deutsche Bank employees and others. The trial commenced in September 2009 and is ongoing.

Certain retail bondholders and shareholders have alleged civil liability against Deutsche Bank in connection with the above-mentioned criminal proceedings. Deutsche Bank has made a formal settlement offer to those retail investors who have asserted claims against Deutsche Bank. This offer has been accepted by some of the retail investors. The outstanding claims will be heard during the criminal trial process.

In January 2001, a group of institutional investors (bondholders and shareholders) commenced a civil claim for damages in an aggregate amount of approximately €130 million plus interest and costs, in the Milan courts against various international and Italian banks, including Deutsche Bank and Deutsche Bank S.p.A., on allegations of cooperation with Parmalat in the fraudulent placement of securities and of deepening the insolvency of Parmalat. Hearings on a preliminary application (made for preliminary matters, including jurisdiction) brought by the defendant banks have taken place and the court has reserved judgment and ordered the case to proceed on the merits. An appeal by Deutsche Bank to the Italian Supreme Court on the jurisdiction argument has been rejected, and the case will now proceed.

Deutsche Bank is in litigation in the United Kingdom and the United States with Sebastian Holdings Inc., a Turks and Caicos company (“SHI”). The dispute arose in October 2008 when SHI accumulated trading losses and subsequently failed to meet margin calls issued by Deutsche Bank. The U.S. action is a damages claim brought by SHI against Deutsche Bank in New York state court, arising out of the same circumstances as Deutsche Bank’s suit against SHI in the U.K. and seeking damages of at least $2.5 billion in an amended complaint filed January 10, 2011. The New York State Court has granted Deutsche Bank’s motion to dismiss SHI’s tort claims, certain of its contract and quasi-contract claims, and its claims for punitive damages, which ruling has been affirmed by the Appellate Division. SHI has filed a motion for leave to file an amended complaint, and Deutsche Bank has filed a motion for summary judgment dismissing the action. No trial date has been set.

Deutsche Bank has received subpoenas and requests for information from various regulatory and law enforcement agencies in Europe, North America and Asia Pacific in connection with industry-wide investigations concerning the setting of London Interbank Offered Rate (“LIBOR”), Euro Interbank Offered Rate (“EURIBOR”), Tokyo Interbank Offered Rate (“TIBOR”), Singapore Interbank Offered Rate (“SIBOR”) and other interbank offered rates. Deutsche Bank is cooperating with these investigations.

On December 4, 2013, Deutsche Bank reached a settlement with the EC as part of a collective settlement to resolve the EC’s investigations in relation to anticompetitive conduct in the trading of Euro interest rate derivatives and Yen interest rate derivatives. Under the terms of the settlement agreement, Deutsche Bank agreed to pay €466 million for the Euro interest rate derivatives and €259 million for the Yen interest rate derivatives matters, respectively, or €725 million in total. This fine has been paid in full.

On April 23, 2015, Deutsche Bank entered into separate settlements with the DOJ, the CFTC, the U.K. Financial Conduct Authority (“FCA”), and the New York State Department of Financial Services (“NYSDFS”) to resolve investigations into misconduct concerning the setting of LIBOR, EURIBOR, and TIBOR. Under the terms of these agreements, Deutsche Bank agreed to pay penalties of $2.175 billion to the DOJ, CFTC and NYSDFS and GBP 226.8 million to the FCA. These fines have been paid in full and do not form part of Deutsche Bank’s provisions, save for $150 million that is payable to the DOJ, subject to court approval (currently scheduled for March 28, 2017), following the sentencing of DB Services (UK) Ltd. (an indirectly-held, wholly-owned subsidiary of Deutsche Bank) in connection with its guilty plea to one court of wire fraud and Deutsche Bank entered into a Deferred Prosecution Agreement with a three year term pursuant to which it agreed (among other things) to the filing of an Information in the U.S. District Court for the District of Connecticut charging Deutsche Bank with one count of wire fraud and one count of price fixing in violation of the Sherman Act. The fines referred to above, which include a $150 million fine paid in April 2017 following the March 28, 2017 sentencing of DB Group Services (UK) Ltd., have been paid in full.

On November 29, 2016, the SEC staff informed Deutsche Bank that it has concluded its LIBOR investigation and that it does not intend to recommend an enforcement action by the SEC.

On December 21, 2016, the Swiss Competition Commission, WEKO, formally announced its LIBOR-related settlement decisions addressing various banks, including Deutsche Bank AG, relating to EURIBOR and Yen LIBOR. Deutsche Bank will be required to pay a fine of CHF 5.0 million with respect to Yen Libor and approximately CHF 0.4 million for WEKO’s fees. Deutsche Bank received full immunity from fines for EURIBOR in return for being the first party to notify such conduct to WEKO. The settlement amount is already fully reflected in the existing litigation provisions.

On October 25, 2017, Deutsche Bank entered into a settlement with a working group of U.S. state attorneys general resolving their interbank offered rate investigation. Among other considerations, Deutsche Bank agreed to make a settlement payment of $220 million. The settlement amount has been paid in full.

Other regulatory investigations of Deutsche Bank concerning the setting of various interbank offered rates remain ongoing, and Deutsche Bank remains exposed to further action.

Deutsche Bank is party to 43 U.S. civil actions concerning manipulation relating to the setting of various Interbank Offered Rates, as well as one action pending in the UK. Most of the civil actions, including putative class actions, are pending in the SDNY, against Deutsche Bank and numerous other banks. All but four of the civil actions were filed on behalf of parties who allege losses as a result of manipulation relating to the setting of U.S. dollar LIBOR. The four civil actions pending against Deutsche Bank that do not relate to U.S. dollar LIBOR are also pending in the SDNY, and include one action concerning EURIBOR, one consolidated action concerning Pound Sterling (“GBP”) LIBOR, one action concerning Swiss franc (“CHF”) LIBOR, and one action concerning two Singapore Dollar (“SGD”) benchmark rates, SIBOR and the Swap Offer Rate (“SOR”).

Claims for damages for all 43 of the civil actions discussed have been asserted under various legal theories, including violations of the CEA, federal and state antitrust laws, the U.S. Racketeer Influenced and Corrupt Organizations Act (“RICO”), and other federal and state laws. In all but five cases, the amount of damages has not been formally articulated by the counterparty. The five cases that allege a specific amount of damages are individual actions consolidated in the U.S. dollar LIBOR MDL (as defined below) and seek a minimum of more than $1.25 billion in damages in the aggregate from all defendants including Deutsche Bank.

With one exception, all of the civil actions pending in the SDNY concerning U.S. dollar LIBOR are being coordinated as part of a multidistrict litigation (“U.S. dollar LIBOR MDL”). In light of the large number of individual cases pending against Deutsche Bank and their similarity, the civil actions included in the U.S. dollar LIBOR MDL are now subsumed under the following general description of the litigation pertaining to all such actions, without disclosure of individual actions except when the circumstances or the resolution of an individual case is material to Deutsche Bank.

Following a series of decisions in the U.S. dollar LIBOR MDL between March 2013 and December 2016 narrowing their claims, plaintiffs are currently asserting antitrust claims, CEA claims and state law fraud, contract, unjust enrichment and other tort claims. The SDNY has also issued decisions dismissing certain plaintiffs’ claims for lack of personal jurisdiction and on statute of limitations grounds.

On December 20, 2016, the district court issued a ruling dismissing certain antitrust claims while allowing others to proceed. Multiple plaintiffs have filed appeals of the district court’s December 20, 2016 ruling to the U.S. Court of Appeals for the Second Circuit, and those appeals are proceeding in parallel with the ongoing proceedings in the district court. On November 13, 2017, plaintiffs filed their opening briefs.

Discovery is underway in several of the cases. Motions for class certification were fully briefed on November 10, 2017, and the court heard oral argument on January 18, 2018. On February 28, 2018, the court issued its decision on plaintiffs’ motions for class certification. The court denied motions to certify (i) a class of purchasers of Eurodollar futures and options traded on the Chicago Mercantile Exchange ( Metzler Investment GmbH v. Credit Suisse Group AG) and (ii) a class of lending institutions that originated, held, purchased, or sold loans tied to U.S. dollar LIBOR ( Berkshire Bank v. Bank of America Corp.). The court granted a motion, to certify a class of plaintiffs that transacted in U.S. dollar LIBOR-linked financial instruments purchased over the counter directly from LIBOR panel banks with respect lo those plaintiffs’ remaining antitrust claims against two domestic-bank defendants ( Mayor & City Council of Baltimore v. Credit Suisse AG), but denied a motion to certify a class with respect to those same plaintiffs’ state-law contract and unjust enrichment claims.

On July 13, 2017, Deutsche Bank executed a settlement agreement in the amount of $80 million with plaintiffs to resolve a putative class action pending as part of the U.S. dollar LIBOR MDL asserting claims based on alleged transactions in Eurodollar futures and options traded on the Chicago Mercantile Exchange ( Metzler Investment GmbH v. Credit Suisse Group AG). The settlement agreement was submitted to the court for preliminary approval on October 11, 2017. The settlement agreement is subject to further review and approval by the court.

On February 6, 2018, Deutsche Bank executed a settlement agreement in the amount of $240 million with plaintiffs to resolve a putative class action pending as part of the U.S. dollar LIBOR MDL asserting claims based on alleged transactions in U.S. dollar LIBOR-linked financial instruments purchased over the counter directly from LIBOR panel banks ( Mayor & City Council of Baltimore v. Credit Suisse AG). The settlement agreement was submitted to the court for preliminary approval on February 27, 2018. The settlement agreement is subject to further review and approval by the court.

Finally, one of the actions in the U.S. dollar LIBOR MDL has been dismissed in its entirely, including (as to Deutsche Bank and other foreign defendants) on personal jurisdiction and merits grounds, and plaintiffs have filed an appeal to the U.S. Court of Appeals for the Second Circuit. The appeal was fully briefed, and oral argument was held on September 25, 2017. On February 23, 2018, the Second Circuit affirmed in part and vacated in part the district court’s decision. Among other things, the court held that plaintiffs had established a prima facie case of personal jurisdiction with respect to Deutsche Bank and another foreign defendant for certain state law claims concerning direct transactions with plaintiffs and granted plaintiffs leave to amend their allegations concerning several other defendants and their agency and conspiracy theories of jurisdiction. The Second Circuit otherwise affirmed the district court’s decision on personal jurisdiction. The Second Circuit also affirmed the district court’s dismissal on the merits of plaintiffs’ claims concerning fixed-rate instruments, but reversed the district court’s dismissal of certain of plaintiffs’ claims under the Exchange Act for unjust enrichment.

Plaintiffs in the non-MDL case proceeding in the SDNY have moved to amend their complaint, and a decision on that motion is pending.

There is a further civil action regarding U.S. dollar LIBOR to which Deutsche Bank is a party in the U.K., in which a claim for damages has been asserted pursuant to Article 101 of The Treaty on the Functioning of the European Union, Section 2 of Chapter 1 of the U.K. Competition Act 1998 and U.S. state laws. The U.K. action was served on Deutsche Bank in July 2017.

On July 21. 2017, Deutsche Bank executed a settlement agreement in the amount of $77 million with plaintiffs to resolve two putative class actions pending in the SDNY alleging manipulation of Yen LIBOR and Euroyen TIBOR ( Laydon v. Mizuho Bank, Ltd. and Sonterra Capital Master Fund Ltd. v. UBS AG). The agreement was submitted to the court for approval, and the court granted final approval of the settlement on December 7, 2017. Accordingly, these two actions are not included in the total number of actions above.

On May 10, 2017, Deutsche Bank executed a settlement agreement in the amount of $170 million with plaintiffs to resolve a putative class action pending in the SDNY alleging manipulation of EURIBOR ( Sullivan v. Barclays PLC). The agreement was submitted to the court for preliminary approval on June 12, 2017. The court granted preliminary approval on July 7, 2017. The settlement agreement is subject to further review and final approval by the court. Under the terms of the settlement. Deutsche Bank has paid $170 million, and is no longer reflecting that amount in its litigation provisions.

A putative class action alleging manipulation of the Pound Sterling (“GBP”) LIBOR remains pending in the SDNY. It is the subject of a fully briefed motion to dismiss. The court held argument on August 4, 2017.

On September 25, 2017, the court in the SDNY dismissed the plaintiffs’ putative class action alleging manipulation of the Swiss Franc (“CHF”) LIBOR in full, but gave plaintiffs an opportunity to file an amended complaint. Plaintiffs filed that amended complaint on November 6, 2017. Defendants moved to dismiss the amended complaint on February 7, 2018.

On August 18, 2017, the court in the SDNY dismissed the plaintiffs’ putative class action alleging manipulation of the Singapore Interbank Offered Rate (“SIBOR”) and Swap Offer Rate (“SOR”) in part, but gave plaintiffs an opportunity to file an amended complaint. Plaintiffs filed their amended complaint on September 18, 2017, and it is the subject of a fully briefed motion to dismiss.

On August 16, 2016, a putative class action was filed in the SDNY against Deutsche Bank and other defendants, bringing claims based on alleged collusion and manipulation in connection with the Australian Bank Bill Swap Rate (“BBSW”). The complaint alleges that the defendants, among other things, engaged in money market transactions intended to influence the BBSW fixing, made false BBSW submissions, and used their control over BBSW rules to further the alleged misconduct. Plaintiffs bring suit on behalf of persons and entities that engaged in U.S.-based transactions in BBSW-linked financial instruments from 2003 through the present. An amended complaint was filed on December 16, 2016, and defendants’ motions to dismiss have been filed.

Certain regulators and law enforcement authorities in various jurisdictions, including the SEC and DOJ, are investigating, among other things, Deutsche Bank’s compliance with the U.S. Foreign Corrupt Practices Act and other laws with respect to the Bank’s hiring practices related to candidates referred by clients, potential clients and government officials, and its engagement of finders and consultants. Deutsche Bank is responding to and continuing to cooperate with these investigations. Certain regulators in other jurisdictions have also been briefed on these investigations.

On May 20, 2013, plaintiff Salix Capital US Inc. (“Salix”), on their own behalf and as assignee of the Frontpoint Funds, filed a complaint alleging that Deutsche Bank AG and DBSI, along with various other financial institutions, conspired to manipulate LIBOR for the period from August 2007 to May 2010. On October 6, 2014, Salix filed its Second Amended Complaint asserting federal antitrust and various state law claims against Deutsche Bank AG and DBSI. Also on October 6, 2014, plaintiffs Principal Funds, Inc. and related companies (collectively, the Principal Plaintiffs) filed Amended Complaints asserting similar allegations and claims against Deutsche Bank AG, and adding DBSI as a defendant. These actions have been coordinated as part of the U.S. dollar LIBOR MDL in the SDNY. On August 4, 2015, DBSI was dismissed from these actions. On December 15, 2015 the Principal Plaintiffs filed two new complaints in SDNY alleging that Deutsche Bank AG and DBSI conspired to manipulate LIBOR for the period from August 2007 to May 2010. These actions are currently subject to the U.S. dollar LIBOR MDL court’s stay for newly filed cases.

Sal. Oppenheim jr. & Cie. AG & Co. KGaA (“Sal. Oppenheim”) was prior to its acquisition by Deutsche Bank in 2010 involved in the marketing and financing of participations in closed end real estate funds. These funds were structured as Civil Law Partnerships under German law. Usually, Josef Esch Fonds-Project GmbH performed the planning and project development. Sal. Oppenheim held an indirect interest in this company via a joint-venture. In relation to this business a number of civil claims have been filed against Sal. Oppenheim. Some but not all of these claims are also directed against former managing partners of Sal. Oppenheim and other individuals. The claims brought against Sal. Oppenheim relate to investments of originally approximately €1.1 billion, of which claims relating to investments of originally approximately €140 million are still pending. Currently, the aggregate amounts claimed in the pendng proceedings are approximately €190 million. The investors are seeking to unwind their fund participation and to be indemnified against potential losses and debt related to the investment. The claims are based in part on an alleged failure of Sal. Oppenheim to provide adequate information on related risks and other material aspects important for the investors’ decision. Based on the facts of the individual cases, some courts decided in favor and some against Sal. Oppenheim. Appeals are pending.

Deutsche Bank has received inquiries from certain regulatory and law enforcement authorities, including requests for information and documents, pertaining to investigations of precious metals trading and related conduct. Deutsche Bank is cooperating with these investigations. On January 29, 2018, the CFTC issued an order filing and settling charges against Deutsche Bank AG and DBSI, requiring Deutsche Bank to pay a $30 million civil monetary penalty and to undertake remedial relief. The order finds that from at least February 2008 and continuing through at least September 2014, Deutsche Bank AG, by and through certain precious metals traders, engaged in a scheme to manipulate the price of precious metals futures contracts by utilizing a variety of manual spoofing techniques with respect to precious metals futures contracts traded on the Commodity Exchange, Inc. or “COMEX”, and by trading in a manner to trigger customer stop-loss orders.

Deutsche Bank is a defendant in two consolidated class action lawsuits pending in the SDNY. The suits allege violations of U.S. antitrust law, the CEA and related state law arising out of the alleged manipulation of gold and silver prices through participation in the Gold and Silver Fixes, but do not specify the damages sought. Deutsche Bank has reached agreements to settle the Gold action for $60 million and the Silver action for $38 million. The agreements remain subject to final court approval.

In addition, Deutsche Bank is a defendant in Canadian class action proceedings in the provinces of Ontario and Quebec concerning gold and silver. Each of the proceedings seeks damages for alleged violations of the Canadian Competition Act and other causes of action.

Deutsche Bank has received requests for information from certain U.S. regulatory and law enforcement agencies concerning its historical processing of U.S. dollar payment orders through U.S. financial institutions for parties from countries subject to U.S. embargo laws. These agencies are investigating whether such processing complied with U.S. federal and state laws. In 2006, Deutsche Bank voluntarily decided that it would not engage in new U.S. dollar business with counterparties in Iran, Sudan, North Korea and Cuba and with certain Syrian banks, and to exit existing U.S. dollar business with such counterparties to the extent legally possible. In 2007, Deutsche Bank decided that it would not engage in any new business, in any currency, with counterparties in Iran, Syria, Sudan and North Korea and to exit existing business, in any currency, with such counterparties to the extent legally possible; it also decided to limit its non-U.S. dollar business with counterparties in Cuba. On November 3, 2015, Deutsche Bank entered into agreements with the New York State Department of Financial Services and the Federal Reserve Bank of New York to resolve their investigations of Deutsche Bank. Deutsche Bank paid the two agencies $200 million and $58 million, respectively, and agreed to terminate certain employees, not rehire certain former employees and install an independent monitor for one year. In addition, the Federal Reserve Bank of New York ordered certain remedial measures, specifically, the requirement to ensure an effective OFAC compliance program and an annual review of such program by an independent party until the Federal Reserve Bank of New York is satisfied as to its effectiveness.

On May 2, 2017, the United States Attorney’s Office for the Southern District of New York notified Deutsche Bank that it has closed its investigation of Deutsche Bank’s historical life settlements business, which included the origination and purchase of investments in life insurance assets during the 2005 to 2008 period. As is customary, the United States Attorney’s Office further informed Deutsche Bank that the it may reopen its investigation if it obtains additional information or evidence.

Deutsche Bank has received inquiries from certain regulatory and law enforcement authorities, including requests for information and documents, pertaining to sovereign, supranational and agency (“SSA”) bond trading. Deutsche Bank is cooperating with these investigations.

Deutsche Bank AG and DBSI have been named as defendants in several putative class action complaints filed in the SDNY alleging violations of U.S. antitrust law and common law related to alleged manipulation of the secondary trading market for SSA bonds. On August 17, 2017, Deutsche Bank reached an agreement to settle the actions for the amount of $48.5 million. The settlement remains subject to approval.

Deutsche Bank is also a defendant in a putative class action complaint filed on November 7, 2017 in the Ontario Superior Court of Justice alleging violations of Canadian and foreign anti-trust law, and commons law. The complaint relies on allegations similar to those in the U.S. class actions, and seeks punitive damages. The case is in its early stages.

DBSI has been responding to requests for information from FINRA concerning DBSI’s policies, procedures and controls relating to intercom speakers (also known as “squawk boxes”). On August 8, 2016, DBSI settled the investigation with FINRA by making a payment of $12.5 million.

Deutsche Bank has investigated the circumstances around equity trades entered into by certain clients with Deutsche Bank in Moscow and London that offset one another. The total volume of the transactions under review is significant. Deutsche Bank’s internal investigation of potential violations of law, regulation and policy and into the related internal control environment has concluded, and Deutsche Bank is assessing the findings identified during the investigation; to date it has identified certain violations of Deutsche Bank’s policies and deficiencies in Deutsche Bank's control environment. Deutsche Bank has advised regulators and law enforcement authorities in several jurisdictions (including Germany, Russia, the U.K. and U.S.) of this investigation. Deutsche Bank has taken disciplinary measures with regards to certain individuals in this matter and will continue to do so with respect to others as warranted.

On January 30 and 31, 2017, the New York State Department of Financial Services (“DFS”) and UK FCA announced settlements with Deutsche Bank related to their investigations into this matter. The settlements conclude the DFS and the FCA’s investigations into the bank’s anti-money laundering (“AML”) control function in its investment banking division, including in relation to the equity trading described above. Under the terms of the settlement agreement with the DFS, Deutsche Bank entered into a Consent Order, and agreed to pay civil monetary penalties of $425 million and to engage an independent monitor for a term of up to two years. Under the terms of the settlement agreement with the FCA, Deutsche Bank agreed to pay civil monetary penalties of approximately GBP 163 million. On May 30, 2017, the Fed announced its settlement with Deutsche Bank resolving this matter as well as additional AML issues identified by the Fed. Deutsche Bank paid a penalty of $41 million. Deutsche Bank also agreed to retain independent third parties to assess its Bank Secrecy Act/AML program and review certain foreign correspondent banking activity of its subsidiary Deutsche Bank Trust Company Americas. Deutsche Bank is also required to submit written remediation plans and programs.

DBSI, along with numerous other underwriters of various securities offering by SunEdison, Inc. and its majority-owned affiliate TerraForm Global, Inc., is named in nine putative securities class and individual actions filed beginning in October 2015 in state and federal courts. The complaints all allege violations of the federal securities laws and several of the individual actions also variously assert claims under state securities laws and for common law negligent misrepresentation with respect to various offerings by SunEdison or Terraform. The actions have been transferred for pre-trial proceedings to a multi-district litigation (the “MDL”) pending in the SDNY. Defendants filed motions to dismiss in the two class actions, based respectively on SunEdison’s August 2015 offering of preferred stock and TerraForm’s July 2015 initial public offering of common stock. Following the filing of the motion to dismiss the class action based on TerraForm’s initial public offering, the issuer and plaintiffs entered into an agreement to resolve the action as to all defendants without contribution from the underwriters. The parties submitted the settlement and received preliminary approval in December 2017, and a final approval hearing is scheduled for April 2018. The cases and causes of actions arising exclusively out of Terraform offerings were subsequently dismissed. On March 6, 2018, defendants’ motion to dismiss the class action based on SunEdison offering was granted as to certain alleged misstatements and omissions and denied as to others. Defendants are required to answer the class complaint by March 20, 2018. Further proceedings on the individual cases based on the SunEdison preferred stock offering were being held in abeyance until the court decided the motion to dismiss in the class case. The underwriters, including DBSI, received customary indemnification from SunEdison and Terraform in connection with the offerings, but the availability of indemnification from SunEdison was adversely impacted when SunEdison filed for bankruptcy protection on April 21, 2016 in the U.S. Bankruptcy Court for the Southern District of New York.

On October 5, 2016, the CFTC issued a subpoena to Deutsche Bank and its affiliates, including DBSI, seeking documents and information concerning the trading and clearing of interest rate swaps (“IR Swaps”). Deutsche Bank is cooperating fully in response to the subpoena and requests for information.

Deutsche Bank and DBSI are defendants, along with numerous other IR Swaps dealer banks, in a multi-district civil class action filed in the SDNY. The class action plaintiffs are consumers of IR Swaps. Competitor trading platforms TeraExchange and Javelin have also filed individual lawsuits. All of the cases have been consolidated for pretrial purposes. Plaintiffs filed second consolidated amended complaints on December 9, 2016 alleging that the banks conspired with TradeWeb and ICAP to prevent the establishment of exchange-traded IR Swaps. On July 28, 2017, defendants’ motions to dismiss the second consolidated amended complaints were granted in part and denied in part. On February 21, 2018, class plaintiffs filed a motion for leave to file a third consolidated amended class action complaint. Discovery is ongoing.

DBSI had been responding to requests for information from the SEC concerning whether a former research analyst made statements inconsistent with his published research, in violation of applicable rules and regulations, and whether DBSI’s policies and procedures were adequate. On February 17, 2016, the SEC announced a settlement with the former research analyst based on a violation of Rule 501 of Regulation AC of the Exchange Act. On October 12, 2016, the SEC announced a settlement with DBSI for $9.5 million.

DBSI was a defendant in several putative class actions alleging violations of U.S. antitrust law, the CEA and common law related to the alleged manipulation of the U.S. Treasury securities market. These cases have been consolidated in the SDNY. On November 16, 2017, plaintiffs filed a consolidated amended complaint, which did not name DBSI as a defendant. On December 11, 2017, the court dismissed DBSI from the class action without prejudice.

Deutsche Bank has received inquiries from certain regulatory authorities, including requests for documents and information, with respect to “pre-release” american depositary receipts (“ADRs”). Deutsche Bank is cooperating with these inquiries and is conducting its own internal review of pre-release ADR transactions and related practices.

Deutsche Bank has received inquiries from a regulatory authority, including requests for information and documents, with respect to Deutsche Bank’s retention of electronic data and Deutsche Bank’s compliance with and policies and procedures related to the recordkeeping requirements for broker-dealers. Deutsche Bank is cooperating with this investigation.

On June 1, 2011, Morgan Stanley & Co. Incorporated converted from a Delaware corporation to a Delaware limited liability company. As a result of that conversion, Morgan Stanley & Co. Incorporated is now named Morgan Stanley & Co. LLC (“MS&Co.”).

MS&Co., a Delaware limited liability company with its main business office located at 1585 Broadway, New York, New York 10036, is a wholly owned, indirect subsidiary of Morgan Stanley, a Delaware holding company. Among other registrations and memberships, MS&Co. is registered as a futures commission merchant and is a member of the NFA.

In re Morgan Stanley Mortgage Pass-Through Certificates Litigation, which had been pending in the SDNY, was a putative class action involving allegations that, among other things, the registration statements and offering documents related to the offerings of certain mortgage pass-through certificates in 2006 and 2007 contained false and misleading information concerning the pools of residential loans that backed these securitizations. On December 18, 2014, the parties’ agreement to settle the litigation received final court approval, and on December 19, 2014, the court entered an order dismissing the action.

On December 23, 2009, the Federal Home Loan Bank of Seattle filed a complaint against MS&Co. and another defendant in the Superior Court of the State of Washington, styled Federal Home Loan Bank of Seattle v. Morgan Stanley & Co. Inc., et al. The amended complaint, filed on September 28, 2010, alleges that defendants made untrue statements and material omissions in the sale to plaintiff of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly sold to plaintiff by MS&Co. was approximately $233 million. The complaint raises claims under the Washington State Securities Act and seeks, among other things, to rescind the plaintiff’s purchase of such certificates. On January 23, 2017, the parties reached an agreement to settle the litigation.

On March 15, 2010, the Federal Home Loan Bank of San Francisco filed a complaint against MS&Co. and other defendants in the Superior Court of the State of California styled Federal Home Loan Bank of San Francisco v. Credit Suisse Securities (USA) LLC, et al. An amended complaint filed on June 10, 2010 alleged that defendants made untrue statements and material omissions in connection with the sale to plaintiff of a number of mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The amount of certificates allegedly sold to plaintiff by MS&Co. was approximately $704 million. The complaint raised claims under both the federal securities laws and California law and sought, among other things, to rescind the plaintiff’s purchase of such certificates. On January 26, 2015, as a result of a settlement with certain other defendants, the plaintiff requested and the court subsequently entered a dismissal with prejudice of certain of the plaintiff’s claims, including all remaining claims against MS&Co.

On March 15, 2010, the Federal Home Loan Bank of San Francisco filed a complaint against MS&Co. and other defendants in the Superior Court of the State of California styled Federal Home Loan Bank of San Francisco v. Deutsche Bank Securities Inc. et al. An amended complaint, filed on June 10, 2010, alleges that defendants made untrue statements and material omissions in connection with the sale to plaintiff of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The amount of certificates allegedly sold to plaintiff by the MS&Co. was approximately $276 million. The complaint raises claims under both the federal securities laws and California law and seeks, among other things, to rescind the plaintiff’s purchase of such certificates. On December 21, 2016, the parties reached an agreement to settle the litigation.

On July 9, 2010 and February 11, 2011, Cambridge Place Investment Management Inc. filed two separate complaints against MS&Co. and other defendants in the Superior Court of the Commonwealth of Massachusetts, both styled Cambridge Place Investment Management Inc. v. Morgan Stanley & Co., Inc., et al. The complaints assert claims on behalf of certain clients of plaintiff’s affiliates and allege that defendants made untrue statements and material omissions in the sale of a number of mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly issued by MS&Co. or sold to plaintiff’s affiliates’ clients by MS&Co. in the two matters was approximately $263 million. On February 11, 2014, the parties entered into an agreement to settle the litigation. On February 20, 2014, the court dismissed the action.

On July 15, 2010, China Development Industrial Bank (“CDIB”) filed a complaint against MS&Co., which is styled China Development Industrial Bank v. Morgan Stanley & Co. Incorporated et al. and is pending in the N.Y. Supreme Court. The complaint relates to a $275 million credit default swap referencing the super senior portion of the STACK 2006–1 CDO. The complaint asserts claims for common law fraud, fraudulent inducement and fraudulent concealment and alleges that MS&Co. misrepresented the risks of the STACK 2006–1 CDO to CDIB, and that MS&Co. knew that the assets backing the CDO were of poor quality when it entered into the credit default swap with CDIB. The complaint seeks compensatory damages related to the approximately $228 million that CDIB alleges it has already lost under the credit default swap, rescission of CDIB’s obligation to pay an additional $12 million, punitive damages, equitable relief, fees and costs. On February 28, 2011, the court denied MS&Co.’s motion to dismiss the complaint. Based on currently available information, MS&Co. believes it could incur a loss of up to approximately $240 million plus pre- and post-judgment interest, fees and costs.

On October 15, 2010, the Federal Home Loan Bank of Chicago filed a complaint against MS&Co. and other defendants in the Circuit Court of the State of Illinois styled Federal Home Loan Bank of Chicago v. Bank of America Funding Corporation et al. The complaint alleges that defendants made untrue statements and material omissions in the sale to plaintiff of a number of mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly sold to plaintiff by MS&Co. in this action was approximately $203 million. The complaint seeks, among other things, to rescind the plaintiff’s purchase of such certificates. The defendants filed a motion to dismiss the corrected amended complaint on May 27, 2011, which was denied on September 19, 2012. On December 13, 2013, the court entered an order dismissing all claims related to one of the securitizations at issue. After that dismissal, the remaining amount of certificates allegedly issued by MS&Co. or sold to plaintiff by MS&Co. was approximately $78 million. At December 25, 2016, the current unpaid balance of the mortgage pass-through certificates at issue in this action was approximately $46 million, and the certificates had not yet incurred actual losses. Based on currently available information, MS&Co. believes it could incur a loss in this action up to the difference between the $46 million unpaid balance of these certificates (plus any losses incurred) and their fair market value at the time of a judgment against MS&Co., plus pre- and post-judgment interest, fees and costs. MS&Co. may be entitled to be indemnified for some of these losses and to an offset for interest received by the plaintiff prior to a judgment.

On October 25, 2010, MS&Co., certain affiliates and Pinnacle Performance Limited, a special purpose vehicle (“Pinnacle”), were named as defendants in a purported class action related to securities issued by Pinnacle in Singapore, commonly referred to as Pinnacle Notes. The case is styled Ge Dandong, et al. v. Pinnacle Performance Ltd., et al. and is pending in the SDNY. An amended complaint was filed on October 22, 2012. The court denied defendants’ motion to dismiss the amended complaint on August 22, 2013 and granted class certification on October 17, 2013. On October 30, 2013, defendants filed a petition for permission to appeal the court’s decision granting class certification. On January 31, 2014, plaintiffs filed a second amended complaint. The second amended complaint alleges that the defendants engaged in a fraudulent scheme to defraud investors by structuring the Pinnacle Notes to fail and benefited subsequently from the securities’ failure. In addition, the second amended complaint alleges that the securities’ offering materials contained material misstatements or omissions regarding the securities’ underlying assets and the alleged conflicts of interest between the defendants and the investors. The second amended complaint asserts common law claims of fraud, aiding and abetting fraud, fraudulent inducement, aiding and abetting fraudulent inducement, and breach of the implied covenant of good faith and fair dealing. On July 17, 2014, the parties reached an agreement in principle to settle the litigation, which received final court approval on July 2, 2015.

On July 5, 2011, Allstate Insurance Company and certain of its affiliated entities filed a complaint against MS&Co. in the N.Y. Supreme Court, styled Allstate Insurance Company, et al. v. Morgan Stanley, et al. An amended complaint was filed on September 9, 2011 and alleges that defendants made untrue statements and material omissions in the sale to plaintiff of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The complaint raises common law claims of fraud, fraudulent inducement, aiding and abetting fraud and negligent misrepresentation and seeks, among other things, compensatory and/or recessionary damages associated with plaintiffs’ purchases of such certificates. On January 16, 2015, the parties reached an agreement to settle the litigation.

On July 18, 2011, the Western and Southern Life Insurance Company and certain affiliated companies filed a complaint against MS&Co. and other defendants in the Court of Common Pleas in Ohio, styled Western and Southern Life Insurance Company, et al. v. Morgan Stanley Mortgage Capital Inc., et al. An amended complaint was filed on April 2, 2012 and alleges that defendants made untrue statements and material omissions in the sale to plaintiffs of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The amount of the certificates allegedly sold to plaintiffs by MS&Co. was approximately $153 million. On June 8, 2015, the parties reached an agreement to settle the litigation.

On September 2, 2011, the FHFA, as conservator for Fannie Mae and Freddie Mac, filed 17 complaints against numerous financial services companies, including MS&Co. A complaint against MS&Co. and other defendants was filed in the N.Y. Supreme Court, styled Federal Housing Finance Agency, as Conservator v. Morgan Stanley et al. The complaint alleges that defendants made untrue statements and material omissions in connection with the sale to Fannie Mae and Freddie Mac of residential mortgage pass-through certificates with an original unpaid balance of approximately $11 billion. The complaint raised claims under federal and state securities laws and common law and seeks, among other things, rescission and compensatory and punitive damages. On February 7, 2014, the parties entered into an agreement to settle the litigation. On February 20, 2014, the court dismissed the action.

On November 4, 2011, the FDIC, as receiver for Franklin Bank S.S.B, filed two complaints against MS&Co. in the District Court of the State of Texas. Each was styled Federal Deposit Insurance Corporation as Receiver for Franklin Bank, S.S.B v. Morgan Stanley & Company LLC F/K/A Morgan Stanley & Co. Inc. and alleged that MS&Co. made untrue statements and material omissions in connection with the sale to plaintiff of mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The amount of certificates allegedly underwritten and sold to plaintiff by MS&Co. in these cases was approximately $67 million and $35 million, respectively. On July 2, 2015, the parties reached an agreement to settle the litigation.

On April 20, 2011, the Federal Home Loan Bank of Boston filed a complaint against MS&Co. and other defendants in the Superior Court of the Commonwealth of Massachusetts styled Federal Home Loan Bank of Boston v. Ally Financial, Inc. F/K/A GMAC LLC et al. An amended complaint was filed on June 19, 2012 and alleges that defendants made untrue statements and material omissions in the sale to plaintiff of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly issued by MS&Co. or sold to plaintiff by MS&Co. was approximately $385 million. The amended complaint raises claims under the Massachusetts Uniform Securities Act, the Massachusetts Consumer Protection Act and common law and seeks, among other things, to rescind the plaintiff’s purchase of such certificates. On May 26, 2011, defendants removed the case to the United States District Court for the District of Massachusetts. On October 11, 2012, defendants filed motions to dismiss the amended complaint, which was granted in part and denied in part on September 30, 2013. On November 25, 2013, July 16, 2014, and May 19, 2015, respectively, the plaintiff voluntarily dismissed its claims against MS&Co. with respect to three of the securitizations at issue. After these voluntary dismissals, the remaining amount of certificates allegedly issued by MS&Co. or sold to plaintiff by MS&Co. was approximately $332 million. At December 25, 2016, the current unpaid balance of the mortgage pass-through certificates at issue in this action was approximately $51 million, and the certificates had not yet incurred actual losses. Based on currently available information, MS&Co. believes it could incur a loss in this action up to the difference between the $51 million unpaid balance of these certificates (plus any losses incurred) and their fair market value at the time of a judgment against MS&Co., or upon sale, plus pre- and post-judgment interest, fees and costs. MS&Co. may be entitled to be indemnified for some of these losses and to an offset for interest received by the plaintiff prior to a judgment.

On April 25, 2012, Metropolitan Life Insurance Company and certain affiliates filed a complaint against MS&Co. and certain affiliates in the Supreme Court of NY, styled Metropolitan Life Insurance Company, et al. v. Morgan Stanley, et al. An amended complaint was filed on June 29, 2012, and alleges that the defendants made untrue statements and material omissions in the sale to the plaintiffs of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly sponsored, underwritten, and/or sold by MS&Co. was approximately $758 million. The amended complaint raised common law claims of fraud, fraudulent inducement, and aiding and abetting fraud and seeks, among other things, rescission, compensatory, and/or rescissionary damages, as well as punitive damages, associated with the plaintiffs’ purchases of such certificates. On April 11, 2014, the parties entered into a settlement agreement.

On April 25, 2012, The Prudential Insurance Company of America and certain affiliates filed a complaint against MS&Co. and certain affiliates in the Superior Court of the State of New Jersey styled The Prudential Insurance Company of America, et al. v. Morgan Stanley, et al. On October 16, 2012, plaintiffs filed an amended complaint. The amended complaint alleges that defendants made untrue statements and material omissions in connection with the sale to plaintiffs of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly sponsored, underwritten and/or sold by MS&Co. is approximately $1.073 billion. The amended complaint raises claims under the New Jersey Uniform Securities Law, as well as common law claims of negligent misrepresentation, fraud, fraudulent inducement, equitable fraud, aiding and abetting fraud, and violations of the New Jersey RICO statute, and includes a claim for treble damages. On January 8, 2016, the parties reached an agreement to settle the litigation.

On December 14, 2012, Royal Park Investments SA/NV filed a complaint against MS&Co., certain affiliates, and other defendants in the N.Y. Supreme Court, styled Royal Park Investments SA/NV v. Merrill Lynch et al. On October 24, 2013, plaintiff filed a new complaint against MS&Co. in the N.Y. Supreme Court, styled Royal Park Investments SA/NV v. Morgan Stanley et al., alleging that defendants made material misrepresentations and omissions in the sale to plaintiff of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly sponsored, underwritten and/or sold by MS&Co. to plaintiff was approximately $597 million. The complaint raises common law claims of fraud, fraudulent inducement, negligent misrepresentation, and aiding and abetting fraud and seeks, among other things, compensatory and punitive damages. The plaintiff filed an amended complaint on December 1, 2015.

On February 14, 2013, Bank Hapoalim B.M. filed a complaint against MS&Co. and certain affiliates in the Supreme Court of NY, styled Bank Hapoalim B.M. v. Morgan Stanley et al. The complaint alleges that defendants made material misrepresentations and omissions in the sale to plaintiff of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly sponsored, underwritten and/or sold by MS&Co. to plaintiff was approximately $141 million. On July 28, 2015, the parties reached an agreement to settle the litigation, and on August 12, 2015, the plaintiff filed a stipulation of discontinuance with prejudice.

On March 7, 2013, the Federal Housing Finance Agency filed a summons with notice on behalf of the trustee of the Saxon Asset Securities Trust, Series 2007–1, against MS&Co. and an affiliate. The matter is styled Federal Housing Finance Agency, as Conservator for the Federal Home Loan Mortgage Corporation, on behalf of the Trustee of the Saxon Asset Securities Trust, Series 2007 – 1 v. Saxon Funding Management LLC and Morgan Stanley and is pending in the N.Y. Supreme Court. The notice asserts claims for breach of contract and alleges, among other things, that the loans in the trust, which had an original principal balance of approximately $593 million, breached various representations and warranties. The notice seeks, among other relief, specific performance of the loan breach remedy procedures in the transaction documents, unspecified damages, indemnity, and interest.

On May 3, 2013, plaintiffs in Deutsche Zentral-Genossenschaftsbank AG et al. v. Morgan Stanley et al. filed a complaint against MS&Co., certain affiliates, and other defendants in the N.Y. Supreme Court. The complaint alleges that defendants made material misrepresentations and omissions in the sale to plaintiffs of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly sponsored, underwritten and/or sold by MS&Co. to plaintiff currently at issue in this action was approximately $644 million. The complaint alleges causes of action against MS&Co. for common law fraud, fraudulent concealment, aiding and abetting fraud, negligent misrepresentation, and rescission and seeks, among other things, compensatory and punitive damages. On June 10, 2014, the court granted in part and denied in part MS&Co.’s motion to dismiss the complaint. On June 20, 2017 the appellate division affirmed the lower court’s June 10, 2014 order. On October 3, 2017, the appellate division denied MS&Co.’s motion for leave to appeal to the New York Court of Appeals. At December 25, 2017, the current unpaid balance of the mortgage pass-through certificates at issue in this action was approximately $215 million, and the certificates had incurred actual losses of approximately $88 million. Based on currently available information, MS&Co. believes it could incur a loss in this action up to the difference between the $215 million unpaid balance of these certificates (plus any losses incurred) and their fair market value at the time of a judgment against MS&Co., or upon sale, plus pre- and post-judgment interest, fees and costs. MS&Co. may be entitled to be indemnified for some of these losses.

On May 17, 2013, plaintiff in IKB International S.A. in Liquidation, et al. v. Morgan Stanley, et al. filed a complaint against MS&Co. and certain affiliates in the N.Y. Supreme Court. The complaint alleges that defendants made material misrepresentations and omissions in the sale to plaintiff of certain mortgage passthrough certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly sponsored, underwritten and/or sold by MS&Co. to plaintiff was approximately $132 million. The complaint alleges causes of action against MS&Co. for common law fraud, fraudulent concealment, aiding and abetting fraud, and negligent misrepresentation, and seeks, among other things, compensatory and punitive damages. On October 29, 2014, the court granted in part and denied in part MS&Co.’s motion to dismiss. All claims regarding four certificates were dismissed. After these dismissals, the remaining amount of certificates allegedly issued by MS&Co. or sold to plaintiff by MS&Co. was approximately $116 million. On August 11, 2016, the appellate division affirmed the trial court’s order denying in part MS&Co.’s motion to dismiss the complaint. At December 25, 2017, the current unpaid balance of the remaining mortgage pass-through certificates at issue in this action was approximately $24 million, and the certificates had incurred actual losses of $58 million. Based on currently available information, MS&Co. believes it could incur a loss in this action up to the difference between the $24 million unpaid balance of these certificates (plus any losses incurred) and their fair market value at the time of a judgment against MS&Co., or upon sale, plus pre- and post-judgment interest, fees and costs. MS&Co. may be entitled to be indemnified for some of these losses and to an offset for interest received by the plaintiff prior to a judgment.

On September 23, 2013, the plaintiff in National Credit Union Administration Board v. Morgan Stanley & Co. Inc., et al. filed a complaint against MS&Co. and certain affiliates in the SDNY. The complaint alleged that defendants made untrue statements of material fact or omitted to state material facts in the sale to the plaintiff of certain mortgage pass-through certificates issued by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly sponsored, underwritten and/or sold by MS&Co. to plaintiffs in the matters was approximately $417 million. The complaint alleged violations of federal and various state securities laws and sought, among other things, rescissionary and compensatory damages. On November 23, 2015, the parties reached an agreement to settle the matter.

On July 23, 2014, the SEC approved a settlement by MS&Co. and certain affiliates to resolve an investigation related to certain subprime RMBS transactions sponsored and underwritten by those entities in 2007. Pursuant to the SEC’s investigation, MS&Co. and certain affiliates were charged with violating Sections 17(a)(2) and 17(a)(3) of the Securities Act by misleading investors in a pair of RMBS securitizations that the firms underwrote, sponsored, and issued. The investigation specifically found that the firms misrepresented the current or historical delinquency status of mortgage loans underlying those RMBS securitizations that came against a backdrop of rising borrower delinquencies and unprecedented distress in the subprime market. As part of the settlement, MS&Co. and certain affiliates agreed to pay disgorgement and penalties in an amount of $275 million and neither admitted nor denied the SEC’s findings.

On September 16, 2014, the Virginia Attorney General’s Office filed a civil lawsuit, styled Commonwealth of Virginia ex rel. Integra REC LLC v. Barclays Capital Inc., et al., against MS&Co. and several other defendants in the Circuit Court of the City of Richmond related to RMBS. The lawsuit alleges that the MS&Co. and the other defendants knowingly made misrepresentations and omissions related to the loans backing RMBS purchased by the Virginia Retirement System (“VRS”). The complaint alleges VRS suffered total losses of approximately $384 million on these securities, but does not specify the amount of alleged losses attributable to RMBS sponsored or underwritten by the MS&Co. The complaint asserts claims under the Virginia Fraud Against Taxpayers Act, as well as common law claims of actual and constructive fraud, and seeks, among other things, treble damages and civil penalties. On January 6, 2016, the parties reached an agreement to settle the litigation. An order dismissing the action with prejudice was entered on January 28, 2016.

In October 2014, the Illinois Attorney General’s Office (“ILAG”) sent a letter to MS&Co. alleging that MS&Co. knowingly made misrepresentations related to RMBS purchased by certain pension funds affiliated with the State of Illinois and demanding that MS&Co. pay ILAG approximately $88 million. MS&Co. and ILAG reached an agreement to resolve the matter on February 10, 2016.

On January 13, 2015, NYAG, which is also a member of the RMBS Working Group, indicated that it intended to file a lawsuit related to approximately 30 subprime securitizations sponsored by MS&Co. NYAG indicated that the lawsuit would allege that MS&Co. misrepresented or omitted material information related to the due diligence, underwriting and valuation of the loans in the securitizations and the properties securing them and indicated that its lawsuit would be brought under the Martin Act. MS&Co. and NYAG reached an agreement to resolve the matter on February 10, 2016.

On February 25, 2015, MS&Co. reached an agreement in principle with the DOJ, Civil Division and the United States Attorney’s Office for the Northern District of California, Civil Division (collectively, the “Civil Division”) to pay $2.6 billion to resolve certain claims that the Civil Division indicated it intended to bring against MS&Co. That settlement was finalized on February 10, 2016.

On April 21, 2015, the Chicago Board Options Exchange, Incorporated (“CBOE”) and the CBOE Futures Exchange, LLC (“CFE”) filed statements of charges against MS&Co. in connection with trading by one of MS&Co.’s former traders of EEM options contracts that allegedly disrupted the final settlement price of the November 2012 VXEM futures. CBOE alleged that MS&Co. violated CBOE Rules 4.1, 4.2 and 4.7, Sections 9(a) and 10(b) of the Exchange Act, and Rule 10b-5 thereunder. CFE alleged that MS&Co. violated CFE Rules 608, 609 and 620. The matters were resolved on June 28, 2016 without any findings of fraud.

On June 18, 2015, MS&Co. entered into a settlement with the SEC and paid a fine of $500,000 as part of the MCDC Initiative to resolve allegations that MS&Co. failed to form a reasonable basis through adequate due diligence for believing the truthfulness of the assertions by issuers and/or obligors regarding their compliance with previous continuing disclosure undertakings pursuant to Rule 15c2–12 in connection with offerings in which MS&Co. acted as senior or sole underwriter.

On August 6, 2015, MS&Co. consented to and became the subject of an order by the CFTC to resolve allegations that MS&Co. violated CFTC Regulation 22.9(a) by failing to hold sufficient US Dollars in cleared swap segregated accounts in the United States to meet all US Dollar obligations to cleared swaps customers. Specifically, the CFTC found that while MS&Co. at all times held sufficient funds in segregation to cover its obligations to its customers, on certain days during 2013 and 2014, it held currencies, such as euros, instead of US dollars, to meet its US dollar obligations. In addition, the CFTC found that MS&Co. violated Regulation 166.3 by failing to have in place adequate procedures to ensure that it complied with Regulation 22.9(a). Without admitting or denying the findings or conclusions and without adjudication of any issue of law or fact, MS&Co. accepted and consented to the entry of findings, the imposition of a cease and desist order, a civil monetary penalty of $300,000, and undertakings related to public statements, cooperation, and payment of the monetary penalty.

On April 1, 2016, the California Attorney General’s Office filed an action against MS&Co. and certain affiliates in California state court styled California v. Morgan Stanley, et al., on behalf of California investors, including the California Public Employees’ Retirement System and the California Teachers’ Retirement System. The complaint alleges that MS&Co. made misrepresentations and omissions regarding residential mortgage-backed securities and notes issued by the Cheyne SIV, and asserts violations of the California False Claims Act and other state laws and seeks treble damages, civil penalties, disgorgement, and injunctive relief. On September 30, 2016, the court granted MS&Co.’s demurrer, with leave to replead. On October 21, 2016, the California Attorney General filed an amended complaint. On January 25, 2017, the court denied MS&Co.’s demurrer with respect to the amended complaint.

On December 20, 2016, MS&Co. consented to and became the subject of an order by the SEC in connection with allegations that MS&Co. willfully violated Sections 15(c)(3) and 17(a)(1) of the Exchange Act and Rules 15c3–3(e), 17a-5(a), and 17a-5(d) thereunder, by inaccurately calculating its Reserve Account requirement under Rule 15c3–3 by including margin loans to an affiliate in its calculations, which resulted in making inaccurate records and submitting inaccurate reports to the SEC. Without admitting or denying the underlying allegations and without adjudication of any issue of law or fact, MS&Co. consented to a cease and desist order, a censure, and a civil monetary penalty of $7,500,000.

On September 28, 2017, the CFTC issued an order filing and simultaneously settling charges against MS&Co. for failing to diligently supervise the reconciliation of exchange and clearing fees with the amounts it ultimately charged customers for certain transactions on the CME Group, ICE Futures U.S., and other exchanges. The CFTC order requires MS&Co. to pay a $500,000 civil monetary penalty and cease and desist from violating the CFTC regulation governing diligent supervision. The CFTC found that MS&Co. failed in certain respects to implement and maintain adequate systems and procedures for reconciling exchange and clearing fees from at least 2009 through April 2016. Prior to 2010, MS&Co. recognized the need to ensure that the increasingly complex structure for exchange fees was managed by dedicated personnel using automated systems, and MS&Co. developed and began implementing a proprietary automated system to identify, process, and reconcile exchange fees. The order finds that, in aggregate, between 2009 and April 2016, MS&Co. overcharged customers in the United States $1,550,182 in connection with transactions on various exchanges, and customers of an MS&Co. affiliate were overcharged $1,439,047 in connection with transactions on various exchanges. MS&Co. has fully refunded nearly all of the affected customers and has otherwise taken responsibility for the relevant remaining amounts. The order states that, beginning in early 2015, MS&Co. modified an automated process in its proprietary fee system to directly identify potential overcharges, and MS&Co. represents that this functionality should prevent future overcharges.

On November 2, 2017, the CFTC issued an order filing and simultaneously settling charges against MS&Co. for non-compliance with applicable rules governing Part 17 Large Trader reports to the CFTC spanning a ten-year period and affecting thousands of line items of information. The CFTC order requires MS&Co. to pay a $350,000 civil monetary penalty, cease and desist from further violations of the CEA and applicable regulations, and comply with certain undertakings, including continuing cooperation with the CFTC’s Division of Enforcement in any investigation, civil litigation, or administrative matter related to the subject matter of this action. MS&Co.’s Large Trader reports to the CFTC included substantial amounts of data. The order finds that from 2007 through 2017, MS&Co. omitted mandatory futures and options data from its Part 17 Large Trader reports to the CFTC. These omissions were the result of four distinct problems with MS&Co.’s proprietary reporting software. Each one of these software issues caused required data to be omitted. The order finds that, by not including this mandatory futures and options data in its Large Trader reports, MS&Co. violated Section 4g(a) of the CEA and CFTC Regulation 17.

Conflicts Of Interest

General

The Managing Owner has not established any formal procedures to resolve the conflicts of interest described below. You should be aware that no such procedures have been established, and that, consequently, you will be dependent on the good faith of the respective parties subject to such conflicts to resolve such conflicts equitably. Although the Managing Owner will attempt to monitor and resolve these conflicts in good faith, it will be extremely difficult, if not impossible, for it to assure that these conflicts will not, in fact, result in losses for the Trust. Notwithstanding the conflict of interest, the Trust will trade in parallel with all other Managing Owner accounts traded pursuant to the Managing Owner’s Diversified Portfolio.

The Managing Owner

The responsibilities of the Managing Owner include acting as the managing owner and trading advisor for the Trust and engaging commodity brokers and dealers to execute trades on behalf of the Trust. The Managing Owner has a conflict of interest in that it has a financial disincentive to replace itself as either the trading advisor or the entity receiving the Management Fees from the Trust.

The Profit Share arrangement between the Trust and the Managing Owner may create an incentive for the Managing Owner to make trading and investment decisions (or implement the Trust’s systematic trading strategy) in a manner that is more speculative or subject to a greater degree of loss than would be the case if no such arrangement existed.

The Managing Owner directs the trading for clients other than the Trust. The Managing Owner and its principals may have incentives (financial or otherwise) to favor such other accounts over the Trust in such matters as, for example, the allocation of available speculative position limits. Different accounts also pay different fees, trade at different levels of leverage and will, from time to time, compete for the same positions.

The Managing Owner has agreed to treat the Trust equitably with its other accounts. However, the Managing Owner trades different portfolios for other accounts and there can be no assurance whatsoever that such other portfolios will not outperform the Trust. The Managing Owner will, however, trade the Trust’s account in parallel with all other accounts managed by the Managing Owner pursuant to the Diversified Portfolio.

The Trust’s Brokers

The Clearing Brokers and other brokers employed by the Trust act from time to time as commodity brokers for other accounts with which they are affiliated or in which they or one of their respective affiliates has a financial interest. In addition, various accounts traded through the Trust’s brokers (and over which their personnel may have discretionary trading authority) may take positions in the futures markets opposite to those of the Trust or compete with the Trust for the same positions. The Trust’s brokers may have a conflict of interest in their execution of trades for the Trust and for other of their customers. The Managing Owner has, however, no reason to believe that the Trust’s brokers would knowingly or deliberately favor any other customer over the Trust with respect to the execution of commodity trades.

The Managing Owner selects the Trust’s Clearing Brokers, other brokers and counterparties to execute transactions on behalf of the Trust. The commission rates or “bid-ask” spreads paid by the Trust may not be the lowest rates the Trust could have obtained, but the Managing Owner believes that those rates/spreads are competitive with rates paid by similar customers. The Managing Owner selects those service providers based on various factors, including, but not limited to, quality of execution, commission rates, market knowledge, financial condition and creditworthiness. The Managing Owner may also consider factors that benefit the Managing Owner, such as the referral of prospective Trust and other investors to the Managing Owner. The Managing Owner’s receipt of such benefits may give it an incentive to select a Clearing Broker, other broker or counterparty that it would not otherwise use, but the Managing Owner intends to use only those Clearing Brokers, other brokers and counterparties that provide the Trust with high quality services and competitive commission rates consistent with the Managing Owner’s obligations to the Trust.

Certain officers or employees of the Trust’s brokers are, and may in the future be, members of U.S. commodities exchanges and are serving, and may in the future serve, on the governing bodies and standing committees of such exchanges and of their clearinghouses and of various industry organizations. In such capacities, these employees have a fiduciary duty to the exchanges and their clearinghouses which could compel such employees to act in the best interests of these entities, perhaps to the detriment of the Trust.

The Selling Agents

The Selling Agents receive substantial selling commissions on the sale of Units, whether in the form of upfront selling commissions, installment selling commissions or both. Consequently, the Selling Agents have a conflict of interest in advising their clients whether to invest in the Units.

The Selling Agents receive ongoing compensation or installment selling commissions based on the value of outstanding Units sold by such Selling Agents. Consequently, the Selling Agents have a disincentive to advise clients to redeem their Units even when doing so is in such clients’ best interests.

The total dollar amount of brokerage commissions paid by the Trust is dependent upon the size of the Trust’s capitalization. Consequently, the Selling Agents have a financial incentive to discourage their clients from redeeming Units.

In addition, one or more Selling Agents may also be selected, based on the criteria described above, to serve as Clearing Brokers, other brokers or counterparties for the Trust.

Proprietary Trading, Trading for Other Accounts and Portfolio Allocations

The Managing Owner, the Clearing Brokers and other clearing brokers employed by the Trust and their respective principals and affiliates may trade in the futures, forward and spot markets for their own accounts (each, a “Proprietary Account”) and for the accounts of their clients. In doing so, they may take positions opposite to those held by the Trust or may compete with the Trust for positions in the marketplace. Records of this trading are not available for inspection. Such trading may create conflicts of interest on behalf of one or more of such persons in respect of their obligations to the Trust.

Because the Managing Owner, the Clearing Brokers and other brokers employed by the Trust and their respective principals and affiliates may trade for their Proprietary Accounts at the same time that they are managing the Trust’s account, you should be aware that, as a result of a neutral allocation system, testing a new trading system, more aggressive trading or other actions not constituting a violation of fiduciary duty, such persons may, from time to time, take positions in their Proprietary Accounts which are opposite, or ahead of, the positions taken for the Trust. Such persons have incentives to favor Proprietary Accounts over the Trust. The Managing Owner generally prohibits its personnel from trading in the futures, forward and spot markets for their personal accounts, subject to limited exceptions and pre-approval.

In addition, the Managing Owner manages multiple portfolios, both proprietary and non-proprietary, pursuant to which its strategies are traded, and certain of these portfolios trade financial instruments in markets which are traded by other portfolios. Although it is Millburn’s policy to allocate investment opportunities in such markets on a fair and equitable basis among the relevant portfolios, certain portfolios may receive larger allocations of such opportunities on account of the specialized nature of such portfolios. Further, some portfolios, as traded on behalf of certain client accounts, may be allocated investment opportunities in markets to a greater or lesser extent than the same or similar portfolios which are traded on behalf of other client accounts because of instructions received from a client and/or the size or nature of a client account. As a result, certain portfolios and client accounts may receive increased allocations to the detriment of other portfolios and client accounts. See “The Risks You Face — The Managing Owner May Manage Accounts for Other Clients of the Managing Owner and Its Affiliates”.

Fiduciary Duty and Remedies

In evaluating the foregoing conflicts of interest, a prospective investor should be aware that the Managing Owner has a responsibility to Unitholders to exercise good faith and fairness in all dealings affecting the Trust. The fiduciary responsibility of the Managing Owner is comparable to that of a general partner of a limited partnership.

If you believe that the Managing Owner has violated its fiduciary duty to the Unitholders, you may seek legal relief individually or on behalf of the Trust under applicable laws to recover damages from or require an accounting by the Managing Owner. The Declaration of Trust is governed by Delaware law and any breach of the Managing Owner’s fiduciary duty under the Declaration of Trust will generally be governed by Delaware law. The Declaration of Trust does not limit fiduciary obligations under Delaware or common law. The Managing Owner may, however, assert as a defense to claims of breach of fiduciary duty that the conflicts of interest and fees payable to the Managing Owner have been disclosed to you in the Prospectus.

The Trust And The Trustee

The following summary briefly describes certain aspects of the operation of the Trust. You should carefully review the Declaration of Trust attached hereto as Exhibit A and consult with your own advisors concerning the implications to you of investing in a Delaware statutory trust.

Principal Office; Location of Records

The Trust is organized under the Delaware Statutory Trust Act (formerly, the Delaware Business Trust Act). The Trust is administered, including the performance of transfer agent services, by the Managing Owner, whose office is located at 411 West Putnam Avenue, Greenwich, Connecticut 06830 (telephone: (203) 625–7554). The records of the Trust, including a list of the Unitholders and their addresses, is located at the foregoing address, and available for inspection and copying by Unitholders as provided in the Declaration of Trust.

Certain Aspects of the Trust

The Trust is the functional equivalent of a limited partnership. No special custody arrangements are applicable to the Trust that would not be applicable to a limited partnership. You should not anticipate any legal or practical protections under the Delaware Statutory Trust Act greater than those available to limited partners of a limited partnership.

To the greatest extent permissible under Delaware law, the Trustee acts in a passive role, with all authority over the operation of the Trust going to the Managing Owner. The Managing Owner is the functional equivalent of a sole general partner in a limited partnership.

The Declaration of Trust gives Unitholders voting rights comparable to those typically extended to limited partners in publicly-offered futures funds.

The Trustee

Wilmington Trust Company, a Delaware trust company, is the sole Trustee of the Trust. The Trustee’s principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890–0001. The Trustee is not affiliated with either the Managing Owner or the Selling Agents.

The Trustee will accept service of legal process on the Trust in the State of Delaware and will make certain filings under the Delaware Statutory Trust Act. The Trustee does not owe any other duties to the Trust, the Managing Owner or the Unitholders. The Declaration of Trust provides that the Trustee is compensated by the Trust. The Managing Owner has the discretion to replace the Trustee.

Under the Declaration of Trust, the Trustee has delegated to the Managing Owner the exclusive management and control of all aspects of the business of the Trust. The Trustee has no duty or liability to supervise or monitor the performance of the Managing Owner, nor will the Trustee have any liability for the acts or omissions of the Managing Owner. In the course of its management, the Managing Owner may, in its sole and absolute discretion, appoint an affiliate or affiliates of the Managing Owner as additional managing owners and retain such persons, including affiliates of the Managing Owner, as it deems necessary for the efficient operation of the Trust.

The Trustee is not registered in any capacity with the CFTC.

Management of Trust Affairs; Voting by Unitholders

Unitholders will not take any part in the management or control and will have no voice in the operations of the Trust or its business. Unitholders may, however, remove and replace the Managing Owner as managing owner of the Trust, and may amend the Declaration of Trust, except in certain limited respects, by the affirmative vote of a majority of the outstanding Units then owned by Unitholders. The owners of a majority of the outstanding Units then owned by Unitholders may also compel dissolution of the Trust. Although the Trust will not hold any regular, or annual, meetings of the Unitholders, upon receipt of a written proposal signed by the owners of at least 10% of the outstanding Units that a meeting be called, the Managing Owner will call a meeting of the Trust. The details of this procedure are set forth in Section 18 of the Declaration of Trust attached hereto as Exhibit A. The Managing Owner has no power under the Declaration of Trust to restrict any of the Unitholders’ voting rights.

The Managing Owner has the right to amend the Declaration of Trust without the consent of the Unitholders provided that any such amendment is for the benefit of and not adverse to the Unitholders or the Trustee.

In the event that the Managing Owner or the Unitholders vote to amend the Declaration of Trust in any material respect, the amendment will not become effective before all Unitholders have had an opportunity to redeem their Units.

Recognition of the Trust in Certain States

A number of states do not have “business trust” statutes such as that under which the Trust has been formed in the State of Delaware. In order to protect Unitholders against any possible loss of limited liability, the Declaration of Trust provides that no written obligation may be undertaken by the Trust unless such obligation is explicitly limited so as not to be enforceable against any Unitholder personally.

Possible Repayment of Distributions Received by Unitholders; Indemnification of the Trust by Unitholders

The Units are limited liability investments; you may not lose more than the amount you invest plus any profits recognized on your investment. However, you could be required, as a matter of law, to return to the Trust’s estate any distribution which you received at a time when the Trust was in fact insolvent or in violation of the Declaration of Trust. In addition, although the Managing Owner is not aware of this provision ever having been invoked in the case of any public futures fund, Unitholders agree in the Declaration of Trust that they will indemnify the Trust for any harm suffered by it as a result of (1) Unitholders’ actions unrelated to the business of the Trust, (2) transfers of their Units in violation of the Declaration of Trust or (3) taxes imposed on the Trust by the states or municipalities in which such investors reside.

Indemnification and Standard of Liability

The Managing Owner and certain of its affiliates, officers, directors and controlling persons may not be liable to the Trust or any Unitholder for errors in judgment or other acts or omissions not amounting to misconduct or negligence, as a consequence of the indemnification and exculpatory provisions described in the following paragraph. You may, therefore, have more limited rights of action than you would absent such provisions.

The Managing Owner and its affiliates will not have any liability to the Trust or to any Unitholder for any loss suffered by the Trust which arises out of any action or inaction of the Managing Owner or any such affiliate if the Managing Owner or its affiliates, in good faith, determined that such course of conduct was in the best interests of the Trust, and such course of conduct did not constitute negligence or misconduct.

The Trust has agreed to indemnify the Managing Owner and its affiliates, officers, directors and controlling persons against claims, losses or liabilities based on their conduct relating to the Trust, provided that the conduct resulting in the claims, losses or liabilities for which indemnity is sought did not constitute negligence, misconduct or breach any fiduciary obligation to the Trust and was done in good faith and in a manner the Managing Owner, in good faith, determined to be in the best interests of the Trust.

The Declaration of Trust provides that the Managing Owner, its affiliates and the Selling Agents will not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves indemnification of the litigation costs, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves indemnification of the litigation costs, or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made. It is the opinion of the SEC and certain States that indemnification for violation of the securities laws is against public policy and unenforceable.

Transfers of Units Restricted

Subject to compliance with applicable securities laws, you may assign your Units upon notice to the Trust and the Managing Owner. No assignment will be effective in respect of the Trust or the Managing Owner until the first day of the month following the month in which such notice is received. An assignee may become a substituted Unitholder only with the consent of the Managing Owner and upon execution and delivery of an instrument of transfer in form and substance satisfactory to the Managing Owner.

There are no certificates for the Units. Transfers of Units are reflected on the books and records of the Trust. Transferors and transferees of Units will each receive notification from the Managing Owner to the effect that such transfers have been duly reflected as notified to the Managing Owner.

Reports to Unitholders

The Managing Owner will provide you with monthly reports in compliance with CFTC requirements. The Managing Owner also distributes, not later than March 15 of each year, audited financial statements and the tax information related to the Trust necessary for the preparation of your annual federal income tax returns.

The Managing Owner will notify all Unitholders of a Series within seven business days of any decline in the Net Asset Value per Unit of such Series to less than 50% of such Net Asset Value as of the previous month-end valuation date. In addition, the Managing Owner will notify all Unitholders of any change in the fees paid by the Trust or of any material changes in the basic investment policies or structure of the Trust. Any such notifications will include a description of your voting rights.

Federal Income Tax Aspects

The following constitutes the opinion of Sidley Austin LLP and summarizes the material federal income tax consequences to individual investors in the Trust. Sidley Austin LLP’s opinion is filed as an exhibit to the registration statement related to the Units offered by this Prospectus.

The Trust’s Partnership Tax Status

The Trust will be treated as a partnership and, based on the type of income expected to be earned by the Trust, it will not be treated as a “publicly traded partnership” taxable as a corporation. Accordingly, the Trust will not pay any federal income tax.

Taxation of Unitholders on Profits and Losses of the Trust

Each Unitholder (other than Foreign Unitholders and tax-exempt U.S. Unitholders, discussed below) must pay tax on his share of the Trust’s annual income and gains, if any, even if the Trust does not make any cash distributions. The Trust will not qualify for any deduction from its income that is applicable to certain qualified business income earned by non-corporate taxpayers for taxable years beginning after December 31, 2017.

The Trust generally allocates the Trust’s gains and losses equally with respect to each Unit. However, a Unitholder who redeems any Units will be specially allocated the Trust’s gains and losses in order that the amount of cash a Unitholder receives for a redeemed Unit will generally equal the Unitholder’s adjusted tax basis attributable to the redeemed Unit. A Unitholder’s adjusted tax basis in his Units generally equals the amount paid for the Units, increased by income or gains allocated to the Unitholder with respect to the Units and decreased (but not below zero) by distributions, deductions and losses allocated to the Unitholder with respect to the Units.

Deductibility of Trust Losses by Unitholders

A Unitholder may deduct Trust losses only to the extent of his adjusted tax basis in his Units. However, a Unitholder subject to “at-risk” limitations (generally, non-corporate taxpayers and closely-held corporations) can only deduct losses to the extent the Unitholder is “at-risk.” The “at-risk” amount is similar to adjusted tax basis, except that it does not include any amount borrowed on a nonrecourse basis or from someone with an interest in the Trust.

“Passive-Activity Loss Rules” and Their Effect on the Treatment of Income and Loss

The trading activities of the Trust are not a “passive activity.” Accordingly, a Unitholder can deduct Trust losses from taxable income (subject to certain limitations, such as the limitation on deductibility of capital losses, discussed below). However, a Unitholder cannot offset losses from “passive activities” against Trust gains.

Cash Distributions and Unit Redemptions

A Unitholder who receives cash from the Trust, either through a distribution or a partial redemption, will not pay tax on that cash until his adjusted tax basis in the Units is reduced to zero. A Unitholder who receives cash upon the complete redemption of Units will recognize gain or loss for federal income tax purposes. Such gain or loss will generally equal the difference between the amount of cash received and the Unitholder’s adjusted tax basis for his Units.

Potential Trust-Level Consequences of Withdrawals and Transfers of Units

If a Unitholder receives a distribution of property in liquidation of his Units that would, if the Trust had an Internal Revenue Code of 1986, as amended (the “Code”), Section 754 election in effect, require the Trust to make a downward adjustment of more than $250,000 to the basis of its remaining assets, then even if the Trust does not have a Code Section 754 election in effect, the Trust will be required to make a downward adjustment to the basis of its remaining assets.

In addition, if immediately after the transfer of a Unit, the Trust’s adjusted basis in its property exceeds the fair market value by more than $250,000 of such property, the Trust generally will be required to adjust the basis of its property with respect to the transferee Unitholder.

Gain or Loss on Section 1256 Contracts and Non-Section 1256 Contracts

Section 1256 Contracts include certain futures and forward contracts as well as certain option contracts on certain futures contracts traded on U.S. exchanges. For tax purposes, Section 1256 Contracts that remain open at year-end are marked-to-market and treated as if the position were closed at year-end. The gain or loss on Section 1256 Contracts is characterized as 60% long-term capital gain or loss and 40% short-term capital gain or loss, regardless of how long the position was open.

Non-Section 1256 Contracts include Section 988 transactions, i.e., transactions in which the amount paid or received is denominated by reference to a foreign currency. In general, gain or loss on Section 988 transactions is characterized as ordinary income or loss. However, the Trust elects to treat gain or loss on certain Non-Section 1256 Contracts, such as foreign futures contracts, certain foreign currency forward contracts and non-equity options on foreign currencies, as capital gain or loss.

Trading and Investing in Swaps

The Trust may invest in and trade swaps. The proper tax treatment of swaps may not be entirely free from doubt. The Trust expects to mark-to-market its swap positions at the end of each taxable year and to treat any gain or loss on such positions as ordinary income or loss.

Tax on Capital Gains and Losses

A non-corporate Unitholder’s long-term capital gains — net gain on capital assets held more than one year and 60% of the gain on Section 1256 Contracts — are taxed at a maximum rate of 20%. Short-term capital gains — net gain on capital assets held one year or less and 40% of the gain on Section 1256 Contracts — are subject to tax at the same rates as ordinary income.

Individual taxpayers can deduct capital losses only to the extent of their capital gains plus $3,000. Accordingly, the Trust could suffer significant losses and a Unitholder could still be required to pay taxes on his share of the Trust’s interest income. Capital losses generally may not be carried back to offset capital gains in prior years, but can be carried forward indefinitely.

An individual taxpayer can carry back net capital losses on Section 1256 Contracts three years to offset earlier gains on Section 1256 Contracts. To the extent the taxpayer cannot offset past Section 1256 Contract gains, he can carry forward such losses indefinitely as losses on Section 1256 Contracts.

No Deduction for Certain Expenses

Individual taxpayers may be unable to deduct investment advisory expenses and other expenses of producing income. Sidley Austin LLP has advised the Managing Owner that the amount, if any, of the Trust’s expenses which might be subject to this restriction should be de minimis. Based on such advice, the Managing Owner treats these items as ordinary business deductions, or income allocations not subject to the deductibility restrictions that apply to investment advisory expenses. However, the IRS could take a different position. The IRS could contend that the Management Fee, the Profit Share or the ordinary expenses of the Trust should be recharacterized as investment advisory expenses or, alternatively, capitalized. If these items were treated as investment advisory expenses or were capitalized, individual taxpayers would have additional tax liability. See also “— Syndication Expenses,” below.

Interest Income

Interest received by the Trust is taxed as ordinary income. Net capital losses can offset ordinary income only to the extent of $3,000 per year. See “— Tax on Capital Gains and Losses,” above.

Syndication Expenses

Neither the Trust nor any Unitholder is entitled to any deduction for syndication expenses ( i.e., expenses incurred in issuing and marketing the Units), nor can these expenses be amortized by the Trust or any Unitholder even though the payment of such expenses reduces Net Asset Value.

The Managing Owner has paid all organization and initial offering costs from its own funds. However, the IRS could take the position that a portion of the Series 5 Management Fee paid by the Trust to the Managing Owner constitutes non-deductible syndication expenses.

Investment Interest Deductibility Limitation

Individual taxpayers can deduct “investment interest”— interest on indebtedness allocable to property held for investment — only to the extent that it does not exceed net investment income. Net investment income does not include certain net capital gains. A taxpayer can elect to include certain net capital gains in investment income if he forgoes the benefit of the reduced capital gains rate.

Tax on Net Investment Income

A 3.8% tax is imposed on some or all of the net investment income of certain individuals with modified adjusted gross income of over $200,000 ($250,000 in the case of joint filers) and the undistributed net investment income of certain estates and trusts. For these purposes, it is expected that all or a substantial portion of a Unitholder’s share of Trust income will be net investment income. In addition, certain Trust expenses may not be deducted in calculating a Unitholder’s net investment income.

IRS Audits of the Trust and Its Unitholders

The IRS audits Trust-related items at the Trust level rather than at the Unitholder level. The Managing Owner acts as the “tax matters partner” for taxable years beginning before January 1, 2018. The tax matters partner has the authority to determine the Trust’s responses to an audit of these years. If an audit of these years results in an adjustment, all Unitholders may be required to pay additional taxes, interest, and penalties.

Generally, for taxable years beginning after December 31, 2017, new IRS audit procedures will apply to the Trust. Absent an election by the Trust under rules to be finalized by the IRS, the Trust will be required to determine and pay any imputed underpayment of tax (including interest and penalties) resulting from an adjustment of the Trust’s items of income, gain, loss, deduction or credit at the Trust level without the benefit of Unitholder-level tax items that could otherwise reduce tax due on any adjustment and, where the adjustment reallocates any such item from one Unitholder to another, without the benefit of any decrease in any item of income or gain (or increase in any item of deduction, loss or credit). If this election is not made, the cost of such imputed underpayment (including interest and penalties) will be borne by Unitholders in the year of adjustment, without any Trust or Unitholder-level tax deduction or credit for the Trust’s payments, rather than by those who were Unitholders in the taxable year to which the adjustment relates.

Under the new provisions, the Managing Owner will be designated as the Trust's “partnership representative.” The partnership representative will have broad authority to resolve the Trust’s audit and any such resolution will be binding on all Unitholders. Unitholders will have no statutory right to notice or to participate in the audit proceeding under the new provisions.

Taxation of Foreign Investors

A Unitholder who is a non-resident alien individual, foreign corporation, foreign trust or foreign estate (a “Foreign Unitholder”) generally is not subject to taxation by the U.S. on capital gains from commodity trading, provided that such Foreign Unitholder (in the case of an individual) does not spend more than 182 days in the U.S. during his taxable year, and provided further, that such Foreign Unitholder is not engaged in a trade or business within the U.S. during a taxable year to which income, gain, or loss of the Trust is treated as “effectively connected.” An investment in the Trust should not, by itself, cause a Foreign Unitholder to be engaged in a trade or business within the U.S. for the foregoing purposes, assuming that the trading activities of the Trust continue to be conducted as described in this Prospectus. In the event that the Trust were found to be engaged in a U.S. trade or business, a Foreign Unitholder would be required to file a U.S. federal income tax return for such year and pay tax at full U.S. rates. In the case of a Foreign Unitholder which is a foreign corporation, an additional 30% “branch profits” tax might be imposed. Furthermore, in such event the Trust would be required to withhold taxes from the income or gain allocable to such a Unitholder under Section 1446 of the Code.

Portfolio interest income (other than so-called “contingent interest”) allocable to a Foreign Unitholder is likewise not subject to federal income tax withholding, provided that such Foreign Unitholder is not engaged in a trade or business within the U.S. and provides the Trust with an IRS Form W-8BEN, W-8BEN-E or other applicable form. Similarly, a Foreign Unitholder’s allocable share of interest on U.S. bank deposits, certificates of deposit and discount obligations with maturities (from original issue) of 183 days or less is not subject to U.S. federal income tax withholding. Generally, other interest from U.S. sources (including original issue discount) paid to the Trust and allocable to Foreign Unitholders will be subject to U.S. federal income tax withholding at a statutory rate of 30%. The foregoing discussion of tax consequences to Foreign Unitholders may be subject to applicable treaty modifications.

The Hiring Incentives to Restore Employment Act (“HIRE Act”) requires certain foreign entities to enter into an agreement with the Secretary of the Treasury to disclose to the IRS the name, address and tax identification number of certain U.S. persons who own an interest in the foreign entity and requires certain other foreign entities to provide certain other information to avoid a 30% withholding tax on certain payments of U.S. source income and certain payments of proceeds from the sale of property that could give rise to U.S. source interest or dividends. The IRS has released regulations and other guidance that provide for the phased implementation of the foregoing withholding and reporting requirements. Accordingly, certain Foreign Unitholders may be subject to a 30% withholding tax in respect of certain of the Trust’s investments if they fail to enter into an agreement with the Secretary of the Treasury or otherwise fail to satisfy their obligations under the legislation. In addition, an applicable intergovernmental agreement between the United States and the jurisdiction of the Foreign Unitholder or implementing legislation may modify these requirements. Foreign Unitholders are encouraged to consult with their own tax advisors regarding the possible implications of this legislation on an investment in the Trust.

Tax-Exempt U.S. Unitholders

A tax-exempt U.S. Unitholder will not be required to pay tax on its share of income or gains of the Trust, so long as such Unitholder does not use borrowed funds in connection with its purchase of Units.

State and Other Taxes

In addition to the federal income tax consequences described above, the Trust and the Unitholders may be subject to various state and other taxes. In general, non-corporate Unitholders will not be able to deduct state, local and municipal taxes in excess of $10,000 in any taxable year for U.S. federal income tax purposes.

Prospective investors are urged to consult their tax advisors before deciding whether to invest.

Purchases By Employee Benefit Plans

Although there can be no assurance that an investment in the Trust, or any other managed futures product, will achieve the investment objectives of an employee benefit plan, such investments have certain features which may be of interest to such plans. For example, the futures markets are one of the few investment fields in which employee benefit plans can participate in leveraged strategies without being required to pay tax on “unrelated business taxable income.” In addition, because they are not taxpaying entities, employee benefit plans are not subject to paying annual tax on their profits, if any, from the Trust despite receiving no distributions from it, as are other Unitholders.

General

The following section sets forth certain consequences under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code, which a fiduciary of an “employee benefit plan” as defined in, and subject to the fiduciary responsibility provisions of, ERISA or of a “plan” as defined in and subject to Section 4975 of the Code who has investment discretion should consider before deciding to invest any of such plan’s assets in the Trust (such “employee benefit plans” and “plans” being referred to herein as “Plans,” such fiduciaries with investment discretion being referred to herein as “Plan Fiduciaries” and each entity deemed for any purpose of ERISA or Section 4975 of the Code to hold assets of any Plan being referred to herein as a “Plan Assets Entity”). The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code which are likely to be raised by the Plan Fiduciary’s own counsel.

In general, the terms “employee benefit plan” as defined in ERISA and “plan” as defined in Section 4975 of the Code together refer to any plan or account of various types which provides retirement benefits or welfare benefits to an individual or to an employer’s employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit sharing plans, “simplified employee pension plans,” Keogh plans for self-employed individuals (including partners), IRAs described in Section 408 of the Code and medical benefit plans.

Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in the Trust, including the role that an investment in the Trust plays in the Plan’s overall investment portfolio. Each Plan Fiduciary, before deciding to invest in the Trust, must be satisfied that investment in the Trust is a prudent investment for the Plan, that the investments of the Plan, including the investment in the Trust, are diversified so as to minimize the risks of large losses, that an investment in the Trust complies with the terms of the Plan and the related trust and that an investment in the Trust does not give rise to a transaction prohibited by Section 406 of ERISA or Section 4975 of the Code.

Each plan fiduciary considering acquiring Units must consult its own legal and tax advisors before doing so.

“Plan Assets”

The purchase of Units by a Plan raises the issue of whether that purchase will cause, for purposes of Title I of ERISA and Section 4975 of the Code, the underlying assets of the Trust to constitute assets of such Plan. ERISA and a regulation issued thereunder (the “ERISA Regulation”) contain rules for determining when an investment by a Plan in an entity will result in the underlying assets of such entity being considered assets of such Plan for purposes of ERISA and Section 4975 of the Code ( i.e., “plan assets”). Those rules provide that assets of an entity will not be considered plan assets of a Plan which purchases an equity interest in the entity if certain exceptions apply, including an exception applicable if the equity interest purchased is a “publicly-offered security” (the “Publicly-Offered Security Exemption”).

The Publicly-Offered Security Exception applies if the equity interest is a security that is (1) “freely transferable,” (2) part of a class of securities that is “widely held” and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and the class of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred. The ERISA Regulation states that the determination of whether a security is “freely transferable” is to be made based on all relevant facts and circumstances. The ERISA Regulation specifies that, in the case of a security that is part of an offering in which the minimum investment is $10,000 or less, the following requirements, alone or in combination, ordinarily will not affect a finding that the security is freely transferable: (i) a requirement that no transfer or assignment of the security or rights in respect thereof be made that would violate any federal or state law; (ii) a requirement that no transfer or assignment be made without advance notice given to the entity that issued the security; and (iii) any restriction on substitution of an assignee as “a limited partner of a partnership, including a general partner consent requirement, provided that the economic benefits of ownership of the assignor may be transferred or assigned without regard to such restriction or consent” (other than compliance with any of the foregoing restrictions). Under the ERISA Regulation, a class of securities is “widely held” only if it is of a class of securities owned by 100 or more investors independent of the issuer and of each other. A class of securities will not fail to be widely held solely because subsequent to the initial offering the number of independent investors falls below 100 as a result of events beyond the issuer’s control.

The Managing Owner believes that the Publicly-Offered Securities Exception currently applies to the Units for the following reasons. First, the Units are registered under the Securities Act of 1933 and timely registered under the Exchange Act. Second, the Units currently are held by more than 100 investors who the Managing Owner believes are independent of the Trust and of each other. Lastly, the Managing Owner believes that the Units should be considered to be “freely transferable.”

Ineligible Purchasers

In general, Units may not be purchased with the assets of a Plan if the Managing Owner, the Trustee, any of their respective affiliates or any of their respective agents or employees either: (1) has investment discretion with respect to the investment of such plan assets; (2) has authority or responsibility to give or gives investment advice with respect to such plan assets, for a fee; or (3) is an employer maintaining or contributing to such Plan, except as is otherwise permissible under ERISA and Section 4975 of the Code. A party that is described in clause (1) or (2) of the preceding sentence is a fiduciary under ERISA and the Code with respect to the Plan, and any such purchase might result in a “prohibited transaction” under ERISA and the Code.

In this regard, the Plan Fiduciary will be required, in general, to represent in the Subscription Agreement, and will be deemed to represent during all times that the Plan or Plan Assets Entity holds Units, that it or another fiduciary of the Plan (as applicable, the “Independent Fiduciary”) (a) is a fiduciary under ERISA or Section 4975 of the Code, or both, with respect to the Plan’s or Plan Assets Entity’s investment in the Trust, (b) is responsible for exercising independent judgment in evaluating the investment in the Trust, (c) is independent of the Managing Owner and each of its affiliates, (d) is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies, including the investment in the Trust, (e) understands that none of the Managing Owner nor any of its affiliates or employees is undertaking, or has undertaken, to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the Plan’s or Plan Assets Entity’s investment in the Trust or otherwise, (f) understands that the Managing Owner’s financial interests with respect to the Trust are described in this Prospectus and other constituent documents, (g) agrees that the Managing Owner does not receive a fee or other compensation from the Plan or Plan Assets Entity or the Independent Fiduciary for the provision of investment advice in connection with the Plan’s or Plan Assets Entity’s investment in the Trust, and (h) is one of the following (i) an independent fiduciary that holds, or has under management or control, total assets of at least $50 million (if this is the case, the Plan Fiduciary also represents that the Plan or Plan Assets Entity is not (1) an IRA for which the owner of the IRA or a relative of the IRA owner is the Independent Fiduciary, or (2) a self-directed plan for which the Independent Fiduciary is a Plan participant or beneficiary directing the investment in the Trust), (ii) a bank as defined in Section 202 of the Investment Advisers Act of 1940, as amended (the “Advisers Act”) or similar institution that is regulated and supervised and subject to periodic examination by a state or federal agency, (iii) an insurance carrier which is qualified under the laws of more than one state to perform the services of managing, acquiring or disposing of assets of a plan, (iv) an investment adviser that is registered under the Advisers Act or, if not registered under the Advisers Act by reason of paragraph (1) of Section 203A therein, that is registered as an investment adviser under the laws of the state in which it maintains its principal office and place of business, or (v) a broker-dealer that is registered under the Exchange Act.

The Managing Owner hereby informs the Plan or Plan Assets Entity and the Plan Fiduciary and Independent Fiduciary that: (a) none of the Managing Owner nor any of its affiliates or employees is undertaking, or has undertaken, to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the Plan’s or Plan Assets Entity’s investment in the Trust or otherwise, and (b) the Managing Owner’s financial interests with respect to the Trust are described in this Prospectus and other constituent documents.

Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in the Trust are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that may make the foregoing statements incorrect or incomplete.

Acceptance of subscriptions on behalf of plans is in no respect a representation by the Trust, the Managing Owner or any other party related to the Trust that this investment meets the relevant legal requirements with respect to investments by any particular plan or that this investment is appropriate for any particular plan. The person with investment discretion should consult with his or her financial and legal advisors as to the propriety of an investment in the Trust in light of the circumstances of the particular plan and current tax law.

Plan Of Distribution

Subscription Procedure

The Series 3 and Series 5 Units are offered on a “best efforts” basis without any firm underwriting commitment through Selling Agents including, but not limited to, LPL Financial, RBC Capital Markets Corporation, Robert W. Baird & Co. Incorporated and Ameriprise Financial Services, Inc., although not all Series are offered through all Selling Agents. You may purchase Series 3 Units at Net Asset Value of the applicable Series as of the first business day of each calendar month. Series 5 Units, which sold for $1,500 per Unit as of April 1, 2018 when Series 5 Units were first issued, will be sold at their Net Asset Value as of the first business day of each calendar month. The Managing Owner may from time to time cause the Trust to issue Units at intra-month closings. The minimum initial investment is $5,000; $2,000 for trustees or custodians of eligible employee benefit plans and IRAs. Units are sold in fractions calculated up to three decimal places.

In order to purchase Units, you must complete, sign and deliver to a Selling Agent an original of the Subscription Agreement Signature Pages which accompanies this Prospectus, together with a check for the amount of your subscription. Checks should be made payable to “Global Macro Trust.” Subscription proceeds will be deposited in the Trust’s bank account at First Republic Bank, San Francisco, California, and then transferred to a U.S. government instrument-only money market account pending investment in the Trust’s trading accounts.

Clients of certain Selling Agents may make subscription payments by authorizing the Selling Agents to debit their customer securities account for the amount of the subscription. When a subscriber authorizes such a debit, the subscriber will be required to have the amount of his or her subscription payment on deposit in his or her account on a settlement date specified by such Selling Agent plus any upfront selling commissions charged directly by such Selling Agent. The Selling Agent will debit the account and transmit the debited funds, less any upfront selling commissions, directly to the Trust’s bank account via check or wire transfer made payable to “Global Macro Trust.” The settlement date specified by such Selling Agents will be no later than the termination of the relevant monthly offering period.

The Managing Owner will determine, in its sole discretion, whether to accept or reject a subscription in whole or in part. The Managing Owner will make its determination within five (5) business days of the submission of a subscription to the Managing Owner, except with respect to plan asset investors, including IRAs, in which case the Managing Owner will make its determination no later than five (5) business days before the end of a month (other than for subscriptions submitted after that date).

The Managing Owner will make every reasonable effort to determine the suitability of prospective Unitholders in the Trust through information received on the Subscription Agreement and other relevant documents and information. Generally, the Managing Owner must receive subscription documents at least five (5) calendar days before the end of a month for them to be accepted as of the first day of the immediately following month.

The Trust will receive any interest earned on subscriptions held in its accounts pending investment in the Trust’s trading account.

There are no fees applicable to subscriptions held pending investment in the Trust’s trading account.

Subscriptions, if rejected, will be returned to investors promptly following the end of the month in which the subscription was rejected or sooner if practicable.

Subscriptions are final and binding on a subscriber as of the close of business on the fifth business day following the submission of the subscriber’s Subscription Agreement to subscriber’s Selling Agent.

The Selling Agents

Series 3 Units are available for purchase only by investors participating in a registered investment adviser’s asset-based or fixed fee advisory program through which an investment adviser recommends a portfolio allocation to the Trust. The Managing Owner may engage one or more registered broker-dealers, as introducing brokers or wholesalers, to assist Selling Agents acting as executing brokers with the offer and sale of the Series 3 Units. The Managing Owner will pay, from its own funds, all compensation due to such broker-dealers, wholesalers and Selling Agents. Sales commissions to broker-dealers, wholesalers and Selling Agents due in connection with the sale of Series 3 Units will be paid up to 9.5% of the gross offering proceeds of the Series 3 Units in monthly installments beginning with the first month following the sale of a Series 3 Unit in an aggregate amount not to exceed 0.0417 of 1% (a 0.50% annual rate) of the month-end Net Asset Value of all Series 3 Units sold by them which remain outstanding.

With respect to Series 5 Units, the Managing Owner pays the Selling Agents, from its own funds, installment selling commissions of up to 0.0625 of 1% of the month-end Net Asset Value of all Series 5 Units (a 0.75% annual rate) before accruals for unpaid Series 5 Management Fees and Series 5 Profit Shares. In addition to such installment selling commissions, the Managing Owner may also engage one or more registered broker-dealers, as introducing brokers or wholesalers, to further assist with the offer and sale of the Series 5 Units. The Managing Owner will pay, from its own funds, all such additional compensation due to these broker-dealers, wholesalers and Selling Agents. Any additional sales commissions to broker-dealers, wholesalers and Selling Agents due in connection with the sale of Series 5 Units will be paid in monthly installments beginning with the first month following the sale of a Series 5 Unit in an aggregate amount not to exceed 0.0833 of 1% (a 1.0% annual rate) of the month-end Net Asset Value of all Series 5 Units sold by them which remain outstanding.

To the extent set forth in a Unitholder’s Subscription Agreement, a Series 5 Unitholder introduced by certain Selling Agents may also be required to pay an upfront selling commission of up to 3% of the intended subscription amount for the applicable Series 5 Units.

Cumulative selling compensation per Series 5 Unit (including upfront and installment selling commissions) will not exceed 9.50% of the gross offering proceeds for such Series 5 Unit sold pursuant to this Prospectus, as described in the compensation grid below.

The Selling Agents and brokers will determine the suitability of prospective Unitholders in the Trust, pursuant to FINRA Rule 2310, based upon information contained in the Subscription Agreement and documents furnished to the Selling Agents or brokers by their customers in opening accounts.

No Selling Agent will make an investment in the Trust on behalf of a client for which it has discretionary trading authority without prior written approval of the investment by the client.

As illustrated on the Items of Compensation chart beginning on page 90, under no circumstances will the maximum compensation paid to the Selling Agents, broker-dealers assisting selling agents and wholesalers, including initial selling commissions, installment selling commissions to selling agents, selling commissions to wholesalers, installment selling commissions to wholesalers and expense reimbursements, exceed 10% of the gross offering proceeds of the sale of the Units, which is the maximum permitted by FINRA in connection with this offering of the Units.

Selling Agent Compensation Table

Nature of Payment	Recipient	Amount of Payment

Installment Selling Commissions — Series 3 Units	Selling Agents

Certain Selling Agents may receive from the Managing Owner installment selling commissions of up to 3.1667% of the gross offering proceeds of the Series 3 Units in amounts not to exceed 0.02083 of 1% (a 0.25% annual rate) of the month-end Net Asset Value of the Series 3 Units sold by a Selling Agent selling Series 3 Units.

Wholesaling Fees — Series 3 Units	Wholesalers

Wholesalers wholesaling the Series 3 Units to Selling Agents or otherwise assisting with the placement of Series 3 Units may receive from the Managing Owner installment selling commissions of up to 6.3333% of the gross offering proceeds of the Series 3 Units by paying an amount not to exceed 0.0417 of 1% (a 0.50% annual rate) of the month-end Net Asset Value of all Series 3 Units sold by a Selling Agent selling Series 3 Units which remain outstanding. To the extent the applicable Selling Agents do not receive installment selling commissions in connection with the sale of the Series 3 Units, the Managing Owner may pay wholesalers up to a maximum amount of 9.5% of the gross offering proceeds of the Series 3 Units.

Upfront Selling Commissions — Series 5 Units	Selling Agents

Certain Selling Agents may receive directly from investors, in conjunction with the sale of Series 5 Units, upfront selling commissions of up to 3% of the gross offering proceeds of Series 5 Units sold by such Selling Agents.

Installment Selling Commissions — Series 5 Units	Selling Agents

Selling Agents will receive from the Managing Owner, in conjunction with the sale of Series 5 Units, installment selling commissions of up to 0.0625 of 1% (a 0.75% annual rate) of the month-end Net Asset Value of all outstanding Series 5 Units sold by such Selling Agents. In addition, Selling Agents providing additional assistance with the placement of Series 5 Units may receive from the Managing Owner installment selling commissions of an amount not to exceed 0.02833 of 1% (a 0.25% annual rate) of the month-end Net Asset Value of the outstanding Series 5 Units sold by such Selling Agents. The maximum amount of total installment commissions paid to Selling Agents depends upon the level of upfront selling commissions and wholesaling fees paid with respect to the Series 5 Units, as illustrated in the Items of Compensation chart below, provided that cumulative selling compensation paid to a Selling Agent and wholesaler in respect of a Series 5 Unit will not exceed 9.50% of the gross offering proceeds of such Series 5 Unit.

Wholesaling Fees — Series 5 Units	Wholesalers

Wholesalers wholesaling the Series 5 Units to Selling Agents or otherwise assisting with the placement of Series 5 Units may receive from the Managing Owner installment selling commissions of an amount not to exceed 0.0625 of 1% (a 0.75% annual rate) of the month-end Net Asset Value of all outstanding Series 5 Units sold by a Selling Agent. The maximum amount of any such compensation paid depends upon the level of upfront selling commissions and installment selling commissions paid with respect to the Series 5 Units, as illustrated in the Items of Compensation chart below, provided that cumulative selling compensation paid to a wholesaler and a Selling Agent in respect of a Series 5 Unit will not exceed 9.50% of the gross offering proceeds of such Series 5 Unit.

Expense Reimbursement	Managing Owner

The Managing Owner may, but is not obligated to, reimburse Selling Agents or otherwise pay for reasonable out of pocket expenses incurred in connection with the performance of their duties including, for example, Selling Agents’ legal fees, broker/client seminars or other deemed underwriting expenses. The amount of such reimbursements will not exceed 0.50% of the gross offering proceeds of all Series 3 and Series 5 Units sold. The amount of all such reimbursements, when aggregated with selling commissions and installment selling commissions, will not exceed 10% of the gross offering proceeds of all Units sold.

There are no other items of compensation paid in respect of the sale of the Trust’s Units.

Items of Compensation Pursuant to FINRA Rule 2310

The following table sets forth the items of compensation, and the maximum amounts thereof in respect of the offering of the Units, paid to members of FINRA pursuant to FINRA Rule 2310 on a Series-by-Series basis, with distinctions made for investment amount and the involvement of wholesalers, where appropriate. These items of compensation are set forth in detail below and are more fully described above:

Series 3 Investors whose Selling Agents and Wholesalers receive Installment Selling Commissions
Selling Commissions to Selling Agents	Installment Selling Commissions to Selling Agents	Selling Commissions to Wholesalers	Installment Selling Commissions to Wholesalers	Expense Reimbursement	TOTAL
This item of compensation not paid by these Units.	0.0208% of the month-end Net Asset Value of the Units sold and outstanding, subject to a limit of 3.1667% of the gross offering proceeds of the Units sold.	This item of compensation not paid by these Units.	0.0417% of the month-end Net Asset Value of the Units sold and outstanding, subject to a limit of 6.3333% of the gross offering proceeds of the Units sold.	Up to 0.50% of the gross offering proceeds of the Units sold.	Up to 10% of the gross offering proceeds of the Units sold.
Series 3 Investors whose Selling Agents receive Installment Selling Commissions and whose Wholesalers receive no Installment Selling Commissions
Selling Commissions to Selling Agents	Installment Selling Commissions to Selling Agents	Selling Commissions to Wholesalers	Installment Selling Commissions to Wholesalers	Expense Reimbursement	TOTAL
This item of compensation not paid by these Units.	0.0208% of the month-end Net Asset Value of the Units sold and outstanding, subject to a limit of 9.5% of the gross offering proceeds of the Units sold.	This item of compensation not paid by these Units.	This item of compensation not paid by these Units.	Up to 0.50% of the gross offering proceeds of the Units sold.	Up to 10% of the gross offering proceeds of the Units sold.
Series 3 Investors whose Selling Agents and Wholesalers receive no Installment Selling Commissions
Selling Commissions to Selling Agents	Installment Selling Commissions to Selling Agents	Selling Commissions to Wholesalers	Installment Selling Commissions to Wholesalers	Expense Reimbursement	TOTAL
This item of compensation not paid by these Units.	This item of compensation not paid by these Units.	This item of compensation not paid by these Units.	This item of compensation not paid by these Units.	Up to 0.50% of the gross offering proceeds of the Units sold.	Up to 0.50% of the gross offering proceeds of the Units sold.
Series 4 Investors
Selling Commissions to Selling Agents	Installment Selling Commissions to Selling Agents	Selling Commissions to Wholesalers	Installment Selling Commissions to Wholesalers	Expense Reimbursement	TOTAL
This item of compensation not paid by these Units.	This item of compensation not paid by these Units.	This item of compensation not paid by these Units.	This item of compensation not paid by these Units.	This item of compensation not paid by these Units.	This item of compensation not paid by these Units.

Series 5 Investors whose Selling Agents receive Upfront Selling Commissions and with No Wholesalers
Selling Commissions to Selling Agents	Installment Selling Commissions to Selling Agents	Selling Commissions to Wholesalers	Installment Selling Commissions to Wholesalers	Expense Reimbursement	TOTAL
Up to the applicable limit set forth below:	Up to 0.0833% of the month-end Net Asset Value of the Units sold and outstanding, subject to the applicable limit set forth below:	This item of compensation not paid by these Units.	This item of compensation not paid by these Units.	Up to 0.50% of the gross offering proceeds of the Units sold.	Up to 10% of the gross offering proceeds of the Units sold.

3.00% 2.50% 2.00% 1.50% 1.00% 0.50%	6.50% 7.00% 7.50% 8.00% 8.50% 9.00%

Each amount is calculated as a % of the gross offering proceeds of the Units sold.	Each amount is calculated as a % of the gross offering proceeds of the Units sold and corresponds to the applicable selling commission in the first column.

Series 5 Investors whose Selling Agents receive No Upfront Selling Commissions and with No Wholesalers
Selling Commissions to Selling Agents	Installment Selling Commissions to Selling Agents	Selling Commissions to Wholesalers	Installment Selling Commissions to Wholesalers	Expense Reimbursement	TOTAL
This item of compensation not paid by these Units.	Up to 0.0833% of the month-end Net Asset Value of the Units sold and outstanding, subject to a limit of 9.50% of the gross offering proceeds of the Units sold.	This item of compensation not paid by these Units.	This item of compensation not paid by these Units.	Up to 0.50% of the gross offering proceeds of the Units sold.	Up to 10% of the gross offering proceeds of the Units sold.

Series 5 Investors whose Selling Agents receive Upfront Selling Commissions and were introduced by Wholesalers (additional services to Selling Agents)
Selling Commissions to Selling Agents	Installment Selling Commissions to Selling Agents	Selling Commissions to Wholesalers	Installment Selling Commissions to Wholesalers	Expense Reimbursement	TOTAL
Up to the applicable limit set forth below:	Up to 0.0833% of the month-end Net Asset Value of the Units sold and outstanding, subject to the applicable limit set forth below:	This item of compensation not paid by these Units.	0.0625% of the month-end Net Asset Value of the Units sold and outstanding, subject to the applicable limit set forth below:	Up to 0.50% of the gross offering proceeds of the Units sold.	Up to 10% of the gross offering proceeds of the Units sold.
3.00% 2.50% 2.00% 1.50% 1.00% 0.50% Each amount is calculated as a % of the gross offering proceeds of the Units sold.	3.715% 4.000% 4.285% 4.572% 4.857% 5.143% Each amount is calculated as a % of the gross offering proceeds of the Units sold and corresponds to the applicable selling commission in the first column.		2.785% 3.000% 3.215% 3.428% 3.643% 3.857% Each amount is calculated as a % of the gross offering proceeds of the Units sold and corresponds to the applicable selling commission in the first column.

Series 5 Investors whose Selling Agents receive No Upfront Selling Commissions and were introduced by Wholesalers (additional services to Selling Agents)
Selling Commissions to Selling Agents	Installment Selling Commissions to Selling Agents	Selling Commissions to Wholesalers	Installment Selling Commissions to Wholesalers	Expense Reimbursement	TOTAL
This item of compensation not paid by these Units.	Up to 0.0833% of the month-end Net Asset Value of the Units sold and outstanding, subject to a limit of 5.428% of the gross offering proceeds of the Units sold.	This item of compensation not paid by these Units.	0.0625% of the month-end Net Asset Value of the Units sold and outstanding, subject to a limit of 4.071% of the gross offering proceeds of the Units sold.	Up to 0.50% of the gross offering proceeds of the Units sold.	Up to 10% of the gross offering proceeds of the Units sold.

Legal Matters

Sidley Austin LLP, Chicago, Illinois, served as legal counsel to the Managing Owner in connection with the preparation of this Prospectus. Sidley Austin LLP may continue to serve in such capacity in the future, but has not assumed any obligation to update this Prospectus. Sidley Austin LLP may advise the Managing Owner in matters relating to the operation of the Trust on an ongoing basis. Sidley Austin LLP does not represent and has not represented the prospective investors or the Trust in negotiation of its business terms, the offering of the Units or in respect of its ongoing operations. Prospective investors must recognize that, as they have had no representation in the organization process, the terms of the Trust relating to themselves and the Units have not been negotiated at arm’s length. More specifically, Sidley Austin LLP does not undertake to monitor the compliance of the Managing Owner and its affiliates with the investment program, valuation procedures and other guidelines set forth herein or in the exhibits hereto, nor does it monitor compliance with applicable laws. In preparing this Prospectus, Sidley Austin LLP relied upon information furnished by the Managing Owner and did not investigate or verify the accuracy and completeness of the information set forth herein concerning the Managing Owner, the Trust’s service providers and their affiliates and personnel.

Sidley Austin LLP’s engagement by the Managing Owner in respect of the Trust is limited to the specific matters as to which it is consulted by the Managing Owner and, therefore, there may exist facts or circumstances which could have a bearing on the Trust’s (or the Managing Owner’s) financial condition or operations with respect to which Sidley Austin LLP has not been consulted and for which Sidley Austin LLP expressly disclaims any responsibility.

Richards, Layton & Finger, P.A. acted as special Delaware counsel to the Trust in connection with assessing the legality of its securities under Delaware law but does not otherwise represent the Trust or the Unitholders.

Experts

The Millburn Ridgefield Corporation Consolidated Statement of Financial Condition as of December 31, 2017, included in this Prospectus, has been included herein in reliance on the report of Cohen & Company, an independent registered public accounting firm, given on the authority of that firm as experts in accounting and auditing.

The statements of financial condition of the Trust, including the condensed schedules of investments, as of December 31, 2017 and 2016, and the related statements of operations, changes in trust capital and the financial highlights for each of the three years in the period ended December 31, 2017 (“the financial statements”) included in this Prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

REPORTS

CFTC Rules require that this Prospectus be accompanied by summary financial information, which may be a recent monthly report of the Trust, current within 60 calendar days.

Privacy Policy

Under CFTC Rules, financial institutions like the Managing Owner are required to provide privacy notices to their clients. As required by such CFTC Rules, we are providing you with the following information.

We collect nonpublic personal information about you from the following sources:

(i)	Information the Managing Owner receives from you on Subscription Agreements and related forms (for example, name, address, Social Security number, birth date, assets, income, and investment experience); and

(ii)	Information about your transactions with the Managing Owner (for example, account activity and balances).

In order to service your account and process your transactions, the Managing Owner may provide your personal information to its affiliates and to firms that assist the Managing Owner in servicing your account and have a need for such information such as account or fund administrators. The Managing Owner requires third-party service providers to protect the confidentiality of your information and to use the information only for the purposes for which the Managing Owner discloses the information to them.

The Managing Owner does not disclose any nonpublic information about its customers or former customers to anyone other than in connection with the administration, processing and servicing of customer accounts as described above or to its accountants, attorneys and auditors or as otherwise permitted or required by law.

The Managing Owner restricts access to nonpublic personal information about you to its personnel who need to know that information in order to provide products or services to you. The Managing Owner maintains physical, electronic and procedural controls in keeping with federal standards to safeguard your nonpublic personal information.

This Prospectus is in two parts: a Disclosure Document and a Statement of Additional Information. These parts are bound together and may not be distributed separately.

PART TWO

STATEMENT OF ADDITIONAL INFORMATION

The Futures, Forward AND SPOT Markets

Futures, Forward, Swap and Spot Contracts

Futures contracts in the U.S. are generally traded on exchanges and call for the future delivery of various commodities. These contractual obligations may be satisfied either by taking or making physical delivery or by making an offsetting sale or purchase of a futures contract on the same exchange.

Forward currency contracts are agreements to make or accept delivery of a currency and are traded off-exchange through banks or dealers. In such instances, the bank or dealer generally acts as principal in the transaction and charges “bid-ask” spreads. These contractual obligations are generally satisfied by making an offsetting agreement.

Foreign currency spot contracts are similar to forward currency contracts because they are agreements to make or accept delivery of a currency and are traded off-exchange through banks or dealers, similar to forwards. However, these contracts are shorter in duration, typically settling within two days of the trade date and are settled by physical delivery.

Swap contracts are agreements to exchange cash flows or periodic payments based on price changes of an underlying commodity, instrument or index and contain terms and conditions specially negotiated by the parties to the agreement. These agreements are settled in cash, and may be terminated at the expiration of a specific period of time or by making an offsetting agreement.

Unlike an investment in bonds where one expects some consistency of yield or in stocks where one expects to participate in economic growth, futures, forward, spot and swap trading is a “zero-sum,” risk transfer economic activity. For every gain realized by one futures, forward, spot or swap trader, there is an equal and offsetting loss suffered by another.

Hedgers and Speculators

The two broad classifications of persons who trade futures are “hedgers” and “speculators.” Hedging is designed to minimize the losses that may occur because of price changes, for example, between the time a merchandiser contracts to sell a commodity and the time of delivery. The futures and forward markets enable the hedger to shift the risk of price changes to the speculator. The speculator risks capital with the hope of making profits from such changes. Speculators, such as the Trust, rarely take delivery of the physical commodity but rather close out their futures positions through offsetting futures contracts.

Exchanges; Position and Daily Limits; Margins

Commodity exchanges in the U.S. generally have an associated “clearinghouse.” Once trades made between members of an exchange have been cleared, each clearing broker looks only to the clearinghouse for all payments in respect of such broker’s open positions. The clearinghouse “guarantee” of performance on open positions does not run to customers. If a member firm goes bankrupt, customers could lose money.

The Reform Act mandates that a substantial portion of OTC derivatives must be executed in regulated markets and submitted for clearing to regulated clearinghouses. The mandates imposed by the Reform Act may result in the Trust bearing higher upfront and mark-to-market margin, less favorable trade pricing, and the possible imposition of new or increased fees.

The Managing Owner will trade for the Trust on a number of foreign commodity exchanges. Foreign commodity exchanges differ in certain respects from their U.S. counterparts and are not regulated by any U.S. agency.

The CFTC and the U.S. exchanges have established “speculative position limits” on the maximum positions that the Managing Owner may hold or control in futures contracts on some, but not all, commodities. For example, the CFTC limits the number of contracts the Managing Owner can control in corn to 33,000 in a single delivery month, whereas the Chicago Mercantile Exchange limits the number of S&P 500 Index contracts the Managing Owner can control to 60,000 and U.S. Treasury bonds traded on the Chicago Board of Trade are not subject to position limits. The CFTC has also proposed, but not yet adopted, additional position limit rules covering energy, metals and agricultural derivative contracts. All accounts controlled by the Managing Owner, including the account of the Trust, are combined for speculative position limit purposes. If position limits are exceeded by the Managing Owner in the opinion of the CFTC or any other regulatory body, exchange or board, the Managing Owner could be required to liquidate positions held by the Trust, or may not be able to fully implement trading instructions generated by its trading models, to the extent necessary to comply with applicable position limits. To date, position limits have not been a material imposition on the ability of the Managing Owner to effect its trading method. In the event the Managing Owner controls contracts in excess of the applicable limits, the Managing Owner will equitably reduce the position it controls across affected accounts managed by the Managing Owner, including the Trust, giving due consideration to such factors as account size, position size, account risk/reward parameters and trading portfolio composition. Any such liquidation or limited implementation could result in substantial costs to the Trust.

U.S. exchanges limit the maximum change in some, but not all, futures prices during any single trading day. Once the “daily limit” has been reached, it becomes very difficult to execute trades in the same direction the market has moved. That is, if a market is “limit up,” it is difficult, or impossible, to buy, but very easy to sell. Because these limits apply on a day-to-day basis, they do not limit ultimate losses, but may reduce or temporarily eliminate liquidity. For example, the Chicago Board of Trade imposes daily limits of 40¢  on corn futures and no daily limits on U.S. Treasury bond futures. The Chicago Mercantile Exchange coordinates trading halts in the S&P 500 Index futures with halts in the trading of the stocks underlying the Index and imposes trading pauses or halts at moves of 7%, 13% and 20% in the value of the Index.

When a position is established, “initial margin” is deposited. On most exchanges, at the close of each trading day “variation margin,” representing the unrealized gain or loss on the open positions, is either credited to or debited from a trader’s account. If “variation margin” payments cause a trader’s “initial margin” to fall below “maintenance margin” levels, a “margin call” is made, requiring the trader to deposit additional margin or have his position closed out.

Supplemental Performance Information

The Trust trades the Millburn Diversified Portfolio (“MDP”). MDP is the composite performance of all fully-funded accounts which have traded the portfolio since its inception in 1977 through December 2003 and, thereafter, of all accounts (fully-funded and notional), adjusted to reflect the charges applicable to the Trust. The Trust is separate from MDP and the performance of MDP is not the performance of the Trust. Moreover, the past performance of MDP is not necessarily indicative of the future performance of the Trust. The Trust is one account which has traded MDP since July 1, 2002.

The analyses set forth on pages 97–98 are derived from the over 40-year history of MDP and reflect the characteristics of the portfolio and strategy traded by the Trust over an extended period which includes rising and falling stock prices, interest rates, dollar exchange rates and inflation plus numerous shocks to global economic and financial systems.

The S&P 500 Index, NASDAQ Composite Index, Morgan Stanley Capital International World Index (MSCI World) and Barclays Long-Term Treasury Index are unmanaged indices commonly used as market benchmarks. The performance of the indices does not reflect any fees or transaction costs as these expenses do not apply to market indices. These indices are compared to MDP and the Trust because they represent asset classes often included in investor portfolios, and are useful in illustrating the potential diversification benefits of the Trust.

The Trust is not a complete investment program, and investment in the Trust should be viewed as a diversification opportunity only, not as a substitute for a well diversified portfolio.

Please see “ Note to Supplemental Performance Information ” on page 99 .

Past performance is not necessarily indicative of future results.

SUPPLEMENTAL TABLE NO. 1
PRO FORMA ANNUAL RETURNS OF THE MILLBURN DIVERSIFIED PORTFOLIO (rounded to the nearest %)
FEBRUARY 1977— MARCH 2018

The pro forma adjustments to MDP’s performance1 reflect the cost/fee structure of the Trust applicable to investors who purchase Series 3 Units.

	MDP[2]	S&P 500[3]	NASDAQ[4]	MSCI WORLD[5]	BONDS[6]
2018 (3 months)	-6%	-1%	2%	-1%	-3%
2017	5%	22%	28%	23%	9%
2016	12%	12%	8%	8%	1%
2015	6%	1%	6%	0%	-1%
2014	18%	14%	13%	6%	25%
2013	-6%	32%	38%	27%	-13%
2012	-6%	16%	16%	17%	4%
2011	-6%	2%	-2%	-5%	30%
2010	13%	15%	17%	12%	9%
2009	-8%	26%	44%	31%	-13%
2008	23%	-37%	-41%	-40%	24%
2007	15%	5%	10%	10%	10%
2006	11%	16%	10%	21%	2%
2005	7%	5%	1%	10%	7%
2004	-1%	11%	9%	15%	8%
2003	3%	29%	50%	34%	2%
2002	29%	-22%	-32%	-20%	17%
2001	-4%	-12%	-21%	-17%	4%
2000	16%	-9%	-39%	-13%	20%
1999	0%	21%	86%	25%	-9%
1998	9%	29%	40%	25%	14%
1997	16%	33%	22%	16%	15%
1996	20%	23%	23%	14%	-1%
1995	31%	38%	40%	21%	31%
1994	12%	1%	-3%	6%	-8%
1993	13%	10%	15%	23%	17%
1992	19%	8%	15%	-5%	8%
1991	9%	30%	57%	19%	19%
1990	53%	-3%	-18%	-17%	6%
1989	4%	32%	19%	17%	19%
1988	9%	17%	15%	24%	9%
1987	45%	5%	-5%	17%	-3%
1986	-9%	19%	7%	43%	24%
1985	32%	32%	31%	42%	32%
1984	32%	6%	-11%	6%	15%
1983	-1%	23%	20%	23%	2%
1982	40%	22%	19%	11%	42%
1981	51%	-5%	-3%	-3%	0%
1980	76%	33%	34%	28%	-3%
1979	69%	19%	28%	13%	-1%
1978	31%	7%	12%	18%	-1%
1977 (11 months)	14%	-3%	10%	5%	4%
	Compound Annual Return
1977–2018	15%	11%	11%	10%	8%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
THE TRUST IS A SINGLE ACCOUNT TRADED PURSUANT TO MDP
AND IS THUS SEPARATE FROM MDP. THE PAST PERFORMANCE OF MDP IS
NOT NECESSARILY INDICATIVE OF THE FUTURE PERFORMANCE OF THE TRUST.

1	MDP, pursuant to which the Trust is traded, has a pro forma compound rate of return of 15.7% for over 40 years. MDP has tended to be profitable during periods of stress in equity and bond markets. The benefit of including MDP in a portfolio of stocks and/or bonds is observable in the table for the years 2008, 2002, 2000, 1994, 1990, 1987 and 1981 when MDP performed well in difficult years for other asset classes. There can, of course, be no assurance that this pattern will continue or that MDP or the Trust will not incur losses, as MDP did in the full years 2013, 2012, 2011, 2009, 2004, 2001,1986 and 1983. The largest monthly loss during the period shown was 14.5% (9/86).
2	MDP is the composite performance of the fully-funded accounts trading in the portfolio since its inception through December 2003 and, thereafter, of all accounts (fully-funded and notional), pro forma to reflect the cost/fee structure of the Trust applicable to investors who purchase Series 3 Units. There are material limitations inherent in pro forma comparisons.
3	S&P 500 Index includes net dividends. Source: eVestment.
4	NASDAQ Composite Index. Source: eVestment.
5	Morgan Stanley Capital International World Index includes net dividends. Source: eVestment.
6	Barclays Long-Term Treasury Index. Source: eVestment.

SUPPLEMENTAL TABLE NO. 2
PRO FORMA ANNUAL RETURNS OF THE MILLBURN DIVERSIFIED PORTFOLIO (rounded to the nearest %)
FEBRUARY 1977— MARCH 2018

The following table is similar to the Annual Returns table on the previous page. The pro forma adjustments to MDP’s performance, however, reflect the cost/fee structure of the Trust applicable to investors who purchase Series 5 Units.

	MDP[1]	S&P 500[2]	NASDAQ[3]	MSCI WORLD[4]	BONDS[5]
2018 (3 months)	-6%	-1%	2%	-1%	-3%
2017	5%	22%	28%	23%	9%
2016	11%	12%	8%	8%	1%
2015	5%	1%	6%	0%	-1%
2014	17%	14%	13%	6%	25%
2013	-7%	32%	38%	27%	-13%
2012	-6%	16%	16%	17%	4%
2011	-7%	2%	-2%	-5%	30%
2010	12%	15%	17%	12%	9%
2009	-8%	26%	44%	31%	-13%
2008	22%	-37%	-41%	-40%	24%
2007	15%	5%	10%	10%	10%
2006	10%	16%	10%	21%	2%
2005	6%	5%	1%	10%	7%
2004	-1%	11%	9%	15%	8%
2003	2%	29%	50%	34%	2%
2002	28%	-22%	-32%	-20%	17%
2001	-5%	-12%	-21%	-17%	4%
2000	15%	-9%	-39%	-13%	20%
1999	-1%	21%	86%	25%	-9%
1998	8%	29%	40%	25%	14%
1997	15%	33%	22%	16%	15%
1996	19%	23%	23%	14%	-1%
1995	31%	38%	40%	21%	31%
1994	12%	1%	-3%	6%	-8%
1993	12%	10%	15%	23%	17%
1992	19%	8%	15%	-5%	8%
1991	9%	30%	57%	19%	19%
1990	53%	-3%	-18%	-17%	6%
1989	3%	32%	19%	17%	19%
1988	8%	17%	15%	24%	9%
1987	44%	5%	-5%	17%	-3%
1986	-10%	19%	7%	43%	24%
1985	31%	32%	31%	42%	32%
1984	32%	6%	-11%	6%	15%
1983	-2%	23%	20%	23%	2%
1982	40%	22%	19%	11%	42%
1981	50%	-5%	-3%	-3%	0%
1980	75%	33%	34%	28%	-3%
1979	68%	19%	28%	13%	-1%
1978	31%	7%	12%	18%	-1%
1977 (11 months)	13%	-3%	10%	5%	4%
	Compound Annual Return
1977–2018	15%	11%	11%	10%	8%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
THE TRUST IS A SINGLE ACCOUNT TRADED PURSUANT TO MDP
AND IS THUS SEPARATE FROM MDP. THE PAST PERFORMANCE OF MDP IS
NOT NECESSARILY INDICATIVE OF THE FUTURE PERFORMANCE OF THE TRUST.

1	MDP is the composite performance of the fully-funded accounts trading in the portfolio since its inception through December 2003 and, thereafter, of all accounts (fully-funded and notional), pro forma to reflect the cost/fee structure of the Trust applicable to investors who purchase Series 5 Units. There are material limitations inherent in pro forma comparisons.
2	S&P 500 Index includes net dividends. Source: eVestment.
3	NASDAQ Composite Index. Source: eVestment.
4	Morgan Stanley Capital International World Index includes net dividends. Source: eVestment.
5	Barclays Long-Term Treasury Index. Source: eVestment.

Note to Supplemental Performance Information

The performance shown on pages 97–98 represents the pro forma composite performance of all fully-funded accounts prior to January 2004 and of all accounts beginning with January 2004 traded pursuant to the Managing Owner’s Diversified Portfolio during the period presented. The historical performance of the Diversified Portfolio composite has been retroactively adjusted on a pro forma basis approximately to reflect the cost/fee structure applicable to the Series 3 Units and Series 5 Units (Tables 1 and 2, respectively). The purpose of this pro forma presentation is to provide an approximation of the rates of return such composite accounts would have achieved had they been traded pursuant to the Trust’s cost/fee structure. However, there are material limitations inherent in pro forma comparisons. It is not feasible to make all the pro forma adjustments necessary to reflect the effect of all the business terms of the Trust on the actual performance of the accounts in the composite. The pro forma performance of the composite accounts should not be considered to be indicative of how any one account in the composite would have performed had it been subject to the cost/fee structure of the relevant Series of Units.

The pro forma calculations were made on a month-to-month basis. That is, the adjustments to fees and income in one month do not affect the actual figures used in the following month for making similar pro forma calculations. Accordingly, the pro forma performance does not reflect on a cumulative basis the effect of the differences between the fees to be charged and interest to be earned by the Trust and the fees charged and interest earned by the accounts in the composite. The following assumptions were made in calculating the pro forma rates of return: a Management Fee of 1.75% and clearing and execution costs of 0.50% (Supplemental Table No. 1); a Management Fee of 2.50% and clearing and execution costs of 0.50% (Supplemental Table No. 2); an annual Profit Share of 20% of New Trading Profit; operating and ongoing offering and administrative expenses of 0.60% per annum of average annual Net Assets; and actual interest income earned by the accounts in the Diversified Portfolio composite. With respect to the clearing and execution costs for the Series 3 Units and the Series 5 Units, the cost assumptions reflect the Trust’s highest annual clearing and execution costs since the Trust began trading MDP in July 1, 2002 and are higher than the actual clearing and execution costs applicable to such Units which are currently estimated at approximately 0.30% of the Trust’s average month-end Net Assets per year attributable to such Units.

The Millburn Diversified Portfolio is an actively managed portfolio of futures, forward and spot contracts and related options. The Managing Owner will trade its Diversified Portfolio on behalf of the Trust and the Trust will pay the fees and expenses and will be subject to the Profit Share as described in this Prospectus. The S&P 500 Index, NASDAQ Composite Index, Morgan Stanley Capital International World Index, Barclay BTOP50 Index, Citi World Government Bond Index and Barclays Long-Term Treasury Index are unmanaged indices commonly used as market benchmarks. The performance of these indices does not reflect any fees or transaction costs as these expenses do not apply to most market indices (Barclay BTOP50 Index is compiled net of CTA fees). The HFRI Fund Weighted Composite Index is an unmanaged index of actively managed hedge funds and is an internationally recognized benchmark of hedge fund performance. The performance of the index reflects the fees and transaction costs borne by its underlying hedge fund components but not of the index itself as none apply to the index.

Millburn

Millburn Ridgefield Corporation

Global Macro Trust

Managed Futures to Help Build a Diversified Portfolio

SERIES 5 UNITS

May 2018

THE USE OF THIS BROCHURE IS AUTHORIZED ONLY WHEN PRECEDED OR ACCOMPANIED BY A CURRENT PROSPECTUS OF GLOBAL MACRO TRUST (THE "TRUST"). THIS BROCHURE DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY UNITS IN THE TRUST ("UNITS"). THE OFFERING OF UNITS CAN ONLY BE MADE BY THE PROSPECTUS, WHICH CONTAINS IMPORTANT INFORMATION REGARDING CERTAIN RISKS ASSOCIATED WITH THE TRUST AND SHOULD BE READ CAREFULLY AND RETAINED BY ANYONE CONSIDERING AN INVESTMENT IN THE TRUST. THE UNITS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, THE COMMODITY FUTURES TRADING COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION, THE COMMODITY FUTURES TRADING COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS OR THIS BROCHURE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. AN INVESTMENT IN THE TRUST IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. THE INFORMATION IN THIS DOCUMENT IS VALID AS OF THE DATE HEREOF AND MAY CHANGE WITHOUT NOTICE.

COPYRIGHT © 2018 MILLBURN RIDGEFIELD CORPORATION. ALL RIGHTS RESERVED. MILLBURN RIDGEFIELD CORPORATION IS NOT A REGISTERED BROKER DEALER. DOCUMENT / INFORMATION CURRENT AS OF APRIL 1, 2018.

Investment Information and Disclosure

Securities Offered

Units are offered, pursuant to the Prospectus, for sale at the beginning of each month through certain Selling Agents.

Minimum Subscription

$5,000 for non-IRA investors; $2,000 for IRAs (and other qualified accounts).

Investor Suitability

Investors must have a minimum net worth, exclusive of home, furnishings and automobiles, of $250,000 or a net worth, similarly calculated, of at least $70,000 and an annual gross income of at least $70,000. Certain states impose higher standards.

Redemptions

An investor may redeem some or all of its Units as of the end of any month on 10 days' written notice. Trust profits will be reinvested in the Trust, not distributed.

Reports to Investors

Each investor will receive a monthly report of the Trust, a statement of the value of its Units and a letter describing the activities of the Trust. The Trust will use its best efforts to provide investors with all pertinent federal income tax information relating to the Trust by March 15th of each year.

Location of Assets

100% of assets are held at major financial institutions. See note 16 on inside back cover.

Interest Income

The Trust will receive all of the interest income earned on its assets. Approximately 90% of the Trust's assets are invested in interest bearing instruments. Any interest earned may be de minimis given current historically low interest rates.

Approximate AuM

USD 192 million (Global Macro Trust);
USD 3.5 billion‡ (Program) as of 4/1/2018;
USD 6.2 billion (Millburn) as of 4/1/2018.

Auditor

Deloitte & Touche LLP

Legal Counsel to Millburn

Sidley Austin LLP

Disclosure

The Trust may fluctuate in value.

Series 5 Units bear high fees (2.50% per annum management fee out of which 0.75% can be paid to Selling Agents, actual administrative expenses incurred which have averaged between 0.35%-0.60% per annum, actual brokerage and transaction costs incurred which averaged between 0.19%-0.52% and 20% annual profit share, and reflect the reinvestment of profits). You will sustain losses if the Trust is unable to generate sufficient trading profits and interest income to offset its fees and expenses. The fees and expenses of the Trust are described in greater detail in the Prospectus.

Futures and forwards trading is a "zero-sum" economic activity in which for every gain there is an equal offsetting loss. In this respect, an investment in the Trust is different from other securities investments where one expects consistent yields, in the case of bonds, or participation in overall economic growth as in the case of stocks.

The Trust is not a mutual fund and it is not subject to the same regulatory requirements or protections as mutual funds.

The Trust's investment program may involve complex tax strategies and there may be delays in distributing tax information to investors.

Units are not deposits or obligations of, or guaranteed or endorsed by, any bank or other insured depository institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other governmental agency.

Prospective investors should understand the risks and have the financial ability and willingness to accept them for an extended period of time before making an investment in the Trust.

Prospective investors should consider the Trust as a portion of an overall investment program.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE POTENTIAL FOR PROFIT IS ACCOMPANIED BY THE RISK OF LOSS. You are encouraged to discuss your investment decision with your financial, tax and legal advisors. Read the Trust's Prospectus before you decide to invest. See "The Risks You Face" section of the Prospectus.

The performance of various indices is shown throughout for comparison purposes only, because these indices represent asset classes often included in investor portfolios. The securities and other instruments included in those indices are not necessarily included in the Trust's portfolio and criteria for inclusion in those indices are different from those for investment by the Trust. Unless noted otherwise, the performance of these indices does not reflect any fees or transaction costs. Index performance was obtained from published sources believed to be reliable but which are not warranted as to accuracy or completeness.

Any markets, models, leverage, portfolio weights and other data described herein change over time, but are accurate as of the date indicated on the front cover.

Millburn Ridgefield Corporation is not a registered broker dealer. The Units are offered and sold through registered broker dealers including LoCorr Distributors, LLC, 261 School Avenue, 4th Floor, Excelsior, MN, 55331, 888.628.2887, and other member firms.

‡INCLUDES (A) ASSETS OF STRATEGIES SIMILAR TO MILLBURN DIVERSIFIED PROGRAM TRADING AT LOWER TARGET VOLATILITIES, IN SUCH CASES, STRATEGY ASSETS HAVE BEEN REDUCED TO REFLECT A UNIFORM TARGET VOLATILITY; AND (B) ASSETS OF CERTAIN MULTI-STRATEGY OR HYBRID ACCOUNTS, OR COMPONENTS OF SUCH ACCOUNTS, TRADING STRATEGIES SIMILAR TO MILLBURN DIVERSIFIED PROGRAM.

LONDON
MONTREAL
NEW YORK
MOSCOW

"...the combined portfolios of stocks (or stocks and bonds) after including judicious investments...in leveraged managed futures accounts show substantially less risk at every possible level of expected return than portfolios of stocks (or stocks and bonds) alone."

PROFESSOR JOHN LINTNER, HARVARD UNIVERSITY

SOURCE: JOHN LINTNER, "THE POTENTIAL ROLE OF MANAGED COMMODITY-FINANCIAL FUTURES ACCOUNTS IN PORTFOLIOS OF STOCKS AND BONDS" PRESENTED AT THE ANNUAL CONFERENCE OF THE FINANCIAL ANALYSTS FEDERATION, TORONTO, CANADA, 1983

Managed futures have shown strong performance during many "crisis periods" for the U.S. stock markets.

SEE CRISIS PERIODS DETAILED ON PAGE 4.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE POTENTIAL FOR PROFIT IS ACCOMPANIED BY THE RISK OF LOSS.

NATURAL GAS PIPELINE, ALASKA, USA

The Global Macro Trust portfolio provides investors with diversified exposure to more than 90 liquid and transparent global markets.

CURRENCIES & CROSSES

ENERGY

EXCHANGES TRADED:

ICE FUTURES EUROPE
CME GROUP

STOCK INDICES

AGRICULTURALS

INTEREST RATES

METALS

CHICAGO BOARD OPTIONS EXCHANGE

Millburn's multi-factor approach seeks to simultaneously extract information from a range of different types of data thought to help explain price movements.

CURRENCIES & CROSSES

ENERGY

STOCK INDICES

EXCHANGES TRADED:

- AUSTRALIAN SECURITIES EXCHANGE
- CHICAGO BOARD OPTIONS EXCHANGE
- CME GROUP
- EUREX EXCHANGE
- EURONEXT AMSTERDAM
- EURONEXT PARIS
- HONG KONG FUTURES EXCHANGE
- ICE FUTURES EUROPE
- ICE FUTURES US
- JAPAN EXCHANGE GROUP
- KOREAN STOCK EXCHANGE
- MEFF SOCIEDAD RECTORA DE PRODUCTOS DERIVADOS S.A.
- MONTREAL EXCHANGE
- SINGAPORE EXCHANGE
- SOUTH AFRICAN FUTURES EXCHANGE

AGRICULTURALS

INTEREST RATES

METALS

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE POTENTIAL FOR PROFIT IS ACCOMPANIED BY THE RISK OF LOSS

COFFEE WAREHOUSE, PASTO, COLOMBIA

GMT's diversified approach—by strategy, market and time-frame—is intended to generate attractive, risk-controlled absolute returns that can benefit a portfolio when stocks and/or bonds suffer. Of course, the potential for profit is always accompanied by the risk of loss.

CURRENCIES & CROSSES
ENERGY
STOCK INDICES
AGRICULTURALS
EXCHANGES TRADED:
CME GROUP
ICE FUTURES US
INTEREST RATES
METALS

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE POTENTIAL FOR PROFIT IS ACCOMPANIED BY THE RISK OF LOSS

112

FEDERA

FEDERAL RESERVE BUILDING, WASHINGTON, D.C., USA

GMT has historically exhibited low correlation to equity, bond and hedge fund indices. This was beneficial during periods of market crisis when the correlation of traditional asset classes rose sharply.

CURRENCIES & CROSSES
ENERGY
STOCK INDICES
AGRICULTURALS
INTEREST RATES

EXCHANGES TRADED:

CME GROUP
EUREX EXCHANGE
ICE FUTURES EUROPE
JAPAN EXCHANGE GROUP
MONTREAL EXCHANGE

METALS

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE POTENTIAL FOR PROFIT IS ACCOMPANIED BY THE RISK OF LOSS.

113

GOLD MINE, KALGOORLIE, AUSTRALIA

In addition to historical near-zero correlation properties, GMT has shown strong risk management, with lower standard deviation and smaller "peak-to-trough" drawdowns compared to stock indices.

CURRENCIES & CROS

ENERGY

STOCK INDICES

AGRICULTURALS

INTEREST RATES

METALS

EXCHANGES TRADED:

CME GROUP
LONDON METALS EXCHANGE

SEE STATISTICS DETAILED ON PAGE 15

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE POTENTIAL FOR PROFIT IS ACCOMPANIED BY THE RISK OF LOSS.

114

115

Millburn is proud of its 47-year history. Today, the pioneering spirit and research excellence that helped produce one of the longest track records of any commodity trading advisor‡ remain firmly intact. We invite you to contact us to learn more about Global Macro Trust.

‡SOURCE FOR COMPARATIVE LENGTH OF TRACK RECORD: MILLBURN, BASED ON DATA COMPILED FROM PERTRAC FINANCIAL SOLUTIONS AND NEWEDGE GROUP.

116

Notes

1. Managed Futures Index refers to the Barclay BTOP50 Index, an investable index that seeks to replicate the overall composition of the managed futures industry. The largest investable trading advisor programs, as measured by assets under management, are selected for inclusion in the BTOP50. In each calendar year the selected trading advisor programs represent, in aggregate, no less than 50% of the investable assets of the Barclay CTA Universe. For 2018 there are 20 funds in the Barclay BTOP50 Index. Source: eVestment.
2. MSCI World or Global Stocks refers to the MSCI World Index, a free float-adjusted market capitalization weighted index that is designed to measure the equity market performance of developed markets. As of January 2018 the MSCI World Index consisted of 23 developed market country indices. Source: eVestment.
3. Global Bonds refers to the Citi World Government Bond Index, a capitalization weighted, unmanaged benchmark index consisting of the government bond markets of developed countries. Country eligibility is determined based on market capitalization and investability criteria. All issues have a remaining maturity of at least one year. The Index is rebalanced monthly. Source: eVestment.
4. Annualized ROR or Compound Annual Rate of Return is the rate of return reflecting the cumulative effect of a series of monthly gains or losses on an original amount of capital over a specified date range, annualized to represent a 12-month return.
5. Annual Stdev means annualized standard deviation of monthly returns. Standard deviation is the measure of the variability of return earned by an investment portfolio. Generally, the larger the degree of dispersion, the greater the risk taken to achieve the return.
6. Sharpe ratio is a measure of risk-adjusted return, calculated by taking the Annualized ROR, subtracting the noted risk-free rate, and dividing this result by the Annualized Stdev.
7. Largest drawdown represents the worst period of "peak-to-valley" performance (based on month-end data) for an investment within a specified time period (e.g., since inception or within a calendar year). The start-date reflects the first month of loss in the drawdown.
8. S&P 500, an unmanaged, capitalization weighted benchmark index that includes the stocks of 500 large capitalization companies in major industries. This total return index includes net dividends and is calculated by adding an indexed dividend return to the index price change for a given time period. Source: eVestment.
9. Performance information presented for Series 5 Units is presented on a pro forma basis from the performance of Series 1 Units. Series 5 Units were first offered for purchase as of October 2017. Series 5 Units were first sold and began trading April 1, 2018. There are material limitations inherent in pro forma comparisons. As an example the pro forma calculations were made on a month-to-month basis assuming that capital flows from Series 5 Units were the same as that of Series 1 Units throughout the pro forma calculation period. Accordingly, due to the mechanics of the profit share calculation, the pro forma performance would have been different had the capital flows of Series 5 Units been different than that of Series 1 Units. The following assumptions were made in calculating the pro forma rates of return: a 2.50% per annum management fee, out of which 0.75% can be paid to Selling Agents; actual administrative expenses incurred which have averaged between 0.35%-0.60% per annum; actual brokerage and transaction costs incurred which averaged between 0.19%-0.52%; and a 20% annual profit share, and reflect reinvestment of profits. The fees and expenses applicable to Series 5 Units are described in greater detail in the Prospectus.
10. NASDAQ Index refers to the NASDAQ CompositeIndex, an unmanaged benchmark index that measures all NASDAQ domestic and non-U.S.-based common stocks listed on the NASDAQ Stock Market (currently more than 3,000 companies). The index is market-value weighted. The market value, the last sale price multiplied by total shares outstanding, is calculated throughout the trading day, and is related to the total value of the index. Returns do not include net dividends. Source: eVestment.
11. Millburn Diversified Portfolio is the composite performance of all fully-funded accounts trading the Millburn Diversified Portfolio since its inception through December 2003 and, thereafter, of all accounts (fully-funded and notional), pro forma to reflect the current management and incentive fees of the Series 5 Units (see note 9 above), and 0.50% per annum transaction costs and 0.60% per annum administrative expenses. There are material limitations inherent in pro forma comparisons.
12. Hedge Fund Index refers to the HFRI Fund Weighted Composite Index, an equally weighted benchmark index of hedge fund performance utilized by numerous hedge fund managers as a benchmark for their own hedge funds. Fees and transaction costs are reflected. Source: Hedge Fund Research, Inc.
13. Sortino ratio is a measure of risk-adjusted return, calculated by taking the Annualized ROR minus the Minimum Acceptable Return ("MAR") noted (0%) divided by annualized monthly standard deviation of returns below the MAR.
14. Calmar ratio is a measure of risk-adjusted return, calculated by taking the Annualized ROR and dividing this result by the absolute value of the largest drawdown.
15. Correlation is the tendency for the returns of two assets, such as a portfolio and an index, to move together relative to their average. The measurement of this statistic (the correlation coefficient) can range from -1 (perfect negative correlation, one goes up, the other down) to +1 (perfect positive correlation, both moving in the same direction). A correlation of 0 means no relationship can be found between the movement in the index and the movement in the portfolio's performance.
16. Trust assets are currently held with the following banks, futures commission merchants and counterparties: HSBC Bank USA, N.A.; First Republic Bank.; Deutsche Bank Securities Inc.; SG Americas Securities, LLC; Deutsche Bank AG; and Morgan Stanley & Co. LLC. This list is subject to change without notice to investors.

117

GBP 12.1300

Millburn

GREENWICH • NEW YORK • LONDON

Millburn Ridgefield Corporation
411 West Putnam Avenue
Greenwich, CT 06830
millburncorp.com

CURRENCIES & CROSSES

EXCHANGES TRADED:

INTERBANK CURRENCY MARKET

ENERGY

STOCK INDICES

AGRICULTURALS

INTEREST RATES

METALS

118

Schedules are omitted for the reason that they are not required or are not applicable or that equivalent information has been included in the financial statements or notes thereto.

Deloitte & Touch LLP 30 Rockefeller Plaza New York, NY 10112-0015 USA Tel: +1 212 492 4000 Fax: +1 212 489 1687 www.deloitte.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Unitholders of Global Macro Trust:

Opinion on the Financial Statements and Financial Highlights

We have audited the accompanying statements of financial condition of Global Macro Trust (the “Trust”), including the condensed schedules of investments, as of December 31, 2017 and 2016, the related statements of operations and changes in trust capital and the financial highlights for each of the three years in the period then ended, and the related notes. In our opinion, the financial statements and financial highlights present fairly, in all material respects, the financial position of the Trust as of December 31, 2017, 2016 and 2015, and the results of its operations, the changes in trust capital, and the financial highlights for each of the three years in the period then ended, in conformity with accounting principles generally accepted in the United States of America.

Opinion on the Financial Statements and Financial Highlights

These financial statements and financial highlights are the responsibility of the Trust’s management. Our responsibility is to express an opinion on the Trust’s financial statements and financial highlights based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Trust in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement, whether due to error or fraud. The Trust is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Trust’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements and financial highlights, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements and financial highlights. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements and financial highlights. Our procedures included confirmation of securities owned as of December 31, 2017, by correspondence with the custodian and brokers. We believe that our audits provide a reasonable basis for our opinion.

March 19, 2018

We have served as the auditor of one or more Millburn Ridgefield Corporation investment companies since 2004.

GLOBAL MACRO TRUST

STATEMENTS OF FINANCIAL CONDITION
AS OF DECEMBER 31, 2017 AND 2016

	2017	2016
ASSETS

EQUITY IN TRADING ACCOUNTS:
Investments in U.S. Treasury notes — at fair value (amortized cost $43,712,747 and $26,072,098)	$43,659,062	$26,059,657
Net unrealized appreciation on open futures and forward currency contracts	1,183,274	5,065,066
Due from brokers	231,309	707,507
Cash denominated in foreign currencies (cost $10,692,888 and $4,474,848)	10,970,398	4,330,175

Total equity in trading accounts	56,044,043	36,162,405

INVESTMENTS IN U.S. TREASURY NOTES — at fair value (amortized cost $144,189,124 and $175,434,923)	143,988,170	175,334,307

CASH AND CASH EQUIVALENTS	23,212,966	18,864,248

ACCRUED INTEREST RECEIVABLE	505,305	397,141

TOTAL	$223,750,484	$230,758,101

LIABILITIES AND TRUST CAPITAL

LIABILITIES:
Subscriptions by Unitholders received in advance	$1,420,900	$865,500
Net unrealized depreciation on open futures and forward currency contracts	4,213,545	—
Due to brokers	348,101	640,342
Accrued brokerage fees	942,175	1,060,695
Accrued management fees	47,179	41,153
Redemptions payable to Unitholders	3,468,963	2,399,334
Redemptions payable to Managing Owner	1,308,811	2,452,815
Accrued expenses	155,246	133,534

Total liabilities	11,904,920	7,593,373

TRUST CAPITAL:
Managing Owner interest (3,072.023 and 3,653.388 units outstanding)	3,742,615	4,369,854
Series 1 Unitholders (139,480.782 and 158,499.560 units outstanding)	169,927,843	189,583,168
Series 2 Unitholders (0.000 and 6.799 units outstanding)	—	10,350
Series 3 Unitholders (19,430.096 and 15,531.699 units outstanding)	31,616,309	23,999,362
Series 4 Unitholders (3,286.212 and 2,828.734 units outstanding)	6,558,797	5,201,994

Total trust capital	211,845,564	223,164,728

TOTAL	$223,750,484	$230,758,101

NET ASSET VALUE PER UNIT OUTSTANDING:
Series 1 Unitholders	$1,218.29	$1,196.11
Series 2 Unitholders	—	$1,522.28
Series 3 Unitholders	$1,627.18	$1,545.19
Series 4 Unitholders	$1,995.85	$1,838.98

See notes to financial statements

GLOBAL MACRO TRUST

CONDENSED SCHEDULE OF INVESTMENTS
AS OF DECEMBER 31, 2017

	Net Unrealized Appreciation (Depreciation) as a % of Trust Capital	Net Unrealized Appreciation (Depreciation)
FUTURES AND FORWARD CURRENCY CONTRACTS

FUTURES CONTRACTS
Long futures contracts:
Energies	1.21%	$2,568,516
Grains	(0.00)	(5,320)
Interest rates:
2 Year U.S. Treasury Note (591 contracts, settlement date March 2018)	0.00	2,141
30 Year U.S. Treasury Bond (82 contracts, settlement date March 2018)	0.06	118,719
Other	(0.98)	(2,060,795)

Total interest rates	(0.92)	(1,939,935)

Metals	1.22	2,582,552
Softs	0.04	83,760
Stock indices	0.25	521,594

Total long futures contracts	1.80	3,811,167

Short futures contracts:
Energies	(0.13)	(266,670)
Grains	0.03	62,575
Interest rates	0.11	226,616
Livestock	(0.00)	(6,580)
Metals	(1.31)	(2,762,805)
Softs	(0.03)	(61,396)
Stock indices	(0.08)	(168,781)

Total short futures contracts	(1.41)	(2,977,041)

TOTAL INVESTMENTS IN FUTURES CONTRACTS-Net	0.39	834,126

FORWARD CURRENCY CONTRACTS
Total long forward currency contracts	0.26	558,799
Total short forward currency contracts	(2.08)	(4,423,196)

TOTAL INVESTMENTS IN FORWARD CURRENCY CONTRACTS-Net	(1.82)	(3,864,397)

TOTAL	(1.43)%	$(3,030,271)

(Continued)

GLOBAL MACRO TRUST

CONDENSED SCHEDULE OF INVESTMENTS

AS OF DECEMBER 31, 2017

U. S. TREASURY NOTES

Face Amount	Description	Fair Value as a % of Trust Capital	Fair Value

$52,100,000	U.S. Treasury notes, 1.000%, 02/15/2018	24.58%	$52,079,648
49,710,000	U.S. Treasury notes, 1.000%, 05/15/2018	23.44	49,646,893
48,260,000	U.S. Treasury notes, 1.000%, 08/15/2018	22.69	48,071,484
38,020,000	U.S. Treasury notes, 1.250%, 11/15/2018	17.87	37,849,207

	TOTAL INVESTMENTS IN U.S. TREASURY NOTES (amortized cost $187,901,871)	88.58%	$187,647,232

See notes to financial statements	(Concluded)

GLOBAL MACRO TRUST

CONDENSED SCHEDULE OF INVESTMENTS
AS OF DECEMBER 31, 2016

	Net Unrealized Appreciation (Depreciation) as a % of Trust Capital	Net Unrealized Appreciation (Depreciation)
FUTURES AND FORWARD CURRENCY CONTRACTS

FUTURES CONTRACTS
Long futures contracts:
Energies	0.03%	$63,669
Grains	(0.00)	(2,530)
Interest rates	1.00	2,235,827
Livestock	0.00	1,910
Metals	0.05	126,739
Softs	(0.00)	(9,610)
Stock indices	0.53	1,180,856

Total long futures contracts	1.61	3,596,861

Short futures contracts:
Energies	(0.04)	(93,838)
Grains	0.01	31,414
Interest rates	(0.01)	(31,386)
Livestock	(0.00)	(2,700)
Metals	0.10	220,431
Softs	(0.00)	(7,206)
Stock indices	(0.14)	(310,145)

Total short futures contracts	(0.08)	(193,430)

TOTAL INVESTMENTS IN FUTURES CONTRACTS-Net	1.53	3,403,431

FORWARD CURRENCY CONTRACTS
Total long forward currency contracts	(0.31)	(683,199)
Total short forward currency contracts	1.05	2,344,834

TOTAL INVESTMENTS IN FORWARD CURRENCY CONTRACTS-Net	0.74	1,661,635

TOTAL	2.27%	$5,065,066

(Continued)

GLOBAL MACRO TRUST

CONDENSED SCHEDULE OF INVESTMENTS
AS OF DECEMBER 31, 2016

U. S. TREASURY NOTES

Face Amount	Description	Fair Value as a % of Trust Capital	Fair Value

$52,100,000	U.S. Treasury notes, 0.625%, 02/15/2017	23.35%	$52,105,088
49,710,000	U.S. Treasury notes, 0.875%, 05/15/2017	22.30	49,761,458
48,260,000	U.S. Treasury notes, 0.875%, 08/15/2017	21.64	48,302,416
51,220,000	U.S. Treasury notes, 0.875%, 11/15/2017	22.95	51,225,002

	TOTAL INVESTMENTS IN U.S. TREASURY NOTES (amortized cost $201,507,021)	90.24%	$201,393,964

See notes to financial statements	(Concluded)

GLOBAL MACRO TRUST

STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2017, 2016 AND 2015

	2017	2016	2015

INVESTMENT INCOME — Interest income	$1,749,536	$941,571	$477,084

EXPENSES:
Brokerage and custodial fees	12,462,252	13,188,987	13,566,738
Administrative expenses	1,440,217	1,192,572	1,140,008
Custody fees and other expenses	40,692	40,333	50,353
Management fees	541,502	460,718	385,131

Total expenses	14,484,663	14,882,610	15,142,230

Managing Owner commission rebate to unitholders	(745,218)	(777,662)	(817,820)

Net expenses	13,739,445	14,104,948	14,324,410

NET INVESTMENT LOSS	(11,989,909)	(13,163,377)	(13,847,326)

NET REALIZED AND UNREALIZED GAINS (LOSSES):
Net realized gains (losses) on closed positions:
Futures and forward currency contracts	25,845,691	34,149,842	17,999,224
Foreign exchange translation	511,894	(300,159)	(580,900)
Net change in unrealized:
Futures and forward currency contracts	(8,095,337)	805,212	2,370,350
Foreign exchange translation	422,183	(67,379)	166,256
Net gains (losses) from U.S. Treasury notes:
Realized	(4,782)	—	6,863
Net change in unrealized	(141,582)	60,019	(176,627)

Total net realized and unrealized gains	18,538,067	34,647,535	19,785,166

NET INCOME	6,548,158	21,484,158	5,937,840

LESS PROFIT SHARE TO MANAGING OWNER	308,026	551,582	228,356

NET INCOME AFTER PROFIT SHARE TO MANAGING OWNER	$6,240,132	$20,932,576	$5,709,484

Series 1 Unitholders	$22.18	$104.24	$20.02
Series 2 Unitholders(1)	$60.16	$156.98	$64.92
Series 3 Unitholders	$81.99	$161.47	$68.28
Series 4 Unitholders	$156.87	$264.30	$124.51

(1)	For the eight months ended August 31, 2017, date of full redemption.

See notes to financial statements

GLOBAL MACRO TRUST

STATEMENTS OF CHANGES IN TRUST CAPITAL
YEARS ENDED DECEMBER 31, 2017, 2016 AND 2015

									New Profit Memo Account
	Series 1 Unitholders		Series 2 Unitholders		Series 3 Unitholders		Series 4 Unitholders				Managing Owner		Total
	Amount	Units	Amount	Units	Amount	Units	Amount	Units	Amount	Units	Amount	Units	Amount

TRUST CAPITAL — January 1, 2015	213,611,159	199,292.051	50,872	39.121	18,216,525	13,848.201	3,213,861	2,216.197	—	—	5,496,789	5,128.014	240,589,206

Subscriptions	4,012,715	3,741.139	—	—	2,126,191	1,580.234	570,931	387.872	—	—	—	—	6,709,837
Redemptions	(41,449,373)	(38,398.137)	—	—	(2,017,003)	(1,498.564)	(95,868)	(62.380)	—	—	(828,683)	(758.959)	(44,390,927)
Additional units allocated*	—	353.873	—	—	—	—	—	—	—	0.282	—	338.502	—
Net income after profit share to Managing Owner	3,971,957	—	2,540	—	949,313	—	313,411	—	327	—	471,936	—	5,709,484
Managing Owner’s profit share	—	—	—	—	—	—	—	—	228,356	209.161	—	—	228,356
Transfer of New Profit Memo Account to Managing Owner	—	—	—	—	—	—	—	—	(228,683)	(209.443)	228,683	209.443	—
TRUST CAPITAL — December 31, 2015	180,146,458	164,988.926	53,412	39.121	19,275,026	13,929.871	4,002,335	2,541.689	—	—	5,368,725	4,917.000	208,845,956

Subscriptions	22,162,866	17,959.432	10,000	6.799	4,987,067	3,290.144	490,419	287.045	—	—	—	—	27,650,352
Redemptions	(29,744,512)	(24,785.236)	(57,537)	(39.121)	(2,560,874)	(1,688.316)	—	—	—	—	(2,452,815)	(2,051.664)	(34,815,738)
Additional units allocated*	—	336.438	—	—	—	—	—	—	—	1.004	—	324.871	—
Net income after profit share to Managing Owner	17,018,356	—	4,475	—	2,298,143	—	709,240	—	1,233	—	901,129	—	20,932,576
Managing Owner’s profit share	—	—	—	—	—	—	—	—	551,582	462.177	—	—	551,582
Transfer of New Profit Memo Account to Managing Owner	—	—	—	—	—	—	—	—	(552,815)	(463.181)	552,815	463.181	—

TRUST CAPITAL — December 31, 2016	189,583,168	158,499.560	10,350	6.799	23,999,362	15,531.699	5,201,994	2,828.734	—	—	4,369,854	3,653.388	223,164,728

Subscriptions	4,394,400	3,628.606	—	—	10,699,874	6,736.037	849,374	458.863	—	—	—	—	15,943,648
Redemptions	(27,950,225)	(23,047.050)	(10,756)	(6.799)	(4,538,535)	(2,837.640)	(2,643)	(1.385)	—	—	(1,308,811)	(1,075.119)	(33,810,970)
Additional units allocated*	—	399.666	—	—	—	—	—	—	—	0.818	—	239.458	—
Net income after profit share to Managing Owner	3,900,500	—	406	—	1,455,608	—	510,072	—	786	—	372,760	—	6,240,132
Managing Owner’s profit share	—	—	—	—	—	—	—	—	308,026	253.478	—	—	308,026
Transfer of New Profit Memo Account to Managing Owner	—	—	—	—	—	—	—	—	(308,812)	(254.296)	308,812	254.296	—

TRUST CAPITAL — December 31, 2017	$169,927,843	139,480.782	$—	—	$31,616,309	19,430.096	$6,558,797	3,286.212	$—	—	$3,742,615	3,072.023	$211,845,564

*	Additional units are issued to Series 1 Unitholders who are charged less than a 7.0% brokerage fee and the Managing Owner. See note 3.

See notes to financial statements

GLOBAL MACRO TRUST

STATEMENT OF FINANCIAL HIGHLIGHTS
YEARS ENDED DECEMBER 31, 2017, 2016 AND 2015

	2017				2016				2015
	Series 1	Series 2 (c)	Series 3	Series 4	Series 1	Series 2	Series 3	Series 4	Series 1	Series 2	Series 3	Series 4

PER UNIT OPERATING PERFORMANCE (FOR A UNIT OUTSTANDING THROUGHOUT THE YEAR)
Net income (loss) from operations:
Net investment loss (a)	$(75.70)	(24.48)	(33.47)	(2.83)	$(78.67)	(40.26)	(36.53)	(6.17)	$(72.85)	(37.29)	(34.37)	(7.97)
Net realized and unrealized gains (losses) on trading of futures and forward currency contracts	98.66	98.11	134.29	161.05	182.58	282.10	234.99	270.12	93.67	118.62	119.82	133.77
Net gains (losses) from U.S. Treasury notes (a)	(0.78)	0.13	(1.20)	(1.35)	0.33	2.49	0.30	0.35	(0.80)	(1.12)	(1.07)	(1.29)

Net income from operations	22.18	73.76	99.62	156.87	104.24	244.33	198.76	264.30	20.02	80.21	84.38	124.51

Less: profit share allocated to Managing Owner	0.00	13.60	17.63	0.00	0.00	87.35	37.29	0.00	0.00	15.29	16.10	0.00
Net income after profit share allocation	22.18	60.16	81.99	156.87	104.24	156.98	161.47	264.30	20.02	64.92	68.28	124.51

Net asset value, beginning of year	1,196.11	1,522.28	1,545.19	1,838.98	1,091.87	1,365.30	1,383.72	1,574.68	1,071.85	1,300.38	1,315.44	1,450.17

Net asset value, end of year	$1,218.29	$1,582.44	$1,627.18	$1,995.85	$1,196.11	$1,522.28	$1,545.19	$1,838.98	$1,091.87	$1,365.30	$1,383.72	$1,574.68

RATIOS TO AVERAGE TRUST CAPITAL:

Net investment loss	(6.24)%	(2.36)%	(2.10)%	(0.15)%	(6.55)%	(2.70)%	(2.40)%	(0.34)%	(6.75)%	(2.80)%	(2.55)%	(0.53)%

Total expenses	7.03%	3.06%	2.91%	0.94	6.97%	3.07%	2.82%	0.76	6.96%	3.02%	2.77%	0.74
Profit share allocation (b)	0.00	0.87	1.11	0.00	0.00	5.86	2.45	0.00	0.00	1.15	1.19	0.00
TOTAL EXPENSES AND PROFIT SHARE ALLOCATION	7.03	3.93	4.02	0.94	6.97	8.93	5.27	0.76	6.96	4.17	3.96	0.74

Total return before profit share allocation	1.85%	4.82%	6.42%	8.53	9.55%	17.36%	14.12%	16.78	1.87%	6.14%	6.38%	8.59
Less profit share allocation	0.00	0.87	1.11	0.00	0.00	5.86	2.45	0.00	0.00	1.15	1.19	0.00
TOTAL RETURN AFTER PROFIT SHARE ALLOCATION	1.85%	3.95%	5.31%	8.53%	9.55%	11.50%	11.67%	16.78%	1.87%	4.99%	5.19%	8.59%

(a)	Calculated based on the weighted average number of units during the year, see Note 7.
(b)	The combination of a February 2016 redemption reducing the average capital for Series 2, along with crystallized fees on that redemption, contributed to a larger profit share allocation ratio for Series 2 compared to Series 3.
(c)	For the eight months ended August 31, 2017, date of full redemption.

See notes to financial statements

Global Macro Trust

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2017, 2016 AND 2015

1.	ORGANIZATION

Global Macro Trust (the “Trust”) was organized on July 23, 2001, under the Delaware Statutory Trust Act. At such time, original capital of $400 by Millburn Ridgefield Corporation (the “Managing Owner”) and $1,600 by the Initial Unitholder, an affiliated entity, was contributed to the Trust. The Trust commenced trading operations on July 1, 2002. The Trust engages in the speculative trading of futures and forward currency contracts. The instruments that are traded by the Trust are volatile and involve a high degree of market risk.

The Managing Owner manages the business of the Trust and makes all trading decisions, as stated in Trust agreement.

The Managing Owner has agreed to make additional capital subscriptions, subject to certain possible exceptions, in order to maintain its capital account at not less than 1% of the total outstanding capital subscriptions in the Trust (including the Managing Owner’s subscriptions) but in no event shall the Managing Owner invest less than $500,000. The Managing Owner and the holders (the “Unitholders”) of the Units of Beneficial Interest (“Units”) issued by the Trust will share in any profits and losses of the Trust in proportion to the percentage interest owned by each before brokerage commissions, custodial fee, management fees and profit share allocations.

The Trust will dissolve on December 31, 2031 or at an earlier date if certain conditions occur set forth in the Fourth Amended and Restated Declaration of Trust and the Trust Agreement (the “Agreement”).

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation — The financial statements have been prepared in conformity with accounting principles generally accepted (“U.S. GAAP”) in the United States (the “U.S.”) as detailed in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“Codification”). Certain reclassifications have been made to the prior period financial statements to conform to the current period presentation.

The Trust is an investment company following the accounting and reporting guidance put forth in Accounting Standard Update (“ASU”) 2013–08, “Financial Services — Investment Companies (Topic 946): Amendments to the Scope, Measurement and Disclosure Requirements”.

Investments — The Trust records its transactions in futures and forward currency contracts and U.S. Treasury notes including related income and expenses on a trade date basis.

Open futures contracts are valued at quoted market values. Open forward currency contracts are valued at fair value which is based on pricing models that consider the time value of money and the current market and contractual prices of the underlying financial instruments. Brokerage commissions on futures contracts are expensed when contracts are opened. Realized gains (losses) and changes in unrealized appreciation (depreciation) on futures and forward currency contracts are recognized in the periods in which the contracts are closed or the changes in the value of open contracts occur and are included in net realized and unrealized gains (losses) in the Statements of Operations.

Investments in U.S. Treasury notes are valued at fair value based on the midpoint of bid/ask quotations reported daily at 3 pm EST by Bloomberg. The Trust amortizes premiums and accretes discounts on U.S. Treasury notes. Such securities are normally on deposit with financial institutions (see Note 6) as collateral for performance of the Trust’s trading obligations with respect to derivative contracts or are held for safekeeping in a custody account at HSBC Bank USA, N.A.

Cash and Cash Equivalents — Cash and cash equivalents includes cash and investments in Dreyfus Treasury Prime Cash Management, a short term U.S. government securities money market fund, that is readily convertible to cash and has an original maturity of 90 days or less.

Cash Denominated in Foreign Currencies — Includes foreign currency cash held at the Trust’s trading counterparties. Foreign cash deficits, if applicable, are presented in the liabilities section of the Statements of Financial Condition.

Foreign Currency Translation — Assets and liabilities denominated in foreign currencies are translated to U.S. dollars at prevailing exchange rates of such currencies. Purchases and sales of investments are translated to U.S. dollars at the exchange rate prevailing when such transactions occurred.

Income Taxes — The Trust is treated as a limited partnership for federal and state income tax reporting purposes. Accordingly, the Trust prepares calendar year U.S. federal and applicable state tax returns and reports to the Unitholders their allocable shares of the Trust’s income, expenses and trading gains or losses. No provision for income taxes has been made in the accompanying financial statements as the Unitholders are responsible for the payment of taxes.

The Income Taxes topic of the Codification clarifies the accounting for uncertainty in tax positions. This requires that the Trust recognize in its financial statements the impact of any uncertain tax positions. Based on a review of the Trust’s open tax years, 2014 to 2017, the Managing Owner has determined that no reserves for uncertain tax positions were required.

Estimates — The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts and disclosures reported in the financial statements. Actual results could differ from these estimates.

Right of Offset — The customer agreements between the Trust and each of its brokers give the Trust the legal right to net unrealized gains and losses with each broker. Unrealized gains and losses related to offsetting transactions with these brokers are reflected on a net basis in the equity in trading accounts in the Statements of Financial Condition.

Fair Value of Financial Instruments — The fair value of the Trust’s assets and liabilities which qualify as financial instruments under the Fair Value Measurements and Disclosures topic of the Codification approximates the carrying amounts presented in the Statements of Financial Condition. The topic defines fair value, establishes a framework for measurement of fair value and expands disclosures about fair value measurements. The three levels of the fair value hierarchy are described below:

Level 1 — Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2 — Quoted prices in markets that are not active or financial instruments for which all significant inputs are observable either directly or indirectly;

Level 3 — Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.

In determining fair value, the Trust separates its investments into two categories: cash instruments and derivative contracts.

Cash Instruments — The Trust’s cash instruments are generally classified within Level 1 of the fair value hierarchy because they are typically valued using quoted market prices. The types of instruments valued based on quoted market prices in active markets include U.S. government obligations and an investment in a quoted short-term U.S. government securities money market fund. The Managing Owner of the Trust does not adjust the quoted price for such instruments even in situations where the Trust holds a large position and a sale could reasonably impact the quoted price.

Derivative Contracts — Derivative contracts can be exchange-traded or over-the-counter (“OTC”). Exchange-traded futures contracts are valued based on quoted closing settlement prices and typically fall within Level 1 of the fair value hierarchy.

Spot currency contracts are valued based on current market prices (“Spot Price”). Forward currency contracts are valued based on pricing models that consider the Spot Price plus the financing cost or benefit (“Forward Point”). Forward Points from the quotation service providers are generally in periods of one month, two months, three months, six months, nine months and twelve months forward while the contractual forward delivery dates for the forward currency contracts traded by the Trust may be in between these periods. The Managing Owner’s policy to determine fair value for forward currency contracts involves first calculating the number of months from the date the forward currency contract is being valued to its maturity date (“Months to Maturity”), then identifying the forward currency contracts for the two forward months that are closest to the Months to Maturity (“Forward Month Contracts”). Linear interpolation is then performed between the dates of these two Forward Month Contracts to calculate the interpolated forward point. Model inputs can generally be verified and model selection does not involve significant management judgment. Such instruments are typically classified within Level 2 of the fair value hierarchy.

During the years ended December 31, 2017 and 2016, there were no transfers of assets or liabilities between Level 1 and Level 2. The following table represents the Trust’s investments by hierarchical level as of December 31, 2017 and 2016 in valuing the Trust’s investments at fair value. At December 31, 2017 and 2016, the Trust held no assets or liabilities classified in Level 3.

Financial Assets and Liabilities at Fair Value as of December 31, 2017

	Level 1	Level 2	Total

U.S. Treasury notes (1)	$187,647,232	$—	$187,647,232
Short-term money market fund*	22,962,966	—	22,962,966
Exchange-traded futures contracts
Energies	2,301,846	—	2,301,846
Grains	57,255	—	57,255
Interest rates	(1,713,319)	—	(1,713,319)
Livestock	(6,580)	—	(6,580)
Metals	(180,253)	—	(180,253)
Softs	22,364	—	22,364
Stock indices	352,813	—	352,813

Total exchange-traded futures contracts	834,126	—	834,126

Over-the-counter forward currency contracts	—	(3,864,397)	(3,864,397)

Total futures and forward currency contracts (2)	834,126	(3,864,397)	(3,030,271)

Total financial assets at fair value	$211,444,324	$(3,864,397)	$207,579,927

Per line item in the Statements of Financial Condition
(1)
Investments in U.S. Treasury notes held in equity trading accounts as collateral			$43,659,062
Investments in U.S. Treasury notes			143,988,170
Total investments in U.S. Treasury notes			$187,647,232

(2)
Net unrealized appreciation on open futures and forward currency contracts			$1,183,274
Net unrealized depreciation on open futures and forward currency contracts			(4,213,545)
Total net unrealized depreciation on open futures and forward currency contracts			$(3,030,271)

* The short-term money market fund is included in Cash and Cash Equivalents on the Statements of Financial Condition.

Financial Assets and Liabilities at Fair Value as of December 31, 2016

	Level 1	Level 2	Total

U.S. Treasury notes (1)	$201,393,964	$—	$201,393,964
Short-term money market fund*	18,621,676	—	18,621,676
Exchange-traded futures contracts
Energies	(30,169)	—	(30,169)
Grains	28,884	—	28,884
Interest rates	2,204,441	—	2,204,441
Livestock	(790)	—	(790)
Metals	347,170	—	347,170
Softs	(16,816)	—	(16,816)
Stock indices	870,711	—	870,711

Total exchange-traded futures contracts	3,403,431	—	3,403,431

Over-the-counter forward currency contracts	—	1,661,635	1,661,635

Total futures and forward currency contracts (2)	3,403,431	1,661,635	5,065,066

Total financial assets at fair value	$223,419,071	$1,661,635	$225,080,706

Per line item in the Statements of Financial Condition
(1)
Investments in U.S. Treasury notes held in equity trading accounts as collateral			$26,059,657
Investments in U.S. Treasury notes			175,334,307
Total investments in U.S. Treasury notes			$201,393,964

(2)
Net unrealized appreciation on open futures and forward currency contracts			$5,065,066
Net unrealized depreciation on open futures and forward currency contracts			—
Total net unrealized appreciation on open futures and forward currency contracts			$5,065,066

*The short-term money market fund is included in Cash and Cash Equivalents on the Statements of Financial Condition.

3.	TRUST AGREEMENT

With the effectiveness of the Trust’s Registration Statement on August 12, 2009, the Trust began to offer Series 2, Series 3 and Series 4 units. The only units offered prior to such date were Series 1 units. Series 2, Series 3 and Series 4 units were first issued April 1, 2010, September 1, 2009 and November 1, 2010, respectively. Series 2 fully redeemed August 31, 2017, and subsequent to August 2017, Series 1 and Series 2 Units are no longer being offered.

With the effectiveness of the Trust’s Registration Statement on September 29, 2017, the Trust in addition to offering Series 3 and Series 4 Units, began offering Series 5 Units.

Series 1 Unitholders pay brokerage fees to the Managing Owner at the annual rate of up to 7.0% of their average month-end Net Assets Value (prior to reduction for accrued brokerage commissions or Profit Share). Series 1 Unitholders who make net capital investments into Series 1 of $100,000 or more or who had previously invested through asset-based fee or fixed fee investment programs are charged less than the annual brokerage rate of 7.0% as follows:

Net Capital Investments	Brokerage Fees

$100,000–$499,999	6.50%
$500,000–$999,999	6.00
Greater than $1,000,000	5.50
Asset-based or fixed fee investment programs	4.00

Brokerage fees are charged to capital accounts of the Managing Owner, its principals, their respective affiliates or the New Profit Memo Account only to the extent of charges paid to third party executing and clearing brokers. In order to maintain a uniform Net Asset Value per Unit, additional Units are issued to Series 1 Unitholders who are charged less than a 7.0% brokerage fee.

The Managing Owner, not the Trust, pays the allocable share to Series 1 of all routine costs of executing and clearing the Trust’s futures trades including brokerage commissions payable to the clearing brokers and electronic platform trading costs. The Managing Owner also pays, from its own funds, selling commissions on all sales of Series 1 Units.

Prior to October 1, 2017, the Trust paid the Managing Owner a management fee of 2% per year of the Trust’s Net Asset Value (before management fee and profit share calculations) attributable to Series 2 and 3 Units. In addition, Series 2 Unitholders paid an annual custodial fee of 0.25% of their attributable Net Asset Value before management fee and profit share calculations. Series 2, 3 and 4 Units are also charged for their pro rata share of the Trust’s actual trade execution and clearing costs including electronic platform trading costs. Series 4 Unitholders are not charged a management fee.

Effective October 1, 2017, the Trust reduced the management fee it pays the Managing Owner to 1.75% per year of the Trust’s Net Asset Value (before management fee and profit share calculations) attributable to Series 3 Units.

The Trust will pay the Managing Owner a management fee of 2.50% per year of the Trust’s Net Asset Value (before management fee and profit share calculations) attributable to Series 5 Units. No Series 5 Units have been issued to date.

For the years ended December 31, 2017, 2016 and 2015, brokerage and custodial fees were as follows:

	2017	2016	2015

Brokerage fees	$12,462,234	$13,188,941	$13,566,607
Custodial fees	18	46	131

Total	$12,462,252	$13,188,987	$13,566,738

Per the Trust agreement, selling agents are prohibited from receiving amounts in excess of 9.5% of the gross offering proceeds of Series 1 units sold subsequent to August 12, 2009. During the years ended December 31, 2017, 2016, and 2015, the Managing Owner rebated to the Trust for the benefit of all holders of Series 1 Units, all amounts that would have otherwise been due to selling agents but for the 9.5% cap. Further, in certain cases, there are Series 1 units that remain outstanding, where there is no longer a selling agent associated with such units. Beginning in August 2014, the Managing Owner rebated such amounts to the Trust for the benefit of all holders of Series 1 Units. The total amounts rebated to the Trust for both of these items during the years ended December 31, 2017, 2016, and 2015, were $745,218, $777,662, and $817,820 respectively, are presented in “Managing Owner commission rebate to unitholders” in the Statements of Operations.

The Agreement provides that the Managing Owner’s profit share, equal to 20% of New Trading Profits in excess of the highest cumulative level of Trading Profit as of any previous calendar year-end, is charged to the Unitholders’ capital accounts. The highest cumulative level of Trading Profit is maintained separately for Series 1, Series 2 and 3 Unitholders in the aggregate, and Series 5. Series 4 Unitholders are not charged profit share. New Trading Profits include realized and unrealized trading profits (losses), brokerage fees, trading-related expenses and administrative expenses. New Trading Profits do not include interest income. For Unitholders’ redemptions during the year, the profit share calculation shall be computed as though the redemption occurred at year-end. Profit share attributable to interests redeemed during a year is tentatively credited to an account maintained for bookkeeping purposes called New Profit Memo Account. Any profit share charged is added to the Managing Owner’s capital account to the extent that net taxable capital gains are allocated to the Managing Owner. The remainder of such profit share, if any, is added to the New Profit Memo Account. The Managing Owner may not make any withdrawal from the balance in the New Profit Memo Account. If, at the end of a subsequent year, net taxable gains are allocated to the Managing Owner in excess of such year’s profit share, a corresponding amount is transferred from the New Profit Memo Account to the Managing Owner’s capital account.

The Trust will pay its legal, accounting, auditing, printing, postage and similar administrative expenses (including Trustees’ fees, accounting services fees and the expenses of updating the Prospectus) as well as extraordinary costs. The Managing Owner, at its discretion, may reimburse certain expenses paid by the Trust.

Units may be redeemed at the option of any Unitholder at Net Asset Value (as defined in the Agreement) as of the close of business on the last business day of any calendar month on ten business days written notice to the Managing Owner. Series 1 Unitholders who redeem Units at or prior to the end of the first consecutive six-month and five-month periods after such Units are sold shall be assessed redemption charges calculated based on their redeemed Units’ Net Asset Value as of the date of redemption as follows:

	Redemption Charges
Subscriptions	First 6 Months	Second 5 Months

Less than $100,000	4.0%	3.0%
$100,000–$499,999	3.5	2.5
$500,000–$999,999	3.0	2.0
Greater than $1,000,000	2.5	1.5

All redemption charges will be paid to the Managing Owner. At December 31, 2017 and 2016, $0 redemption charges were owed to the Managing Owner. There were no redemption charges paid to the Managing Owner for the years ended December 31, 2017, 2016 and 2015, respectively.

4.	DUE FROM/TO BROKERS

At December 31, 2017 and 2016, due from and due to brokers balances, if applicable, in the Statements of Financial Condition include net cash receivable from each broker and net cash payable to each broker, respectively.

5.	TRADING ACTIVITIES

The Trust conducts its futures trading with various futures commission merchants (“FCMs”) on futures exchanges and its forward currency trading with various banks or dealers (“Dealers”) in the interbank markets. Substantially all assets included in the Trust’s equity in trading accounts and certain liability accounts, as discussed below, were held as collateral by such FCMs in either U.S. regulated segregated accounts (for futures contracts traded on U.S. exchanges) or non-U.S. secured accounts (for futures contracts traded on non-U.S. exchanges) as required by U.S. Commodity Futures Trading Commission’s regulations or held as collateral by the Dealers.

Liabilities in the Statements of Financial Condition that are components of “Total equity in trading accounts” include net unrealized depreciation on open futures and forward currency contracts, cash denominated in foreign currencies and due to brokers, if any.

The Trust enters into contracts with various institutions that contain a variety of indemnifications. The Trust’s maximum exposure under these arrangements is unknown. However, the Trust has not had prior claims or losses pursuant to these contracts and expects the risk of loss to be remote.

6.	DERIVATIVE INSTRUMENTS

The Trust is party to derivative financial instruments in the normal course of its business. These financial instruments include futures and forward currency contracts which may be traded on an exchange or OTC.

The Trust records its derivative activities on a mark-to-market basis as described in Note 2. For OTC contracts, the Trust enters into master netting agreements with its counterparties. Therefore, assets represent the Trust’s unrealized gains less unrealized losses for OTC contracts in which the Trust has a master netting agreement. Similarly, liabilities represent net amounts owed to counterparties on OTC contracts.

Futures contracts are agreements to buy or sell an underlying asset or index for a set price in the future. Initial margin deposits are made upon entering into futures contracts and can be either in cash or treasury securities. Open futures contracts are revalued on a daily basis to reflect the market value of the contracts at the end of each trading day. Variation margin payments are received or made depending upon whether unrealized gains or losses are incurred. When a contract is closed, the Trust records a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the time it was closed. The Trust bears the market risk that arises from changes in the value of these financial instruments.

Forward currency contracts entered into by the Trust represent a firm commitment to buy or sell an underlying currency at a specified value and point in time based upon an agreed or contracted quantity. The ultimate gain or loss is equal to the difference between the value of the contract at the onset and the value of the contract at settlement date.

Each of these financial instruments is subject to various risks similar to those related to the underlying financial instruments including market risk, credit risk and sovereign risk.

Market risk is the potential change in the value of the instruments traded by the Trust due to market changes including interest and foreign exchange rate movements and fluctuations in futures or security prices. Market risk is directly impacted by the volatility and liquidity in the markets in which the related underlying assets are traded. The financial instruments traded by the Trust contain varying degrees of off-balance sheet risk whereby changes in the market values of the futures and forward currency contracts and the Trust’s satisfaction of its obligations related to such market value changes may exceed the amount recognized in the Statements of Financial Condition.

Credit risk is the possibility that a loss may occur due to the failure of a counterparty to perform according to the terms of a contract. Credit risk is normally reduced to the extent that an exchange or clearing organization acts as a counterparty to futures transactions since typically the collective credit of the members of the exchange is pledged to support the financial integrity of the exchange. In the case of OTC transactions, the Trust must rely solely on the credit of the individual counterparties. The contract amounts of the forward and futures contracts do not represent the Trust’s risk of loss due to counterparty nonperformance. The Trust’s exposure to credit risk associated with counterparty nonperformance of these forward currency contracts includes unrealized gains inherent in such contracts, which are recognized in the Statements of Financial Condition, plus the value of margin or collateral held in cash and U.S. Treasury Notes by the counterparty. The amount of such credit risk was $16,475,923 and $12,403,596 at December 31, 2017 and 2016, respectively.

The Managing Owner has established procedures to actively monitor market risk and minimize credit risk although there can be no assurance that it will in fact succeed in doing so. The Managing Owner’s market risk control procedures include diversification of the Trust’s portfolio and continuously monitoring the portfolio’s open positions, historical volatility and maximum historical loss. The Managing Owner seeks to minimize credit risk primarily by depositing and maintaining the Trust’s assets at financial institutions and brokers which the Managing Owner believes to be creditworthy. The Trust’s trading activities are primarily with brokers and other financial institutions located in North America, Europe and Asia. All futures transactions of the Trust are cleared by major securities firms, pursuant to customer agreements, including Deutsche Bank Securities Inc. (a wholly owned subsidiary of Deutsche Bank AG), J.P. Morgan Securities LLC., and SG Americas Securities, LLC., collectively the “Futures Clearing Brokers.” The Trust ceased clearing trades through J.P. Morgan Securities LLC., during September 2015. For all forward currency transactions, the Trust utilizes two prime brokers, Deutsche Bank AG and Morgan Stanley & Co., LLC, (“MS”) collectively the “FX Prime Brokers.” MS ceased providing prime broker services during January 2015. The Trust continues to clear trades through MS, utilizing MS as a swap dealer.

The Trust is subject to sovereign risk such as the risk of restrictions being imposed by foreign governments on the repatriation of cash and the effect of political or economic uncertainties. Net unrealized appreciation (depreciation) on futures and forward currency contracts are denominated in the functional currency (U.S. dollar). Cash settlement of futures and forward currency contracts is made in the local currency (settlement currency) and then translated to U.S. dollars.

Net unrealized appreciation (depreciation) on futures and forward currency contracts by settlement currency type, denominated in U.S. dollars, is detailed below:

	As of December 31,
	2017		2016
Currency Type	Total Net Unrealized Appreciation (Depreciation)	Percent of Total	Total Net Unrealized Appreciation (Depreciation)	Percent of Total

Australian dollar	$(231,212)	7.63%	$155,137	3.06%
British pound	883,289	(29.15)	494,366	9.76
Canadian dollar	41,534	(1.37)	27,194	0.54
Euro	(3,250,736)	107.28	2,612,792	51.58
Hong Kong dollar	54,865	(1.81)	38,547	0.76
Japanese yen	539,509	(17.80)	476,214	9.40
Korean won	161,165	(5.32)	243,382	4.81
Norwegian krone	(186,465)	6.15	(89,811)	(1.77)
Polish zloty	52,304	(1.73)	(42,931)	(0.85)
Singapore dollar	8,342	(0.28)	(4,223)	(0.08)
South African rand	15,268	(0.50)	15,831	0.31
Swedish krona	(168,244)	5.55	(117,247)	(2.31)
Turkish lira	(190,548)	6.29	(36,868)	(0.73)
U.S. dollar	(759,342)	25.06	1,292,683	25.52

Total	$(3,030,271)	100.00%	$5,065,066	100.00%

The Derivatives and Hedging topic of the Codification requires qualitative disclosure about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of gains and losses on derivative instruments and disclosures about credit-risk-related contingent features in derivative agreements.

The Trust’s market risk is influenced by a wide variety of factors including the level and volatility of interest rates, exchange rates, equity price levels, the market value of financial instruments and contracts, the diversification effects among the Trust’s open positions and the liquidity of the markets in which it trades.

The Trust engages in the speculative trading of futures and forward contracts on agricultural commodities, currencies, energies, interest rates, metals and stock indices. The following were the primary trading risk exposures of the Trust at December 31, 2017 and 2016 by market sector:

Agricultural (grains, livestock and softs) – The Trust’s primary exposure is to agricultural price movements, which are often directly affected by severe or unexpected weather conditions as well as supply and demand factors.

Currencies – Exchange rate risk is a principal market exposure of the Trust. The Trust’s currency exposure is to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. The fluctuations are influenced by interest rate changes as well as political and general economic conditions. The Trust trades in a large number of currencies including cross-rates—e.g., positions between two currencies other than the U.S. dollar.

Energies – The Trust’s primary energy market exposure is to gas and oil price movements often resulting from political developments in the Middle East and economic conditions worldwide. Energy prices are volatile and substantial profits and losses have been and are expected to continue to be experienced in this market.

Interest Rates – Interest rate movements directly affect the price of the sovereign bond futures positions held by the Trust and indirectly the value of its stock index and currency positions. Interest rate movements in one country as well as relative interest rate movements between countries may materially impact the Trust’s profitability. The Trust’s primary interest rate exposure is to interest rate fluctuations in countries or regions including Australia, Canada, Japan, Switzerland, the United Kingdom, the U.S. and the Eurozone. However, the Trust also may take positions in futures contracts on the government debt of other countries. The Managing Owner anticipates that interest rates in these industrialized countries or areas, both long-term and short-term, will remain the primary interest rate market exposure of the Trust for the foreseeable future.

Metals – The Trust’s metals market exposure is to fluctuations in the price of aluminum, copper, gold, lead, nickel, palladium, platinum, silver, tin and zinc.

Stock Indices – The Trust’s equity exposure through stock index futures is to equity price risk in the major industrialized countries as well as other countries.

The Derivatives and Hedging topic of the Codification requires entities to recognize in the Statements of Financial Condition all derivative contracts as assets or liabilities. Fair value of futures and forward currency contracts in a net asset position are recorded in the Statements of Financial Condition as “Net unrealized appreciation on open futures and forward currency contracts.” Fair value of futures and forward currency contracts in a liability position are recorded in the Statements of Financial Condition as “Net unrealized depreciation on open futures and forward currency contracts.” The Trust’s policy regarding fair value measurement is discussed in Note 2.

Since the derivatives held or sold by the Trust are for speculative trading purposes, derivative instruments are not designated as hedging instruments under the provisions of the Derivatives and Hedging Topic of the Codification. Accordingly, all realized gains and losses as well as any change in net unrealized gains or losses on open positions from the preceding period are recognized as part of the Trust’s trading gains and losses in the Statements of Operations.

The following tables present the fair value of open futures and forward currency contracts, held long or sold short, at December 31, 2017 and 2016. Fair value, below, is presented on a gross basis even though the contracts are subject to master netting agreements and qualify for net presentation in the Statements of Financial Condition.

Fair Value of Futures and Forward Currency Contracts at December 31, 2017

	Fair Value - Long Positions		Fair Value - Short Positions		Net Unrealized Gain (Loss) on
Sector	Gains	Losses	Gains	Losses	Open Positions

Futures contracts:
Energies	$2,574,139	$(5,623)	$81,960	$(348,630)	$2,301,846
Grains	—	(5,320)	115,675	(53,100)	57,255
Interest rates	378,696	(2,318,631)	285,175	(58,559)	(1,713,319)
Livestock	—	—	1,260	(7,840)	(6,580)
Metals	2,596,495	(13,943)	5,056	(2,767,861)	(180,253)
Softs	85,170	(1,410)	11,813	(73,209)	22,364
Stock indices	1,859,712	(1,338,118)	247,718	(416,499)	352,813

Total futures contracts	7,494,212	(3,683,045)	748,657	(3,725,698)	834,126

Forward currency contracts	1,857,705	(1,298,906)	712,658	(5,135,854)	(3,864,397)

Total futures and forward currency contracts	$9,351,917	$(4,981,951)	$1,461,315	$(8,861,552)	$(3,030,271)

Fair Value of Futures and Forward Currency Contracts at December 31, 2016

	Fair Value - Long Positions		Fair Value - Short Positions		Net Unrealized Gain (Loss) on
Sector	Gains	Losses	Gains	Losses	Open Positions

Futures contracts:
Energies	$79,741	$(16,072)	$23,290	$(117,128)	$(30,169)
Grains	—	(2,530)	89,139	(57,725)	28,884
Interest rates	2,585,506	(349,679)	89	(31,475)	2,204,441
Livestock	1,910	—	—	(2,700)	(790)
Metals	659,138	(532,399)	453,344	(232,913)	347,170
Softs	240	(9,850)	70,445	(77,651)	(16,816)
Stock indices	1,809,601	(628,745)	20,868	(331,013)	870,711

Total futures contracts	5,136,136	(1,539,275)	657,175	(850,605)	3,403,431

Forward currency contracts	466,082	(1,149,281)	2,847,995	(503,161)	1,661,635

Total futures and forward currency contracts	$5,602,218	$(2,688,556)	$3,505,170	$(1,353,766)	$5,065,066

The effect of trading futures and forward currency contracts is represented on the Statements of Operations for the years ended 2017, 2016, and 2015 as “Net realized gains (losses) on closed positions: Futures and forward currency contracts” and “Net change in unrealized: Futures and forward currency contracts.” These trading gains and losses are detailed below:

Trading gains (losses) of futures and forward currency contracts for the years ended December 31, 2017, 2016 and 2015

Sector	2017	2016	2015

Futures contracts:
Energies	$(2,600,361)	$(6,966,567)	$8,983,430
Grains	(2,041,657)	2,781,648	(2,597,497)
Interest rates	(1,369,247)	14,988,237	7,669,389
Livestock	(102,040)	55,290	159,030
Metals	(241,212)	(1,111,367)	5,411,115
Softs	878,322	(942,605)	779,782
Stock indices	34,847,775	17,402,260	(87,413)

Total futures contracts	29,371,580	26,206,896	20,317,836

Forward currency contracts	(11,621,226)	8,748,158	51,738

Total futures and forward currency contracts	$17,750,354	$34,955,054	$20,369,574

The following table presents average notional value by sector in U.S. dollars of open futures and forward currency contracts for the years ended December 31, 2017, 2016 and 2015. The Trust’s average net asset value for the years ended 2017, 2016 and 2015 was approximately $221,000,000, $226,000,000 and $226,000,000, respectively.

	2017		2016		2015
Sector	Long Positions	Short Positions	Long Positions	Short Positions	Long Positions	Short Positions

Futures contracts:
Energies	$21,863,824	$19,092,581	$9,908,768	$10,663,625	$1,449,651	$19,980,201
Grains	171,032	23,193,037	3,483,270	16,076,288	4,514,320	9,729,741
Interest rates	434,963,631	21,196,779	465,765,592	7,201,812	443,862,760	19,265,790
Livestock	304,916	833,972	55,860	1,364,840	312,778	1,891,970
Metals	15,578,592	10,252,121	8,167,515	14,594,787	2,425,751	25,691,322
Softs	833,150	4,558,494	2,494,206	1,866,875	2,068,245	4,421,026
Stock indices	186,976,073	17,329,415	133,506,586	11,752,950	139,974,824	10,986,473

Total futures contracts	660,691,218	96,456,399	623,381,797	63,521,177	594,608,329	91,966,523

Forward currency contracts	85,663,247	120,741,789	88,043,150	102,066,994	56,830,540	97,872,490

Total average notional	$746,354,465	$217,198,188	$711,424,947	$165,588,171	$651,438,869	$189,839,013

Notional values in the interest rate sector were calculated by converting the notional value in local currency of all open interest rate futures positions to 10-year equivalent fixed income instruments, translated to U.S. dollars at each quarter-end during 2017, 2016 and 2015. The 10-year note is often used as a benchmark for many types of fixed-income instruments and the Managing Owner believes it is a more meaningful representation of notional values of the Trust’s open interest rate positions.

The customer agreements between the Trust, the Futures Clearing Brokers and the FX Prime Brokers gives the Trust the legal right to net unrealized gains and losses on open futures and foreign currency contracts. The Trust netted, for financial reporting purposes, the unrealized gains and losses on open futures and forward currency contracts on the Statements of Financial Condition as the criteria under ASC 210–20, “Balance Sheet,” were met.

The following tables summarize the valuation of the Trust’s investments as December 31, 2017 and 2016.

Offsetting of derivative assets and liabilities at December 31, 2017

	Gross amounts of recognized assets	Gross amounts offset in the Statement of Financial Condition	Net amounts of assets presented in the Statement of Financial Condition
Assets
Futures contracts
Counterparty C	$2,789,663	$(1,606,389)	$1,183,274
Total assets	$2,789,663	$(1,606,389)	$1,183,274
	Gross amounts of recognized liabilities	Gross amounts offset in the Statement of Financial Condition	Net amounts of liabilities presented in the Statement of Financial Condition
Liabilities
Futures contracts
Counterparty I	$5,802,354	$(5,453,206)	$349,148
Total futures contracts	5,802,354	(5,453,206)	349,148

Forward currency contracts
Counterparty G	2,732,822	(1,041,485)	1,691,337
Counterparty H	3,701,938	(1,528,878)	2,173,060
Total forward currency contracts	6,434,760	(2,570,363)	3,864,397

Total liabilities	$12,237,114	$(8,023,569)	$4,213,545

(Continued)

		Amounts Not Offset in the Statement of Financial Condition
Counterparty	Net amounts of Assets presented in the Statement of Financial Condition	Financial Instruments	Collateral Received (1)(2)	Net Amount (3)

Counterparty C	$1,183,274	$—	$(1,183,274)	$—

Total	$1,183,274	$—	$(1,183,274)	$—

		Amounts Not Offset in the Statement of Financial Condition
Counterparty	Net amounts of Liabilities presented in the Statement of Financial Condition	Financial Instruments	Collateral Pledged (1)(2)	Net Amount (4)

Counterparty G	$1,691,337	$—	$(1,691,337)	$—
Counterparty H	2,173,060	—	(2,173,060)	—
Counterparty I	349,148	—	(349,148)	—

Total	$4,213,545	$—	$(4,213,545)	$—

(1)	Collateral received includes trades made on exchanges. These trades are subject to central counterparty clearing where settlement is guaranteed by the exchange. Collateral pledged includes both cash and U.S. Treasury notes held at each respective counterparty.

(2)	Collateral disclosed is limited to an amount not to exceed 100% of the net amount of assets presented in the Statements of Financial Condition, for each respective counterparty.

(3)	Net amount represents the amount that is subject to loss in the event of a counterparty failure as of December 31, 2017.

(4)	Net amount represents the amounts owed by the Trust to each counterparty as of December 31, 2017.

(Concluded)

Offsetting of derivative assets and liabilities at December 31, 2016

	Gross amounts of recognized assets	Gross amounts offset in the Statement of Financial Condition	Net amounts of assets presented in the Statement of Financial Condition
Assets
Futures contracts
Counterparty C	$3,694,763	$(1,127,511)	$2,567,252
Counterparty I	2,098,548	(1,262,369)	836,179
Total futures contracts	5,793,311	(2,389,880)	3,403,431

Forward currency contracts
Counterparty G	1,572,076	(681,507)	890,569
Counterparty H	1,742,001	(970,935)	771,066
Total forward currency contracts	3,314,077	(1,652,442)	1,661,635

Total assets	$9,107,388	$(4,042,322)	$5,065,066

(Continued)

		Amounts Not Offset in the Statement of Financial Condition
Counterparty	Net amounts of Assets presented in the Statement of Financial Condition	Financial Instruments	Collateral Received (1)(2)	Net Amount (3)

Counterparty C	$2,567,252	$—	$(2,567,252)	$—
Counterparty G	890,569	—	—	890,569
Counterparty H	771,066	—	—	771,066
Counterparty I	836,179	—	(836,179)	—

Total	$5,065,066	$—	$(3,403,431)	$1,661,635

(1)	Collateral received includes trades made on exchanges. These trades are subject to central counterparty clearing where settlement is guaranteed by the exchange. Collateral pledged includes both cash and U.S. Treasury notes held at each respective counterparty.

(2)	Collateral disclosed is limited to an amount not to exceed 100% of the net amount of assets presented in the Statements of Financial Condition, for each respective counterparty.

(3)	Net amount represents the amount that is subject to loss in the event of a counterparty failure as of December 31, 2016.

(Concluded)

7.	FINANCIAL HIGHLIGHTS

Unit operating performance for Series 1, 2, 3 and 4 Units is calculated based on Unitholders’ trust capital for each Series taken as a whole utilizing the beginning and ending Net Asset Value per unit and weighted average number of units during the year. Weighted average number of units for each Series is detailed below:

	Years ended December 31,				Date of first issuance
	2017		2016	2015

Series 1	150,460.406		159,980.042	182,693.002	July 23, 2001
Series 2	6.797	(1)	12.094	39.121	April 1, 2010
Series 3	17,465.839		14,762.240	14,145.541	September 1, 2009
Series 4	3,238.290		2,774.133	2,496.701	November 1, 2010

(1)	For the eight months ended August 31, 2017, date of full redemption.

Ratios are calculated for each Series taken as a whole. Total return for Series 1 investors are presented for Unitholders charged 7% brokerage fee. An individual Unitholder’s per unit operating performance may vary based on the timing of capital transactions and differences in individual Unitholder’s brokerage fee (for Series 1) custodial fee (for Series 2), management fee (for Series 2 and 3) and profit share allocation arrangements.

8.	REDEMPTION PAYABLE TO MANAGING OWNER

At December 31, 2017 and 2016, redemption payable of $308,812 and $552,815, respectively, was related to profit share earned during the year and allocated to the Managing Owner at each year-end and subsequently paid.

9.	SUBSEQUENT EVENTS

During the period from January 1, 2018 to March 19, 2018, subscriptions of $2,206,086 were made to the Trust and redemptions of $3,236,836 were made from the Trust. The Managing Owner has performed its evaluation of subsequent events through March 19, 2018, the date the financial statements were issued. Based on such evaluation, no further events were discovered that required adjustment to or disclosure in the financial statements.

******

Millburn Ridgefield Corporation & Subsidiary CONSOLIDATED STATEMENT OF FINANCIAL CONDITION DECEMBER 31, 2017

PURCHASERS OF UNITS OF GLOBAL MACRO TRUST WILL NOT RECEIVE ANY INTEREST IN MILLBURN

RIDGEFIELD CORPORATION

[Letterhead of Cohen & Company, Ltd.]

Independent Auditors’ Report

To the Stockholders and Board of Directors

Millburn Ridgefield Corporation

We have audited the accompanying consolidated statement of financial condition of Millburn Ridgefield Corporation & Subsidiary as of December 31, 2017, and the related notes.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated statement of financial condition in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the consolidated statement of financial condition that is free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the consolidated statement of financial condition based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated statement of financial condition is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated statement of financial condition. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated statement of financial condition, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated statement of financial condition in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated statement of financial condition.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated statement of financial condition referred to above presents fairly, in all material respects, the financial position of Millburn Ridgefield Corporation & Subsidiary as of December 31, 2017, in accordance with accounting principles generally accepted in the United States of America.

Hunt Valley, Maryland
April 27, 2018

PURCHASERS OF UNITS OF GLOBAL MACRO TRUST WILL NOT RECEIVE ANY INTEREST IN MILLBURN RIDGEFIELD CORPORATION

MILLBURN RIDGEFIELD CORPORATION & subsidiary

CONSOLIDATED STATEMENT OF FINANCIAL CONDITION

DECEMBER 31, 2017

ASSETS
Equity in broker trading account:
Cash	$119,104
Cash denominated in foreign currencies (cost - $116,790)	122,339
Investments in United States government securities (amortized cost - $2,495,313)	2,491,992
Net unrealized gain on open futures contracts	40,972
Total equity in broker trading account	2,774,407
Cash and cash equivalents	2,654,429
Net unrealized (loss) on open forward currency contracts	(53,987)
Commissions and fees receivable	7,446,507
Other receivables	3,738
Loans receivable from stockholders and affiliates	81,780
Investments in sponsored funds	16,144,634
Investments in other funds	2,054,401
Redemptions receivable from sponsored and other funds	7,570,069

Furniture and equipment net of accumulated depreciation of $646,282	65,222
Total assets	$38,741,200
LIABILITIES
Accounts payable and accrued expenses	$2,102,041
Stockholder distributions payable	3,813,566
Due to stockholders and affiliated companies	3,683,151
Total liabilities	9,598,758
STOCKHOLDERS’ EQUITY

Common stock - $.005 par value, 300,000 shares authorized, 210,849 shares issued and outstanding	1,054
Additional paid-in capital	11,636,406
Retained earnings	17,504,982
Total stockholders’ equity	29,142,442
Total liabilities and stockholders’ equity	$38,741,200

See accompanying notes.

PURCHASERS OF UNITS OF GLOBAL MACRO TRUST WILL NOT RECEIVE ANY INTEREST IN MILLBURN

RIDGEFIELD CORPORATION

MILLBURN RIDGEFIELD CORPORATION & subsidiary

NOTES TO CONSOLIDATED STATEMENT OF FINANCIAL CONDITION

FOR THE YEAR ENDED DECEMBER 31, 2017

Note 1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A.	General

Millburn Ridgefield Corporation (the Corporation) was incorporated in the state of Delaware on May 19, 1982. The Corporation earns commissions and fees as a Commodity Trading Advisor and Commodity Pool Operator and is registered with, and subject to, the regulations of the Commodity Futures Trading Commission (CFTC), an agency of the United States (U.S.) government which regulates most aspects of the commodity futures industry. It is also subject to the rules of the National Futures Association (NFA), an industry self-regulatory organization. In addition, the Corporation is registered with the United States Securities and Exchange Commission as an Investment Adviser.

The Corporation’s consolidated statement of financial condition is presented on a consolidated basis with Millburn Core Markets Fund LP (Core Markets). Core Markets is a limited partnership organized in December 2014 under the Delaware Revised Uniform Limited Partnership Act and commenced operations on January 5, 2015. Core Markets engages in the speculative trading of futures and forward currency contracts. The Corporation is the General Partner, sponsor and sole investor in Core Markets. All intercompany balances and transactions have been eliminated in consolidation.

The Corporation’s consolidated statement of financial condition has been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP), pursuant to the provisions of the Consolidation Topic of the Financial Accounting Standards Board (FASB) Accounting Standards Codification (the Codification). The provisions of the Consolidation Topic of the Codification require consolidation of entities in different circumstances based on the nature of operating characteristics of the entity. Core Markets is being consolidated with the Corporation due to being wholly owned by the Corporation.

The Codification is the single source of U.S. GAAP. The preparation of the consolidated statement of financial condition in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated statement of financial condition. Actual results could differ from those estimates, and those differences may be material to the consolidated statement of financial condition.

B.	Cash and Cash Equivalents

Cash and cash equivalents includes cash and investments, through accounts at First Republic Securities Company, LLC (First Republic), of $2,495,151 in Dreyfus Treasury Prime Cash Management, a short-term U.S. government securities money market mutual fund.

C.	Forward Currency Contracts

The Corporation trades forward currency contracts indirectly for speculative purposes through its investment in Core Markets. The Corporation presents the net unrealized gains and unrealized (losses) with its interbank market maker as net unrealized (loss) in the consolidated statement of financial condition. See Note 7., Derivatives Contracts, for disclosures about offsetting derivative assets and liabilities.

Open forward currency contracts are stated at fair value which is based on pricing models that consider the time value of money and the current market and contractual prices of the underlying financial instruments. Forward currency contracts are stated at fair value using spot currency rates provided by Reuters and are adjusted for interest rates and other typical adjustment factors, which represents a market and income approach.

PURCHASERS OF UNITS OF GLOBAL MACRO TRUST WILL NOT RECEIVE ANY INTEREST IN MILLBURN

RIDGEFIELD CORPORATION

MILLBURN RIDGEFIELD CORPORATION & subsidiary

NOTES TO CONSOLIDATED STATEMENT OF FINANCIAL CONDITION (CONTINUED)

FOR THE YEAR ENDED DECEMBER 31, 2017

Note 1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

D.	Futures Contracts

The Corporation indirectly trades futures contracts through its investment in Core Markets. The Corporation presents the net unrealized gains and unrealized (losses) with its broker as net unrealized gain in the consolidated statement of financial condition. See Note 7., Derivatives Contracts, for disclosures about offsetting derivative assets and liabilities. Futures contracts are stated at fair value using the primary exchange’s closing price.

E.	U.S. Government Securities

The Corporation indirectly trades U.S. government securities through its investment in Core Markets. Investments in U.S. Treasury notes are stated at fair value based on the midpoint of bid/ask quotations reported daily at 3pm EST by Bloomberg.

U.S. Treasury note transactions are recorded on the trade date.

F.	Investments in Sponsored Funds and Other Funds

The Corporation is the general partner, managing owner or managing member of various commodity pools and investment funds (collectively, sponsored funds) formed as limited partnerships, limited liability companies or trusts. As the sponsor, the Corporation has a fiduciary responsibility to the sponsored funds and potential liability beyond amounts recognized as an asset in the consolidated statement of financial condition. Except for Core Markets, the Corporation has not consolidated the assets and liabilities of its sponsored funds and other funds under either the variable interest or the voting interest consolidation model due to the unaffiliated equity investors of the sponsored funds and other funds holding kick-out rights or due to the Corporation not being the primary beneficiary.

Investments in sponsored funds and certain other funds (collectively, funds) are reported in the Corporation’s consolidated statement of financial condition at fair value. As a practical expedient, fair value ordinarily represents the Corporation’s proportionate share of each fund’s net asset value determined for each fund in accordance with such fund’s valuation policies and reported at the time of the fund’s valuation, which represents a market approach. Generally, the fair value of the Corporation’s investment in another fund represents the amount that the Corporation could reasonably expect to receive from such fund if the Corporation’s investment was redeemed at the date of the consolidated statement of financial condition, based on information reasonably available at the time the valuation is made and that the Corporation believes to be reliable.

Investments in other funds include investments in mutual funds that are investment companies registered under the Investment Company Act of 1940. Mutual funds are valued at the net asset value per share on the valuation date as reported by management of the mutual fund.

G.	Foreign Currency Translation

The Corporation’s functional currency is the U.S. dollar; however, it transacts business in currencies other than the U.S. dollar. Assets and liabilities denominated in foreign currencies are translated into U.S. dollars at quoted prices of such currencies at the date of the consolidated statement of financial condition.

PURCHASERS OF UNITS OF GLOBAL MACRO TRUST WILL NOT RECEIVE ANY INTEREST IN MILLBURN

RIDGEFIELD CORPORATION

MILLBURN RIDGEFIELD CORPORATION & subsidiary

NOTES TO CONSOLIDATED STATEMENT OF FINANCIAL CONDITION (CONTINUED)

FOR THE YEAR ENDED DECEMBER 31, 2017

Note 1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

H.	Revenue Recognition

Commission income is recognized when earned, in accordance with the related limited partnership agreement or other governing agreement. Commission income from sponsored funds is based on a fixed percentage of the sponsored funds’ net asset value.

Incentive, management and other fees accrue based on the terms of the respective advisory agreement or other governing agreement. Incentive fees and allocations are based on a percentage of the net profits experienced by the account. Management fees are based on a fixed percentage of the assets under management.

I.	Income Taxes

The Corporation has elected S corporation status under the Internal Revenue Code, pursuant to which the Corporation does not pay U.S. Corporate or state income tax on its taxable income. Instead, the stockholders are liable for individual income tax on their share of the Corporation’s taxable income. The Corporation files U.S. federal and state tax returns. The 2014 through 2017 tax years generally remain subject to examination by U.S. federal and most state tax authorities.

The Corporation applies the provisions of Codification Topics 740, Income Taxes, which prescribe the minimum recognition threshold a tax position must meet in connection with accounting for uncertainties in income tax positions taken or expected to be taken by an entity before being measured and recognized in the consolidated statement of financial condition. This accounting standard requires the evaluation of tax positions taken or expected to be taken in the course of preparing the Corporation’s consolidated statement of financial condition to determine whether the tax positions are “more-likely-than-not” of being sustained by the applicable tax authority. Tax positions with respect to tax at the Corporation level not deemed to meet the “more-likely-than-not” threshold would be recorded as an expense in the current year. The Corporation has concluded there are no liabilities related to uncertainties in income tax positions for the year ended December 31, 2017.

J.	Furniture, Equipment and Leasehold Improvements

Furniture and equipment are stated at cost, net of accumulated depreciation. Depreciation is charged to operations over the estimated lives of the furniture and equipment, primarily five or seven years, utilizing accelerated methods. The furniture was fully depreciated at December 31, 2017.

Leasehold improvements are stated at cost, net of accumulated amortization. The amortization of the leasehold improvements is charged to operations on a straight-line basis over the remaining term of the lease. The leasehold improvements were fully amortized at December 31, 2017.

K.	Net Income Allocation

Net income is allocated and distributed to each stockholder on a pro rata basis, based on each stockholder’s percentage of shares held.

PURCHASERS OF UNITS OF GLOBAL MACRO TRUST WILL NOT RECEIVE ANY INTEREST IN MILLBURN

RIDGEFIELD CORPORATION

MILLBURN RIDGEFIELD CORPORATION & subsidiary

NOTES TO CONSOLIDATED STATEMENT OF FINANCIAL CONDITION (CONTINUED)

FOR THE YEAR ENDED DECEMBER 31, 2017

Note 1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

L.	Receivables & Credit Policies

Receivables are stated in the consolidated statement of financial condition at the amount due from the funds. The Corporation does not have payment terms with these funds as they are all related parties. See Note 3. Investments in Sponsored Funds and Other Funds for dollar amounts owed by certain related parties. The Corporation does not deem it likely that any of the receivables will become uncollectible due to the nature of the relationship, however management reviews the balances quarterly to ensure any receivables deemed uncollectible are written off. In the opinion of management, at December 31, 2017, all accounts were considered collectible and no allowance was necessary.

M.	Recently Issued Accounting Pronouncement

In August 2015, the FASB issued Accounting Standards Update No. 2015-14 (ASU 2015-14) Revenue from Contracts with Customers. ASU 2015-14 defines the core principle and the steps to apply to achieve the core principle in recognizing revenue, which is to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. ASU 2015-14 is effective for annual reporting periods beginning after December 15, 2017 for public entities. Early adoption is permitted. The Corporation is currently evaluating the impact of ASU 2015-14 will have; however, no material impact on the Corporation’s consolidated financial statement of financial condition is anticipated.

Note 2.	DEPOSITS WITH BROKERS

The Corporation, through its investment in Core Markets, deposits funds with brokers, subject to CFTC regulations and various exchange and broker requirements. Margin requirements are satisfied by the deposit of U.S. government securities and cash with such brokers. Accordingly, assets used to meet margin and other broker or regulatory requirements are partially restricted. The Corporation earns or pays interest on its assets deposited with, or borrowed from, the brokers.

PURCHASERS OF UNITS OF GLOBAL MACRO TRUST WILL NOT RECEIVE ANY INTEREST IN MILLBURN

RIDGEFIELD CORPORATION

MILLBURN RIDGEFIELD CORPORATION & subsidiary

NOTES TO CONSOLIDATED STATEMENT OF FINANCIAL CONDITION (CONTINUED)

FOR THE YEAR ENDED DECEMBER 31, 2017

Note 3.	INVESTMENTS IN SPONSORED FUNDS AND OTHER FUNDS

The Corporation has general partner interests, managing owner interests or managing member interests in sponsored funds. The Corporation’s investments in such sponsored funds as of December 31, 2017, is as follows:

	Value at		Redemption
	December 31, 2017	Investment Strategy	Provisions
Global Macro Trust	$3,742,614	To achieve capital appreciation through trading a diversified portfolio of futures and forwards contracts on interest rate instruments, stock indices, metals, energy and agricultural commodities.	Monthly with 10 days prior written notice(1)

Millburn Multi-Markets Fund L.P.	2,597,268	To achieve capital appreciation through investments in Millburn Multi-Markets Trading L.P. which engages in the speculative trading of futures and forward currency contracts to achieve capital appreciation.	Monthly with 15 days prior written notice

Nestor Partners	2,367,161	To achieve capital appreciation through trading a diversified portfolio of futures and forwards contracts on interest rate instruments, stock indices, metals, energy and agricultural commodities.	Monthly with 15 days prior written notice

Millburn MCo Partners L.P.	2,082,168	To achieve capital appreciation by allocating its capital among a number of independent investment advisors acting through investment funds and/or managed accounts.	Quarterly with 75 days prior written notice

Millburn Select Strategies L.P.	1,746,875	To achieve capital appreciation through investments in Millburn MCo Partners L.P. and Apollo Fund.	Quarterly with 75 days prior written notice

Apollo Fund	1,627,236	To achieve capital appreciation through the speculative trading of futures and forwards contracts directly and indirectly through investments in other funds.	Monthly with 15 days prior written notice

Other investments in managed	1,122,412	To achieve capital appreciation through the speculative trading of futures and forwards contracts directly and indirectly through investments in other funds.	Monthly

Other investments in fund of funds	858,900	To achieve capital appreciation through investments in alternative funds, managed accounts and registered investment companies.	Quarterly with 75 days prior written notice
Total	$16,144,634

(1)	The Corporation has currently agreed to maintain its investment at not less than 1% of the total outstanding capital contributions in Global Macro Trust but in no event shall the Corporation’s investment be less than $500,000.

PURCHASERS OF UNITS OF GLOBAL MACRO TRUST WILL NOT RECEIVE ANY INTEREST IN MILLBURN

RIDGEFIELD CORPORATION

MILLBURN RIDGEFIELD CORPORATION & subsidiary

NOTES TO CONSOLIDATED STATEMENT OF FINANCIAL CONDITION (CONTINUED)

FOR THE YEAR ENDED DECEMBER 31, 2017

Note 3.	INVESTMENTS IN SPONSORED FUNDS AND OTHER FUNDS (CONTINUED)

Summarized financial information for the more significant sponsored funds as of December 31, 2017, is as follows:

	Nestor	Millburn MCo	Global		Millburn Multi-Markets
	Partners	Partners L.P.	Macro Trust	Apollo Fund	Trading L.P.
Assets	$179,641,197	$111,965,472	$223,750,484	$119,075,956	$594,442,322
Liabilities	12,325,929	2,242,150	11,904,920	2,165,257	85,814,773
Net asset value	$167,315,268	$109,723,322	$211,845,564	$116,910,699	$508,627,549

The combined net asset value of other sponsored funds as of December 31, 2017 is $302,907,610.

As the sponsor, the Corporation conducts and manages the respective businesses of the sponsored funds. The governing documents of the sponsored funds typically require the Corporation, as sponsor, to maintain a specified investment in the respective fund. Such minimum investments generally are 1% of either net assets, total assets or total net contributions or a minimum dollar amount (if greater). In addition, the governing documents for one of the sponsored funds require the Corporation to maintain a minimum net worth equal to an amount determined by the total net contributions made to the entity that the Corporation serves as the sponsor, not to exceed one million dollars. These requirements are defined in each of the respective governing documents of the sponsored funds and the Corporation is in compliance with all such requirements.

For managing the businesses of the sponsored funds, the Corporation earns commissions and fees based on the terms of the respective governing documents of the sponsored funds. As of December 31, 2017, the Corporation had a receivable of $2,435,105 from the sponsored funds for such commissions and fees. The Corporation earns an incentive allocation from certain sponsored funds, which are generally based on 20% of the sponsored fund’s trading profits, as specified in the governing documents of the sponsored funds.

The Corporation also receives administrative fees and reimbursements of certain costs from several of the sponsored funds according to the governing documents of the sponsored funds for direct and indirect expenses paid on their behalf by the Corporation. The Corporation records an expense when such amounts are incurred and records a receivable from the funds as income when the amounts are due from the sponsored funds. As of December 31, 2017, the Corporation had a receivable of $518,893 from the sponsored funds for such administrative expenses.

During 2017, the Corporation also invested in various other funds. At December 31, 2017 the value of such investments is $2,054,401.

The Corporation has an investment in a fund for which it serves as the investment adviser. Management fee from the fund of $75,630 was outstanding at year end. The Corporation receives reimbursements from the fund for certain direct expenses paid on its behalf. Revenue related to reimbursements from the fund of $20,643 was outstanding at year end. The Corporation has voluntarily implemented an expense cap of 0.25% per annum for the fund. The Corporation earns an incentive allocation from this fund, which is based on 20% of the fund’s trading profits, as specified in the governing documents of the fund.

PURCHASERS OF UNITS OF GLOBAL MACRO TRUST WILL NOT RECEIVE ANY INTEREST IN MILLBURN

RIDGEFIELD CORPORATION

MILLBURN RIDGEFIELD CORPORATION & subsidiary

NOTES TO CONSOLIDATED STATEMENT OF FINANCIAL CONDITION (CONTINUED)

FOR THE YEAR ENDED DECEMBER 31, 2017

Note 3.	INVESTMENTS IN SPONSORED FUNDS AND OTHER FUNDS (CONTINUED)

The Corporation also has investments in registered investment companies for which it serves as the sub-adviser. Investments in registered investment companies can be redeemed on a daily basis.

Generally, all investments in other funds can be redeemed from the other funds on a monthly basis. In addition, these funds generally attempt to achieve capital appreciation through investing in stocks, futures contracts, forward currency contracts and interest rate instruments.

At December 31, 2017, the Corporation has no explicit unfunded commitments related to its investments in sponsored funds and other funds.

Note 4.	FAIR VALUE

Fair value, as defined in the Fair Value Measurement Topic of the Codification, is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value hierarchy, as set forth in the Fair Value Measurement Topic of the Codification, prioritizes the inputs to valuation techniques used to measure fair value into three broad levels: quoted market prices in active markets for identical assets or liabilities (Level 1); inputs other than quoted market prices that are observable for the asset or liability, either directly or indirectly (Level 2); and unobservable inputs for an asset or liability (Level 3). If the inputs used to measure a financial instrument fall within different levels of the fair value hierarchy, the categorization is based on the lowest level input that is significant to the measurement of that financial instrument. The Corporation recognizes transfers between fair value hierarchy levels at the beginning of the reporting period.

The following summarizes the assets held directly by the Corporation accounted for at fair value at December 31, 2017 using the fair value hierarchy:

	December 31, 2017
	Level 1	Level 2	Level 3	Practical Expedient (3)	Total
Assets
Short-term money market fund(2)	$1,827,287	$0	$0	$0	$1,827,287
Investments in sponsored funds(1)	0	0	0	16,144,634	16,144,634
Investments in other funds	1,968,323	0	0	86,078	2,054,401
Total	$3,795,610	$0	$0	$16,230,712	$20,026,322

(1)	See Note 3. for the fair value of the more significant funds within this category.
(2)	Included in cash and cash equivalents on the consolidated statement of financial condition.
(3)	In accordance with FASB ASC 820-10, the investments in sponsored funds and investments in other funds, that are measured at fair value using the net asset value per share (or its equivalent) as a practical expedient, have not been classified in the fair value hierarchy. The fair value amount presented in this table is intended to permit reconciliation of the fair value hierarchy to the amounts presented in the consolidated statement of financial condition.

PURCHASERS OF UNITS OF GLOBAL MACRO TRUST WILL NOT RECEIVE ANY INTEREST IN MILLBURN

RIDGEFIELD CORPORATION

MILLBURN RIDGEFIELD CORPORATION & subsidiary

NOTES TO CONSOLIDATED STATEMENT OF FINANCIAL CONDITION (CONTINUED)

FOR THE YEAR ENDED DECEMBER 31, 2017

Note 4.	FAIR VALUE (CONTINUED)

The following summarizes the assets and liabilities held indirectly by the Corporation through its investment in Core Markets accounted for at fair value at December 31, 2017 using the fair value hierarchy:

	Level 1	Level 2	Level 3	Total

Assets
U.S.Treasury notes	$2,491,992	$0	$0	$2,491,992
Short-term money market fund (1)	667,864	0	0	667,864

Futures contracts: (2)
Energy	50,712	0	0	50,712
Grain	900	0	0	900
Interest rate	(26,240)	0	0	(26,240)
Metal	9,575	0	0	9,575
Soft	(168)	0	0	(168)
Stock index	6,193	0	0	6,193

Total futures contracts	40,972	0	0	40,972

Forward currency contracts(2)	0	(53,987)	0	(53,987)

Total	$3,200,828	$(53,987)	$0	$3,146,841

(1)	Included in cash and cash equivalents on the consolidated statement of financial condition.
(2)	See Note 7. for additional information on fair value of derivatives, including break out of assets and liabilities.

Note 5.	RELATED PARTY TRANSACTIONS

The Corporation has extensive transactions and relationships with affiliated companies. The Millburn Corporation (TMC) provides administrative, accounting, research and other services to the Corporation and the Corporation pays TMC a consulting fee for these services. Additionally, CommInVest Research Limited Partnership (CIVR) owns the trading algorithms used by the Corporation in managing client assets. The Corporation pays CIVR a licensing fee to use the trading algorithms. The Corporation also pays fees to Millburn International (Europe) LLP (Europe) and Millburn Asia, LLC (Asia) for providing prospective investors and interested parties with information about the Corporation and its investment and trading strategy. At December 31, 2017, the Corporation owes $2,672,396 to TMC for consulting fees, $911,831 to CIVR for the use of trading algorithms, and $59,006 to Europe for providing prospective investors and interested parties with information about the Corporation. The Corporation may reimburse or be reimbursed for certain costs by stockholders and affiliates or may refund stockholders for any excess non-resident tax withholding refunded to the Corporation. Such amounts are included in loans receivable from stockholders and affiliates and due to stockholders and affiliated companies, as applicable.

PURCHASERS OF UNITS OF GLOBAL MACRO TRUST WILL NOT RECEIVE ANY INTEREST IN MILLBURN

RIDGEFIELD CORPORATION

MILLBURN RIDGEFIELD CORPORATION & subsidiary

NOTES TO CONSOLIDATED STATEMENT OF FINANCIAL CONDITION (CONTINUED)

FOR THE YEAR ENDED DECEMBER 31, 2017

Note 6.	INVESTING ACTIVITIES AND RELATED RISKS

The Corporation’s investments in sponsored funds and other funds are subject to the market and credit risks of futures contracts, options on futures contracts, forward currency contracts and other financial instruments traded by the funds (collectively, derivatives). Additionally, the sponsored funds and other funds invest in stocks and United States government securities. As such, the Corporation is exposed, directly and indirectly to the extent of its investments in sponsored funds and other funds, to both market risk, the risk arising from changes in the fair value of the contracts, and credit risk, the risk of failure by another party to perform according to the terms of a contract. The Corporation is subject to the risk of loss to the extent of the fair value of its investments in sponsored funds and other funds and, in certain specific circumstances, distributions, dividends and redemptions received.

For derivatives, risks arise from changes in the fair value of the contracts. Theoretically, the Corporation is exposed, indirectly to the extent of its investments in other funds, to a market risk equal to the notional contract value of futures, forward currency and other derivative contracts purchased and liability on such contracts sold short. In addition, since forward currency contracts are traded in unregulated markets between principals, the Corporation, directly and indirectly to the extent of its investments in Core Markets, sponsored funds and other funds, also assumes the risk of loss from counterparty non-performance.

In addition, the Corporation, through its investments in sponsored funds and other funds, is indirectly exposed to the extent of its investments in other funds, to various trading activities including investments in stocks that are typically traded on an exchange or in the over-the-counter market. The sponsored funds and other funds also sell stock not owned at the time of sale (a short sale). Risks arise from short sales due to the possible illiquidity of the securities markets and from potential adverse movements in stock values. Theoretically, short sales expose the sponsored funds and other funds to potentially unlimited liability as the sponsored funds’ and other funds’ ultimate obligation to purchase a stock sold short may exceed the amount recorded.

The Corporation, through its investments in sponsored funds and other funds as well as its investment in Core Markets, is indirectly exposed to the extent of its investments, to U.S. government securities. Risks arise from investments in U.S. government securities due to possible illiquidity and the potential for default by the issuer. U.S. government securities are also particularly sensitive to changes in interest rates, economic conditions and conditions specific to the issuer.

Lastly, the Corporation, through its investments in sponsored funds and other funds, invests in fund of funds. The Corporation’s investments in fund of funds are subject to the market and credit risk of securities and financial instruments held or sold short by these entities.

The Corporation has established procedures to actively monitor market risk and minimize credit risk of its own investing activities, as well as the trading and investing activities of the sponsored funds and other funds. There can be no assurance that the Company will, in fact, succeed in doing so.

The Corporation maintains its cash and cash equivalents at financial institutions. Balances on deposit at such financial institutions are frequently in excess of available federal deposit insurance. In the event of a financial institution’s insolvency, recovery of the Corporation’s assets on deposit may be limited to available federal deposit insurance or other protection afforded such deposits.

Additionally, the Corporation, in its capacity as general partner, managing owner or managing member of the sponsored funds, is subject to certain additional risks of loss and liability for the activities of the sponsored funds.

PURCHASERS OF UNITS OF GLOBAL MACRO TRUST WILL NOT RECEIVE ANY INTEREST IN MILLBURN

RIDGEFIELD CORPORATION

MILLBURN RIDGEFIELD CORPORATION & subsidiary

NOTES TO CONSOLIDATED STATEMENT OF FINANCIAL CONDITION (CONTINUED)

FOR THE YEAR ENDED DECEMBER 31, 2017

Note 7.	DERIVATIVE CONTRACTS

The Corporation’s market risk related to its derivatives trading indirectly through its investment in Core Markets, is influenced by a wide variety of factors, including the level and volatility of interest rates, exchange rates, weather, supply and demand of commodities, the market value of futures and forward currency contracts, the diversification effects among Core Markets’ open contracts and the liquidity of the markets in which it trades.

Core Markets engages in the speculative trading of futures and forward currency contracts. Core Markets trades futures contracts on interest rates, commodities, currencies, metals, energies and stock indices. The following were the primary trading risk exposures of Core Markets at December 31, 2017, by market sector:

Agricultural (grains and softs). Core Markets’ primary exposure is to agricultural price movements, which are often directly affected by severe or unexpected weather conditions.

Currencies. Exchange rate risk is a principal market exposure of Core Markets. Core Markets’ currency exposure is to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies. The fluctuations are influenced by interest rate changes as well as political and general economic conditions.

Energies. Core Markets’ primary energy market exposure is to gas and oil price movements often resulting from political developments in the Middle East and economic conditions worldwide. Energy prices are volatile and substantial profits and losses have been and are expected to continue to be experienced in this market.

Interest rates. Interest rate movements directly affect the price of the sovereign bond futures positions held by Core Markets and indirectly the value of its stock index and currency positions. Interest rate movements in one country as well as relative interest rate movements between countries may materially impact Core Markets’ profitability. Core Markets’ primary interest rate exposure is to interest rate fluctuations in countries or regions including Australia, Canada, Japan, Switzerland, the United Kingdom, the U.S., and the Eurozone. However, Core Markets also may take positions in futures contracts on the government debt of other nations. The Corporation anticipates that interest rates in these industrialized countries or areas, both long-term and short-term, will remain a primary market exposure of Core Markets for the foreseeable future.

Metals. Core Markets’ metals market exposure is to fluctuations in the price of aluminum, copper, gold, and silver.

Stock Indices. Core Markets’ equity exposure, through stock index futures, is to equity price risk in the major industrialized countries as well as other countries.

The Derivatives and Hedging topic of the Codification requires entities to recognize in the consolidated statement of financial condition all derivative contracts as assets or liabilities. For derivatives traded by Core Markets, fair value of futures and forward currency contracts in an asset position at each applicable broker are recorded in the consolidated statement of financial condition as “Net unrealized gain on open futures contracts” and “Net unrealized (loss) on open forward currency contracts”, as applicable.

PURCHASERS OF UNITS OF GLOBAL MACRO TRUST WILL NOT RECEIVE ANY INTEREST IN MILLBURN

RIDGEFIELD CORPORATION

MILLBURN RIDGEFIELD CORPORATION & subsidiary

NOTES TO CONSOLIDATED STATEMENT OF FINANCIAL CONDITION (CONTINUED)

FOR THE YEAR ENDED DECEMBER 31, 2017

Note 7.	DERIVATIVE CONTRACTS (CONTINUED)

The following table presents the fair value of open futures and forward currency contracts, held long or sold short, by Core Markets at December 31, 2017. The fair value of derivative contracts is presented on a gross basis even though the contracts are subject to agreements similar to master netting agreements and qualify for net presentation in the consolidated statement of financial condition.

	Fair Value – Long Positions		Fair Value – Short Positions		Net Unrealized Gain (Loss)
	Assets	Liabilities	Assets	Liabilities	Open Contracts
Futures Contracts
Energy	$54,316	$(504)	$1,850	$(4,950)	$50,712
Grains	0	0	1,100	(200)	900
Interest rates	8,533	(33,281)	469	(1,961)	(26,240)
Metals	27,025	0	0	(17,450)	9,575
Softs	0	0	0	(168)	(168)
Stock Index	35,598	(25,212)	2,515	(6,708)	6,193
Total futures contracts	125,472	(58,997)	5,934	(31,437)	40,972
Forward currency contracts	36,328	(12,511)	7,103	(84,907)	(53,987)
Total futures and forward currency contracts	$161,800	$(71,508)	$13,037	$(116,344)	$(13,015)

Core Markets is required to disclose gross information and net information about instruments and transactions eligible for offset in the consolidated statement of financial condition and instruments and transactions subject to an arrangement similar to a master netting agreement. The following table represents gross amounts of assets and liabilities which qualify for offset as presented in the consolidated statement of financial condition at December 31, 2017.

		Gross Amounts	Net Amounts
		Offset in the	Presented in the
	Gross Amounts	Statement of	Statement of
	Of Recognized	Financial	Financial
	Liabilities	Condition	Condition

Assets
Futures contracts
Counterparty C	$131,406	$(90,434)	$40,972
Forward currency contracts
Counterparty H	$(97,418)	$(43,431)	$(53,987)

The cash and other property (for example, U.S. Treasury notes) held by each counterparty at December 31, 2017, exceeds the net derivatives liability, if any, at such counterparty.

PURCHASERS OF UNITS OF GLOBAL MACRO TRUST WILL NOT RECEIVE ANY INTEREST IN MILLBURN

RIDGEFIELD CORPORATION

MILLBURN RIDGEFIELD CORPORATION & subsidiary

NOTES TO CONSOLIDATED STATEMENT OF FINANCIAL CONDITION (CONTINUED)

FOR THE YEAR ENDED DECEMBER 31, 2017

Note 8.	LEASE COMMITMENT

The Corporation has a noncancelable lease for office space in Greenwich, Connecticut. The lease expires on December 31, 2018. The future minimum lease payments under this noncancelable lease are as follows:

2018	$286,767

Note 9.	INDEMNIFICATIONS

In the normal course of business, the Corporation enters into contracts and agreements that contain a variety of representations and warranties and which provide general indemnifications. The Corporation’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Corporation that have not yet occurred. The Corporation expects the risk of any future obligation under these indemnifications to be remote.

Note 10.	EMPLOYEE BENEFIT PLAN

The Corporation sponsors a 401(k) profit sharing and savings plan (the Plan) for the benefit of its employees. The Corporation is the Plan administrator of the Plan. Under the terms of the Plan, employees may elect to defer a portion of their compensation and the Corporation may make discretionary contributions to the Plan on behalf of its participants.

Note 11.	SUBSEQUENT EVENTS

The Corporation has evaluated subsequent events through April 27, 2018, the date the consolidated statement of financial condition was available to be issued, and determined there were no subsequent events that require disclosure.

PURCHASERS OF UNITS OF GLOBAL MACRO TRUST WILL NOT RECEIVE ANY INTEREST IN MILLBURN

RIDGEFIELD CORPORATION

EXHIBIT A

GLOBAL MACRO TRUST

FIFTH AMENDED AND RESTATED

DECLARATION OF TRUST AND TRUST AGREEMENT

Dated as of August 29, 2017

GLOBAL MACRO TRUST

FIFTH AMENDED AND RESTATED

DECLARATION OF TRUST AND TRUST AGREEMENT

TABLE OF CONTENTS

i

18.	Amendments; Meetings	TA-20
	(a) Amendments with Consent of the Managing Owner	TA-20
	(b) Amendments and Actions without Consent of the Managing Owner	TA-20
	(c) Meetings; Other	TA-20
	(d) Consent by Trustee	TA-20
19.	Governing Law	TA-21
20.	Miscellaneous	TA-21
	(a) Notices	TA-21
	(b) Binding Effect	TA-21
	(c) Captions	TA-21
21.	Certain Definitions	TA-21
22.	No Legal Title to Trust Estate	TA-22
23.	Legal Title	TA-23
24.	Creditors	TA-23
	Testimonium	TA-24
	Signatures	TA-24
	Schedule A—Certificate of Trust	TA-25
	Annex—Request for Redemption	RR-1

ii

GLOBAL MACRO TRUST

FIFTH AMENDED AND RESTATED
DECLARATION OF TRUST AND TRUST AGREEMENT

This FIFTH AMENDED AND RESTATED DECLARATION OF TRUST AND TRUST AGREEMENT (“Declaration of Trust”) of Global Macro Trust (the “Trust”) is made and entered into as of this 29th day of August, 2017 by and among Millburn Ridgefield Corporation, a Delaware corporation, as managing owner (the “Managing Owner”), Wilmington Trust Company, a Delaware corporation, as trustee (the “Trustee”), and each other party who shall execute a counterpart of this Declaration of Trust as an owner of a unit (“Unit”) of beneficial interest of the Trust or who becomes a party to this Declaration of Trust as a Unitholder by execution of a Subscription Agreement and Power of Attorney Signature Page or otherwise and who is shown in the books and records of the Trust as a Unitholder (individually, a “Unitholder” and, collectively, the “Unitholders”).

W I T N E S S E T H:

WHEREAS, the parties hereto desire to continue the Trust for the business and purpose of issuing Units, the capital of which shall be used to engage in speculative trading, buying, selling or otherwise acquiring, holding or disposing of futures and forward contracts on currencies, interest rate, energy and agricultural products, metals and stock indices, hybrid instruments, swaps, any rights pertaining thereto and any options thereon or on physical commodities, with the objective of capital appreciation through speculative trading, and to amend and restate the Fourth Amended and Restated Declaration of Trust and Trust Agreement of the Trust in its entirety.

NOW THEREFORE, the parties hereto agree as follows:

1.  Declaration of Trust.

The Trustee hereby declares the investments in the Trust shall be held in trust upon and subject to the conditions set forth herein for the use and benefit of the Unitholders. It is the intention of the parties hereto that the Trust shall be a statutory trust under the Act, and that this Declaration of Trust shall constitute the governing instrument of the Trust. The Trustee has filed the Certificate of Trust required by Section 3810 of the Delaware Statutory Trust Act, 12 Del. C. § 3801, et seq., as amended from time to time (the “Act”).

Nothing in this Declaration of Trust shall be construed to make the Unitholders partners or members of a joint stock association except to the extent that such Unitholders, as constituted from time to time, are deemed to be partners under the Internal Revenue Code of 1986, as amended (the “Code”), and applicable state and local tax laws. Notwithstanding the foregoing, it is the intention of the parties hereto that the Trust be treated as a partnership for purposes of taxation under the Code and applicable state and local tax laws. Effective as of the date hereof, the Trustee shall have all of the rights, powers and duties set forth herein and in the Act with respect to accomplishing the purposes of the Trust.

2.  The Trustee.

(a)  Term; Resignation . (i) Wilmington Trust Company has been appointed and has agreed to serve as the Trustee of the Trust. The Trust shall have only one trustee unless otherwise determined by the Managing Owner. The Trustee shall serve until such time as the Managing Owner removes the Trustee or the Trustee resigns and a successor Trustee is appointed by the Managing Owner in accordance with the terms of Section 2(e) hereof.

(ii)          The Trustee may resign at any time upon the giving of at least sixty (60) days’ advance written notice to the Managing Owner; provided, that such resignation shall not become effective unless and until a successor Trustee shall have been appointed by the Managing Owner in accordance with Section 2(e) hereof. If the Managing Owner does not act within such sixty (60) day period, the Trustee may apply to the Court of Chancery of the State of Delaware for the appointment of a successor Trustee.

(b) Powers . Except to the extent expressly set forth in this Section 2, the duty and authority of the Trustee to manage the business and affairs of the Trust are hereby delegated to the Managing Owner. The Trustee shall have only the rights, obligations or liabilities specifically provided for herein and in the Act and shall have no implied rights, obligations or liabilities with respect to the business or affairs of the Trust. The Trustee shall have the power and authority to execute, deliver, acknowledge and file all necessary documents, including any amendments to or cancellation of the Certificate of Trust, and to maintain all necessary records of the Trust as required by the Act. The Trustee shall provide prompt notice to the Managing Owner of its performance of any of the foregoing. The Managing Owner shall keep the Trustee informed of any actions taken by the Managing Owner with respect to the Trust that affect the rights, obligations or liabilities of the Trustee hereunder or under the Act.

(c) Compensation and Expenses of the Trustee . The Trustee shall be entitled to receive from the Trust or, if the assets of the Trust are insufficient, from the Managing Owner reasonable compensation for its services hereunder in accordance with a separate fee agreement between the Managing Owner and the Trustee, and shall be entitled to be reimbursed by the Trust or, if the assets of the Trust are insufficient, by the Managing Owner for reasonable out-of-pocket expenses incurred by the Trustee in the performance of its duties hereunder, including without limitation, the reasonable compensation, out-of-pocket expenses and disbursements of counsel and such other agents as the Trustee may employ in connection with the exercise and performance of its rights and duties hereunder, to the extent attributable to the Trust.

(d) Indemnification .. The Managing Owner agrees, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and does hereby indemnify, protect, save and keep harmless the Trustee and its successors, assigns, legal representatives, officers, directors, agents, employees and servants (the “Indemnified Parties”) from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by the Trustee on or measured by any compensation received by the Trustee for its services hereunder or as indemnity payments pursuant to this Section 2(d)), claims, actions, suits, costs, expenses or disbursements (including legal fees and expenses) of any kind and nature whatsoever (collectively, “Expenses”), which may be imposed on, incurred by or asserted against the Indemnified Parties in any way relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other agreements to which the Trust is a party or the action or inaction of the Trustee hereunder or thereunder, except for Expenses resulting from the gross negligence or willful misconduct of the Indemnified Parties. The indemnities contained in this Section 2(d) shall survive the termination of this Declaration of Trust or the removal or resignation of the Trustee. In addition, the Indemnified Parties shall be entitled to indemnification from any cash, net equity in any commodity futures, forward and option contracts, all funds on deposit in the accounts of the Trust, any other property held by the Trust, and all proceeds therefrom, including any rights of the Trust pursuant to any agreements to which the Trust is a party (the “Trust Estate”) to the extent such expenses are attributable to the formation, operation or termination of the Trust as set forth above, and to secure the same the Trustee shall have a lien against the Trust Estate which shall be prior to the rights of the Managing Owner and the Unitholders to receive distributions from the Trust Estate. The Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Trust Estate which result from claims against the Trustee personally that are not related to the ownership or the administration of the Trust Estate or the transactions contemplated by any documents to which the Trust is a party.

(e) Successor Trustee . Upon the resignation or removal of the Trustee, the Managing Owner shall appoint a successor Trustee by delivering a written instrument to the outgoing Trustee. Any successor Trustee must satisfy the requirements of Section 3807 of the Act. Any resignation or removal of the Trustee and appointment of a successor Trustee shall not become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Managing Owner and any fees and expenses due to the outgoing Trustee are paid. Following compliance with the preceding sentence, the successor Trustee shall become fully vested with all of the rights, powers, duties and obligations of the outgoing Trustee under this Declaration of Trust, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations under this Declaration of Trust.

(f) Liability of the Trustee . Except as otherwise provided in this Section 2, in accepting the trust created hereby, Wilmington Trust Company acts solely as Trustee hereunder and not in its individual capacity, and all persons having any claim against the Trustee by reason of the transactions contemplated by this Declaration of Trust and any other agreement to which the Trust is a party shall look only to the Trust Estate for payment or satisfaction thereof. The Trustee shall not be liable or accountable hereunder or under any other agreement to which the Trust is a party, except for the Trustee’s own gross negligence or willful misconduct. In particular, but not by way of limitation:

(i)           the Trustee shall have no liability or responsibility for the validity or sufficiency of this Declaration of Trust or for the form, character, genuineness, sufficiency, value or validity of the Trust Estate;

(ii)          the Trustee shall not be liable for any actions taken or omitted to be taken by it in accordance with the instructions of the Managing Owner;

(iii)         the Trustee shall not have any liability for the acts or omissions of the Managing Owner;

(iv)         the Trustee shall not be liable for its failure to supervise the performance of any obligations of the Managing Owner, any commodity broker or any selling agent;

(v)          no provision of this Declaration of Trust shall require the Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder if the Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(vi)         under no circumstances shall the Trustee be liable for indebtedness evidenced by or other obligations of the Trust arising under this Declaration of Trust or any other agreements to which the Trust is a party;

(vii)        the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Declaration of Trust, or to institute, conduct or defend any litigation under this Declaration of Trust or any other agreements to which the Trust is a party, at the request, order or direction of the Managing Owner or any Unitholders unless the Managing Owner or such Unitholders have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Trustee (including, without limitation, the reasonable fees and expenses of its counsel) therein or thereby; and

(viii)      notwithstanding anything contained herein to the contrary, the Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (a) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or taking of any action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware, (b) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivision thereof in existence as of the date hereof other than the State of Delaware becoming payable by the Trustee or (c) subject the Trustee to personal jurisdiction other than in the State of Delaware for causes of action arising from personal acts unrelated to the consummation by the Trustee of the transactions contemplated hereby.

(g) Reliance by the Trustee and the Managing Owner; Advice of Counsel . (i) In the absence of negligence or misconduct on the part of the Managing Owner or bad faith on the part of the Trustee, the Trustee and the Managing Owner may conclusively rely upon certificates or opinions furnished to the Trustee or the Managing Owner and conforming to the requirements of this Declaration of Trust in determining the truth of the statements and the correctness of the opinions contained therein, and shall incur no liability to anyone in acting on any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper which is believed to be genuine and believed to be signed by the proper party or parties, and need not investigate any fact or matter pertaining to or in any such document; provided, however, that the Trustee or the Managing Owner shall have examined any certificates or opinions so as to determine compliance of the same with the requirements of this Declaration of Trust. The Trustee or the Managing Owner may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Trustee or the Managing Owner may for all purposes hereof rely on a certificate, signed by the president or any vice-president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Trustee or the Managing Owner for any action taken or omitted to be taken by either of them in good faith in reliance thereon.

(ii)          In the exercise or administration of the trust hereunder and in the performance of its duties and obligations under this Declaration of Trust, the Trustee, at the expense of the Trust, (i) may act directly or through its agents, attorneys, custodians or nominees pursuant to agreements entered into with any of them, and the Trustee shall not be liable for the conduct or misconduct of such agents, attorneys, custodians or nominees if such agents, attorneys, custodians or nominees shall have been selected by the Trustee with reasonable care and (ii) may consult with counsel, accountants and other skilled professionals to be selected with reasonable care by the Trustee; provided that the Trustee shall not allocate any of its internal expenses or overhead to the account of the Trust. The Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountant or other such persons.

(h) Not Part of Trust Estate . Amounts paid to the Trustee from the Trust Estate, if any, pursuant to this Section 2 shall not be deemed to be part of the Trust Estate immediately after such payment.

3. Principal Office .

The address of the principal office of the Trust is c/o the Managing Owner, 411 West Putnam Avenue, Greenwich, Connecticut 06830; telephone: (203) 625–8211. The Trustee is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration. The Trustee shall receive service of process on the Trust in the State of Delaware at the foregoing address. In the event Wilmington Trust Company resigns or is removed as the Trustee, the Trustee of the Trust in the State of Delaware shall be the successor Trustee.

4.  Business ..

The Trust’s business and purpose is to engage in speculative trading, buying, selling or otherwise acquiring, holding or disposing of futures and forward contracts on currencies, interest rate, energy and agricultural products, metals, stock and stock indices, hybrid instruments, swaps, any rights pertaining thereto and any options thereon or on physical commodities, and to engage in all activities necessary, convenient or incidental thereto. The objective of the Trust’s business is appreciation of its assets through speculative trading. The Trust shall have the power to engage in all activities which are necessary, suitable, desirable, convenient or incidental to the accomplishment to the foregoing business and purposes. The Trust shall do so under the direction of the Managing Owner.

5. Term, Dissolution, Fiscal Year, Series of Units and Net Asset Value .

(a) Term .. The term of the Trust commenced on the day on which the Certificate of Trust was filed with the Secretary of State of the State of Delaware pursuant to the provisions of the Act. The Trust shall dissolve upon the first to occur of the following: (1) December 31, 2031; (2) receipt by the Managing Owner of an approval to dissolve the Trust at a specified time by Unitholders owning Units representing more than fifty percent (50%) of the total number of outstanding Units then owned by Unitholders, notice of which is sent by certified mail return receipt requested to the Managing Owner not less than 90 days prior to the effective date of such dissolution; (3) death, insanity, bankruptcy, retirement, resignation, expulsion, withdrawal, insolvency or dissolution of the Managing Owner or any other event that causes the Managing Owner to cease to be a managing owner unless, (i) at the time of such event there is at least one remaining managing owner of the Trust who carries on the business of the Trust (and each remaining managing owner of the Trust is hereby authorized to carry on the business of the Trust in such an event), or (ii) within 90 days after such event Unitholders owning at least fifty percent (50%) of the total number of outstanding Units then owned by Unitholders agree in writing to continue the business of the Trust and to the appointment, effective as of the date of such event, of one or more managing owners of the Trust pursuant to the terms of Sections 18(b) and 18(c); (4) a decline in the aggregate Net Assets of the Trust to less than $250,000; (5) a decline in the Net Asset Value per Unit to $250 or less; or (6) any other event which shall make it unlawful for the existence of the Trust to be continued or shall require dissolution of the Trust.

(b) Dissolution .. Upon the occurrence of an event causing the dissolution of the Trust, the Trust shall be dissolved and its affairs wound up. Upon dissolution, the New Profits Memo Account will be added to the Managing Owner’s capital account.

Upon the dissolution of the Trust, the Managing Owner (or, if the Managing Owner has withdrawn, such person as the Unitholders may, by majority vote of the Units, select) shall wind up the Trust’s affairs and, in connection therewith, shall distribute the Trust’s assets in the following manner and order:

(i)           FIRST TO pay or make reasonable provision to pay (all claims of the Trustee and then all other claims and obligations, including all contingent, conditional or unmatured claims and obligations, for which the Managing Owner (or its successor) may create a reserve, known to the Trust (including claims of Unitholders) and all claims and obligations which are known to the Trust but for which the identity of the claimant is unknown; and

(ii)          SECOND TO distribution in cash of the remaining assets to the Unitholders in proportion to their capital accounts, after giving effect to the allocations pursuant to Section 8 hereof as if the date of distribution were the end of a calendar year.

The Trust shall terminate when (i) all assets of the Trust shall have been distributed in the manner provided for in this Agreement and (ii) the Certificate of Trust shall have been canceled in the manner required by the Act.

(c) Fiscal Year . The fiscal year of the Trust shall begin on January 1 of each year and end on the following December 31.

(d) Series of Units. The Units may be issued in series (each, a “Series”). The only difference between Units of each Series shall be the applicable fees and expenses described herein. Otherwise, the Units of each Series shall be identical to the Units of the other Series and shall share pro rata in the profits and losses of the Trust. “Series of Units” shall include outstanding Units issued prior to the date hereof (unless the context dictates otherwise). The Series are not of a type contemplated by the last sentence of Section 3804(a) of the Act.

(e) Net Asset Value . The Net Assets of the Trust are its assets less its liabilities determined in accordance with generally accepted accounting principles. A Series’ Net Assets in aggregate are the Trust’s assets attributable to that Series minus its liabilities attributable to that Series. If a futures, forward or other contract cannot be liquidated on the day with respect to which Net Assets are being determined, the settlement price on the first subsequent day on which the contract can be liquidated shall be the basis for determining the liquidating value of such contract for such day, or such other value as the Managing Owner may deem fair and reasonable. The liquidating value of a commodity futures or option contract not traded on a United States commodity exchange shall mean its liquidating value as determined by the Managing Owner on a basis consistently applied for each different variety of contract.

A brokerage fee shall be charged to Series 1 Units (the “Brokerage Fee”) at the basic rate of 7.0% per annum of the average month-end Net Assets of the Trust attributable to Series 1 Units (prior to reduction for accrued but unpaid fees), and additional Series 1 Units shall be allocated to Series 1 Unitholders subject to reduced Brokerage Fees as described in Section 8(a)(3) hereof. Brokerage Fees, accrued as well as paid, shall reduce the Net Asset Value of Series 1 Units. The Managing Owner compensates selling agents in connection with the sale of Series 1 Units out of the Brokerage Fee in an amount up to 4% per annum of the Net Asset Value of Series 1 Units but not to exceed 9.5% of the purchase price paid by purchasers of the Series 1 Units. Once the 9.5% threshold is reached with respect to a Series 1 Unit issued on or after the date hereof, amounts that would otherwise be paid to the selling agent for that Series 1 Unit shall instead be rebated to the Trust and shall be allocated equally among all Series 1 Units (inclusive of outstanding Units issued prior to the date hereof).

A management fee shall be charged to Series 3 Units (the “Series 3 Management Fee”) at the basic rate of 1.75% per annum of the average month-end Net Assets of the Trust attributable to Series 3 Units (prior to reduction for accrued but unpaid fees). Series 3 Units shall also be subject to their pro rata share of the Trust’s routine charges incidental to trading (including, without limitation, brokerage commissions, prime brokerage fees, exchange, clearinghouse, regulatory, floor brokerage, electronic platform trading costs and “give-up” fees). Series 3 Management Fees and trading costs, accrued as well as paid, shall reduce the Net Asset Value of Series 3 Units.

Series 4 Units shall be subject to their pro rata share of the Trust’s routine charges incidental to trading (including, without limitation, brokerage commissions, prime brokerage fees, exchange, clearinghouse, regulatory, floor brokerage, electronic platform trading costs and “give-up” fees). Trading costs, accrued as well as paid, shall reduce the Net Asset Value of Series 4 Units.

A management fee shall be charged to Series 5 Units (the “Series 5 Management Fee”) at the basic rate of 2.50% per annum of the average month-end Net Assets of the Trust attributable to Series 5 Units (prior to reduction for accrued but unpaid fees). The Managing Owner compensates selling agents in connection with the sale of the Series 5 Units out of the Series 5 Management Fee in an amount up to 0.75% per annum of the Trust’s average month-end Net Assets attributable to Series 5 Units. Such selling compensation, in addition to any other compensation due to selling agents or wholesalers in connection with the sale of the Series 5 Units, shall not exceed 9.5% of the gross offering proceeds of the Series 5 Units sold. Once the maximum threshold is reached with respect to a Series 5 Unit, the selling agent with respect to such Series 5 Unit shall receive no further selling compensation and the up to 0.75% amount that would otherwise be paid to the selling agent for that Series 5 Unit will instead be rebated to the Trust and shall be allocated equally among all outstanding Series 5 Units.

Series 5 Units shall also be subject to their pro rata share of the Trust’s routine charges incidental to trading (including, without limitation, brokerage commissions, prime brokerage fees, exchange, clearinghouse, regulatory, floor brokerage, electronic platform trading costs and “give-up” fees). Series 5 Management Fees as well as trading costs, accrued as well as paid, shall reduce the Net Asset Value of Series 5 Units.

Accrued Profit Shares (as described in Section 8 hereof) shall reduce Net Asset Value, even though such Profit Shares may never, in fact, be paid. Accrued Profit Shares shall be calculated on a basis which reflects any aggregate New Trading Profit (as defined in Section 8(c)), accrued equally in respect of each Series 1 Unit (except as necessary to reflect the difference in the Brokerage Fees charged certain Unitholders) and accrued equally in respect of the Series 3 and Series 5 Units in the aggregate (except as necessary to reflect the Management Fees charged to the Series 3 and Series 5 Unitholders) but not in respect of the Series 4 Units, the Managing Owner’s capital account or the New Profits Memo Account (see Section 8(a)).

The Series 3 Management Fee and the Series 5 Management Fee are collectively referred to herein as “Management Fees” and the Series 1 Profit Share, Series 3 Profit Shares and Series 5 Profit Shares, each as defined below, are collectively referred to herein as “Profit Shares.”

6.  Net Worth of Managing Owner .

The Managing Owner agrees that at all times so long as it remains managing owner of the Trust, it will maintain its Net Worth at an amount not less than the greater of $50,000 or 5% of the total contributions to the Trust and to all other entities of which it is managing owner or general partner. In no event shall the Managing Owner be required to maintain a net worth in excess of $1,000,000.

7.  Capital Contributions; Units; Managing Owner’s Liability .

(a) Types of Beneficial Interests . The beneficial interests in the Trust shall consist of two types: a general liability interest and limited liability Units. The Managing Owner shall acquire the general liability interest, and investors shall all acquire limited liability Units.

(b) Managing Owner’s Liability . Upon the initial contribution by the Managing Owner to the Trust, the Managing Owner became the holder of the general liability interest of the Trust. The Managing Owner’s general liability interest shall be accounted for on a Unit-equivalent basis, but may receive allocations on an aggregate basis so as to simplify the Trust’s accounting. The Managing Owner’s general liability interest will not be subject to full Brokerage Fees, but rather only to actual execution costs, nor shall it be subject to Management Fees or Profit Shares.

(c) No Certificates . No certificates or other evidences of beneficial ownership of the Units will be issued.

(d) Unitholder Consent . Every Unitholder, by virtue of having purchased or otherwise acquired Units, shall be deemed to have expressly consented and agreed to be bound by the terms of this Declaration of Trust.

The Unitholders’ respective capital contributions to the Trust shall be as shown on the books and records of the Trust.

The Managing Owner shall have unlimited liability for the repayment, satisfaction and discharge of all debts, liabilities and obligations of the Trust to the full extent, and only to the extent, of the Managing Owner’s assets.

The Managing Owner shall be liable for the acts, omissions, obligations and expenses of the Trust, to the extent not paid out of the assets of the Trust, to the same extent that the Managing Owner would be so liable if the Trust were a partnership under the Delaware Revised Uniform Limited Partnership Act and the Managing Owner were a general partner of such partnership. The obligations of the Managing Owner under this paragraph shall be evidenced by its ownership of the general liability interest.

The Managing Owner, so long as it is generally liable for the obligations of the Trust, shall invest in the Trust, as a general liability interest, no less than 1% of the net capital contributions to the Trust (including the Managing Owner’s contributions) but in no event shall the Managing Owner invest less than $500,000 of the total capital contributions to the Trust. The Managing Owner may withdraw any interest it may have in excess of such requirement as of any month-end on the same terms as any Unitholder, provided the Managing Owner’s interest in the Trust remains equal to or greater than the greater of (i) 1% of the Trust’s then current Net Assets or (ii) $500,000.

Any Units acquired by the Managing Owner or any of its principals or their respective affiliates will be non-voting, and will not be considered outstanding for purposes of determining whether the majority approval of the outstanding Units has been obtained.

The general liability interest in the Trust held by the Managing Owner will be non-voting.

8.  Allocation of Profits and Losses .

(a) Capital Accounts and Allocations . A capital account shall be established for each Unit of each Series and for the Managing Owner. In addition, a New Profits Memo Account shall be established on the books of the Trust for bookkeeping purposes only. The initial balance of each capital account shall be the amount contributed to the Trust in respect of a Unit or by the Managing Owner. As of the close of business (as determined by the Managing Owner) on the last day of each month, the following determinations and allocations shall be made:

(1)        The Net Assets of the Trust will be determined without regard to Brokerage Fees, Management Fees, the Trust’s actual trade execution and clearing costs or Profit Shares.

(2)        Any increase or decrease in the Trust’s Net Assets (as determined pursuant to Paragraph 1 above), as compared to the last such determination of Net Assets, shall then be credited or charged pro rata to the capital account of each Unit, to the capital account of the Managing Owner and to the New Profits Memo Account.

(3)        Brokerage Fees shall be charged equally to all Series 1 Units at the rate of 0.5833 of 1% of the month-end Trust assets (prior to reduction for any accrued but unpaid fees or Profit Shares) allocable to such Series 1 Units (a 7.0% annual rate). Such Brokerage Fees shall be paid out to the Managing Owner; provided that in respect of Series 1 Units which are subject to per annum Brokerage Fees of 6.5%, 6.0%, or 5.5% (or as otherwise reduced to reflect reduced sales commissions) of the average month-end Trust assets allocable to such Series 1 Units, the difference between the 0.5833 of 1% Brokerage Fees charged and the reduced Brokerage Fee due as of the end of each month shall not be paid out to the Managing Owner but shall instead be credited to a Suspense Account which shall not be included in the Net Asset Value of the Series 1 Units, and shall be used solely as a means of efficiently accounting for the reduction in the Brokerage Fee payable by such Series 1 Unitholders while maintaining a uniform Net Asset Value per Series 1 Unit.

Series 3 Management Fees shall be charged equally to all Series 3 Units at the rate of 0.14583 of 1% of the month-end Trust assets (prior to reduction for any accrued but unpaid fees or Profit Shares) allocable to such Series 3 Units (a 1.75% annual rate). Actual costs of executing and clearing the Trust’s futures trades attributable to Series 3 Units, including prime brokerage fees in respect of currency forward contracts attributable to Series 3 Units, shall also be charged equally to all Series 3 Units.

Actual costs of executing and clearing the Trust’s futures trades attributable to Series 4 Units, including prime brokerage fees in respect of currency forward contracts attributable to Series 4 Units, shall also be charged equally to all Series 4 Units.

Series 5 Management Fees shall be charged equally to all Series 5 Units at the rate of 0.20833 of 1% of the month-end Trust assets (prior to reduction for any accrued but unpaid fees or Profit Shares) allocable to such Series 5 Units (a 2.50% annual rate). Actual costs of executing and clearing the Trust’s futures trades attributable to Series 5 Units, including prime brokerage fees in respect of currency forward contracts attributable to Series 5 Units, shall also be charged equally to all Series 5 Units.

Brokerage fees and management fees will not be charged to (or calculated on a basis of average month-end Trust assets which include) capital accounts of the Series 4 Unitholders, the Managing Owner, its principals, their respective affiliates or the New Profits Memo Account. The capital accounts of the Series 4 Unitholders, the Managing Owner, its principals, their respective affiliates and the New Profits Memo Account shall be charged for their respective pro rata shares of the costs of executing and clearing the Trust’s futures trades as well as for prime brokerage fees in respect of currency forward contracts, but not for any brokerage fees or management fees.

(4)        The Managing Owner’s Series 1 Profit Share will equal 20% of any Series 1 New Trading Profit (as defined in Section 8(c)). The Managing Owner’s Series 3 Profit Share and Series 5 Profit Share will equal 20% of any aggregate Series 3 New Trading Profit and Series 5 New Trading Profit, respectively (each as defined in Section 8(c)). As of the end of each month, the amount of any such Series 1 Profit Share, Series 3 Profit Share or Series 5 Profit Share, as applicable, shall be calculated and shall reduce the Net Asset Value per Unit of Series 1, Series 3 or Series 5, as applicable, pro rata. The Series 4 Units shall not be subject to a Profit Share. The amount of any such Profit Share shall be deducted from each Unit’s capital account (other than the Series 4 Units, as described above) and credited to the New Profits Memo Account, as a bookkeeping entry only, as of the end of each calendar year. The capital accounts of the Managing Owner, its principals, their respective affiliates and the New Profits Memo Account will not be subject to the Profit Share. (For the avoidance of doubt, the amount of any Series 1 Profit Share accrual reversal shall be credited to the Series 1 Units only and the amount of any Series 3 Profit Share or Series 5 Profit Share accrual reversal shall be credited, pro rata, to Series 3 and Series 5 Units only.)

(5)        The amounts credited to the Suspense Account as provided in Paragraph 3 above as of the end of any month shall be reduced by the 20% Series 1 Profit Share if there is an accrued Profit Share in respect of the Series 1 Units as of the month-end that such amounts are so credited. If such month-end is also a year-end, the amount of such Series 1 Profit Share shall be credited to the New Profits Memo Account, as a bookkeeping entry only, and the remainder of the Suspense Account shall be reinvested in Series 1 Units as of such month-end, at Net Asset Value, for the benefit of the appropriate Series 1 Unitholders. If such month-end is not also a year-end, the Series 1 Profit Share accrual, as well as the remainder of the Suspense Account, shall be reinvested in Series 1 Units as of such month-end, at Net Asset Value, for the benefit of the appropriate Series 1 Unitholders.

(6)        The Managing Owner’s Series 1 Profit Share, Series 3 Profit Share and Series 5 Profit Share respect to Units redeemed as of a month-end which is not the end of a calendar year shall be computed as though such month-end were the end of a calendar year, and the amount of the Series 1 Profit Share, Series 3 Profit Share or Series 5 Profit Share so computed (if any) shall be deducted from the redeemed Units’ capital accounts and credited to the New Profits Memo Account, as a bookkeeping entry only.

(7)        When Series 1 Units subject to reduced per annum Brokerage Fees are redeemed: (i) if a Series 1 Profit Share is then accrued, the difference between the 7.0% per annum and reduced per annum Brokerage Fee attributable to such Series 1 Units for the month-end of redemption shall be assessed a 20% Series 1 Profit Share which shall be credited to the New Profits Memo Account, as a bookkeeping entry only; and (ii) the Series 1 Profit Share, if any, due in respect of such Series 1 Units shall be calculated on the same basis as in respect of all other Series 1 Units, as set forth in Paragraph 4 above, and credited to the New Profits Memo Account, as a bookkeeping entry only.

If no Series 1 Profit Share is accrued as of the date of redemption, then no New Profits Memo Account credits shall be made in respect of any portion of the Series 1 Units redeemed.

(8)        The amount of any distributions made in respect of a Unit as of the end of such month and any amount (not reduced by any early redemption charges) paid upon partial redemption of Units or upon withdrawal of the Managing Owner’s interest as of the end of such month shall be charged against the capital account of such Unit or of the Managing Owner. The capital account of any Unit fully redeemed shall be eliminated.

(9)        Brokerage Fees and Management Fees shall be treated as if paid or payable to a third party and shall not be credited to the capital account of the general liability interest held by the Managing Owner.

(10)      Persons who make a net capital investment in the Series 1 Units, including both initial and subsequent investments and without regard to profits or losses, of $100,000, $500,000, $1,000,000 or more or who acquired Series 1 Units through asset-based fee or fixed-fee investment programs (such as broker or trust company “wrap accounts”) shall be entitled to pay Brokerage Fees of 6.5%, 6.0%, 5.5% or 4% per annum, respectively, of the average month-end assets of their respective capital accounts; provided that, if after any redemption of Series 1 Units, the aggregate net capital contributions for Series 1 Units (subscriptions less redemptions, but assuming redemptions to be made first from accumulated net profits, not capital contributions) of an investor is less than $100,000, $500,000 or $1,000,000, such Series 1 Unitholder will no longer be eligible for the level of per annum Brokerage Fee such investor was paying but rather shall be subject to the higher Brokerage Fee applicable to the aggregate Net Asset Value of such investor’s Series 1 Units as if that amount were such investor’s initial investment in the Series 1 Units. Should such person subsequently make an additional subscription, if the amount of such subsequent subscription plus such Series 1 Unitholder’s remaining net capital contributions (subscriptions less redemptions, but assuming redemptions to be made first from accumulated net profits, not capital contributions) equals $100,000, $500,000 or $1,000,000 or more, such person will pay the Brokerage Fee applicable to such person’s net capital investment in the Series 1 Units described in this Paragraph 10. Redemptions of Series 1 Units shall not cause investors who invest through asset-based fee or fixed-fee investment programs to pay increased Brokerage Fees.

Reduced Brokerage Fees apply to a Series 1 Unitholder’s entire capital account attributable to Series 1 Units, not just that part of such capital account corresponding to capital contributions of $100,000, $500,000 and $1,000,000 or more.

(b) Allocation of Profit and Loss for Federal Income Tax Purposes . Each of the parties hereto, by entering into this Declaration of Trust, (i) expresses its intention that the Units will qualify under applicable tax law as though the Units were interests in a partnership which holds the Trust Estate for their benefit, (ii) agrees that it will file its own federal, state and local income, franchise and other tax returns in a manner that is consistent with the treatment of the Trust as though it were a partnership in which each of the Unitholders is a partner and (iii) agrees to use reasonable efforts to notify the Managing Owner promptly upon a receipt of any notice from any taxing authority having jurisdiction over such Unitholder with respect to the treatment of the Units as anything other than interests in a partnership. As of the end of each fiscal year, income and expense and capital gain or loss of the Trust shall be allocated among the Unitholders pursuant to the following provisions of this Section 8(b) for federal income tax purposes. Such allocations shall be pro rata from short-term capital gain or loss and long-term capital gain or loss. For purposes of this Section 8(b), capital gain and capital loss shall be allocated separately and not netted.

(1)       Items of ordinary income and expenses attributable to the Trust (other than Brokerage Fees, Management Fees and allocable execution and clearing costs (including prime brokerage fees), which shall be allocated as set forth in Section 8(b)(2)), shall be allocated pro rata among all Units of the Trust (based on Net Asset Value per Unit) outstanding as of the end of each calendar month (including Units being then redeemed), and pro rata to the capital account of the Managing Owner.

(2)       Deductions attributable to Brokerage Fees, Management Fees and allocable execution and clearing costs (including prime brokerage fees) shall be allocated to each Unitholder and the Managing Owner in the same manner as such Brokerage Fees, Management Fees and allocable execution and clearing costs are allocated for financial purposes pursuant to Section 8(a).

(3)       Capital Gain or Loss (as defined in Section 8(b)(3)(H)) shall be allocated as follows:

(A)        There shall be established a tax account with respect to each outstanding Unit and with respect to the Managing Owner. The initial balance of each tax account shall be the net amount paid to the Trust for each Unit and the amount contributed to the Trust by the Managing Owner. Amounts reinvested in Series 1 Units from the Suspense Account, as described in Section 8(a) hereof, shall not increase the aggregate tax basis of the affected Series 1 Unitholders in their Series 1 Units; rather the Series 1 Units acquired upon reinvestment will have an initial tax basis of $0. As of the end of each fiscal year:

(i)           Each tax account for the Units and the Managing Owner shall be increased by the amount of income or gain allocated to such tax account pursuant to Sections 8(b)(1), 8(b)(3)(B) and 8(b)(3)(D).

(ii)          Each tax account for the Units shall be decreased by the amount of expense or loss allocated to each Unit pursuant to Sections 8(b)(1), 8(b)(2) and 8(b)(3)(F) and by the amount of any distributions paid out with respect to such Units other than upon redemption.

(iii)         When a Unit is redeemed, the tax account attributable to such Unit (determined after making all allocations described in this Section 8(b)) shall be eliminated.

(B)         The Managing Owner shall be allocated Capital Gain, if any, up to the amount of any bookkeeping credit to the New Profits Memo Account, including any credits made as of the end of the fiscal year of allocation. To the extent any such tax allocation is made, the balance in the New Profits Memo Account shall be reduced, and the balance in the Managing Owner’s capital account, for financial purposes, correspondingly increased.

(C)        Each Unitholder who redeems a Unit during a fiscal year (including Units redeemed as of the end of the last day of such fiscal year) shall be allocated Capital Gain, if any, up to the amount of the excess, if any, of the amount received in respect of the Units so redeemed over the sum of the tax accounts (determined after making the allocation described in Sections 8(b)(1) and 8(b)(2), but prior to making the allocations described in this Section 8(b)(3)(C)) allocable to such Units (an “Excess”). In the event that the aggregate amount of Capital Gain available to be allocated pursuant to this Section 8(b)(3)(C) is less than the aggregate amount of Capital Gain required to be so allocated, the aggregate amount of available Capital Gain shall be allocated among all such Unitholders in the ratio which each such Unitholder’s Excess bears to the aggregate Excess of all such Unitholders.

(D)       Capital Gain remaining after the allocation described in Section 8(b)(3)(C) shall be allocated among all Unitholders who hold Units outstanding as of the end of the applicable fiscal year (other than Units redeemed as of the end of the last day of such fiscal year) whose capital accounts with respect to such Units are in excess of the related tax accounts (determined after making the allocations described in Sections 8(b)(1) and 8(b)(2)) allocable to such Units, in the ratio that each such Unitholder’s Excess bears to the aggregate Excess of all such Unitholders. Capital Gain remaining after the allocation described in the preceding sentence shall be allocated among all Unitholders described in said sentence in proportion to their holdings of such Units.

(E)       Each Unitholder who redeems a Unit during a fiscal year (including Units redeemed as of the end of the last day of such fiscal year) shall be allocated Capital Loss, if any, up to the amount of the sum of the excess of the tax accounts (determined after making the allocations described in Sections 8(b)(1) and 8(b)(2), but prior to making the allocations described in this Section 8(b)(3)(E)) allocable to the Units so redeemed over the amount received in respect of such Units (a “Negative Excess”). In the event that the aggregate amount of available Capital Loss required to be allocated pursuant to this Section 8(b)(3)(E) is less than the aggregate amount required to be so allocated, the aggregate amount of available Capital Loss shall be allocated among all such Unitholders in the ratio that each such Unitholder’s Negative Excess bears to the aggregate Negative Excess of all such Unitholders.

(F)       Capital Loss remaining after the allocation described in Section 8(b)(3)(E) shall be allocated among all Unitholders who hold Units outstanding as of the end of the applicable fiscal year (other than Units redeemed as of the end of the last day of such fiscal year) whose tax accounts with respect to such Units are in excess of their capital accounts (determined after making the allocations described in Sections 8(b)(1) and 8(b)(2)) with respect to such Units, in the ratio that each such Unitholder’s Negative Excess bears to the aggregate Negative Excess of all such Unitholders. Capital Loss remaining after the allocation described in the preceding sentence shall be allocated among all Unitholders described in such sentence in proportion to their holdings of such Units.

(G)       For purposes of this Section 8(b), the Managing Owner’s interest in the Trust will be treated as if it were a single Unit.

(H)       For purposes of this Section 8(b), “Capital Gain” or “Capital Loss” shall mean gain or loss characterized as gain or loss from the sale or exchange of a capital asset by the Code, including, but not limited to, gain or loss required to be taken into account pursuant to Section 1256 thereof.

(4)       The allocation of profit and loss for federal income tax purposes set forth herein allocates taxable profit and loss among the Unitholders in the ratio and to the extent that financial profit and loss are allocated to such Unitholders and so as to eliminate, to the maximum practicable extent, any disparity between a Unit’s capital account and its tax account, consistent with principles set forth in Section 704 of the Code, including without limitation a “Qualified Income Offset.”

(5)       The allocations of profit and loss to the Unitholders in respect of their Units shall not exceed the allocations permitted under Subchapter K of the Code, as determined by the Managing Owner, whose determination shall be binding.

(c)  Profit Share; New Profits Memo Account . The Managing Owner’s Profit Share will equal 20% of any cumulative trading profits (“New Trading Profit”), not including interest income, after deduction of all accrued but unpaid fees and expenses other than the Profit Share itself (“Trading Profit”), over the highest level of such cumulative Trading Profit as of any previous calendar year-end, or $0, if higher (the “Profit Share High Water Mark”). Profit Shares shall be determined separately (i) in respect of Series 1 Units (“Series 1 Profit Share”) and (ii) in respect of Series 3 Units in the aggregate (“Series 3 Profit Share”) and Series 5 Units in the aggregate (“Series 5 Profit Share”). Trading Profit does not include profits allocable to the Managing Owner’s capital account or to the New Profits Memo Account. (For the avoidance of doubt, Series 1 Profit Shares will be calculated on Series 1 Units subject to reduced per annum as well as on those subject to a 7.0% per annum Brokerage Fee in the manner described in Section 8(a) hereof.)

New Trading Profit is reduced by routine administrative expenses.

If Series 1 Units are redeemed when there is a loss carryforward for Series 1 Profit Share calculation purposes ( i.e., the current level of cumulative Trading Profit for Series 1 is below the Profit Share High Water Mark for Series 1), such loss carryforward will be reduced in proportion to the proportion of the total outstanding Series 1 Units. If Series 3 Units or Series 5 Units are redeemed when there is a loss carryforward for calculation of Series 3 Profit Share or Series 5 Profit Share ( i.e., the current level of cumulative Trading Profit for Series 3 and Series 5 is below the Profit Share High Water Mark for Series 3 and Series 5), such loss carryforward will be reduced in proportion to the proportion of the total Net Assets of Series 3 Units and Series 5 Units.

Neither any Unitholder nor the Managing Owner shall have any interest in the New Profits Memo Account, except as described in Section 5(b) hereof. However, as described in Section 8(b)(3)(B), bookkeeping entries in the New Profits Memo Account shall be reduced, and the Managing Owner’s capital account correspondingly increased to the extent that priority allocations of Capital Gain are made to the Managing Owner pursuant to said Section 8(b)(3)(B).

In the event that the Net Asset Value per Unit of any Series is less than $400 as of any calendar month-end, the balance of any bookkeeping entries to the New Profits Memo Account then outstanding will be cancelled, and an amount equal to such balance shall be allocated pro rata among all outstanding Units (based on Net Asset Value per Unit), but not to the Managing Owner’s capital account.

(d) Expenses; Interest Income . The Trust shall bear all of any taxes applicable to it. The Series 1 Units shall pay the Managing Owner a Brokerage Fee equal to 0.5833 of 1% (a 7.0% annual rate) of the month-end assets of the Trust (prior to reduction for any accrued but unpaid Brokerage Fees and Series 1 Profit Shares) attributable to the Series 1 Units; provided that in the case of subscribers who invest $100,000, $500,000 or $1,000,000 or more in the Series 1 Units, such Brokerage Fee shall be reduced to 0.5417 of 1% (a 6.5% annual rate), 0.50 of 1% (a 6% annual rate) or 0.4583 of 1% (a 5.5% annual rate), respectively, of such month-end assets of the Trust attributable to each such Series 1 Unitholder’s capital account, as contemplated by Section 8(a)(10) above.

The Series 3 Units shall pay the Managing Owner a Management Fee equal to 0.14583 of 1% (a 1.75% annual rate) of the month-end assets of the Trust prior to any accrued but unpaid Management Fees and Profit Shares attributable to the Series 3 Units.

The Series 5 Units shall pay the Managing Owner a Management Fee equal to 0.20833 of 1% (a 2.50% annual rate) of the month-end assets of the Trust prior to any accrued but unpaid Management Fees and Profit Shares attributable to the Series 5 Units.

The Managing Owner shall pay all routine charges incidental to trading (including, without limitation, brokerage commissions, prime brokerage fees, exchange, clearinghouse, regulatory, floor brokerage, electronic platform trading costs and “give-up” fees) attributable to the Series 1 Units. The Series 3 Units, Series 4 Units and Series 5 Units shall pay all routine charges incidental to trading (including, without limitation, brokerage commissions, prime brokerage fees, exchange, clearinghouse, regulatory, floor brokerage, electronic platform trading costs and “give-up” fees) attributable to the Series 3 Units, Series 4 Units and Series 5 Units, respectively. Any extraordinary charges incidental to trading (for example, insurance or delivery charges) will be paid by the Trust.

The Trust’s organizational and offering expenses, including redemption fees, are limited to 15% of the capital contributions to the Trust.

The Trust will pay its ongoing administrative expenses, including the fees of the Trustee. All of the expenses which are for the account of the Trust shall be billed directly to the Trust. The Trust shall bear all of its own legal, accounting and administrative expenses, but none of the Managing Owner’s “overhead” expenses incurred in connection with the administration of the Trust (including, but not limited to, salaries and rent) shall be charged to the Trust.

Appropriate reserves may be created, accrued and charged against the Net Assets for contingent liabilities, if any, as of the date any such contingent liability becomes known to the Managing Owner. Such reserves shall reduce Net Asset Value for all purposes.

Any goods and services provided to the Trust by the Managing Owner shall be provided at rates and terms at least as favorable as those which may be obtained from third parties in arm’s-length negotiations.

In the event that the Trust shall be subject to taxation by any state or local or by any foreign taxing authority, the Trust shall be obligated to pay such taxes to such jurisdiction. In the event that the Trust shall be required to make payments to any federal, state or local or any foreign taxing authority in respect of any Unitholder’s allocable share of the Trust’s income, the amount of such taxes shall be considered a loan by the Trust to such Unitholder, and such Unitholder shall be liable for, and shall pay to the Trust, any taxes so required to be withheld and paid over by the Trust within ten (10) days after the Managing Owner’s request therefor. Such Unitholder shall also be liable for (and the Managing Owner shall be entitled to redeem Units of such Unitholder as necessary to satisfy) interest on the amount of taxes paid over by the Trust to the Internal Revenue Service (“IRS”) or other taxing authority, from the date of the Managing Owner’s request for payment to the date of payment or redemption, as the case may be, at the rate of two percent (2%) per annum over the prime rate charged from time to time by FBR National Bank & Trust, Bethesda, Maryland. Any amount payable by the Trust to such Unitholder shall be reduced by any obligations owed to the Trust by the Unitholder, including, without limitation, the amount of any taxes required to be paid over by the Trust to the IRS or other taxing authority and interest thereon as aforesaid. Amounts, if any, deducted by the Trust from any actual distribution or redemption payment to such Unitholder shall be treated as an actual distribution to such Unitholder for all purposes of this Declaration of Trust.

The Trust will receive all interest income earned on its assets.

(e) Limited Liability of Unitholders . Each Unit, when purchased in accordance with this Declaration of Trust, shall, except as otherwise provided by law, be fully-paid and nonassessable. Any provisions of this Declaration of Trust to the contrary notwithstanding, Unitholders (including the Managing Owner, except to the extent otherwise provided herein) shall be entitled to the same limitation on personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

The Trust will indemnify, to the full extent permitted by law, each Unitholder (other than the Managing Owner in the event that the Managing Owner acquires Units) against any claims of liability asserted against such Unitholder solely because such Unitholder is a beneficial owner of the Trust (other than in respect of taxes due from such Unitholder as such a beneficial owner).

Every written note, bond, contract, instrument, certificate or undertaking made or issued by the Managing Owner shall give notice to the effect that the same was executed or made by or on behalf of the Trust and that the obligations of any of the foregoing are not binding upon the Unitholders individually but are binding only upon the assets and property of the Trust, and that no resort shall be had to the Unitholders’ personal property for the satisfaction of any obligation or claim thereunder, and appropriate references may be made to this Declaration of Trust and may contain any further recital which the Managing Owner deems appropriate, but the omission thereof shall not operate to bind the Unitholders individually or otherwise invalidate any such note, bond, contract, instrument, certificate or undertaking.

(f)  Return of Capital Contributions . No Unitholder or subsequent assignee shall have any right to demand the return of his or her capital contribution or any profits added thereto, except through redeeming Units or upon dissolution of the Trust, in each case as provided herein. In no event shall a Unitholder or subsequent assignee be entitled to demand or receive property other than cash.

9.  Management of the Trust .

(a) Authority of the Managing Owner . Pursuant to Section 3806 of the Act, the Trust shall be managed by the Managing Owner, and the conduct of the Trust’s business (including the maintenance of accounts and allocations) shall be controlled and conducted solely by the Managing Owner in accordance with this Declaration of Trust.

The Managing Owner, to the exclusion of all other Unitholders, shall control, conduct and manage the business of the Trust. The Managing Owner shall have sole discretion in determining what distributions of profits and income, if any, shall be made to the Unitholders (subject to the allocation provisions hereof), shall execute various documents on behalf of the Trust and the Unitholders pursuant to powers of attorney and shall supervise the liquidation of the Trust if an event causing dissolution of the Trust occurs.

The Managing Owner may, in furtherance of the business of the Trust, cause the Trust to buy, sell, hold or otherwise acquire or dispose of commodities, futures contracts, forward contracts on currencies and options traded on exchanges or otherwise, swaps, hybrid instruments, arbitrage positions, repurchase agreements, interest-bearing securities, deposit accounts and similar instruments and other assets, and cause the trading of the Trust to be limited to only certain of the foregoing instruments.

The Managing Owner may take such other actions on behalf of the Trust as the Managing Owner deems necessary or desirable to manage the business of the Trust.

For taxable years beginning before January 1, 2018, the Managing Owner is hereby authorized to perform all duties imposed by Sections 6221 through 6232 of the Code (as then in effect) on the Managing Owner as the “tax matters partner” of the Trust. For taxable years beginning after December 31, 2017, the Managing Owner shall be appointed the “partnership representative” as defined in Section 6223 of the Code (as then in effect).

(b) Notification of Basic Changes . The Managing Owner shall send to all Unitholders and assignees prior notice of any change in the basic investment approach of the Trust and of any increase in its charges. Such notifications shall contain a ballot and a description of Unitholder’s voting and redemption rights and a description of any material effect of such change or increase. The Managing Owner is hereby specifically authorized to enter into, on behalf of the Trust, the Customer Agreements, the Selling Agreements and the Additional Selling Agent Agreements as described in the Prospectus. For the avoidance of doubt, the business terms applicable to Units issued prior to the date hereof including, but not limited to fee terms and redemption terms, shall continue with respect to such Units while such Units remain outstanding.

(c) Certain Agreements . In addition to any specific contract or agreements described herein, the Trust, and the Managing Owner on behalf of the Trust, may enter into any other contracts or agreements specifically described in or contemplated by the Prospectus without any further act, approval or vote of any Unitholder other than the Managing Owner, notwithstanding any other provisions of this Declaration of Trust, the Act or any applicable law, rule or regulations.

(d)  Fiduciary Duties . The Managing Owner shall be under a fiduciary duty to conduct the affairs of the Trust in the best interests of the Trust, provided that the Managing Owner shall not be obligated to engage in any conduct on behalf of the Trust to the detriment of any other commodity pool to which the Managing Owner owes similar fiduciary duties. The Unitholders will under no circumstances be deemed to have contracted away the fiduciary obligations owed them by the Managing Owner under the common law. The Managing Owner’s fiduciary duty includes, among other things, the safekeeping of all funds and assets of the Trust and the use thereof for the benefit of the Trust. The Managing Owner shall at all times act with integrity and good faith and exercise due diligence in all activities relating to the conduct of the business of the Trust and in resolving conflicts of interest. The Managing Owner will take no actions with respect to the property of the Trust which do not benefit the Trust, and the Managing Owner will not use the assets of the Trust as compensating balances for the Managing Owner’s exclusive benefit.

(e) Brokerage Arrangements . The Trust’s brokerage arrangements shall be non-exclusive, and the brokerage commissions paid by the Trust shall be competitive. Such brokerage commissions may not exceed 14% annually of the average net assets of the Trust, excluding Trust assets not directly related to trading activity. The Trust shall seek the best price and services available for its commodity transactions.

The Brokerage Fees (in respect of Series 1 Units) and Management Fees (in respect of Series 3 Units and Series 5 Units) paid by the Trust may not exceed the amount permitted under applicable North American Securities Administrators Association, Inc. Guidelines for the Registration of Commodity Pool Programs (“Blue Sky Guidelines”) in effect as of the date hereof.

(f) Prohibited Activities . The Trust shall make no loans to any party, and the funds of the Trust will not be commingled with the funds of any other person or entity (deposit of funds with a commodity broker, clearinghouse or forward dealer or entering into joint ventures or partnerships shall not be deemed to constitute “commingling” for these purposes). The Managing Owner shall make no loans to the Trust.

The Trust shall not employ the trading technique commonly known as “pyramiding.” The Managing Owner taking into account the Trust’s open trade equity on existing positions in determining generally whether to acquire additional commodity positions on behalf of the Trust will not be considered to be engaging in “pyramiding.”

No person or entity may receive, directly or indirectly, any advisory, management or incentive fees, or any profit-sharing allocation from joint ventures, partnerships or similar arrangements in which the Trust participates, for investment advice or management who shares or participates in any per-trade commodity brokerage commissions paid by the Trust; no broker may pay, directly or indirectly, rebates or give-ups to any trading advisor or manager or to the Managing Owner or any of their respective affiliates; and such prohibitions may not be circumvented by any reciprocal business arrangements.

The maximum period covered by any contract entered into by the Trust, except for the various provisions of the Selling Agreement which survive, shall not exceed one year. Any material change in the basic investment policies or structure of the Trust shall require the approval of all Unitholders owning Units as of a record date established for a vote thereon. Any agreements between the Trust and the Managing Owner or any affiliate of the Managing Owner shall be terminable by the Trust upon no more than 60 days’ written notice.

(g) Freedom of Action . The Managing Owner is engaged, and may in the future engage, other business activities and shall not be required to refrain from any other activity nor forego any profits from any such activity, whether or not in competition with the Trust. The Trustee and the Unitholders may similarly engage in any such other business activities. The Managing Owner shall devote to the Trust such time as the Managing Owner may deem advisable to the conduct of the Trust’s business and affairs.

10.  Audits and Reports to Unitholders .

The Trust’s books shall be audited annually by an independent certified public accountant. The Trust will use its best efforts to cause each Unitholder to receive (i) within 90, but in no event later than 120 days, after the close of each fiscal year certified financial statements for the fiscal year then ended, (ii) within 90 days of the end of each fiscal year (but in no event later than March 15 of each year) such tax information as is necessary for a Unitholder to complete his or her federal income tax return and (iii) such other annual and monthly information as the Commodity Futures Trading Commission may by regulation require. Unitholders or their duly authorized representatives may inspect the books and records of the Trust during normal business hours upon reasonable written notice to the Managing Owner and obtain copies of such records upon payment of reasonable reproduction costs; provided, however, that upon request by the Managing Owner, the requesting Unitholder shall represent that the inspection and/or copies of such records will not be used for commercial purposes unrelated to such Unitholder’s interest as an investor in the Trust.

The Managing Owner shall calculate the Net Asset Value per Unit of each Series on a monthly basis and sell and redeem Units of each Series at such Net Asset Value.

The Brokerage Fees, Management Fees and Profit Share may not be increased without prior written notice to any affected Unitholders within sufficient time for the exercise of their redemption rights prior to any such increase becoming effective. The Brokerage Fees and the Profit Share may not be increased during any period when a redemption charge is in effect with respect to any Series 1 Units.

The Managing Owner shall notify the Unitholders of (i) changes to the trading method of the Managing Owner which the Managing Owner believes to be material, (ii) changes in Brokerage Fees, Management Fee, Profit Share or other fees paid by the Trust or (iii) material changes in the basic investment policies or structure of the Trust. The Managing Owner shall so notify Unitholders, by certified mail or other means of notification providing for evidence of delivery, prior to any such change. Such notification shall set forth the Unitholders’ voting and redemption rights. The Managing Owner will send written notice to each Unitholder of a Series within seven days of any decline in the Net Asset Value per Unit of such Series to 50% or less of such value as of the previous month-end. Any such notice shall contain a description of the Unitholders’ voting and redemption rights. The Managing Owner, not the Trust, shall pay the cost of any notification delivered pursuant to this paragraph.

The Managing Owner shall prepare or cause to be prepared and shall file on or before the due date (or any extension thereof) any federal, state or local tax returns required to be filed by the Trust. The Managing Owner shall cause the Trust to pay any taxes payable by the Trust; provided, however, that such taxes need not be paid if the Managing Owner or the Trust are in good faith and by appropriate legal proceedings contesting the validity, applicability or amount thereof, and such contest does not materially endanger any right or interest of the Trust.

The Managing Owner shall maintain and preserve all required records relating to the Trust for a period of not less than six (6) years from the receipt of such records.

In particular, and not by way of limitation, the Managing Owner will retain all Subscription Agreement and Power of Attorney Signature Pages submitted by persons admitted as Unitholders, and all other records necessary to substantiate that Units are sold only to purchasers for whom the Units are a suitable investment, for at least six (6) years after Units are sold to such persons.

The Managing Owner shall seek the best price and services for the Trust’s trading, and will, with the assistance of the Trust’s commodity broker(s), make an annual review of the commodity brokerage arrangements applicable to the Trust. Not by way of qualifying the Managing Owner’s obligations to ensure that the Trust’s brokerage arrangements are competitive, but rather as a means of providing additional information to the Unitholders, in connection with such review, the Managing Owner will ascertain, to the extent practicable, the commodity brokerage rates charged to other major commodity pools whose trading and operations are, in the opinion of the Managing Owner, comparable to those of the Trust, in order to assess whether the rates charged the Trust are reasonable in light of the services it receives and the terms upon which the Trust was promoted to subscribers. If, as a result of such review, the Managing Owner determines that such rates are unreasonable in light of the services provided to the Trust and the terms upon which the Trust was promoted, the Managing Owner will notify the Unitholders, setting forth the rates charged to the Trust and several funds which are, in the Managing Owner’s opinion, comparable to the Trust. The Managing Owner shall also make an annual review of the forward trading arrangements for the Trust in an attempt to determine whether such arrangements are competitive with those of other comparable pools in light of the circumstances.

In addition to the undertakings in the preceding paragraph, the Trust will seek the best price and services available on its commodity brokerage transactions. All brokerage transactions will be effected at competitive rates. Brokerage commissions may not exceed the cap set forth in Section 9(e). The Managing Owner will annually review the brokerage rates paid by the Trust to guarantee that the criteria set forth in this paragraph are followed. The Managing Owner may not rely solely on the rates charged by other major commodity pools in complying with this paragraph.

11. Assignability of Units .

Each Unitholder expressly agrees that he or she will not assign, transfer or dispose of, by gift or otherwise, any of his or her Units or any part or all of his or her right, title and interest in the capital or profits of the Trust in violation of any applicable federal or state securities laws or without giving written notice to the Managing Owner. No assignment, transfer or disposition by an assignee of Units or of any part of his or her right, title and interest in the capital or profits of the Trust shall be effective against the Trust, the Trustee or the Managing Owner until the Managing Owner receives the written notice of the assignment; the Managing Owner shall not be required to give any assignee any rights hereunder prior to receipt of such notice. The Managing Owner may, in its sole discretion, waive any such notice. No such assignee, except with the consent of the Managing Owner (such consent to be withheld only in the event that such assignment could give rise to negative legal or tax consequences), may become a substituted Unitholder, nor will the estate or any beneficiary of a deceased Unitholder or assignee have any right to redeem Units from the Trust except by redemption as provided in Section 12 hereof. Each Unitholder agrees that with the consent of the Managing Owner any assignee may become a substituted Unitholder without need of the further act or approval of any Unitholder. If the Managing Owner withholds consent, an assignee shall not become a substituted Unitholder, and shall not have any of the rights of a Unitholder, except that the assignee shall be entitled to receive that share of capital and profits and shall have that right of redemption to which his or her assignor would otherwise have been entitled. No assignment, transfer or disposition of Units shall be effective against the Trust, the Trustee or the Managing Owner until the first business day of the calendar month following the month in which the Managing Owner receives notice of such assignment, transfer or disposition. The Managing Owner will send written confirmation to both the transferors and transferees of Units that the transfers in question have been duly recorded on the Trust’s books and records. The Managing Owner will not permit the assignment, transfer or disposition of Units where, after the assignment, transfer or disposition, either the Unitholder or the assignee would hold less than the minimum number of Units equivalent to an initial minimum purchase (as stated in the then-current prospectus in respect of the Units), except for assignments, transfers or dispositions by gift, inheritance, intrafamily transfers, family dissolutions or transfers to Affiliates of the Unitholder.

12. Redemptions .

A Unitholder (including the Managing Owner except to the extent that its power to redeem is limited by any other provision of this Declaration of Trust) or any assignee of Units of whom the Managing Owner has received written notice, may redeem all or any of his or her Units, effective as of the close of business (as determined by the Managing Owner) on the last business day of any calendar month, provided that (i) all liabilities, contingent or otherwise, of the Trust (including the Trust’s allocable share of the liabilities, contingent or otherwise, of any entities in which the Trust invests), except any liability to Unitholders on account of their capital contributions, have been paid or there remains property of the Trust sufficient to pay them and (ii) the Managing Owner shall have received a redemption request at least ten business days prior to the date of redemption, or such later time as shall be acceptable to the Managing Owner. Series 1 Unitholders who redeem Series 1 Units on or prior to the end of the first successive six-month and five-month periods after such Series 1 Units are sold will be assessed redemption charges of 4% and 3%, respectively (3.5% and 2.5%, 3% and 2% and 2.5% and 1.5%, respectively, in the case of Series 1 Unitholders who have invested $100,000, $500,000 or $1,000,000 or more, respectively, in the Trust), of their Series 1 Units’ Net Asset Value as of the date of redemption. Series 1 Units purchased by the same Series 1 Unitholder on different closing dates will be treated on a “first-in, first-out” basis for purposes of calculating the foregoing six-month periods. Additional Series 1 Units issued to Series 1 Unitholders subject to a reduced rather than a 7.0% annual Brokerage Fee will be deemed all to have been issued as of the date of the longest outstanding Series 1 Units held by a particular Series 1 Unitholder. All redemption charges will be paid to the Managing Owner.

Redemption charges shall not apply to Series 3 Units, Series 4 Units or Series 5 Units.

Any number of whole Units may be redeemed. Fractional Units may only be redeemed upon redemption of a Unitholder’s entire interest in the Trust.

Redemption requests must be in writing unless the Managing Owner determines otherwise.

The Managing Owner may declare additional redemption dates upon notice to the Unitholders as well as to those assignees of whom the Managing Owner has received notice as described above.

Redemption payments will be made (by mailing a check or crediting a customer securities account) within 15 business days after the date of redemption, except that under special circumstances, including, but not limited to, inability to liquidate commodity positions or default or delay in payments due from commodity brokers, banks or other persons or entities, the Trust may in turn delay payment to Unitholders or assignees requesting redemption of their Units of the proportionate part of the Net Asset Value of such Units equal to that proportionate part of the aggregate Net Asset Value of the Trust represented by the sums which are the subject of such default or delay.

All redemptions will be made at Net Asset Value as of the effective date of the redemption (the “Valuation Date”).

The Managing Owner may require a Unitholder to redeem all or a portion of such Unitholder’s Units if the Managing Owner considers doing so to be desirable for the protection of the Trust, and will use its best efforts to do so to the extent necessary to prevent the Trust from being deemed to hold “plan assets” under the provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Code with respect to any “employee benefit plan” as defined in and subject to ERISA or with respect to any “plan” as defined in Section 4975 of the Code.

If at the close of business (as determined by the Managing Owner) on any business day, the Net Asset Value per Unit of a Series has decreased to (i) $500 or less or (ii) less than 50% of the Net Asset Value per Unit of such Series on the most recent Valuation Date, after adding back all distributions, whichever is greater, the Trust will liquidate all open positions as expeditiously as possible and suspend trading. Within 7 business days after any such suspension of trading, the Managing Owner shall declare a “Special Redemption Date.” Such Special Redemption Date shall be a business day within 30 business days from the date of suspension of trading by the Trust, and the Managing Owner shall mail notice of such date to each Unitholder and assignee of Units of whom it has received written notice, by first class mail, postage prepaid, not later than 7 business days of the date of the decline of the Net Asset Value of the applicable Series precipitating such Special Redemption Date, together with instructions as to the procedure such Unitholder or assignee must follow to have such Unitholder’s or assignee’s interest (only entire, not partial, interests may be so redeemed unless otherwise determined by the Managing Owner) in the Trust redeemed on such date. Upon redemption pursuant to a Special Redemption Date, a Unitholder or any other assignee of whom the Managing Owner has received written notice, shall receive from the Trust an amount equal to the Net Asset Value of such Unitholder’s interest, determined as of the close of business (as determined by the Managing Owner) on such Special Redemption Date. No redemption charges shall be assessed on any such Special Redemption Date. As in the case of a regular redemption, an assignee shall not be entitled to redemption on any Special Redemption Date until the Managing Owner has received written notice (see Section 11) of the assignment, transfer or disposition under which the assignee claims an interest in the Units to be redeemed. If, after such Special Redemption Date, the Net Assets of the Trust are at least $250,000 and the Net Asset Value per Unit of each Series is in excess of $250, the Trust may, in the discretion of the Managing Owner, resume trading. If the preceding conditions are not met or the Managing Owner determines not to resume trading, the Trust will be dissolved and terminated.

The Managing Owner may declare additional Special Redemption Dates upon notice to the Unitholders and assignees of whom the Managing Owner has received notice. In the event the Managing Owner does, in its discretion, declare a Special Redemption Date, the Managing Owner may, in its notice of such Special Redemption Date modify the circumstances under which the Managing Owner is again required to declare a Special Redemption Date, as set forth in the preceding paragraph.

13.  Offering of Units .

The Managing Owner on behalf of the Trust shall (i) cause to be filed from time to time a Registration Statement or Registration Statements, and such amendments thereto as the Managing Owner may deem advisable, with the Securities and Exchange Commission for the registration and ongoing public offering of Units, (ii) use its best efforts to qualify Units for sale from time to time under the securities laws of such states of the United States or other jurisdictions as the Managing Owner shall deem advisable and (iii) take such action with respect to the matters described in (i) and (ii) as the Managing Owner shall deem advisable or necessary.

The Managing Owner shall not accept any subscriptions for Units if doing so would cause the Trust to be considered to hold “plan assets” for any purpose of ERISA or Section 4975 of the Code with respect to any “employee benefit plan” as defined in and subject to ERISA or with respect to any “plan” as defined in and subject to Section 4975 of the Code.

All Units subscribed for upon transfer of funds from a subscriber’s account (or receipt of a check in the subscription amount) are issued subject to the collection of the funds represented by such transfer (or check). In the event that a transfer (or check) of a subscriber is not honored, the Trust shall cancel the Units issued to such subscriber in consideration of such dishonored transfer (or check); provided that the Managing Owner may waive such cancellation upon receipt of what it believes to be reasonable assurances that such transfer (or check) will be honored or replaced by another transfer (or check) which will be honored within 10 business days of original dishonor. Any losses or profits sustained by the Trust in connection with its trading allocable to cancelled Units shall be deemed an increase or decrease in the Net Assets of the Trust and allocated as described above in Section 8, not a liability of the Managing Owner. Each subscriber agrees to reimburse the Trust for any expense or losses incurred in connection with any such cancellation of Units issued to him or her.

Units will be sold as of the first day of each calendar month subject to the Managing Owner’s discretion to hold intra-month closings and to suspend or terminate the offering of Units.

Each Unitholder consents, by the act of purchasing Units, to the Trust issuing to such Unitholder additional Units of the same Series purchased (in fractions calculated up to three decimal places) in lieu of all interest earned on such Unitholder’s subscription while held pending investment in the Units.

14. Special Power of Attorney .

Each Unitholder by virtue of having purchased or otherwise acquired Units does hereby irrevocably constitute and appoint the Managing Owner and each officer of the Managing Owner, with full power of substitution, as his or her true and lawful attorney-in-fact, in his or her name, place and stead, to execute, acknowledge, swear to (and deliver as may be appropriate) on his or her behalf and file and record in the appropriate public offices and publish (as may in the reasonable judgment of the Managing Owner be required by law): (i) this Declaration of Trust, including any amendments and/or restatements hereto duly adopted as provided herein; (ii) certificates in various jurisdictions, and amendments and/or restatements thereto; (iii) all conveyances and other instruments which the Managing Owner deems appropriate to qualify or continue the Trust in the State of Delaware and the jurisdictions in which the Trust may conduct business, or which may be required to be filed by the Trust or the Unitholders under the laws of any jurisdiction or under any amendments or successor statutes to the Act, to reflect the dissolution or termination of the Trust or the Trust being governed by any amendments or successor statutes to the Act or to reorganize or refile the Trust in a different jurisdiction; and (iv) to file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Trust. The Power of Attorney granted herein shall be irrevocable and deemed to be a power coupled with an interest (including, without limitation, the interest of the other Unitholders in the Managing Owner being able to rely on the Managing Owner’s authority to act as contemplated by this Section 14) and shall survive and shall not be affected by the subsequent incapacity, disability or death of a Unitholder.

15. Withdrawal of a Unitholder .

The Trust shall be dissolved upon the death, insanity, bankruptcy, retirement, resignation, expulsion, withdrawal, insolvency or dissolution of the Managing Owner, or any other event that causes the Managing Owner to cease to be the managing owner of the Trust, unless the Trust is continued pursuant to the terms of Section 5(a)(3). In addition, the Managing Owner may withdraw from the Trust, without any breach of this Declaration of Trust, at any time upon 120 days’ written notice by first class mail, postage prepaid, to the Trustee, each Unitholder and each assignee of whom the Managing Owner has notice. In the event of the Managing Owner’s removal or withdrawal from the Trust, the Managing Owner shall be entitled to a redemption of its interest in the Trust at its Net Asset Value as of the close of business on the last business day of the month following the date of removal or withdrawal. If the Managing Owner withdraws from the Trust and the Trust’s business is continued, the withdrawing Managing Owner shall pay all expenses incurred as a result of its withdrawal.

The Managing Owner may not assign its general liability interest or its obligation to direct the trading of the Trust without the consent of each Unitholder. The Managing Owner will notify all Unitholders of any change in the principals of the Managing Owner.

The death, incompetency, withdrawal, insolvency or dissolution of a Unitholder or any other event that causes a Unitholder to cease to be a beneficial owner (within the meaning of the Act) in the Trust shall not terminate or dissolve the Trust, and a Unitholder, his or her estate, custodian or personal representative shall have no right to redeem or value such Unitholder’s interest except as provided in Section 12 hereof. Each Unitholder expressly agrees that in the event of his or her death, he or she waives on behalf of himself or herself and his or her estate, and directs the legal representatives of his or her estate and any person interested therein to waive, the furnishing of any inventory, accounting or appraisal of the assets of the Trust and any right to an audit or examination of the books of the Trust. Nothing in this Section 15 shall, however, waive any right given elsewhere in this Declaration of Trust for a Unitholder to be informed of the Net Asset Value of his or her Units, to receive periodic reports, audited financial statements and other information from the Managing Owner or the Trust or to redeem or transfer Units.

16. Benefit Plan Investors.

Each Unitholder that is an “employee benefit plan” as defined in, and subject to the fiduciary responsibility provisions of, ERISA or a “plan” as defined in and subject to Section 4975 of the Code (each such employee benefit plan and plan, a “Plan”), and each fiduciary thereof who has caused the Plan to become a Unitholder (a “Plan Fiduciary”), represents and warrants that: (a) the Plan Fiduciary has considered an investment in the Trust for such Plan in light of the risks relating thereto; (b) the Plan Fiduciary has determined that, in view of such considerations, the investment in the Trust by such Plan is consistent with such Plan Fiduciary’s responsibilities under ERISA; (c) the investment in the Trust by the Plan does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement entered into thereunder; (d) the Plan’s investment in the Trust has been duly authorized and approved by all necessary parties; (e) none of the Managing Owner, the Trustee, any of their respective affiliates or any of their respective agents or employees: (i) has investment discretion with respect to the investment of the assets of the Plan used to purchase Units; (ii) has authority or responsibility to or gives investment advice with respect to the assets of the Plan used to purchase Units for a fee; or (iii) is an employer maintaining or contributing to the Plan, except in the case of a Plan where the Managing Owner is described in this clause (e), the fees payable to the Managing Owner are waived and the purchase and holding of Units would not result in a prohibited transaction under ERISA and Section 4975 of the Code; and (f) the Plan Fiduciary: (i) is authorized to make, and is responsible for, the decision for the Plan to invest in the Trust, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to minimize the risks of large losses; (ii) is independent of the Managing Owner, the Trustee, and each of their respective affiliates, except in the case of the Managing Owner where the fees payable to the Managing Owner are waived and the purchase and holding of Units would not result in a prohibited transaction under ERISA and Section 4975 of the Code; and (iii) is qualified to make such investment decision.

17. Standard of Liability; Indemnification .

(a) Standard of Liability for the Managing Owner . The Managing Owner and its Affiliates, as defined below, shall have no liability to the Trust or to any Unitholder for any loss suffered by the Trust which arises out of any action or inaction of the Managing Owner or its Affiliates, if the Managing Owner, in good faith, determined that such course of conduct was in the best interests of the Trust, and such course of conduct did not constitute negligence or misconduct of the Managing Owner or its Affiliates.

(b) Indemnification of the Managing Owner by the Trust . To the fullest extent permitted by law, subject to this Section 17, the Managing Owner and its Affiliates shall be indemnified by the Trust, solely from the assets of the Trust, against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Trust; provided that such claims were not the result of negligence or misconduct on the part of the Managing Owner or its Affiliates, and the Managing Owner, in good faith, determined that such conduct was in the best interests of the Trust; and provided further that Affiliates of the Managing Owner shall be entitled to indemnification only for losses incurred by such Affiliates in performing the duties of the Managing Owner and acting wholly within the scope of the authority of the Managing Owner.

Notwithstanding anything to the contrary contained in the preceding two paragraphs, the Managing Owner and its Affiliates and any persons acting as selling agent for the Units shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves indemnification of the litigation costs, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves indemnification of the litigation costs, or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission, the California Department of Corporations, the Massachusetts Securities Division, the Pennsylvania Securities Commission, the Tennessee Securities Division, the Texas Securities Board 1 and any other state or applicable regulatory authority with respect to the issue of indemnification for securities law violations.

The Trust shall not bear the cost of that portion of any insurance which insures any party against any liability the indemnification of which is herein prohibited.

For the purposes of this Section 17, the term “Affiliates” shall mean any person acting on behalf of or performing services on behalf of the Trust who: (1) directly or indirectly controls, is controlled by, or is under common control with the Managing Owner; or (2) owns or controls 10% or more of the outstanding voting securities of the Managing Owner; or (3) is an officer or director of the Managing Owner; or (4) if the Managing Owner is an officer, director, partner or trustee, is any entity for which the Managing Owner acts in any such capacity.

Advances from the funds of the Trust to the Managing Owner or its Affiliates for legal expenses and other costs incurred as a result of any legal action initiated against the Managing Owner by a Unitholder are prohibited.

Advances from the funds of the Trust to the Managing Owner or its Affiliates for legal expenses and other costs incurred as a result of a legal action will be made only if the following three conditions are satisfied: (1) the legal action relates to the performance of duties or services by the Managing Owner or its Affiliates on behalf of the Trust; (2) the legal action is initiated by a third party who is not a Unitholder; and (3) the Managing Owner or its Affiliates undertake to repay the advanced funds, with interest from the initial date of such advance, to the Trust in cases in which they would not be entitled to indemnification under the standard of liability set forth in Section 17(a).

In no event shall any indemnity or exculpation provided for herein be more favorable to the Managing Owner or any Affiliate than that contemplated by the Blue Sky Guidelines as in effect on the date of this Declaration of Trust.

In no event shall any indemnification permitted by this subsection (b) of Section 17 be made by the Trust unless all provisions of this Section for the payment of indemnification have been complied with in all respects. Furthermore, it shall be a precondition of any such indemnification that the Trust receive a determination of qualified independent legal counsel in a written opinion that the party which seeks to be indemnified hereunder has met the applicable standard of conduct set forth herein. Receipt of any such opinion shall not, however, in itself, entitle any such party to indemnification unless indemnification is otherwise proper hereunder. Any indemnification payable by the Trust hereunder shall be made only as provided in the specific case.

In no event shall any indemnification obligations of the Trust under this subsection (b) of Section 17 subject a Unitholder to any liability in excess of that contemplated by subsection (e) of Section 8 hereof.

(c) Indemnification by the Unitholders. In the event that the Trust is made a party to any claim, dispute or litigation or otherwise incurs any loss or expense as a result of or in connection with any activities of a Unitholder, obligations or liabilities unrelated to the business of the Trust or as a result of or in connection with a transfer, assignment or other disposition or an attempted transfer, assignment or other disposition by a Unitholder or an assignee of its Units or of any part of its right, title and interest in the capital or profits of the Trust in violation of this Declaration of Trust, such Unitholder shall indemnify and reimburse the Trust for all loss and expense incurred, including reasonable attorneys’ fees.

1 So in original. To be read as the “Texas State Securities Board”.

18. Amendments; Meetings.

(a) Amendments with Consent of the Managing Owner . If at any time during the term of the Trust the Managing Owner shall deem it necessary or desirable to amend this Declaration of Trust, the Managing Owner may proceed to do so, provided that such amendment shall be effective only if embodied in an instrument approved by the Managing Owner and, pursuant to a vote called by the Managing Owner, by the holders of Units representing a majority of the outstanding Units. Such vote shall be taken at least 30 but not more than 60 days after delivery by the Managing Owner to each Unitholder of record by certified mail of notice of the proposed amendment and voting procedures. Notwithstanding the foregoing, the Managing Owner may amend this Declaration of Trust without the consent of the Unitholders in order (i) to clarify any clerical inaccuracy or ambiguity or reconcile any inconsistency (including any inconsistency between this Declaration of Trust and the Prospectus), (ii) to effect the intent of the allocations proposed herein to the maximum extent possible in the event of a change in the Code or the interpretations thereof affecting such allocations, (iii) to attempt to ensure that the Trust is not treated as an association taxable as a corporation for federal income tax purposes, (iv) to qualify or maintain the qualification of the Trust as a trust in any jurisdiction, (v) to delete or add any provision of or to this Declaration of Trust required to be deleted or added by the Staff of the Securities and Exchange Commission or any other federal agency or any state “Blue Sky” or similar official or in order to opt to be governed by any amendment or successor statute to the Act, (vi) to make any amendment to this Declaration of Trust which the Managing Owner deems advisable, provided that such amendment is for the benefit of and not adverse to the Unitholders or the Trustee, or that is required by law, (vii) to make any amendment that is appropriate or necessary, in the opinion of the Managing Owner, to prevent the Trust or the Managing Owner or its directors, officers or controlling persons from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, and (viii) to make any amendment that is appropriate or necessary, in the opinion of the Managing Owner, to avoid causing the assets of the Trust from being considered for any purpose of ERISA or Section 4975 of the Code to constitute assets of any Plan, or to avoid the Trust’s engaging in a prohibited transaction as defined in Section 406 of ERISA or Section 4975(c) of the Code.

(b) Amendments and Actions without Consent of the Managing Owner . In any vote called by the Managing Owner or pursuant to subsection (c) of this Section 18, upon the affirmative vote (which may be in person or by proxy) of more than fifty percent (50%) of the Units then owned by Unitholders, the following actions may be taken with respect to the Trust, irrespective of whether the Managing Owner concurs: (i) this Declaration of Trust may be amended, provided, however, that approval of all Unitholders shall be required in the case of amendments changing or altering this Section 18, extending the term of the Trust, or materially changing the Trust’s basic investment policies or structure; in addition, reduction of the capital account of any Unitholder or assignee or modification of the percentage of profits, losses or distributions to which a Unitholder or an assignee is entitled hereunder shall not be effected by any amendment or supplement to this Declaration of Trust without such Unitholder’s or assignee’s written consent; (ii) the Trust may be dissolved; (iii) the Managing Owner may be removed and replaced; (iv) a new managing owner or managing owners may be elected if the Managing Owner withdraws from the Trust; (v) the sale of all or substantially all of the assets of the Trust may be approved; and (vi) any contract with the Managing Owner or any affiliate thereof may be disapproved and, as a result, terminated upon 60 days’ notice.

(c) Meetings; Other . Any Unitholder upon request addressed to the Managing Owner shall be entitled to obtain from the Managing Owner, upon payment in advance of reasonable reproduction and mailing costs, a list of the names and addresses of record of all Unitholders and the number of Units held by each (which shall be mailed by the Managing Owner to the Unitholder within ten days of the receipt of the request); provided, that the Managing Owner may require any Unitholder requesting such information to submit written confirmation that such information will not be used for commercial purposes. Upon receipt of a written proposal, signed by Unitholders owning Units representing at least 10% of all Units then owned by Unitholders, that a meeting of the Trust be called to vote upon any matter upon which the Unitholders may vote pursuant to this Declaration of Trust, the Managing Owner shall, by written notice to each Unitholder of record sent by certified mail within 15 days after such receipt, call a meeting of the Trust. Such meeting shall be held at least 30 but not more than 60 days after the mailing of such notice, and such notice shall specify the date of, a reasonable place and time for, and the purpose of such meeting. Such notice shall establish a record date for Units entitled to vote at the meeting, which shall be not more than 15 days prior to the date established for such meeting.

The Managing Owner may not restrict the voting rights of Unitholders as set forth herein.

In the event that the Managing Owner or the Unitholders vote to amend this Declaration of Trust in any material respect, the amendment will not become effective prior to all Unitholders having an opportunity to redeem their Units.

(d) Consent by Trustee . The Trustee’s written consent to any amendment of this Declaration of Trust shall be required, such consent not to be unreasonably withheld; provided, however, that the Trustee may, in its sole discretion, withhold its consent to any such amendment that would adversely affect any right, duty or liability of, or immunity or indemnity in favor of, the Trustee under this Declaration of Trust or any of the documents contemplated hereby to which the Trustee is a party, or would cause or result in any conflict with or breach of any terms, conditions or provisions of, or default under, the charter documents or by-laws of the Trustee or any document contemplated hereby to which the Trustee is a party; provided further, that the Trustee may not withhold consent for any action listed in subsections 18(b)(ii)-(vi). Notwithstanding anything to the contrary contained in this Declaration of Trust, the Trustee may immediately resign if, in its sole discretion, the Trustee determines that the Unitholders’ actions pursuant to subsections 18(b)(i)-(vi) would adversely affect the Trustee in any manner.

19. Governing Law .

The validity and construction of this Declaration of Trust shall be determined and governed by the laws of the State of Delaware without regard to principles of conflicts of law; provided, that the foregoing choice of law shall not restrict the application of any state’s securities laws to the sale of Units to its residents or within such state.

20. Miscellaneous ..

(a) Notices .. All notices under this Declaration of Trust shall be in writing and shall be effective upon personal delivery, or if sent by first class mail, postage prepaid, addressed to the last known address of the party to whom such notice is to be given, upon the deposit of such notice in the United States mails.

(b) Binding Effect . This Declaration of Trust shall inure to and be binding upon all of the parties, their successors and assigns, custodians, estates, heirs and personal representatives. For purposes of determining the rights of any Unitholder or assignee hereunder, the Trust and the Managing Owner may rely upon the Trust records as to who are Unitholders and assignees, and all Unitholders and assignees agree that their rights shall be determined and they shall be bound thereby.

(c) Captions .. Captions in no way define, limit, extend or describe the scope of this Declaration of Trust nor the effect of any of its provisions. Any reference to “persons” in this Declaration of Trust shall also be deemed to include entities, unless the context otherwise requires.

21. Certain Definitions.

This Declaration of Trust contains certain provisions required by the Blue Sky Guidelines. The terms used in such provisions are defined as follows (the following definitions are included verbatim from such Guidelines and, accordingly, may not in all cases be relevant to this Declaration of Trust):

Administrator. The official or agency administering the securities laws of a state.

Advisor. Any Person who for any consideration engages in the business of advising others, either directly or indirectly, as to the value, purchase, or sale of Commodity Contracts or commodity options.

Affiliate. An Affiliate of a Person means: (a) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Person; (b) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such Person; (c) any Person, directly or indirectly, controlling, controlled by, or under common control of such Person; (d) any officer, director or partner of such Person; or (e) if such Person is an officer, director or partner, any Person for which such Person acts in any such capacity.

Capital Contributions. The total investment in a Program by a Participant or by all Participants, as the case may be.

Commodity Broker. Any Person who engages in the business of effecting transactions in Commodity Contracts for the account of others or for his or her own account.

Commodity Contract. A contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point.

Cross Reference Sheet. A compilation of the Guidelines sections, referenced to the page of the prospectus, Program agreement, or other exhibits, and justification of any deviation from the Guidelines.

Net Assets. The total assets, less total liabilities, of the Program determined on the basis of generally accepted accounting principles. Net Assets shall include any unrealized profits or losses on open positions, and any fee or expense including Net Asset fees accruing to the Program.

Net Asset Value Per Program Interest. The Net Assets divided by the number of Program Interests outstanding.

Net Worth. The excess of total assets over total liabilities as determined by generally accepted accounting principles. Net Worth shall be determined exclusive of home, home furnishings and automobiles.

New Trading Profits. The excess, if any, of Net Assets at the end of the period over Net Assets at the end of the highest previous period or Net Assets at the date trading commences, whichever is higher, and as further adjusted to eliminate the effect on Net Assets resulting from new Capital Contributions, redemptions, or capital distributions, if any, made during the period decreased by interest or other income, not directly related to trading activity, earned on Program assets during the period, whether the assets are held separately or in a margin account.

Organizational and Offering Expenses. All expenses incurred by the Program in connection with and in preparing a Program for registration and subsequently offering and distributing it to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriters’ attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of its Program Interest under federal and state law including taxes and fees, accountants’ and attorneys’ fees. (Organizational and Offering Expenses as used in this Declaration of Trust does not include selling commissions).

Participant. The holder of a Program Interest.

Person. Any natural Person, partnership, corporation, association or other legal entity.

Pit Brokerage Fee. Pit Brokerage Fee shall include floor brokerage, clearing fees, National Futures Association fees, and exchange fees.

Program. A limited partnership, joint venture, corporation, trust or other entity formed and operated for the purpose of investing in Commodity Contracts.

Program Broker. A Commodity Broker that effects trades in Commodity Contracts for the account of a Program.

Program Interest. A limited partnership interest or other security representing ownership in a Program.

Pyramiding. A method of using all or a part of an unrealized profit in a Commodity Contract position to provide margin for any additional Commodity Contracts of the same or related commodities.

Sponsor. Any Person directly or indirectly instrumental in organizing a Program or any Person who will manage or participate in the management of a Program, including a Commodity Broker who pays any portion of the Organizational and Offering Expenses of the Program, and the general partner(s) and any other Person who regularly performs or selects the Persons who perform services for the Program. Sponsor does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services rendered in connection with the offering of the units. The term “Sponsor” shall be deemed to include its Affiliates.

Valuation Date. The date as of which the Net Assets of the Program are determined.

Valuation Period. A regular period of time between Valuation Dates.

Certain terms not defined herein are used with the respective meanings set forth in the Prospectus.

22. No Legal Title to Trust Estate .

The Unitholders shall not have legal title to any part of the Trust Estate.

23.          Legal Title .

Legal title to all the Trust Estate shall be vested in the Trust as a separate legal entity; except where applicable law in any jurisdiction requires any part of the Trust Estate to be vested otherwise, the Managing Owner (or the Trustee, if required by law) may cause legal title to the Trust Estate of any portion thereof to be held by or in the name of the Managing Owner or any other person as nominee.

24.          Creditors .

No creditors of any Unitholders shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the Trust Estate.

*********

IN WITNESS WHEREOF, the undersigned have duly executed this Fifth Amended and Restated Declaration of Trust and Trust Agreement as of the day and year first above written.

WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Trustee

By:	/s/ PATRICK J. DONAHUE
Name: Patrick J. Donahue
Title: Vice President

MILLBURN RIDGEFIELD CORPORATION as
Managing Owner

By:	/s/ GRANT N. SMITH
Grant N. Smith
Co-Chief Executive Officer

All Unitholders admitted as Unitholders
of the Trust, pursuant to powers of attorney
executed in favor of, and granted and delivered to,
the Managing Owner.

MILLBURN RIDGEFIELD CORPORATION as
Attorney-in-Fact

By:	/s/ BARRY A. GOODMAN
Barry A. Goodman
Co-Chief Executive Officer

Schedule A

CERTIFICATE OF TRUST
OF
GLOBAL MACRO TRUST

THIS Certificate of Trust of GLOBAL MACRO TRUST (the “Trust”), dated July 23, 2001, is being duly executed and filed by Wilmington Trust Company, a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del.C. § 3801 et seq.).

1. Name. The name of the business trust formed hereby is GLOBAL MACRO TRUST.

2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration.

IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written.

WILMINGTON TRUST COMPANY, as Trustee

By:	/s/ PATRICIA A. EVANS
Patricia A. Evans
Senior Financial Services Officer

ANNEX

GLOBAL MACRO TRUST
REQUEST FOR REDEMPTION

GLOBAL MACRO TRUST
c/o	Millburn Ridgefield Corporation	Date
Managing Owner
411 West Putnam Avenue
Greenwich, Connecticut 06830

Dear Sirs:

The undersigned (trust account number GM-______) hereby requests redemption subject to all the terms and conditions of the Declaration of Trust and Trust Agreement (the “Declaration of Trust”) of GLOBAL MACRO TRUST (the “Trust”) of ______ Series ______ Units of Beneficial Interest (“Units”) in the Trust. (Insert number of whole Units to be redeemed and the Series of Units to be redeemed; subscribers may redeem any number of whole Units, they need not redeem all or any minimum number of their Units in order to redeem certain of their Units; however, if no number is indicated, all Units held of record by the undersigned will be redeemed; fractional Units may only be redeemed upon complete redemption of the undersigned’s interest in the Trust.) Units of a Series are redeemed at the Net Asset Value per Unit of such Series, as defined in the Declaration of Trust, less any applicable redemption charge (see below). Redemption shall be effective as of the end of the current calendar month; provided that this Request for Redemption is received at least ten (10) days prior to the end of such month. Payment of the redemption price of Units will generally be made within fifteen (15) business days of the date of redemption.

The undersigned hereby represents and warrants that the undersigned is the true, lawful and beneficial owner of the Units to which this Request for Redemption relates, with full power and authority to request redemption of such Units. Such Units are not subject to any pledge or otherwise encumbered in any fashion.

Redemption charges of 4% and 3% (3.5% and 2.5%, 3% and 2%, and 2.5% and 1.5% in the case of subscriptions for $100,000, $500,000 or $1,000,000 or more, respectively) of the Net Asset Value of Series 1 Units redeemed on or before the end of the 6th and after the end of the 6th but on or before the end of the 11th full calendar months, respectively, after the undersigned has purchased the Series 1 Units being redeemed will be deducted from the redemption price of all such Series 1 Units and paid to the Managing Owner. If the undersigned has purchased Units at more than one closing, such Series 1 Units will be treated on a first-in/first-out basis for purposes of determining whether redemption charges continue to be applicable to such Series 1 Units. Redemption charges do not apply to Series 3 Units, Series 4 Units or Series 5 Units.

Signatures must be identical to name(s) in which units are registered

Credit my customer securities account		Send to the address below

Name	Street	City, State and Zip Code

Entity Unitholder		Individual Unitholder(s)
(or assignee)		(or assignee(s))

(Name of Entity)

By:
(Authorized corporate officer, partner or trustee)		(Signature(s) of all Unitholder(s) or assignee(s))

Social Security or Taxpayer ID Number

RR-1

EXHIBIT B

GLOBAL MACRO TRUST
SUBSCRIPTION REQUIREMENTS

By executing the Subscription Agreement Signature Pages for Global Macro Trust (the “Trust”), each purchaser (“Purchaser”) of units of beneficial interest (“Units”) of a series ( a “Series”) in the Trust irrevocably subscribes for Units of the applicable Series at the purchase price described in the Trust’s Prospectus dated [], 2018 (the “Prospectus”). The minimum initial subscription is $5,000; $2,000 for trustees or custodians of employee benefit plans.Units are sold in fractions calculated to three decimal places.

The selling agents of the Trust (each, a “Selling Agent”) are currently offering the Trust’s Units in three Series — Series 3 Units, Series 4 Units and Series 5 Units. A Purchaser subscribing for Series 3 Units, Series 4 Units or Series 5 Units for which no upfront selling commission is payable must fill out the Subscription Agreement of the Trust (the “Subscription Agreement”) applicable to such Units (Exhibit C to Prospectus). A Purchaser subscribing for Series 5 Units for which there is an upfront selling commission must fill out the separate Subscription Agreement provided by the Purchaser’s Selling Agent.

Purchaser is herewith delivering to Purchaser’s Selling Agent executed Subscription Agreement Signature Pages ( the “Signature Pages”) and is either (i) delivering a check in the full amount of the Purchaser’s subscription or (ii) hereby authorizing such Selling Agent to debit Purchaser’s customer securities account maintained with such Selling Agent for the full amount of Purchaser’s subscription in accordance with the procedures described under “Plan of Distribution — Subscription Procedure” in the Prospectus. If Purchaser’s Subscription Agreement is accepted, Purchaser agrees to contribute Purchaser’s subscription to the Trust and to be bound by the terms of the Trust’s Fifth Amended and Restated Declaration of Trust and Trust Agreement (Exhibit A to the Prospectus). Purchaser agrees to reimburse the Trust and Millburn Ridgefield Corporation (the “Managing Owner”) for any expense or loss incurred by either as a result of the cancellation of Purchaser’s Units due to a failure of the Purchaser to deliver good funds in the amount of the subscription price of any or all of such Units.

If Purchaser is, or is acting on behalf of, an “employee benefit plan,” as defined in, and subject to the fiduciary responsibility provisions of, the Employee Retirement Income Security Act of 1974, as amended ( “ERISA”), a “plan,” as defined in and subject to Section 4975 of the Internal Revenue Code of 1986, as amended ( the “Code”) (such an “employee benefit plan” or a “plan” being hereinafter referred to as a “Plan”) or an entity ( “Plan Assets Entity”) deemed for any purpose of ERISA or Section 4975 of the Code to hold the assets of any Plan (in which case, the following must be true with respect to each Plan holding an interest in such Plan Assets Entity), the individual signing the Subscription Agreement on behalf of the Purchaser hereby represents and warrants as, or on behalf of, the fiduciary of the Plan responsible for purchasing Units ( the “Plan Fiduciary”) that: the Plan Fiduciary has considered an investment in the Trust for such Plan in light of the risks relating thereto; the Plan Fiduciary has determined that, in view of such considerations, the Plan’s investment in the Trust is consistent with the Plan Fiduciary’s responsibilities under ERISA; the Plan’s investment in the Trust does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement thereunder; the Plan’s investment in the Trust has been duly authorized and approved by all necessary parties; none of the Managing Owner, Wilmington Trust Company, any of their respective affiliates or any of their respective agents or employees: (a) has investment discretion with respect to the investment of the assets of the Plan used to purchase Units; (b) has authority or responsibility to or gives investment advice with respect to the assets of the Plan used to purchase Units for a fee; or (c) is an employer maintaining or contributing to the Plan, except in the case of a Plan where the Managing Owner is described in clause (a), (b) or (c), the fees payable to the Managing Owner are waived and the purchase and holding of Units would not result in a prohibited transaction under ERISA and Section 4975 of the Code, and the Plan Fiduciary (i) is authorized to make, and responsible for, the decision to invest in the Trust, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to minimize the risks of large losses, (ii) is independent of the Managing Owner, Wilmington Trust Company and each of their respective affiliates, except in the case of the Managing Owner where the fees payable to the Managing Owner are waived and the purchase and holding of Units would not result in a prohibited transaction under ERISA and Section 4975 of the Code, and (iii) is qualified to make such investment decision.The Purchaser understands that it must, at the request of the Managing Owner, furnish the Managing Owner with such information as the Managing Owner may reasonably require to establish that the purchase of Units by the Plan does not violate any provision of ERISA or the Code including, without limitation, those provisions relating to “prohibited transactions” by “parties in interest” or “disqualified persons,” as defined therein.

Prevention of Money Laundering

By submitting the executed Signature Pages, Purchaser represents and warrants to the Trust, the Managing Owner, Purchaser’s Selling Agent and their respective affiliates as follows: Purchaser’s subscription funds were not derived from activities that may contravene U.S. (federal or state) or international anti-money laundering laws and regulations. Purchaser is not (i) an individual, entity or organization named on a U.S. Office of Foreign Assets Control (“OFAC”) “watch list” and does not have any affiliation with any kind of such individual, (ii) a prohibited foreign shell bank 1, (iii) a person or entity resident in or whose subscription funds are transferred from or through a jurisdiction identified as non-cooperative by the U.S. Financial Action Task Force, or (iv) a senior foreign political figure, an immediate family member or close associate of a senior foreign political figure.Purchaser agrees to promptly notify the Managing Owner should the Purchaser become aware of any change in the information set forth in this paragraph.Purchaser acknowledges that, by law, the Managing Owner may be obligated to “freeze” Purchaser’s account, either by prohibiting additional subscriptions, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations, and the Managing Owner may also be required to report such action and to disclose Purchaser’s identity to OFAC.Purchaser represents and warrants that all of the information which Purchaser has provided to the Trust in connection with the Subscription Agreement is true and correct, and Purchaser agrees to provide any information the Managing Owner or its agents, including the Selling Agents, deem necessary to comply with their anti-money laundering and related responsibilities from time to time.If Purchaser has indicated in the Subscription Agreement that Purchaser is an intermediary subscribing in the Trust as a record owner in the Purchaser’s capacity as agent, representative or nominee on behalf of one or more underlying investors (“Underlying Investors”), Purchaser agrees that the representations, warranties and covenants are made by the Purchaser on behalf of Purchaser and the Underlying Investors.

For purposes of the preceding paragraph, the following definitions shall apply:

A “senior foreign political figure” means a senior official in the executive, legislative, administrative, military or judicial branches of a non-U.S. government (whether elected or not), a senior official of a major non-U.S. political party, or a senior executive of a non-U.S. government-owned corporation.In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

“Immediate family” of a senior foreign political figure includes the figure’s parents, siblings, spouse, children and in-laws.

A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

Investor Suitability

Purchaser understands that the purchase of Units may be made only by persons who, at a minimum have (i) a net worth of at least $250,000 (exclusive of home, furnishings and automobiles) or (ii) an annual gross income of at least $70,000 and a net worth of at least $70,000 (similarly calculated).

Residents of the following states must meet the specific requirements set forth below (net worth, is in all cases, to be calculated exclusive of home, furnishings and automobiles). No Purchaser should invest more than 10% of his or net worth (exclusive of home, furnishings and automobiles) in the Units. No entity, including ERISA plans, should invest more than 10% of its liquid net worth (readily marketable securities) in the Units.

1.	Iowa —Net worth of at least $300,000 or a net worth of at least $85,000 and an annual taxable income of $85,000.

2.	Kentucky — Net worth of at least $300,000 or a net worth of at least $85,000 and an annual taxable income of $85,000.Kentucky investors should limit their investment in any commodity pool program to not more than 10% of their liquid net worth (cash, cash equivalents and readily marketable securities).

[1]	A “prohibited foreign shell bank” is a foreign bank that does not have a physical presence in any country and is not a “regulated affiliate,” i.e., (i) an affiliate of a depository institution, credit union, or foreign bank that maintains a physical presence in the U.S. or a foreign country as applicable, and (ii) is subject to supervision by a banking authority in the country regulating the affiliated depository institution, credit union, or foreign bank.

3.	Minnesota — Minnesota investors are deemed not to (i) represent that they are legally competent to execute the Subscription Agreement and (ii) make the representation in respect of risk tolerance in Section 2 on page SA-1.

4.	New Hampshire — Net worth of at least $250,000 or a net worth of at least $125,000 and an annual taxable income of at least $70,000.

5.	Pennsylvania — Net worth of at least $250,000 or a net worth of at least $100,000 and an annual income of at least $70,000.

6.	South Carolina — Net worth of at least $250,000 or a net income in the preceding year some portion of which was subject to maximum federal and state income tax.

In the case of IRA and SEP plans, the foregoing suitability standards are applicable to the beneficiary of the plan for whose account the Units are being acquired.

The foregoing suitability standards are regulatory minimums only. Merely because Purchaser meets such requirements does not necessarily mean that a high risk, speculative and illiquid investment such as the Units is, in fact, suitable for the Purchaser.

EXHIBIT C

The execution copy of the Subscription Agreement accompanies this Prospectus as a separate document.

GLOBAL MACRO TRUST
UNITS OF BENEFICIAL INTEREST

By executing this Subscription Agreement,
subscribers are not waiving any rights under the
federal securities laws.

 SUBSCRIPTION AGREEMENT

GLOBAL MACRO TRUST
c/o Millburn Ridgefield Corporation
Managing Owner
411 West Putnam Avenue, Suite 305
Greenwich, Connecticut 06830

Dear Sirs:

1. Subscription for Units. I hereby subscribe for the dollar amount of units of beneficial interest (“Units”) in such series (“Series”) in Global Macro Trust (the “Trust”) set forth in the Subscription Agreement Signature Pages (the “Signature Pages”) attached hereto (minimum $5,000; $2,000 for trustees or custodians of employee benefit plans). Fractional Units will be issued to three decimal places. The terms of the offering and purchase price of the Units are described in the current Prospectus of the Trust (the “Prospectus”) dated [ ], 2018. I have either (i) authorized my selling agent to debit my customer securities account in the amount of my subscription or (ii) delivered a check to my selling agent made out to “Global Macro Trust.” If I have chosen to subscribe by account debit, I acknowledge that I must have my subscription payment in such account no later than such time as required by my selling agent. My registered representative (“Registered Representative”) shall inform me of such settlement date, on which date my account will be debited and the amounts so debited will be transmitted, in the form of a selling agent check or wire transfer made out to “Global Macro Trust” directly to the Trust’s account at First Republic Bank (for wire instructions, contact Eileen Grace at 203-625-8216). Millburn Ridgefield Corporation (the “Managing Owner”) may, in its sole and absolute discretion, accept or reject this subscription in whole or in part. Subscriptions are revocable for five business days after submission. All Units are offered subject to prior sale.

Subscriptions generally must be submitted no later than five business days prior to the end of a month in order to be invested in the Units as of the beginning of the immediately following month.

2. Representations, Warranties and Covenants of Subscriber. I have received the current Prospectus together with a recent monthly report of the Trust. I am of legal age and am legally competent to execute this Subscription Agreement. I understand that certain investor suitability standards must be met as a condition of my investment in the Units. I acknowledge that I satisfy the applicable requirements relating to net worth and annual income and, if applicable, indicated risk tolerance, as set forth in “Exhibit B — Subscription Requirements” to the Prospectus. If I am, or am acting on behalf of, an “employee benefit plan,” as defined in, and subject to the fiduciary responsibility provisions of, the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a “plan,” as defined in, and subject to, Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (each employee benefit plan and plan, a “Plan”) or an entity (“Plan Assets Entity”) deemed for any purpose of ERISA or Section 4975 of the Code to hold the assets of any Plan (in which case, the following representations and warranties are made with respect to each Plan holding an interest in such Plan Assets Entity), the individual signing the Signature Pages represents and warrants as, or on behalf of, the fiduciary of the Plan responsible for purchasing Units (the “Plan Fiduciary”) that: (a) the Plan Fiduciary has considered an investment in the Trust for such Plan in light of the risks relating thereto; (b) the Plan Fiduciary has determined that, in view of such considerations, this investment in the Trust is consistent with the Plan Fiduciary’s responsibilities under ERISA; (c) the Plan’s investment in the Trust neither violates nor is inconsistent with the terms of any legal document constituting the Plan or any trust agreement thereunder; (d) the Plan’s investment in the Trust has been duly authorized and approved by all necessary parties; (e) none of the Managing Owner, Wilmington Trust Company, any of their respective affiliates or any of their respective agents or employees (i) has investment discretion with respect to the investment of assets of the Plan used to purchase Units; (ii) has authority or responsibility to or gives investment advice with respect to the assets of the Plan used to purchase Units for a fee; or (iii) is an employer maintaining or contributing to the Plan, except in the case of a Plan where the Managing Owner is described in this clause (e), the fees payable to the Managing Owner are waived and the purchase and holding of Units would not result in a prohibited transaction under ERISA and Section 4975 of the Code; and (f) the Plan’s Fiduciary (i) is authorized and qualified to make, and is responsible for, the decision to invest in the Trust including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to minimize the risks of large losses and (ii) is independent of the Managing Owner, Wilmington Trust Company and each of their respective affiliates, except in the case of the Managing Owner where the fees payable to the Managing Owner are waived and the purchase and holding of Units would not result in a prohibited transaction under ERISA and Section 4975 of the Code. I will, at the request of the Managing Owner, furnish the Managing Owner with such information as the Managing Owner may reasonably require to establish that the purchase of Units by the Plan does not violate any provision of ERISA or the Code, including, without limitation, those provisions relating to “prohibited transactions” by “parties in interest” or “disqualified persons,” as defined therein. If not an individual, I have full power and authority to purchase the Units and the person signing the Signature Pages on my behalf is duly authorized to execute such Signature Pages. This subscription, if made as custodian for a minor, is a gift I have made to such minor, or if not a gift, such minor satisfies the requirements relating to net worth and annual income set forth in “Exhibit B — Subscription Requirements.” I am not required to be registered with the Commodity Futures Trading Commission (the “CFTC”) or to be a member of the National Futures Association (the “NFA”) or, if required to be so registered, I am duly registered with the CFTC and am a member in good standing of the NFA, and I agree to provide the Managing Owner with such information as the Managing Owner may request to verify the foregoing statement. If an entity, I have indicated my CFTC/NFA status in the Signature Pages and represent and warrant to the Managing Owner that the information set forth therein is true and accurate and may be relied upon by the Managing Owner. I understand that by submitting this Subscription Agreement, I am making the representations and warranties set forth in Exhibit B, “Subscription Requirements,” to the Prospectus with respect to the prevention of money laundering. I covenant that I will (i) provide any form, certification or other information reasonably requested by and acceptable to the Trust that is necessary for the Managing Owner or the Trust to (A) prevent withholding or qualify for a reduced rate of withholding or backup withholding in any jurisdiction from or through which the Trust receives payments; (B) satisfy reporting or other obligations under the Code and the U.S. Department of the Treasury regulations, any agreement with the U.S. Department of the Treasury or any other government division or department, or any applicable intergovernmental agreement or implementing legislation, or (C) to make payments (including of redemption proceeds) to me free of withholding or deduction, (ii) update or replace such form, certification or other information in accordance with its terms or subsequent amendments or as requested by the Trust, and (iii) otherwise comply with any reporting obligations imposed by the United States or any other jurisdiction, including reporting obligations that may be imposed by future legislation. I hereby consent to the disclosure by the Trust of the foregoing information to any governmental authority or to any person or entity from which the Trust receives payments. The information set forth on the Signature Pages is correct and complete as of the date of such Subscription Agreement, and, should there be any material change in such information prior to my admission to the Trust as a Unitholder, I will immediately furnish revised or corrected information to the Managing Owner.

3. Independent Expert Fiduciary Representation for Benefit Plan Investors. If I am, or am acting on behalf of, a Plan or Plan Assets Entity, the individual signing the Signature Pages on my behalf hereby represents and warrants that, unless Section 4 applies with respect to my subscription, the independent fiduciary of the Plan or Plan Assets Entity (the “Independent Fiduciary”) (a) is a fiduciary under ERISA or Section 4975 of the Code, or both, with respect to the Plan’s or Plan Assets Entity’s investment in the Trust, (b) is responsible for exercising independent judgment in evaluating the investment in the Trust, (c) is independent of the Managing Owner and each of its affiliates, (d) is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies, including the investment in the Trust, (e) understands that neither the Managing Owner nor any of its affiliates or employees is undertaking, or has undertaken, to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the decision for the Plan’s or Plan Assets Entity’s investment in the Trust or otherwise, (f) understands that the Managing Owner’s financial interests with respect to the Trust are described in the Prospectus and other constituent documents, (g) agrees that the Managing Owner does not receive a fee or other compensation from the Plan or Plan Assets Entity or Independent Fiduciary for the provision of investment advice in connection with the Plan’s or Plan Assets Entity’s investment in the Trust, and (h) is properly characterized as falling under one of the categories set forth below (as so indicated in Item 11 of the Signature Pages): (i) an independent fiduciary that holds, or has under management or control, total assets of at least $50 million, provided that, in this case, the Independent Fiduciary also represents that the Independent Fiduciary is not (A) an individual retirement account (“IRA”) for which the owner of the IRA or a relative of the IRA owner is the Independent Fiduciary, or (B) a self-directed plan for which the Independent Fiduciary is a plan participant or beneficiary directing the investment in the Trust; (ii) a bank as defined in Section 202 of the Investment Advisers Act of 1940, as amended (the “Advisers Act”), or similar institution that is regulated and supervised and subject to periodic examination by a state or federal agency; (iii) an insurance carrier which is qualified under the laws of more than one state to perform the services of managing, acquiring or disposing of assets of a Plan; (iv) an investment adviser that is registered under the Advisers Act or, if not registered under the Advisers Act by reason of paragraph (1) of Section 203A thereunder, that is registered as an investment adviser under the laws of the state in which it maintains its principal office and place of business; or (v) a broker-dealer that is registered under the Securities Exchange Act of 1934, as amended.

4. No Investment Advice to Certain IRAs and Other Plans or Plan Assets Entities. If I am, or am acting on behalf of, a Plan or Plan Assets Entity and the conditions of Section 3 are not satisfied, as may be the case for certain IRAs and other Plans or Plan Assets Entities, the individual signing the Signature Pages on my behalf represents and warrants that none of the Managing Owner nor any of its affiliates or their respective employees has provided, agreed to provide or will undertake to provide, investment advice, or to give advice in a fiduciary capacity to the Plan, Plan Assets Entity or their respective fiduciaries in connection with the purchase, holding or sale of Units in the Trust and, accordingly, none of the Managing Owner, its affiliates or their respective employees is a fiduciary for purposes of ERISA or Section 4975 of the Code.

5. Acceptance of Trust Agreement. I hereby agree to each and every term of the Trust’s Fifth Amended and Restated Declaration of Trust and Trust Agreement dated August 29, 2017, as amended or supplemented from time to time (the “Trust Agreement”), a copy of which has been provided to me together with the Trust’s Prospectus. By execution of this Subscription Agreement, I agree that I shall be deemed to have executed the Trust Agreement.

6. Governing Law. I hereby acknowledge and agree that this Subscription Agreement shall be governed by and be interpreted in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws; provided, that the foregoing choice of law shall not restrict the application of any state’s securities laws to the sale of Units to its residents or within such state.

7. Risks. (i) The Trust is speculative. I may lose all or substantially all of my investment in the Trust; (ii) the Trust is leveraged. Leverage magnifies the impact of both profit and loss; (iii) the performance of the Trust is expected to be volatile; (iv) I will sustain losses if the Trust is unable to generate sufficient trading profits and interest income to offset its fees and expenses; and (v) the Units are not liquid. No secondary market exists for the Units and I may redeem Units only as of a month-end. No investor should invest more than 10% of his or her net worth (exclusive of home, furnishings and automobiles) in the Trust.

See the section titled “The Risks You Face” in the Prospectus beginning at page 12.

Please complete the separate Signature Pages which accompany this prospectus carefully and ensure that your Registered Representative knows whether you are subscribing by check or account debit.

Not For Use After [  ], 2019

GLOBAL MACRO TRUST
Units of Beneficial Interest
Subscription Agreement
Specimen Signature Pages (not to be completed)
Please complete the separate Subscription Agreement Signature Pages which accompany this Prospectus.

The investor named below, by execution and delivery of these Signature Pages for purchase of Units in the Trust — and by either (i) enclosing a check payable to Global Macro Trust or (ii) authorizing the selling agent (“Selling Agent”) to debit investor’s securities account in the amount set forth below — hereby subscribes for the purchase of Units, at the price per Unit set forth in the Prospectus.

The named investor further acknowledges receipt of the Prospectus together with a recent monthly report of the Trust. The Prospectus includes the Trust’s Fifth Amended and Restated Declaration of Trust and Trust Agreement, the Subscription Requirements and the Subscription Agreement, the terms of which govern the investment in the Units being subscribed for hereby.

By my signature below, I represent that I satisfy the requirements relating to net worth and annual income and, if applicable, indicated risk tolerance as set forth in Exhibit B to the Prospectus and acknowledge that I am making the representations in Exhibit B regarding the prevention of money laundering.

1)	Total $ Amount ___________________________ (minimum of	2)	Series of Units:	☐ Series 3	☐ Series 4
	$5,000, except $2,000 minimum for IRAs and other qualified accounts)			☐ Series 5
☐	check here if this is an addition to an existing investment	3)	Account # _____________________ (must be completed)
		☐	if payment is to be made by debit from investor’s securities account, check box
4)	☐	Taxable Investors
	(check only one):	☐	Individual Ownership/Sole Proprietor			☐	Trust other than a Grantor or Revocable Trust
		☐	Joint Tenants with Right of Survivorship			☐	Estate	☐	UGMA/UTMA (Minor)
		☐	Tenants in Common	☐	Community Property	☐	Partnership

	☐ ☐	Grantor or Other Revocable Trust Other (specify)	☐	C Corporation	☐	Limited Liability Company (Enter the tax classification (C=C Corporation, S=S Corporation, P=Partnership) ________)
			☐	S Corporation
☐	Non-Taxable Investors (check only one)

☐	IRA	☐	Profit Sharing	☐	Defined Benefit
	☐	Pension	☐	SEP	☐	Other (specify)
☐	Exempt payee (check this box if the investor is exempt from backup withholding)

5)	Investor’s Name
Telephone No.
Social Security #	-	-	Taxpayer ID#	-

Business Name /disregarded entity name, if different from above

6)
Additional Information (for Estates, Partnerships, LLCs, Trusts and Corporations — name and title of authorized signatures, date of trust, etc.)
7)	Resident Address
	of Investor	Street (P.O. Box not acceptable)		City	State	Zip Code
8)	Mailing Address
	(if different)	Street		City	State	Zip Code
9)	Custodian Name
	and Mailing Address	Name	Street	City	State	Zip Code

10)

CFTC/NFA STATUS (for entities only)

a. Is the investor an investment fund or commingled investment vehicle? ☐ Yes ☐ No

(If yes, continue with question b below. If no, skip the remaining questions in this Item 10.)

b. Is the investor’s operator (e.g., its sponsor, general partner, managing member, etc.) an NFA member registered with the Commodity Futures Trading Commission (the “CFTC”) as a commodity pool operator (“CPO”)?

☐    Yes, and the CPO’s NFA Membership Number is _______________. (If yes, skip the remaining questions in this Item 10.)

☐    No (If no, continue with question c below.)

c. Please indicate the exemption from registration with the CFTC and membership in NFA on which the investor’s operator is relying:

☐    Investor is a benefit plan excluded from the definition of “pool” under CFTC Rule 4.5(a)(4)(i)-(v).

☐    CFTC Rule 4.5 (registered investment company satisfying the criteria of 4.5(c)(2)(iii), insurance company separate account, bank acting as a fiduciary, other employee, other employee benefit plan) — Notice of eligibility has been filed with the NFA and is current.

☐    CFTC Rule 4.13(a)(3) (commodity pool which trades a minimal amount of commodity interests) — Notice of exemption has been filed with the NFA and is current.

☐    Family office and CPO has filed a notice with the CFTC pursuant to CFTC No-Action Letter 12-37.

☐    Exempt because the CPO and the investor are located outside the United States, its territories and possessions and no beneficial owner of the investor is a U.S. person (within the meaning of CFTC Rule 4.7).

☐    Other reason for not being registered:_________________________________________________________________________________.

11)

INDEPENDENT FIDUCIARY Status (for benefit plan investors only; please skip if the investor is, or is acting on behalf of, an IRA or other benefit plan investor for which the conditions set forth in Section 4 of the Subscription Agreement are applicable)

If the investor is, or is acting on behalf of a Plan or Plan Assets Entity, please check the applicable box indicating the status of its Independent Fiduciary. (Please see Section 2 of the Subscription Agreement for the definitions of “Plan” and “Plan Assets Entity” as well as Section 3 for the definition of “Independent Fiduciary” and a description of the applicable categories set forth below.)

(h)(i) ☐   (h)(ii) ☐   (h)(iii) ☐   (h)(iv) ☐   h(v) ☐

12)

☐ The CFTC requires the Trust to provide you with annual audited financial statements and unaudited interim account statements, and to provide other investor notices as well. I hereby consent to have the required annual audited financial statements and unaudited interim account statements (as well as such other required investor notices) made available to me via e-mail (at the address provided below) or at the Managing Owner’s secure website (at such time as secure website access is available) rather than in hardcopy. I understand that my consent shall be effective until revoked and that I may revoke this consent and receive such statements in hardcopy at any time by written notice to the Managing Owner. This consent does not apply to IRS Form 1065, Schedule K-1. My e-mail address is __________________________________________________.

13)	If the investor is making an investment in the Trust as part of the investor’s participation in a registered investment adviser’s asset-based fee or fixed fee advisory program through which the investor’s investment adviser recommended a portfolio allocation to the Trust, the investor must provide the name and address of the investor’s investment adviser. The investor will accordingly be issued Series 3 Units.
Adviser Name
	and Mailing Address	Name	Street	City	State	Zip Code

United States investors should cross out the language under the heading “NON-UNITED STATES INVESTORS ONLY,” below. Non-United States investors should cross out the language under the heading “UNITED STATES INVESTORS ONLY,” below.

UNITED STATES INVESTORS ONLY

I certify that: (1) The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, (3) I am a U.S. citizen or other U.S. person (defined in the instructions), and (4) I have properly completed IRS Form W-9 (available at irs.gov).

You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

NON-UNITED STATES INVESTORS ONLY

I hereby certify that (a) I am a non-resident alien individual, foreign corporation, foreign trust or foreign estate that is not a United States person (as those terms are defined in the Code and Treasury regulations issued thereunder) for purposes of U.S. federal income taxation, and (b) I have properly completed the appropriate IRS Form W-8 (available at irs.gov).

SIGNATURE(S) — Do not sign without familiarizing yourself with the information in the Prospectus, including: (i) the fundamental risks and financial hazards of this investment, including the risk of losing your entire investment; (ii) the Trust’s substantial charges; (iii) the Trust’s highly leveraged trading activities; (iv) the lack of liquidity of the Units; (v) the existence of actual and potential conflicts of interest in the structure and operation of the Trust; (vi) that unitholders may not take part in the management of the Trust; and (vii) the tax consequences of an investment in the Trust.

The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

INVESTOR(S) MUST SIGN
14)

X	__________________________________________________	X	__________________________________________________________
Signature of Investor	Date	Signature of Joint Investor (if any)	Date

Executing and delivering this Subscription Agreement shall in no respect be deemed to constitute a waiver of any rights under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended.

REGISTERED REPRESENTATIVE MUST SIGN
15)

I hereby certify that I have informed the investor of all pertinent facts relating to the: risks; tax consequences; liquidity and marketability; management; and control of the Managing Owner with respect to an investment in the Units, as set forth in the Prospectus. I have also informed the investor of the unlikelihood of a public trading market developing for the Units. I do not have discretionary authority over the account of the investor.

I have reasonable grounds to believe, based on information obtained from the investor concerning his/her investment objectives, other investments, financial situation and needs and any other information known by me, that an investment in the Trust is suitable for such investor in light of his/her financial position, net worth and other suitability characteristics.

The Registered Representative MUST sign below in order to substantiate compliance with FINRA Rule 2310.

X	X
Registered Representative Signature	Date	Office Manager Signature	Date
(if required by Selling Agent procedures)

16)
Selling Agent	Branch Code
Registered Representative
Name (please print)
First	M.I.	Last	Reg. Rep. Number

Registered Representative
Address
(for confirmations)	Street (P.O. Box not acceptable)	City	State	Zip Code
Registered Representative
Phone and E-Mail
Phone Number	E-Mail Address

No dealer, salesman or any other person has been authorized to give any information or to make any representation not contained in this Prospectus, and, if given or made, such other information or representation must not be relied upon as having been authorized by Millburn Ridgefield Corporation or any other person. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy the securities offered hereby to any person or by anyone in any jurisdiction in which such offer or solicitation may not be lawfully made. The delivery of this Prospectus at any time does not imply that the information contained herein is correct as of any time subsequent to the date of its issue.

All selling agents must deliver to prospective investors any supplemented or amended Prospectus issued by Global Macro Trust during the ongoing offering period.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following is an estimate of the costs incurred in connection with preparing and filing this Registration Statement. Such costs to be borne by the Trust.

	Approximate Amount
Financial Industry Regulatory Authority Filing Fee	$500	*
Printing Expenses	$291,000
Fees of Certified Public Accountants	$60,000
Blue Sky Expenses (Excluding Legal Fees)	$150,000
Fees of Counsel	$300,000

Total	$801,500

*Actual, not estimated.

Item 14. Indemnification of Directors and Officers.

Section 17 of the Trust’s Fifth Amended and Restated Declaration of Trust and Trust Agreement (a form of which is attached as Exhibit A to the Prospectus which forms a part of this Registration Statement), as may be amended from time to time, provides for the indemnification of the Managing Owner, certain of its affiliates and certain of its directors, officers and controlling persons by the registrant (the “Registrant”) in certain circumstances. Such indemnification is limited to claims sustained by such persons in connection with the Registrant; provided that such claims were not the result of negligence or misconduct on the part of a Managing Owner or its affiliates, directors, officers and controlling persons. The Registrant is prohibited from incurring the cost of any insurance covering any indemnification prohibited by the Fifth Amended and Restated Declaration of Trust and Trust Agreement. Advances of Registrant funds to cover legal expenses and other costs incurred as a result of any legal action initiated against the Managing Owner by a Unitholder are prohibited.

Item 15. Recent Sales of Unregistered Securities.

There have been no sales of unregistered securities of the Registrant within the past three years.

Item 16. Exhibits and Financial Statement Schedules.

The following documents (unless indicated) are filed herewith and made a part of this Registration Statement.

(a)       Exhibits.

Exhibit Number	Description of Document
3.01	Certificate of Trust of Registrant (included as Schedule A to Exhibit A to the Prospectus).

3.03	Fifth Amended and Restated Declaration of Trust and Trust Agreement of Registrant (included as Exhibit A to the Prospectus).

5.01	Opinion of Richards, Layton & Finger, P.A. relating to the legality of the Units.*

8.01	Opinion of Sidley Austin LLP with respect to Federal Income Tax Aspects.*

10.01	Form of Subscription Agreement (included as Exhibit C to the Prospectus).

23.01(a)	Consent of Sidley Austin LLP.

23.01(b)	Consent of Richards, Layton & Finger, P.A.

23.02	Consent of Cohen & Company

23.03	Consent of Deloitte & Touche LLP.

101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

* Previously filed.

The following exhibits are incorporated by reference herein from the exhibits of the same description and number filed on February 9, 2016 with Registrant’s Registration Statement on Form S-1 (Reg. No. 333-209445).

1.01	Form of Selling Agreement

10.02	Form of Services Agreement

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(a)                  (1)      To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement;

(i)       To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)       To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended (“Securities Exchange Act of 1934”) (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)          That, for the purpose of determining any liability under the Securities Act of 1933, as amended (“Securities Act”) each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)         That, for the purpose of determining any liability under the Securities Act, each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)         That, for the purpose of determining liability under the Securities Act to any purchaser:

(ii)       If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)          That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)       Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)       Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)       The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)       Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)       The undersigned registrant hereby undertakes that:

(1)          For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)          For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)       Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant had been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Managing Owner of the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwich in the State of Connecticut on the 26th day of April, 2018.

GLOBAL MACRO TRUST
By:	Millburn Ridgefield Corporation
Managing Owner

By	/s/ HARVEY BEKER
Harvey Beker
Co-Chairman (Director)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of Millburn Ridgefield Corporation, Managing Owner of the Registrant, in the capacities and on the date indicated.

/s/ GEORGE E. CRAPPLE	Co-Chairman (Director)	April 26, 2018
George E. Crapple

/s/ BARRY GOODMAN	Co-Chief Executive Officer	April 26, 2018
Barry Goodman	(Principal Executive Officer)

/s/ GRANT N. SMITH	Co-Chief Executive Officer	April 26, 2018
Grant N. Smith	(Principal Executive Officer)

/s/ GREGG R. BUCKBINDER	President	April 26, 2018
Gregg R. Buckbinder	(Principal Financial Officer)

/s/ MICHAEL W. CARTER	Vice President	April 26, 2018
Michael W. Carter	(Principal Accounting Officer)

(Being the principal executive officers, principal financial officer, principal accounting officer and a majority of the directors of Millburn Ridgefield Corporation.)

EXHIBIT INDEX

Exhibit Number	Description of Document
3.01	Certificate of Trust of Registrant (included as Schedule A to Exhibit A to the Prospectus).

3.03	Fifth Amended and Restated Declaration of Trust and Trust Agreement of Registrant (included as Exhibit A to the Prospectus).

5.01	Opinion of Richards, Layton & Finger, P.A. relating to the legality of the Units.*

8.01	Opinion of Sidley Austin LLP with respect to Federal Income Tax Aspects.*

10.01	Form of Subscription Agreement (included as Exhibit C to the Prospectus).

23.01(a)	Consent of Sidley Austin LLP.

23.01(b)	Consent of Richards, Layton & Finger, P.A.

23.02	Consent of Cohen & Company

23.03	Consent of Deloitte & Touche LLP.

101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

* Previously filed.

The following exhibits are incorporated by reference herein from the exhibits of the same description and number filed on February 9, 2016 with Registrant’s Registration Statement on Form S-1 (Reg. No. 333-209445).

1.01	Form of Selling Agreement

10.02	Form of Services Agreement